As filed with the Securities and Exchange Commission on December 30, 2025

Registration No. 333-291852

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Edison Oncology Holding Corp.

(Exact name of registrant as specified in its charter)

Nevada	2836	83-1614120
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3475 Edison Way, Suite R

Menlo Park, CA 94025

(650) 690-1927

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Incorporated

318 North Carson Street, Suite 208

Carson City, NV 89701

1-888-972-7273

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raul Silvestre, Esq. Dennis Gluck, Esq. Silvestre Law Group, P.C. 2629 Townsgate Road #215 Westlake Village, CA 91361 (818) 597-7552	Steven M. Cohen, Esq. Rahul K. Patel, Esq. Morgan, Lewis & Bockius LLP 101 Park Avenue New York, NY 10178 (212) 309-6000	Joseph M. Lucosky, Esq. Lawrence Metelitsa, Esq. Soyoung Lee, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold by either us or the selling stockholder until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and neither we nor the selling stockholder are soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED DECEMBER 30, 2025

Edison Oncology Holding Corp.

2,827,777 Shares of Common Stock

We are offering 2,777,777 shares of our common stock (“Common Stock”) and the selling stockholder is offering 50,000 shares of Common Stock. We will not receive the proceeds from the sale of shares by the selling stockholder. The selling stockholder is identified in the section of this prospectus entitled “Principal and Selling Stockholders” beginning on page 109. This is our initial public offering, and no public market currently exists for shares of our Common Stock. We expect the initial public offering price to be between $8.00 and $10.00 per share. We intend to apply to list our Common Stock on the NYSE American under the symbol “EOHC”. The offering of our Common Stock is contingent upon the approval of the application for the listing of our Common Stock on the NYSE American. If NYSE American does not approve the application for the listing of our Common Stock, we will not proceed with this offering. No assurance can be given that our application will be approved.

On September 30, 2025, the Company received stockholder approval to effect a reverse stock split of its Common Stock at a ratio of not less than 1-for-1.2 and not greater than 1-for-5, with the ratio and timing of the reverse stock split to be determined by the Board (the “Reverse Stock Split”). We intend to effect the Reverse Stock Split prior to the consummation of this offering. If and when the Board determines to effect the Reverse Stock Split by the filing of amended and restated articles of incorporation reflecting the Reverse Stock Split, neither the Company’s authorized shares of common stock, nor par value will be affected. Unless otherwise noted, the share and per share information in this prospectus has been adjusted to reflect a proposed reverse stock split of our outstanding Common Stock at a ratio of 1-for-2, including all outstanding securities entitling their holders to acquire shares of Common Stock. Any fractional shares of common stock resulting from the implied Reverse Stock Split have been rounded up to the nearest whole post-Reverse Stock Split share.

We are an “emerging growth company” and a “smaller reporting company” as defined under federal securities laws, and, as such, will be subject to reduced public company reporting requirements for this prospectus and future filings. See the section entitled “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

IN REVIEWING THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED IN THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS. INVESTORS SHOULD ONLY CONSIDER AN INVESTMENT IN THESE SECURITIES IF THEY CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share	Total
Public offering price	$	$
Underwriting discounts (1)	$	$
Proceeds to us before offering expenses (2)	$	$

(1)	In addition to the underwriting discounts and commissions, we have agreed to reimburse the underwriter for certain expenses. We have also agreed to issue warrants to the underwriter exercisable in the aggregate for up to such number of shares equal to 6% of the aggregate number of shares of Common Stock sold in this offering, excluding the overallotment option, at an exercise price equal to 100% of the offering price per share. See “Underwriting” on page 116 of this prospectus for a description of these arrangements.
(2)	We estimate the total expenses related to this offering will be approximately $ . Upon closing, we have also agreed to reimburse $ of the underwriter’s expenses, including for road show, diligence, and legal expenses. The amount of offering proceeds to us presented in this table does not give effect to the sale of the shares by the selling stockholder as we will receive no proceeds from any such sales.

We and the selling stockholder have granted the underwriter a 45-day option to purchase up to additional shares of Common Stock at the initial public offering price less applicable underwriting discounts solely to cover over-allotments, if any. The amount of offering proceeds to us presented in the table above does not give effect to any exercise of this over-allotment option (if any). See “Underwriting” on page 116 of this prospectus for a description of these arrangements.

The underwriter expects to deliver our shares to purchasers in this offering on or about              , 2025, subject to satisfaction of customary closing conditions.

KONIK CAPITAL PARTNERS, LLC

The date of this prospectus is          , 2025

Neither we, nor the selling stockholder, nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We and the underwriters take no responsibility for and can provide no assurance as to the reliability of, any other information that others may provide you. We and the selling stockholder are offering to sell shares of Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Common Stock.

Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this prospectus outside of the United States.

Market and Industry Data

We obtained the industry, statistical and market data in this prospectus from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. All of the market data used in this prospectus involve a number of assumptions and limitations, and the sources of such data cannot guarantee the accuracy or completeness of such information. While we believe that each of these studies and publications is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.

Trademarks and Service Marks

This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, such other companies.

Basis of Presentation

Any reference to “Common Stock” or “shares” or “common shares” in this prospectus relates to the Company’s common stock, $0.0001 par value. Any reference to Common Stock, has been adjusted for an assumed 1-for-2 reverse stock split.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include statements about the following:

●	the results of preclinical studies and clinical trials for our product candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, and our research and development programs;

●	the timing, scope or likelihood of regulatory filings and approvals, including timing of investigational new drug or IND applications and new drug approvals or NDA filings requesting marketing approval for, and final FDA approval of our current and any other future product candidates;

●	the timing, scope or likelihood of foreign regulatory filings and approvals;

●	our ability to develop and advance our product candidates and programs into, and successfully complete, clinical studies;

●	the success of our collaborators and third-party contract researchers and their ability or failure to meet their obligations to us;

●	our ability to develop combination therapies, whether on our own or in collaboration with third parties;

●	our manufacturing, commercialization and marketing capabilities and strategy;

●	the pricing and reimbursement of any product candidates we may develop, if approved;

●	the rate and degree of market acceptance and clinical utility of any product candidate we may develop;

●	the potential benefits of and our ability to establish or maintain future collaborations or strategic relationships or obtain additional funding;

●	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;

●	our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates we may develop, the validity of intellectual property rights held by third parties, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

●	our competitive position, and developments and projections relating to our competitors and our industry;

●	our expectations related to the use of our existing cash, cash equivalents and marketable securities and the proceeds from this offering;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and

●	the impact of laws and regulations.

The foregoing list of risks is not exhaustive. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. The forward-looking statements made in this prospectus relate only to events or information as of the date of this prospectus, or such other date as specifically stated. You should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether resulting from new information, future events, changed circumstances or otherwise. You should review the factors and risks and other information we describe in our filings with the United States Securities and Exchange Commission, or SEC, from time to time after the date of this prospectus.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.

You should read this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary is not complete and does not contain all of the information you should consider before investing in the securities offered by this prospectus. Before making an investment decision, you should read the entire prospectus, and any prospectus supplement and the registration statement of which this prospectus is a part, carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to the financial statements included elsewhere. Unless the context of this prospectus indicates otherwise, the terms “Edison,” “the Company,” “we,” “us” or “our” refer to Edison Oncology Holding Corp.

Overview

We are a clinical-stage biopharmaceutical company focused on developing innovative small-molecule therapies for cancer by unlocking the potential of existing drugs and compounds. We seek to make meaningful improvements through strategic reformulation and / or repurposing using a modernized understanding of their mechanisms of action to address significant unmet medical needs.

Our development strategy prioritizes product candidates that may qualify for accelerated marketing approval under the U.S. Food and Drug Administration’s (FDA) expedited approval pathway for serious conditions (21 CFR Part 314, Subpart H). This approach enables us to pursue initial marketing approval for pharmaceutical agents based on surrogate or intermediate clinical endpoints and, potentially, earlier than we would otherwise be able to. Although our strategy is to seek out accelerated approval for any applicable product candidate, none of our current clinical trials should be considered registration studies for accelerated approval. If any of our product candidates receive accelerated approval, we will need to conduct post-approval studies to confirm the product’s clinical benefit. Notwithstanding, the accelerated approval pathway does not increase the probability of our product candidates achieving regulatory or clinical success. Accelerated approval is not granted to a product candidate until the FDA approves a New Drug Application or NDA, authorizing the product to be commercially marketed in the United States. Even though we are currently pursuing an accelerated approval pathway, there is no guaranty that we will ultimately be able to obtain such approval. Moreover, even if approved in the United States, we may be required to conduct separate clinical trials to obtain regulatory approval in foreign jurisdictions, which may not have equivalent pathways.

Where applicable, we intend to leverage existing preclinical and clinical safety and tolerability data to support regulatory submissions under a 505(b)(2) NDA. This regulatory pathway allows us to reference prior published literature for which we have not obtained a right of reference or FDA’s prior findings of safety and effectiveness in prior trials by unaffiliated third parties.

This approach may potentially reduce development risks, costs, and time to market. Notwithstanding, the regulatory pathway provided by a 505(b)(2) NDA may not ultimately be appropriate for our product candidates or increase the likelihood that our product candidates will be approved and may not provide a faster pathway to regulatory approval.

To maximize market exclusivity, we may seek orphan drug designation and pursue new patent filings. The U.S. Orphan Drug Act grants seven years of market exclusivity for designated drugs following FDA approval, independent of patent status. Notwithstanding, seeking orphan drug designation may not shorten the development time or regulatory review time of a product candidate, nor does it provide any guarantee of approval in the regulatory review or approval process. To date, none of our product candidates have received orphan drug designation. Similar legislation exists in other regions, such as the European Union, where orphan drugs receive ten years of market exclusivity.

Since inception we have had a history of operating losses and although we have developed a pipeline of unique product candidates designed, we have never received marketing approval for any of our product candidates, nor have we commercialized a therapeutic product. There can be no assurance that we will ever receive marketing approval for any of our product candidates, and even if we do, we may never be able to successfully commercialize such approved product.

Product Candidates

Product Candidate	Target Cancers	Stage of Development
EO3001 (mitochondrial targeting agent)	Ovarian Clear Cell Carcinoma (OCCC) and solid tumors harboring ARID1A deficient phenotype	We have completed cGMP manufacturing of API to support initiation of a new Phase 1-2a clinical trial in Australia in the first half of 2026. We intend to use the results of this trial, as well as safety and pharmacokinetic data from prior clinical trials conducted by third parties involving more than 1,000 patients, to support an IND application with the FDA in the United States to advance EO3001 into pivotal trials.

EO4426 (POL-α/RNR Inhibitor)	Solid tumors & hematologic malignancies	Anticipated new Phase 1-2a clinical trial to explore the safety and anti-cancer activity of EO4426 in oral dosage form in solid tumors and hematologic malignancies anticipated in 2026. We intend to use the results of this trial, as well as safety and pharmacokinetic data from prior clinical trials conducted by third parties involving more than 300 patients, to support an IND application with the FDA in the United States to advance EO4426 into pivotal trials.

Orotecan (oral irinotecan HCl)	Pediatric sarcomas & adult solid tumors	Ongoing Phase 1-2a multi-center clinical trial in the United States (NCT04337177) seeks to examine the safety and tolerability of this oral formulation and assess pharmacokinetics equivalent to an already established oral regimen.

EO1001 (oral brain-penetrant panErbB inhibitor)	Advanced/metastatic ErbB-positive solid tumors, including brain metastases and primary brain tumors	Phase 1-2a multi-center clinical trial of EO1001 as a potential treatment for recurrent solid tumors in collaboration with Senz Oncology Pty Ltd. currently ongoing in Australia (ACTRN12620000583943).

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EO3001

EO3001 was previously being developed as a treatment for solid tumors as a single agent or in combination with chemotherapy. The drug’s developer ceased development efforts when EO3001 missed its primary endpoints in a Phase 3 clinical trial. Based on a new understanding of EO3001’s mechanism of action, we believe EO3001 may be an effective treatment for cancers having ARID1A deficiencies.

We are developing EO3001 (elesclomol) as a proprietary targeted small-molecule drug candidate. We have demonstrated in preclinical studies that EO3001 has potent and selective activity against ARID1A mutant cancer cells. These finding are also supported by third party research and published and peer-reviewed articles. Prior third party clinical trials established a baseline understanding of EO3001’s tolerability and pharmacokinetic profile. A new understanding of the drug’s biological mechanism, along with our preclinical studies, has led us to re-focus the development of EO3001 as a potential new treatment for patients whose cancers harbor ARID1A mutations. Mutations in ARID1A are associated with treatment resistance and poor outcomes in several cancers including gynecologic malignancies, breast cancer, gastric cancer, colorectal cancer and pancreatic cancer. We have completed API manufacturing and initiated preparation of regulatory documentation to initiate new human clinical trials with EO3001 in the first half of 2026. These trials will be conducted in Australia with the primary objective to establish a recommended dose to potentially advance EO3001 to registration-directed trials in the United States and other international jurisdictions.

On October 27, 2025, we presented a poster entitled “EO3001: A novel agent for ARID1A-mutant cancers” at the 2025 AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics, highlighting preclinical data supporting the development of EO3001 in ARID1A-mutant solid tumors.

EO4426

EO4426 was previously being developed as a treatment for esophageal, lung, colorectal, ovarian, kidney and gastric cancer as a single agent or in combination with chemotherapy. EO4426 was previously tested in multiple indications in Phase 2 clinical trials. We believe the developer ceased development efforts as a result of a change in strategic focus. Based on published third-party preclinical data, we believe that EO4426 has the potential to overcome cytidine deaminase (“CDA”) deactivation-related resistance and could meet an unmet medical need in treatment resistant cancers. As a result, we are developing EO4426 as a treatment for solid tumors and hematologic malignancies.

We have entered into an exclusive evaluation and option agreement with Valent Technologies, LLC (“Valent”) to evaluate EO4426 (tezacitabine). EO4426 is an orally bioavailable, central nervous system (CNS)-penetrant, small molecule inhibitor of Pol α and ribonucleotide reductase (RNR) that was previously studied as both an intravenous and oral formulation in multiple Phase 1 and Phase 2 third party clinical trials both as a single agent and in combination with chemotherapy. We plan to re-initiate clinical studies with EO4426 in a Phase 1-2a trial to further explore the safety and anti-cancer activity of the EO4426 oral dosage form in solid tumors and hematologic malignancies, including in patients with recurrent tumors following treatment with FDA-approved RNR inhibitors. We plan to undertake GMP drug manufacturing in the first half of 2026 to support the initiation of new clinical trials in Australia in 2026. The primary objective of these clinical trials will be to establish a recommended dose to potentially advance to registration-directed trials in the United States and other international jurisdictions.

On October 27, 2025, we presented a poster entitled “Development of EO4426: A Brain-Penetrant Dual DNA Polymerase α and Ribonucleotide Reductase Inhibitor” at the 2025 AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics, highlighting preclinical data supporting EO4426’s potential to overcome cytidine-deaminase-mediated resistance. The EO4426 program was further featured at the 2025 Society for Neuro-Oncology Annual Meeting between November 19 and November 23, 2025, where a distinct poster described data on EO4426’s central nervous system penetration and its development as a potential therapy for CNS malignancies.

Orotecan

Orotecan (oral irinotecan HCl, VAL-413) is a proprietary-oral formulation of irinotecan hydrochloride. Orotecan (oral irinotecan HCl, VAL-413) is a proprietary oral formulation of irinotecan hydrochloride. Intravenous (IV) irinotecan HCl is approved by the FDA for the treatment of metastatic colorectal cancer, either in combination with 5-fluorouracil and leucovorin or as monotherapy in patients whose disease has progressed following fluorouracil-based therapy. In clinical practice, IV irinotecan is also used off-label, either alone or in combination regimens, to treat a range of other malignancies, including gastric cancer, pancreatic cancer, small cell lung cancer, cervical cancer, ovarian cancer, esophageal cancer, neuroendocrine tumors, adrenal tumors, soft tissue sarcomas, and bone cancers.

Although not formally approved in oral form, IV irinotecan is sometimes administered orally in pediatric oncology for the treatment of recurrent or relapsed cancers such as Ewing sarcoma, rhabdomyosarcoma, medulloblastoma, and neuroblastoma. However, the poor palatability of the IV formulation when taken orally has limited its broader clinical adoption. There are currently no FDA-approved oral formulations of irinotecan, the active ingredient in our Orotecan product candidate. All marketed formulations are available only as injectable dosage forms, including intravenous irinotecan (Camptosar® and generic equivalents) and liposomal irinotecan (ONIVYDE®).

We believe that the development of a well-tolerated oral formulation of irinotecan may improve adherence, patient experience, and overall treatment uptake, particularly in adolescent populations. To that end, we have entered into an Evaluation and Option Agreement with Valent for exclusive rights to VAL-413 (Orotecan).

We are currently conducting a Phase 1–2 clinical trial evaluating Orotecan as a treatment for recurrent pediatric cancers, in collaboration with Valent. Preliminary pharmacokinetic data from the ongoing Phase 1–2a trial suggest that Orotecan achieves systemic exposure (AUC) and concentration-time profiles for irinotecan and its active metabolites—SN-38 and SN-38 glucuronide—that are comparable to those observed with oral administration of the unformulated IV irinotecan product, across all dose levels studied. These findings support the pharmacokinetic equivalence of Orotecan’s oral formulation to the current clinical practice of administering unformulated IV irinotecan orally.

If successfully developed and approved, Orotecan would represent the first oral irinotecan hydrochloride product approved in the United States.

EO1001

EO1001 is a proprietary patented, oral, brain-penetrating, irreversible pan-ErbB inhibitor targeting EGFR (ErbB1), HER2 (ErbB2) and HER4 (ErbB4) kinases. EO1001 was previously undergoing preclinical development as a potential treatment for glioblastoma. We acquired the rights to EO1001 in 2018. We are currently conducting a Phase 1-2a clinical trial with EO1001 as a potential treatment for recurrent solid tumors in collaboration with Senz Oncology Pty Ltd. We have established a maximum tolerated dose and data to date support clinical activity against solid tumors harboring ErbB mutations. Except with respect to regions of China, Hong Kong, and Taiwan, we have exclusive rights to develop and commercialize EO1001 globally. The commercial rights to EO1001 and our EO1000 series for China, Hong Kong, and Taiwan are owned by an affiliated party of Jiangsu Kanion Pharmaceutical Co. LTD.

We presented a poster entitled “Initial Findings from a First-in-Human Study of EO1001 in Patients with Recurrent Primary CNS Tumors” at the Society for NeuroOncology 2025 Annual Meeting between November 19 and November 23, 2025, providing early clinical safety, pharmacokinetic, and exploratory efficacy data from the EO1001 Phase 1 dose-escalation portion of the ongoing Phase 1-2a study.

Employees and Human Capital

As of the date of this prospectus, we do not have any employees, but we retain the services of twelve (12) contractors, five (5) of which serve in executive positions pursuant to consulting agreements. For a further description of these agreements, please refer to the section of this prospectus entitled “Executive Compensation” beginning on page 101. We plan on engaging some or all of these consultants as employees if and when we are adequately funded. Additionally, our ability to execute our business plan will depend in significant part on the continued service of these consultants and our future ability to recruit and retain qualified personnel.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For so long as we remain an emerging growth company, we may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	an exemption from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, in the assessment of our internal control over financial reporting;

●	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements;

●	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on financial statements.

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We may take advantage of these provisions until the last day of the fiscal year ending after the fifth anniversary of the completion of this offering or such earlier time that we no longer qualify as an emerging growth company. We will cease to qualify as an emerging growth company on the date that is the earliest of: (1) the last day of our fiscal year in which we have more than $1.235 billion in total annual gross revenues, (2) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement under the Securities Act of 1933, (3) the date on which we have, during the previous three year period, issued more than $1 billion in non-convertible debt; or (4) the date on which we are deemed to be a “large accelerated filer”1 under the Exchange Act. We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies, which may make comparison of our financials to those of other public companies more difficult.

We are also a “smaller reporting company” as defined under the Exchange Act. We may continue to be a smaller reporting company for so long as either (i) the market value of our Common Stock held by non-affiliates is less than $250 million as of the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700 million as of the last business day of our most recently completed second quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, similar to emerging growth companies, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by an independent registered public accounting firm.

1 Under the Exchange Act, we will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of our Common Stock held by non-affiliates of $700 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Securities Exchange Act of 1934, as amended, or the Exchange Act, for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.

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Risk Factor Summary

The Company faces many risks and uncertainties, as more fully described in this prospectus. Some of these risks and uncertainties are summarized below. The summary below does not contain all of the information that may be important to you, and you should read this summary together with the more detailed discussion of these risks and uncertainties contained in the Section entitled “Risk Factors.”

Risks Related to this Offering, Ownership of our Common Stock, and our Status as a Public Company.

●	We have broad discretion on how we use the proceeds of this offering and may not use these proceeds effectively, which could affect our results of operations and cause our Common Stock to decline.
●	If our stock price fluctuates after the offering, you could lose a significant part of your investment.
●	Future sales of Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock.
●	An active public trading market for our Common Stock may not develop or be sustained.
●	Our stock price may be extremely volatile, and your investment in our Common Stock could result in a decline in value.
●	Sales of a substantial number of shares of our Common Stock in the public market could occur at any time. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.
●	Our executive officers, directors and their affiliates, if they choose to act together, have the ability to significantly influence all matters submitted to stockholders for approval.
●	Concentration of ownership of our Common Stock among our existing executive officers, directors and principal stockholders may prevent new investors from influencing significant corporate decisions.
●	We are an “emerging growth company” and a “smaller reporting company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies and smaller reporting companies, our Common Stock may be less attractive to investors.
●	Our initial public offering price is substantially higher than the pro forma as adjusted net tangible book value per share of our Common Stock. If you purchase shares of Common Stock in this offering, you will suffer immediate and substantial dilution.
●	Our management has broad discretion in the use of the net proceeds from this offering, and our use of the net proceeds may not enhance our operating results or the price of our Common Stock.
●	We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fail to maintain effective internal control over financial reporting, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business.
●	We do not intend to pay dividends in the foreseeable future. As a result, your ability to achieve a return on your investment will depend solely on the appreciation in the price of our Common Stock.
●	We will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

Risks Related to our Financial Position and Need for Additional Capital

●	We have incurred significant losses since inception and we expect to incur losses for the foreseeable future and may never achieve or maintain profitability.
●	We will need substantial additional funding to execute our business plan. If we are unable to raise capital when needed, we will be forced to delay, reduce, eliminate or prioritize among our research and product development programs or future commercialization efforts.
●	We will need to raise additional capital to expand our business, which may cause dilution to our stockholders, including purchasers of Common Stock in this offering, restrict our operations or require us to relinquish rights to our technologies or product candidates.
●	Our limited operating history makes it difficult to evaluate the success of our business and to assess our future prospects.
●	We have never generated revenue from product sales and may never become profitable.
●	There is substantial doubt about our ability to continue as a going concern.
●	Our cash and the proceeds of this offering will only fund our operations for a limited time, and we will need to raise additional capital to fund our pre-clinical and clinical trials and to support our development and commercialization efforts for our product candidates.

Risks Related to Discovery, Development and Commercialization

●	If we are unable to advance our current or future product candidates through clinical trials, obtain marketing approval and commercialize or license any product candidate we develop, or experience significant delays in doing so, our business will be materially harmed.
●	We are currently and may in the future conduct clinical trials for product candidates outside the United States, and the FDA and comparable foreign regulatory authorities may not accept data from such trials.
●	The results of early-stage clinical trials and preclinical studies may not be predictive of future results. Initial success in our ongoing clinical trials may not be indicative of results obtained when these trials are completed or in later stage trials.
●	If we encounter difficulties enrolling patients in clinical trials, our clinical development activities could be delayed or otherwise negatively affected, which could adversely affect our business, financial condition, results of operations and prospects.
●	Even if we complete the necessary preclinical studies and clinical trials, the marketing approval process is expensive, time-consuming and uncertain and may prevent us or our potential future collaboration partners from obtaining approvals for the commercialization of any product candidate we develop.
●	We face significant competition and if our competitors develop and market products that are more effective, safer or less expensive than the product candidates we develop, our commercial opportunities will be negatively impacted.

Risks Related to Reliance on Third Parties

●	We will depend on third party collaborators for the development and commercialization of our current and future product candidates. Our current and future collaborators may control aspects of our clinical trials which could result in delays to the commercialization of the product candidates we develop. If our collaborations are not successful, or any of these collaborations are terminated, we may not be able to develop or commercialize these product candidates.
●	If conflicts arise between us and our collaborators or strategic partners, these parties may act in a manner adverse to us and could limit our ability to implement our strategies.
●

We contract with third parties to manufacture our product candidates, which may increase the risk that we will not have sufficient quantities for our development programs, such quantities may not meet the applicable regulatory quality standards, or we may not be able to obtain such quantities at an acceptable cost, which could adversely affect our development efforts.

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Risks Related to Intellectual Property

●	Our intellectual property is critical to our success and in part depends on our ability to maintain, protect, and expand our portfolio of intellectual property rights.
●	The intellectual property landscape in the field of oncology therapeutics is crowded, and third parties may initiate legal proceedings alleging that we are infringing, misappropriating, or otherwise violating their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of our business.

Risks Related to Employee Matters, Managing our Growth and Other Risks Related to our Business.

●	We are highly dependent on our key personnel, who are currently retained as consultants. If we are not successful in attracting, motivating and retaining highly qualified personnel, we may not be able to successfully implement our business strategy.
●	We face risks related to health epidemics, pandemics and other widespread outbreaks of contagious disease, which could significantly disrupt our operations, impact our financial results or otherwise adversely impact our business.
●	Our future ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.

Risks Related to Data Privacy, Data Protection, AI, Business and Operational Resilience, and Information Security

●	If our information technology systems, or those used by our third party collaborators, clinical trial sites or other contractors or consultants with whom we work, or our data systems, are or were compromised (or suspected to have been compromised), we could experience adverse consequences, including but not limited to regulatory investigations, enforcement action, or other or action, litigation, fines and penalties, disruptions of our business operations, reputational harm and other adverse consequences.
●	Our business is dependent on the integrity of information technology systems and failure of such systems could disrupt our business, result in regulatory investigations or actions; litigation; fines and penalties; reputational harm; loss of revenue or profits; and other adverse consequences.

Corporate Information

We are a Nevada corporation, originally incorporated in July 2018. Our principal corporate office in the United States is at 3475 Edison Way, Suite R Menlo Park, California, 94025 telephone: 650-690-1927. Our internet address is www.edisononcology.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus. We have included our website in this prospectus solely as an inactive textual reference.

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The Offering

Common Stock offered

By us	2,777,777

By the selling stockholder	50,000

Total	2,827,777

Underwriters’ option to purchase additional shares	We have granted the underwriters an option for a period of 45 days to purchase up to the following additional shares, solely to cover over-allotments, if any:

By us	416,667

By the selling stockholder	7,500

Total	424,167

Common Stock to be outstanding immediately after this offering	8,282,037 shares (or 8,698,704 shares if the underwriters exercise in full their option to purchase additional shares), which also includes shares of Common Stock to be issued upon the mandatory conversion of convertible notes outstanding (with interest accrued through October 31, 2025 for purposes of this calculation).

Underwriter’s Warrants	We have agreed to issue to the Representative (as defined herein) or its designees warrants to purchase up to a total of 6% of the shares of Common Stock sold in this offering (including the shares sold through the selling stockholder and through the exercise of the over-allotment option) (the “Underwriter Warrants”). Such warrants and underlying shares of Common Stock are not being registered in this prospectus. The warrants are exercisable at $9.00 per share (100% of the public offering price per ordinary share) commencing on a date which is six (6) months from the commencement of sales of the offering under this prospectus and expiring on a date which is no more than five (5) years from the commencement of sales of the offering in compliance with FINRA Rule 5110. The Underwriter Warrants will be subject to a lock-up restriction pursuant to FINRA Rule 5110(e) for a period of 180 days following the offering.

Use of proceeds	We estimate that the net proceeds from the offering of 2,777,777 shares of Common Stock offered by us will be approximately $22.40 million, (or approximately $25.90 million if the underwriters exercise in full their option to purchase up to additional shares of Common Stock), assuming an initial public offering price of $9.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, (i) to fund research and development activities related to the clinical development of our product candidates, (ii) to fund other research and development activities, (iii) to pay outstanding trade payables and accrued expenses incurred in the ordinary course of business, (iv) to pay anticipated investor relations costs for 12 months post-offering and (v) for working capital and other general corporate purposes. See the section entitled “Use of Proceeds” beginning for additional information.

We will not receive any proceeds from the sales of shares of Common Stock sold by the selling stockholder.

Risk factors	You should read the section entitled “Risk Factors” for a discussion of factors you should consider carefully, together with all the other information included in this prospectus, before deciding to invest in our Common Stock.

Proposed NYSE American symbol	“EOHC”

The Pro Forma number of shares of our Common Stock to be outstanding after this offering is based on 4,077,014 shares of our Common Stock outstanding as of September 30, 2025, after giving effect to the following issuances: (i) the sale of 2,777,777 shares from us in this offering (excluding over-allotments), (ii) the issuance of 3,334 shares of Common Stock issued subsequent to September 30, 2025, and (iii) approximately 1,423,912 shares of Common Stock that will be automatically issued at the closing of this offering upon the conversion of outstanding convertible notes and accrued interest as of October 31, 2025, which assumes a price per share in this Offering of $9.00, consisting of: (i) $565,000 in principal of Series B Convertible Notes (“Series B Notes”) plus accrued interest, which will automatically convert into approximately 651,901 shares of Common Stock (assuming conversion price of approximately $1.416, calculated based off of $8,000,000 divided by fully diluted capitalization of Company as described in the Series B Notes) (ii) $2,295,000 in principal of Series C Convertible Notes (“Series C Notes”) plus accrued interest, which will automatically convert into approximately 378,279 shares of Common Stock (assuming conversion price of $7.68 as described in the Series C Notes), and (iii) $2,606,600 in principal of Series D Convertible Notes (“Series D Notes”) plus accrued interest, which will automatically convert into approximately 393,732 shares of Common Stock (assuming conversion price of $7.20, or 80% of the assumed $9.00 initial public offering price of the Common Stock as described in the Series D Notes), but excludes:

●	605,975 shares of our Common Stock issuable upon the exercise of options outstanding under our Amended and Restated 2021 Omnibus Equity Incentive Plan, at a weighted-average exercise price of $3.04 per share;

●	1,230,957 shares of our Common Stock available for future issuance under the 2025 Omnibus Equity Incentive Plan, which was approved by the shareholders on September 30, 2025;

●	254,493 shares of Common Stock underlying outstanding warrants, at a weighted average exercise price of $3.70 per share (with such average exercise price including 32,227 warrants issued with the Series B Notes, which exercise price is assumed to be $7.65 per share (85% of the price paid per share of Common Stock in this initial public offering)).

●	the issuance of shares of Common Stock upon exercise of the Underwriter Warrants being issued in this offering; and

●	the issuance of shares upon exercise by the underwriters of their option to purchase up to 416,667 shares of Common Stock from us to cover over-allotments, if any.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this prospectus before deciding whether to invest in our securities. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. The occurrence of any of the events or developments described below could harm our business, financial condition, results of operations and growth prospects. In such an event you may lose all or part of your investment.

Risk Related to this Offering, Ownership of our Common Stock, and our Status as a Public Company.

We have broad discretion on how we use the proceeds of this offering and may not use these proceeds effectively, which could affect our results of operations and cause our Common Stock to decline.

We will have considerable discretion on the use of the net proceeds from this offering. We intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, (i) to fund research and development activities related to the clinical development of our product candidates, (ii) to fund other research and development activities, (iii) for working capital and (iv) for other general corporate purposes. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders.

If our stock price fluctuates after the offering, you could lose a significant part of your investment.

The market price of our Common Stock could be subject to wide fluctuations as a result of, among other things, the risk factors described in this prospectus, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our Common Stock. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

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Future sales of Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock.

Sales of our Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock. A substantial number of shares of Common Stock are being offered by this prospectus. We cannot predict the number of these shares that might be sold nor the effect that future sales of our Common Stock, including shares issuable upon the exercise of outstanding warrants or options, could have on the market price of our Common Stock.

We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our Common Stock, which could depress the price of our Common Stock.

Our Articles of Incorporation authorizes us to issue one or more series of preferred stock. Our board of directors will have the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our shareholders. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our Common Stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discouraging bids for our Common Stock at a premium to the market price, and materially adversely affect the market price and the voting and other rights of the holders of our Common Stock.

An active public trading market for our Common Stock may not develop or be sustained.

Prior to this offering, there has been no public market or active private market for trading shares of our Common Stock. We will list our Common Stock on the NYSE American in connection with this offering; however, an active trading market may not develop following the completion of this offering or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the price of shares of Common Stock. An inactive market may impair our ability to raise capital by selling shares and our ability to use our capital stock to acquire other companies or technologies. We cannot predict the prices at which our Common Stock will trade. The initial public offering price of our Common Stock may not bear any relationship to the market price at which our Common Stock will trade after this offering.

Our stock price may be extremely volatile, and your investment in our Common Stock could result in a decline in value.

You should consider an investment in our Common Stock to be high risk and invest only if you can withstand a significant loss and wide fluctuations in the market value of your investment. Investors who purchase our Common Stock may not be able to sell their shares at or above the purchase price. The market prices for securities of pharmaceutical companies have been highly volatile. In addition, the volatility of pharmaceutical company stocks often does not correlate to the operating performance of the companies represented by such stocks. Some of the factors that may cause the market price of our Common Stock to fluctuate include, but are not limited to:

●	adverse results or delays in our pre-clinical research activities and clinical trials;

●	the timing or delay of achievement of our clinical, regulatory, partnering and other milestones, such as the commencement of clinical development, the completion of a clinical trial, the receipt of regulatory approval or the establishment or termination of a commercial partnership for one or more of our product candidates;

●	the success of our collaborators and third-party contract researchers and their ability or failure to meet their obligations to us;

●	announcement of an FDA approval or non-approval of our product candidates or delays in the FDA review process;

●	actions taken by regulatory agencies with respect to our product candidates, our clinical trials or our sales and marketing activities;

●	the commercial success of any product approved by the FDA or its foreign counterparts;

●	regulatory developments in the United States and foreign countries;

●	changes in the structure of healthcare payment systems;

●	any intellectual property infringement lawsuit involving us;

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●	announcements of technological innovations or new products by us or our competitors;

●	market conditions for the biotechnology or pharmaceutical industries in general;

●	changes in financial estimates or recommendations by securities analysts;

●	sales of large amounts of our Common Stock;

●	sales of our Common Stock by our executive officers, directors and significant stockholders;

●	direct sales of our Common Stock related to financing arrangements;

●	restatements of our financial results and/or material weaknesses in our internal controls;

●	the loss of any of our key scientific or management personnel; and

●	announcements regarding the ongoing exploration of the strategic options available to us.

The stock markets in general, and the markets for biotechnology stocks in particular, have experienced extreme volatility and price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies. These broad market and industry factors may seriously harm the market price of our Common Stock, regardless of our operating performance. In the past, class action litigation has been instituted against companies whose securities have experienced periods of volatility in market price. Any such litigation brought against us could result in substantial costs, which would hurt our financial condition and results of operations, divert management’s attention and resources, and possibly delay our clinical trials or commercialization efforts.

Sales of a substantial number of shares of our Common Stock in the public market could occur at any time. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares, particularly our directors, officers and principal stockholders, could reduce the market price of our Common Stock. After this offering, assuming full subscription with no over-allotment exercised, and further assuming the automatic conversion of all of our outstanding convertible promissory notes (with interest accrued through October 31, 2025), we will have 8,282,037 shares of Common Stock outstanding based on 4,080,348 shares outstanding as of October 31, 2025. This includes the shares that we are selling in this offering, which may be resold in the public market immediately. Following the consummation of this offering and assuming the full subscription but not any over-allotment, approximately 23.53% of our outstanding shares will be subject to a 180-day lock-up period provided under lock-up agreements executed in connection with this offering described in “Underwriting” and restricted from immediate resale under the federal securities laws as described in “Shares Eligible for Future Sale.” All of these shares will, however, be able to be resold after the expiration of the lock-up period, as well as pursuant to customary exceptions thereto or upon the waiver of the lock-up agreement by on behalf of the underwriters. We also intend to register shares of Common Stock that we may issue under our equity compensation plans. Once we register these shares, they can be freely sold in the public market upon issuance, subject to the lock-up agreements. As restrictions on resale end, the market price of our stock could decline if the holders of currently-restricted shares sell them or are perceived by the market as intending to sell them.

We intend to register the offer and sale of an aggregate of approximately shares of Common Stock that have been issued or reserved for future issuance under our equity compensation plans on a Form S-8 registration statement. Once we register the offer and sale of these shares, they can be freely sold in the public market upon issuance, subject to the market standoff or lock-up agreements or unless they are held by “affiliates,” as that term is defined in Rule 144 of the Securities Act. If the holders of these shares choose to sell a large number of shares, they could adversely affect the market price for our Common Stock.

We may also issue shares of our Common Stock or securities convertible into shares of our Common Stock from time to time in connection with a financing, acquisition, investment or otherwise. Any such issuance could result in substantial dilution to our existing stockholders and cause the trading price of our Common Stock to decline.

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Our executive officers, directors and their affiliates, if they choose to act together, have the ability to significantly influence all matters submitted to stockholders for approval.

Upon the closing of this offering, based on the number of Common Stock outstanding as of October 31, 2025, our executive officers, directors and stockholders who owned more than 5% of our outstanding Common Stock before this offering and their respective affiliates will, in the aggregate, hold Common Stock representing approximately 33.77% of our outstanding Common Stock. As a result, if these stockholders choose to act together, they would be able to control or significantly influence all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these persons, if they choose to act together, would control or significantly influence the election of directors, the composition of our management and approval of any merger, consolidation, sale of all or substantially all of our assets or other business combination that other stockholders may desire. Any of these actions could adversely affect the market price of our Common Stock. This concentration of ownership control may:

●	delay, defer, or prevent a change in control;

●	entrench our management and board of directors; or

●	delay or prevent a merger, consolidation, takeover, or other business combination involving us that other stockholders may desire.

Concentration of ownership of our Common Stock among our existing executive officers, directors and principal stockholders may prevent new investors from influencing significant corporate decisions.

Our executive officers, directors and current beneficial owners of 5% or more of our Common Stock and their respective affiliates beneficially own over 68.47% of our outstanding Common Stock prior to this offering (excluding the conversion of Series B Notes, Series C Notes and Series D Notes as more fully described in our “Description of Securities” Section of this Registration Statement) and will continue to own a substantial portion of our Common Stock following this offering. As a result, depending on the number of securities sold in this offering, and the price per share, such persons, acting together, may be able to significantly influence all matters requiring stockholder approval, including the election and removal of directors, any merger, consolidation, sale of all or substantially all of our assets, or other significant corporate transactions.

Some of these persons or entities may have interests different than yours. For example, because many of these stockholders purchased their shares at prices substantially below the current market price of our Common Stock and have held their shares for a longer period, they may be more interested in selling our company to an acquirer than other investors, or they may want us to pursue strategies that deviate from the interests of other stockholders.

We are an “emerging growth company” and a “smaller reporting company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies and smaller reporting companies, our Common Stock may be less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act and we intend to take advantage of some of the exemptions from reporting requirements that are applicable to other public companies that are not emerging growth companies, including:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	an exemption from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements;

●	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on financial statements.

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We cannot predict if investors will find our Common Stock less attractive because we will rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of: (1) the last day of our fiscal year in which we have more than $1.235 billion in total annual gross revenues, (2) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement under the Securities Act of 1933, (3) the date on which we have, during the previous three year period, issued more than $1 billion in non-convertible debt; or (4) the date on which we are deemed to be a “large accelerated filer”.

In addition, we have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies, which may make comparison of our financials to those of other public companies more difficult. As a result of these elections, the information that we provide in this prospectus may be different than the information investors may receive from other public companies in which they hold equity interests. In addition, it is possible that some investors will find our Common Stock less attractive as a result of these elections, which may result in a less active trading market for our Common Stock and higher volatility in our share price.

Even after we no longer qualify as an emerging growth company, we may, under certain circumstances, still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

Our initial public offering price is substantially higher than the pro forma as adjusted net tangible book value per share of our Common Stock. If you purchase shares of Common Stock in this offering, you will suffer immediate and substantial dilution.

Our initial public offering price is substantially higher than the pro forma as adjusted net tangible book value per share of our Common Stock based on the expected total value of our total assets, less our goodwill and other intangible assets, less our total liabilities immediately following this offering. Based on the assumed offering price of $9.00 per share of Common Stock (which is the midpoint of the price range set forth on the cover page of this prospectus), if you purchase shares of our Common Stock in this offering, you will experience immediate and substantial dilution of $6.75 per share in the price you pay for our Common Stock as compared to the pro forma as adjusted net tangible book value of $2.25 per share, after giving effect to the issuance of shares of our Common Stock in this offering at the initial public offering price of $9.00 per share, as well as the issuance of shares of our Common Stock contemporaneously with the closing of this offering upon the mandatory conversion of our Series B Notes, Series C Notes, and Series D Notes at an average weighted discount to the initial public offering price of 48.1%. Furthermore, if the underwriters exercise their option to purchase additional shares, if outstanding options are exercised, if we issue awards to our employees under our equity incentive plans, or if we otherwise issue additional shares of our Common Stock, you could experience further dilution. As of October 31, 2025, there were (i) outstanding options to purchase an aggregate of 605,975 shares of our Common Stock, at a weighted-average exercise price of $3.04 per share and (ii) outstanding warrants to purchase an aggregate of 254,493 shares of our Common Stock, at a weighted-average exercise price of $3.70 per share (with such average exercise price including 32,227 warrants issued with the Series B Notes, which exercise price is assumed to be $7.65 per share (85% of the price paid per share of Common Stock in the initial public offering pursuant to this prospectus, which is assumed to be $9.00 herein)). To the extent that these outstanding options and / or warrants are exercised, you will incur further dilution.

For a further description of the dilution that you will experience immediately after this offering, see the section entitled “Dilution.”

The Nevada Revised Statute contains provisions that could discourage, delay, or prevent a change in our control, prevent attempts to replace or remove current management and reduce the market price of our stock.

We are subject to the anti-takeover provisions of the Nevada Revised Statutes (“NRS”). Depending on the number of residents in the state of Nevada who own our shares, we could be subject to the provisions of Sections 78.378 et seq. of the Nevada Revised Statutes which, unless otherwise provided in our articles of incorporation or by-laws, restricts the ability of an acquiring person to obtain a controlling interest of 20% or more of our voting shares. Our articles of incorporation and by-laws do not contain any provision which would currently keep the change of control restrictions of Section 78.378 from applying to us.

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We are subject to the provisions of Sections 78.411 et seq. of the Nevada Revised Statutes. In general, this statute prohibits a publicly held Nevada corporation from engaging in a “combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the combination or the transaction by which the person became an interested stockholder is approved by the corporation’s Board before the person becomes an interested stockholder. After the expiration of the three-year period, the corporation may engage in a combination with an interested stockholder under certain circumstances, including if the combination is approved by the Board and/or stockholders in a prescribed manner, or if specified requirements are met regarding consideration. The term “combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 10% or more of the corporation’s voting stock. A Nevada corporation may “opt out” from the application of NRS Section 78.411 et seq. through a provision in its articles of incorporation or by-laws. We have not “opted out” from the application of this section.

Our Organizational Documents limit the liability of our officers and directors.

Our Articles of Incorporation contain a provision that no director or officer will be personally liable to us or our stockholders for damages regarding breaches of fiduciary duty. Additionally, our bylaws, provide that we will indemnify our officers and directors for any liability, including reasonable costs of defense, arising out of any act or omission of any officer or director on our behalf to the fullest extent allowed by the laws of the State of Nevada, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to us. The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup since we would be prevented from recovering damages for certain alleged errors or omissions for liabilities incurred in connection with our officers’ and directors’ good faith acts. Additionally, these provisions and resultant costs may also discourage our bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers, even though such actions, if successful, might otherwise benefit us and our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Stockholders who have questions respecting the fiduciary obligations of our officers and directors should consult with independent legal counsel.

Litigation may adversely affect our business, financial condition, and results of operations.

From time to time in the normal course of its business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our s operating results if changes to our business operations are required. The cost to defend such litigation may be significant and may require a diversion of resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. Insurance may be unavailable at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of the insurance coverage for any claims could have a material adverse effect on our business, results of operations, and financial condition.

Our bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our bylaws, provide that we shall indemnify our officers and directors for any liability including reasonable costs of defense arising out of any act or omission of any officer or director on our behalf to the full extent allowed by the laws of the State of Nevada, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Thus, we may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts. Such an indemnification payment might deplete our assets. Stockholders who have questions respecting the fiduciary obligations of our officers and directors should consult with independent legal counsel. It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Securities Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

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Our management has broad discretion in the use of the net proceeds from this offering, and our use of the net proceeds may not enhance our operating results or the price of our Common Stock.

We intend to use the net proceeds we receive from this offering to fund ongoing development, including pre-clinical and clinical trials of our product candidate and for general corporate purposes, including working capital, deferred compensation, research and development activities, general and administrative matters and capital expenditures. We may use a portion of the net proceeds to acquire complementary businesses or products. While we do not have agreements or commitments for any specific acquisitions at this time, we may evaluate potential acquisition candidates to enhance our product offerings. Accordingly, our management will have considerable discretion over the specific use of the net proceeds that we receive in this offering and might not be able to obtain a significant return, if any, on investment of these net proceeds. You will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds. Until the net proceeds are used, they may be placed in investments that do not produce significant income, may be held in demand deposit accounts, or in investments intended to be highly liquid that may nevertheless lose value. If we do not use the net proceeds that we receive in this offering effectively, our business and prospects could be harmed, and the market price of our Common Stock could decline.

We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fail to maintain effective internal control over financial reporting, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that it is reasonably possible that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. Effective internal control over financial reporting is necessary for us to provide reliable financial reports in a timely manner commensurate with the financial reporting requirements of an SEC registrant. Prior to the completion of this offering, we have been a private company and therefore have not designed or maintained internal controls over financial reporting commensurate with the financial reporting requirements of an SEC registrant. Accordingly, we have identified the following material weaknesses:

●	We did not design and maintain an effective control environment commensurate with the financial reporting requirements of a public company. Specifically, we lacked a sufficient complement of resources with (i) an appropriate level of accounting knowledge, experience and training to appropriately analyze, record and disclose accounting matters timely and accurately as a public company, and (ii) an appropriate level of knowledge and experience to establish effective processes and controls. Additionally, the lack of a sufficient number of professionals resulted in an inability to consistently design and maintain formal accounting policies, procedures and controls or establish appropriate authorities and responsibilities in pursuit of our financial reporting objectives, as demonstrated by, among other things, insufficient segregation of duties in our finance and accounting functions.

●	We did not design and maintain effective controls in response to the risks of material misstatement. Specifically, changes to existing controls or the implementation of new controls were not sufficient to timely respond to changes to the risks of material misstatement to financial reporting due to changes in the complexity in the business.

These material weaknesses contributed to the following additional material weaknesses:

●	We did not design and maintain effective controls over the preparation of the financial being audited.

●	We did not design and maintain effective controls over a significant account process.

●	We had inadequate account reconciliation process and documentation.

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●	We had inadequate documentation of the components of internal control.

●	We had absent or inadequate segregation of duties within a significant account or process.

●	We had inadequate design of IT general and application controls to prevent the information system from providing complete and accurate information consistent with financial reporting objectives and current needs.

●	We had an absence of an internal process to report deficiencies in internal control to management on a timely basis.

The material weaknesses described above could result in a misstatement of one or more account balances or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

Prior to the completion of this offering, we have been a private company with limited accounting personnel to adequately execute our accounting processes. We are in the process of implementing measures designed to improve our internal control over financial reporting and remediate these material weaknesses. Such measures include, but are not limited to: hiring additional finance and accounting personnel, upgrading our financial systems and implementing information technology general controls, establishing controls to identify, assess, and respond to the risks of material misstatement, and establishing controls to identify and account for certain non-routine, unusual or complex transactions in a timely fashion.

While we are currently in the process of remediating the material weaknesses, we cannot assure you that these efforts will remediate our material weaknesses in a timely manner, or at all. If we are unable to successfully remediate our material weaknesses, or identify any future material weaknesses, the accuracy and timing of our financial reporting may be adversely affected, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports, the market price of our stock may decline as a result, and we could be subject to sanctions or investigations by the SEC, or other regulatory authorities. Failure to remediate any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

We do not intend to pay dividends in the foreseeable future. As a result, your ability to achieve a return on your investment will depend solely on the appreciation in the price of our Common Stock.

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our Common Stock in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors. Consequently, your only opportunity to achieve a return on your investment in our company will be if the market price of our Common Stock appreciates and you sell your shares at a profit. There is no guarantee that the price of our Common Stock that will prevail in the market after this offering will ever exceed the price that you pay. For additional information about our dividend policy, see the section entitled “Dividend policy” elsewhere in this prospectus.

Certain members of our management team have limited experience managing a public company.

Some of the members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and operating results.

We will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we will incur legal, accounting and other expenses that we did not incur as a private company. We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and will be required to comply with the applicable requirements of the Sarbanes-Oxley Act of 2002, or SOX, and the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank. The listing requirements of the NYSE America Market, and the rules of the Securities and Exchange Commission, or SEC, require that we satisfy certain corporate governance requirements. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements. Moreover, the reporting requirements, rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. Any changes we make to comply with these obligations may not be sufficient to allow us to satisfy our obligations as a public company on a timely basis, or at all. These reporting requirements, rules and regulations, coupled with the increase in potential litigation exposure associated with being a public company, could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or board committees or to serve as executive officers, or to obtain certain types of insurance, including directors’ and officers’ insurance, on acceptable terms.

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After this offering, we will be subject to Section 404 of the Sarbanes-Oxley Act, or Section 404, and the related rules of the SEC, which generally require our management and an independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting. In order to maintain effective internal controls, we will need additional financial personnel, systems and resources. Beginning with the second annual report on Form 10-K that we will be required to file with the SEC, Section 404 requires an annual management assessment of the effectiveness of our internal control over financial reporting. The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing, and possible remediation. To comply with the requirements of being a reporting company under the Exchange Act, we will need to upgrade our systems including information technology; implement additional financial and management controls, reporting systems, and procedures; and hire additional accounting and finance staff.

To date, we have never conducted a review of our internal controls for the purpose of providing the reports required by these rules. During the course of our review and testing, we may identify additional deficiencies and be unable to remediate them before we must provide the required reports. Furthermore, if we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. We or an independent registered public accounting firm may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting, which could harm our operating results, cause investors to lose confidence in our reported financial information and cause the trading price of our stock to fall. In addition, as a public company we will be required to file accurate and timely quarterly and annual reports with the SEC under the Exchange Act. Any failure to report our financial results on an accurate and timely basis could result in sanctions, lawsuits, delisting of our shares from the NYSE (once we have become listed) or other adverse consequences that would materially harm our business and reputation.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon completion of this offering, we will become subject to certain reporting requirements of the Exchange Act. Our disclosure controls and procedures are designed to reasonably assure that information required to be disclosed by us in reports we file or submit under the Exchange Act is accumulated and communicated to management, recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements or insufficient disclosures due to error or fraud may occur and not be detected.

Risks Related to our Financial Position and Need for Additional Capital

We have incurred significant losses since inception and we expect to incur losses for the foreseeable future and may never achieve or maintain profitability.

Since inception, we have incurred significant operating losses. For the years ended December 31, 2023 and 2024, we had net losses of $4.1 million and $1.2 million, respectively, and a net loss of $5.2 million for the nine-month period ended September 30, 2025. We have financed our operations primarily through private placements of our securities and through the licensing or sale of certain of our assets. Substantially all of our losses have resulted from expenses incurred in connection with our research and development and from general and administrative costs associated with our operations. We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future. The net losses we incur may fluctuate significantly from quarter to quarter and year to year. We anticipate that our expenses will increase substantially as we:

●	continue our research programs related to our product candidates, technology and intellectual property;

●	seek to identify and license or acquire additional research programs and product candidates;

●	initiate preclinical studies, clinical trials and continue the development of our product candidates;

●	maintain, expand, enforce, defend and protect our intellectual property portfolio and provide reimbursement of third-party expenses related to our patent portfolio;

●	seek marketing approvals for any product candidates that successfully complete clinical trials;

●	develop, maintain and enhance a sustainable, scalable, reproducible and transferable manufacturing process for the product candidates we may develop;

●	hire additional employees, including clinical and commercial personnel;

●	hire clinical and commercial personnel;

●	add operational, financial and management information systems and personnel, including personnel to support our product development;

●	establish and maintain third-party collaborations;

●	should we decide to do so, build and maintain a commercial-scale current Good Manufacturing Practices, or cGMP, manufacturing facility; and

●	operate as a public company.

To generate revenue we must develop and, either directly or through collaborators, commercialize a therapy or therapies with market potential. This will require us to be successful in a range of challenging activities, including identifying product candidates, completing preclinical studies and clinical trials of product candidates, obtaining marketing approval for these product candidates, manufacturing, marketing and selling those therapies for which we may obtain marketing approval and satisfying any post-marketing requirements. We may never succeed in these activities and, even if we do, may never generate revenues that are significant or large enough to achieve profitability.

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We have transitioned from research and development to early preclinical and clinical development for our most advanced potential product candidate. Because of the numerous risks and uncertainties associated with developing our product candidates, we are unable to predict the extent of any future losses or when we will become profitable, if at all. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would decrease the value of our company and could impair our ability to raise capital, maintain our research and development efforts, expand our business or continue our operations. A decline in the value of our company could also cause you to lose all or part of your investment.

We will need substantial additional funding to execute our business plan. If we are unable to raise capital when needed, we will be forced to delay, reduce, eliminate or prioritize among our research and product development programs or future commercialization efforts.

We expect our expenses to continue to increase in connection with our ongoing activities, particularly as we identify, continue the research and development of, initiate preclinical studies and clinical trials of, and seek marketing approval for product candidates. Because we have limited financial and managerial resources, we have prioritized our research programs and lead optimization efforts in specific indications among many potential options. Specifically, our initial development programs target orphan cancer indications including Ewing sarcoma and ovarian clear cell carcinoma, amongst others. As a result of this prioritization, we may forego or delay pursuit of opportunities with other product candidates or for other indications that later prove to have greater clinical or commercial potential and we may need to reprioritize our focus in the future. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Our spending on current and future research and development programs and product candidates for specific indications may not yield any commercially viable therapies.

In addition, if we obtain marketing approval for any of our product candidates, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution to the extent that such sales, marketing, manufacturing and distribution are not the responsibility of a collaborator. Furthermore, upon the closing of this offering, we expect to incur additional costs associated with operating as a public company. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay, reduce or eliminate our research and product development programs or future commercialization efforts.

As of September 30, 2025, our working capital was a deficit of $7.9 million. Assuming the offering is fully subscribed for approximately $25,000,000 (excluding shares sold by the selling stockholder, for which we will not receive any proceeds), without over-allotment, we estimate that the net proceeds of this offering will be approximately $22,415,000, assuming an initial public offering price of $9.00 per share, the midpoint of the price range set forth on the cover of this prospectus, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We expect that the net proceeds from this offering, together with our existing cash and cash equivalents and short-term investments will enable us to fund our operating expenses and capital expenditure requirements for at least the next months. However, our operating plan may change as a result of factors currently unknown to us, and we may need to seek funding sooner than planned. Our future capital requirements will depend on many factors, including those discussed in the risk factor entitled “We have incurred significant losses since inception. We expect to incur losses for the foreseeable future and may never achieve or maintain profitability.”

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize any product candidates we may develop. We cannot be certain that additional funding will be available on acceptable terms or at all. We have no committed source of additional capital and, if we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, scale back or discontinue the development or commercialization of any product candidates or other research and development initiatives. Our license and collaboration agreements and any future collaboration agreements may also be terminated if we are unable to meet the payment or other obligations under the agreements. We could be required to seek collaborators for potential product candidates earlier than we would otherwise plan or on terms that are less favorable than might otherwise be available. We could also be required to relinquish or license our rights to product candidates on unfavorable terms in certain markets where we otherwise would seek to pursue development or commercialization ourselves.

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We will need to raise additional capital to expand our business, which may cause dilution to our stockholders, including purchasers of Common Stock in this offering, restrict our operations or require us to relinquish rights to our technologies or product candidates.

We will require additional capital as we continue to execute our business strategy. Our present and future capital requirements will depend on many factors, including:

●	the outcome, timing and cost of our pre-clinical and clinical trials to obtain regulatory approval for our proposed current and future products in the United States or other foreign jurisdictions;

●	the degree and rate of market adoption of our products, if approved;

●	the emergence of new, competing technologies and products;

●	the costs of research and development (“R&D”) activities we undertake to develop new products and indications;

●	the costs of commercialization activities, including sales, marketing and manufacturing;

●	the costs of building an internal sales force meeting our requirements for the marketing and sale of our product candidates, if approved;

●	our ability to collaborate with third parties on the development and commercialization of our product candidates and products;

●	the level of working capital required to support our growth; and

●	our need for additional personnel, information technology or other operating infrastructure to support our growth and operations as a public company.

We do not currently have any arrangements or credit facilities in place as a source of funds, and there can be no assurance that we will be able to raise sufficient additional capital on acceptable terms, or at all. If we are not able to secure additional funding, or if funding is not available on satisfactory terms, or is not available at all, we may be required to delay, scale back or eliminate the development of business opportunities and our operations and financial condition may be materially adversely affected. If we choose to pursue additional indications and/or geographies for any of our products or product candidates or otherwise expand more rapidly than we presently anticipate, we may also need to raise additional capital sooner than expected.

Until such time, if ever, as we can generate substantial revenues, we expect to finance our cash needs through a combination of equity offerings, debt financings, collaborations, strategic alliances and licensing arrangements. We do not have any committed external source of funds. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, declaring dividends and possibly other restrictions. In addition, if we raise funds through additional license and collaboration agreements, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights related to our intellectual property, technologies, future revenue streams, research programs, product candidates, or we may have to grant licenses on terms that may not be favorable to us.

Our limited operating history makes it difficult to evaluate the success of our business and to assess our future prospects.

We are an early-stage company. We were founded and commenced operations in 2018. Our operations to date have been limited to organizing and staffing our company, business planning, raising capital, acquiring and developing our proposed drug candidates. All of our programs are still in the research or preclinical and clinical stage of development and their risk of failure is high. We have not yet demonstrated an ability to successfully complete any clinical trials, including large-scale, pivotal clinical trials, obtain marketing approvals, manufacture a commercial-scale therapy, arrange for a third party to do so on our behalf or conduct sales and marketing activities necessary for successful commercialization. Typically, it takes about 10 to 15 years to develop a new therapy from the time it is discovered to when it is available for treating patients.

Our limited operating history may make it difficult to evaluate our technology and industry and predict our future performance. Our short history as an operating company makes any assessment of our future success or viability subject to significant uncertainty. We will encounter risks and difficulties frequently experienced by early-stage companies in rapidly evolving fields. If we do not address these risks successfully, our business will suffer.

In addition, as a new business, we may encounter other unforeseen expenses, difficulties, complications, delays, and other known and unknown factors. We will need to transition from a company with a research focus to a company capable of supporting commercial activities. We may not be successful in such a transition.

We have never generated revenue from product sales and may never become profitable.

Our ability to generate revenue and achieve profitability depends on our ability, alone or with collaborative partners, to successfully complete the development of, and obtain the regulatory approvals necessary to commercialize, product candidates we may identify for development. We do not anticipate generating revenues from product sales for many years, if ever. Our ability to generate future revenues depends heavily on our, or our collaborators’, ability to successfully:

●	develop our product candidates;

●	obtain regulatory and marketing approvals for our product candidates;

●	launch and commercialize any product candidates for which we may obtain regulatory and marketing approval by establishing a sales force, marketing and distribution infrastructure, or alternatively, collaborating with a commercialization partner;

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●	qualify for adequate coverage and reimbursement by government and third-party payors for any product candidates we decide to commercialize;

●	establish and maintain supply and manufacturing relationships with third parties that can provide adequate, in both amount and quality, products and services to support our pre-clinical and clinical development as well as the market demand for any product candidates we commercialize;

●	develop, maintain and enhance a sustainable, scalable, reproducible and transferable manufacturing process for the product candidates we may develop;

●	address competing technological and market developments;

●	negotiate favorable terms in any collaboration, licensing or other arrangements into which we may enter and performing our obligations pursuant to such agreements;

●	receive market acceptance by physicians, patients, healthcare payors, and others in the medical community;

●	maintain, protect, enforce, defend and expand our portfolio of intellectual property and other proprietary rights, including patents, trade secrets and know-how;

●	defend against third party intellectual property claims of infringement, misappropriation or other violation; and

●	attract, hire and retain qualified personnel.

Our expenses could increase beyond expectations if we are required by the U.S. Food and Drug Administration, or the FDA, the European Medicines Agency, or the EMA, the Therapeutic Goods Administration of Australia or TGA or other foreign regulatory authorities having jurisdiction over our clinical and other studies in addition to those that we undertake in the future. Even if one or more of our product candidates is approved for commercial sale, we anticipate incurring significant costs associated with commercializing any approved product candidate. Additionally, such products may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives. Even if we can generate revenues from the sale of any approved product candidates, we may not become profitable and may need to obtain additional funding to continue operations.

There is substantial doubt about our ability to continue as a going concern.

We have concluded that we do not have sufficient cash to fund our operations and drug development and to meet our obligations as they become due within one year from the date that our consolidated financial statements were issued and as a result, there is substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty. Such adjustments could be material. The perception that we may not be able to continue as a going concern may materially limit our ability to raise additional funds through the issuance of new debt or equity securities or otherwise and no assurance can be given that sufficient funding will be available when needed to allow us to continue as a going concern. This perception may also make it more difficult to operate our business due to concerns about our ability to meet our contractual obligations. If we cannot raise the necessary capital to continue as a viable entity, we could experience a material adverse effect on our business and our stockholders may lose some or all of their investment in us

Our cash and the proceeds of this offering will only fund our operations for a limited time, and we will need to raise additional capital to fund our pre-clinical and clinical trials and to support our development and commercialization efforts for our product candidates.

If we do not succeed in raising additional funds on acceptable terms, we will be unable to complete our planned pre-clinical and clinical trials or obtain approval of our product candidates from the FDA, EMA, TGA or other applicable regulatory authorities. In addition, we could be forced to delay, discontinue or curtail product development, forego sales and marketing efforts, and forego licensing in attractive business opportunities. We estimate that we will require substantial additional capital for the completion of our planned pre-clinical and clinical trials and other expenditures that we will need to incur in order to file our initial NDA.

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Risks Related to Discovery, Development and Commercialization

If we are unable to advance our current or future product candidates through clinical trials, obtain marketing approval and commercialize or license any product candidate we develop, or experience significant delays in doing so, our business will be materially harmed.

Our ability to generate product revenues, which we do not expect will occur for several years, if ever, will depend heavily on the successful development and eventual commercialization of the product candidates we develop, which may never occur. Our current product candidates, and any future product candidates we develop, will require additional preclinical and clinical development, management of clinical, preclinical and manufacturing activities, marketing approval in the United States and other markets, demonstrating effectiveness to pricing and reimbursement authorities, obtaining sufficient manufacturing supply for both clinical development and commercial production, building of a commercial organization, and substantial investment and significant marketing efforts before we generate any revenues from product sales. The success of our current and future product candidates will depend on several factors, including the following:

●	successful completion of preclinical studies and clinical trials;

●	sufficiency of our financial and other resources to complete the necessary preclinical studies and clinical trials and pay the substantial FDA user fees, which may be more than we anticipate;

●	acceptance of INDs or foreign equivalents for our planned and future clinical trials;

●	successful enrollment and completion of clinical trials;

●	data from our clinical programs that supports an acceptable risk-benefit profile of our product candidates in the intended populations;

●	receipt of regulatory and marketing approvals from applicable regulatory authorities;

●	establishing agreements with third-party manufacturers and their ability to produce sufficient product for clinical supply for our clinical trials and commercial supply, if our product candidate is approved;

●	entry into collaborations to further the development of our product candidates;

●	obtaining and maintaining patent and trade secret protection or regulatory exclusivity for our product candidates;

●	Establishing a commercial infrastructure and successfully launching commercial sales of our product candidates, if and when approved;

●	Obtaining and maintaining product pricing, reimbursement, and coverage;

●	Successful completion of any required post-marketing studies or other post-market requirements and commitments, including their cost and timing, for any approved products;

●	acceptance of the product candidate’s benefits and uses, if and when approved, by patients, the medical community and third-party payors;

●	maintaining a continued acceptable safety and efficacy profile of the product candidates following approval;

●	effectively competing with other therapies;

●	obtaining and maintaining relevant periods of regulatory exclusivity;

●	enforcing and defending intellectual property rights and claims; and

●	national and global policies, including trade policies.

If we are not successful with respect to one or more of these factors in a timely manner or at all, we could experience significant delays or an inability to successfully commercialize the product candidates we develop, which would materially harm our business. If we do not receive marketing approvals any of the product candidates we develop, we may not be able to continue our operations.

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Preclinical and clinical development is uncertain. Our preclinical and clinical programs may experience delays or may never advance to later stage trials, which would adversely affect our ability to obtain regulatory approvals or commercialize these programs on a timely basis or at all, which would have an adverse effect on our business.

In order to obtain the approval from the FDA, or similar foreign regulatory authorities, to market a new pharmaceutical product we must demonstrate proof of safety, potency and efficacy in humans. To meet these requirements, we will have to conduct adequate and well-controlled clinical trials. Before we can commence clinical trials for a product candidate, we must complete extensive preclinical testing and studies that support our planned INDs in the United States or other jurisdictions. INDs may also, in part, be supported by clinical experience with a product candidate in other jurisdictions. Also, as part of a development program we must undertake chemistry, manufacturing and control development. Product development is expensive, difficult to design and implement, can take many years to complete and is uncertain as to outcome.

We cannot be certain of the timely completion or outcome of our preclinical and clinical testing and studies and cannot predict if the FDA will accept our proposed clinical programs or if the outcome of our preclinical and clinical testing and studies will ultimately support the further development of our programs. As a result, we cannot be sure that we will be able to submit INDs or similar applications for our product candidates on the timelines we expect, if at all, and we cannot be sure that submission of INDs or similar applications will result in the FDA or other regulatory authorities allowing clinical trials to begin and continue.

Conducting preclinical and clinical testing is a lengthy, time-consuming and expensive process. The length of time may vary substantially according to the type, complexity, and novelty of the program, and often can be several years or more per program. Delays associated with programs for which we are conducting preclinical and testing and clinical trials and studies may cause us to incur additional operating expenses. Moreover, we may be affected by delays associated with the preclinical and clinical testing and studies of certain programs that may become the responsibility of our current or potential future partners over which we have no control. The commencement and rate of completion of preclinical studies and clinical trials, as well as the overall development program for a product candidate may be delayed by many factors, including, for example:

●	inability to generate sufficient preclinical or other in vivo or in vitro data to support the initiation of clinical studies;

●	delays in reaching a consensus with regulatory agencies on study design;

●	the FDA or similar foreign regulatory authorities not allowing us to rely on previous findings of safety and efficacy for other similar but approved products and published scientific literature; and

●	Changes in manufacturers, product formulation, manufacturing processes, and other product candidate attributes may require that we conduct additional studies and undertake additional development work.

Moreover, even if clinical trials do commence, our development efforts may not be successful, and clinical trials that we conduct or that third parties conduct on our behalf may not demonstrate sufficient safety or efficacy to obtain the requisite regulatory approvals for any of product candidates we develop. By example, there may be prior results from third party preclinical and clinical trials for our product candidates, of which we are not aware that may impact their future performance. We do not have the rights to the prior regulatory history documents for these products from their prior owners, and we do not have or have the rights to the historical data for these products beyond that which is publicly published. There may be information about these products, including information regarding how regulators regard these products, of which we are not aware and that could have a future adverse impact.

We cannot be sure that our preclinical or clinical trials or manufacturing development will ultimately be successful and support product timely approval. A failure of one or more clinical or preclinical trials, or manufacturing development can occur at any stage. Preclinical and clinical studies may also reveal unfavorable product candidate characteristics, including safety concerns, or may not demonstrate product candidate efficacy. There can be significant variability in results between different clinical trials of the same product candidate due to numerous factors. The outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing authorization of their products.

Further, the time required to obtain approval by the FDA, EMA, TGA and comparable foreign authorities is unpredictable but typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the substantial discretion of the regulatory authorities. The approval process is also subject to the substantial discretion of regulatory authorities and the approval procedures vary among countries, can involve additional testing, and the time for approval may materially differ and be subject to administrative delays that we cannot control. Approval by the FDA does not ensure approval by regulatory authorities in other countries or jurisdictions, and approval by one regulatory authority outside the United States does not ensure approval by regulatory authorities in other countries or jurisdictions or by the FDA. However, the failure to obtain approval in one jurisdiction may compromise our ability to obtain approval elsewhere.

There is no guarantee that we will be able to achieve our milestones at all or within our anticipated timeframes. There is also substantial risk that the results of our future or current studies will not ultimately support the approval of a product candidate or continued product development. We may also need to conduct additional studies or generate additional information for which we have not planned. Any delays in obtaining regulatory approval, or if we never obtain regulatory approval, could have a material adverse effect on our business, financial condition and results of operations.

Additionally, we intend to rely on prior third-party clinical trials for certain data and information points related to our current development. We will rely on such third-party clinical trials only to the limited extent that such data may inform the safety and tolerability profile of our product candidates. Although efficacy data from these trials may suggest that a compound demonstrated anti-cancer activity in a general setting, such results are not material to our current development plans and may not be predictive of clinical benefit in our target patient populations. Our decision to pursue new biomarker-driven clinical trials is based on our own scientific rationale, which in certain cases reflects a new understanding of the biological mechanism of our drug candidates. However, this rationale may ultimately prove to be incorrect or insufficient, and the results of our ongoing or planned trials may not confirm our hypotheses. As a result, reliance on prior safety data, coupled with our mechanistic insights, may not increase the likelihood that our product candidates will demonstrate safety or efficacy in clinical trials, achieve regulatory

We are currently and may in the future conduct clinical trials for product candidates outside the United States, and the FDA and comparable foreign regulatory authorities may not accept data from such trials.

We are currently, and may in the future choose, to conduct one or more clinical trials outside the United States, including in Australia and Europe. The acceptance of study data from clinical trials conducted outside the United States or another jurisdiction by the FDA or comparable foreign regulatory authority may be subject to certain conditions or may not be accepted at all. In cases where data from foreign clinical trials are intended to serve as the basis for marketing approval in the United States, the FDA will generally not approve the application on the basis of foreign data alone unless (i) the data are applicable to the U.S. population and U.S. medical practice; and (ii) the trials were performed by clinical investigators of recognized competence and pursuant to good clinical practice, or GCP, regulations. Additionally, the FDA’s clinical trial requirements, including sufficient size of patient populations and statistical powering, must be met. Many foreign regulatory authorities have similar approval requirements. In addition, such foreign trials would be subject to the applicable local laws of the foreign jurisdictions where the trials are conducted. Foreign clinical trial sites may have less experience conducting clinical studies or conducting clinical studies in accordance with U.S. regulatory requirements. Results for our clinical trials may differ by jurisdiction as a result of varying standards of care or local restrictions on reimbursement from third-party payors for clinical trials, thereby affecting the willingness of the FDA or any comparable foreign regulatory authority to accept such data. There can be no assurance that the FDA or any comparable foreign regulatory authority will accept data from trials conducted outside of the United States or the applicable jurisdiction. If the FDA or any comparable foreign regulatory authority does not accept such data, it would result in the need for additional trials, which could be costly and time-consuming, and which may result in product candidates that we may develop not receiving approval for commercialization in the applicable jurisdiction.

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Clinical product development involves a lengthy and expensive process, with uncertain outcomes. We may experience delays in completing, or ultimately be unable to complete, the development and commercialization of our current and future product candidates.

To obtain the requisite regulatory approvals to commercialize any of our product candidates, we must demonstrate through extensive preclinical studies and clinical trials that our products are safer, potent and effective in humans. Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process and our future clinical trial results may not be successful.

We may experience delays in completing our clinical trials or preclinical studies and initiating or completing additional clinical trials. Regulatory and review authorities may also take longer than we anticipate to make a decision with respect to our product candidates. We may further experience numerous unforeseen events during our clinical trials that could delay or prevent our ability to receive marketing approval or commercialize the product candidates we develop, including:

●	regulators or Institutional Review Boards, or IRBs, or ethics committees may not authorize us or our investigators to commence a clinical trial or conduct a clinical trial at a prospective trial site, or may require changes to our studies;

●	we may experience delays in reaching, or fail to reach, agreement on acceptable terms with prospective trial sites and prospective contract research organizations, or CROs, or they may withdraw from our studies;

●	the FDA may disagree with our planned product pathways, including the use of the 505(b)(2) or accelerated approval pathways;

●	the number of patients required for clinical trials may be larger than we anticipate;

●	it may be difficult to enroll a sufficient number of patients with a predictive biomarker, we may need to enroll more patients than anticipated, or enrollment in these clinical trials may be slower than we anticipate or participants may drop out of these clinical trials or fail to return for post-treatment follow-up at a higher rate than we anticipate;

●	the FDA or comparable regulatory authorities may disagree with our intended indications and study designs- for instance, as further described in this prospectus, we intend to seek FDA approval for our product candidates based on phase 2b studies, including single-arm studies. FDA may disagree with this approach, requiring phase 3 or larger studies, which may be impractical or impossible to conduct;

●	it may be more difficult to develop drugs in certain of the indications that we may pursue. For instance, while we believe that FDA has provided a potential pathway for the accelerated approval of Orotecan in combination with temozolomide for Ewing Sarcoma based upon a single Phase 2b trial, FDA has also noted that development for both Ewing Sarcoma and rhabdomyosarcoma may be challenging due to the distinct patient population and because neither product has been approved in the target indications. FDA has also expressed that the development of Orotecan in combination with temozolomide for rhabdomyosarcoma may be particularly challenging due to certain potential study design requirements.

●	we, regulators, or IRBs may require the suspension or termination of studies for various reasons, including noncompliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks, or we may decide to abandon a development program for business reasons;

●	clinical trials may produce negative or inconclusive results or may not meet their primary endpoints, regulators may disagree with our interpretation of results, our studies may fail to reach the necessary level of statistical significance, or we may not be able to demonstrate that our product candidates are safe, effective, or provide an advantage over current standard of care or other therapies. The FDA may also disagree with our statistical analyses and calculations, including the objective response rate that would be needed to demonstrate evidence of a treatment effect. For instance, FDA has stated that Orotecan will need to demonstrate a sizeable and durable overall response rate. We may also need to demonstrate an objective response rate that is at least as good as the current standard of care, which we may not be able to do;

●	there may be flaws in our clinical trials’ design that may not become apparent until the clinical trials are well advanced or regulators may not agree with the design of our studies or our analysis of the resulting data;

●	clinical trial sites or enrolled patients, as well as the resulting data, may be negatively affected by outbreaks of contagious disease, resulting in delays and disruptions in completing clinical trials;

●	the supply or quality of our product candidates or other materials necessary to conduct clinical trials of our product candidates may be insufficient, not of a sufficient quality, or inadequate, or regulatory authorities may not approve or find issues with our manufacturers or manufacturing process;

●	our third-party contractors may fail to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all, or may deviate from the clinical trial protocol or drop out of the trial, which may require that we add new clinical trial sites or investigators; and

●	the supply or quality of materials for product candidates we develop or other materials necessary to conduct clinical trials may be insufficient or inadequate.

We could encounter delays if a clinical trial is suspended or terminated by us, by the IRBs of the institutions in which such trials are being conducted or ethics committees, by the Data Safety Monitoring Board, or DSMB, for such trial or by the FDA or other regulatory authorities. Such authorities may impose such a suspension or termination due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, inspection of the clinical trial operations or trial site by the FDA or other regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a product, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial. Many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of marketing approval of our product candidates.

If we experience delays in the completion of, or termination of, any clinical trial of our product candidates, the commercial prospects of our product candidates will be harmed, and our ability to generate product revenues from any of these product candidates will be delayed. In addition, any delays in completing our clinical trials will increase our costs, slow down our product candidate development and approval process and jeopardize our ability to commence product sales and generate revenues. Significant clinical trial delays could also allow our competitors to bring products to market before we do or shorten any periods during which we have the exclusive right to commercialize our product candidates and impair our ability to commercialize our product candidates and may harm our business and results of operations.

Any of these occurrences may harm our business, financial condition and prospects significantly. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates or result in the development of our product candidates being stopped early.

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The results of early-stage clinical trials and preclinical studies may not be predictive of future results. Initial success in our ongoing clinical trials may not be indicative of results obtained when these trials are completed or in later stage trials.

The results of preclinical studies may not be predictive of the results of clinical trials, and the results of any early-stage clinical trials we commence may not be predictive of the results of the later-stage clinical trials. Results of trials conducted by prior sponsors and trials in different diseases also may not be predictive of the results of future trials. In addition, initial success in clinical trials may not be indicative of results obtained when such trials are completed. Trials conducted with early product formulations and products manufactured under different manufacturing conditions, such as our current phase 1/2a Orotecan study or product candidates that were produced by different sponsors, may also not be indicative of results for trials conducted with the product candidates that we intend to bring forward for further clinical development and eventual marketing approval

There can be no assurance that any of our current or future clinical trials will ultimately be successful or support further clinical development of any of our product candidates. There is a high failure rate for drugs proceeding through clinical trials. A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in clinical development even after achieving promising results in earlier studies, and any such setbacks in our clinical development could have a material adverse effect on our business and operating results.

Our reliance on imported drug substances and products exposes us to risks from international trade regulations and tariffs, which could materially increase our costs or disrupt our supply chain.

We depend on the importation of drug substance and certain products from manufacturers and suppliers located outside the United States, including in China. Changes in national security or international trade laws and policies, including the imposition of tariffs, duties, quotas, or other trade barriers by the U.S. or foreign governments, or restrictions imposed on the use of foreign biotechnology service providers (e.g., such as that proposed in the prior BIOSECURE Act) could materially impact our ability to source these critical materials at competitive prices or in a timely manner.

In addition, geopolitical instability, changes in regulatory requirements, customs inspections, import/export licensing issues, or other governmental actions affecting international trade may delay or restrict the movement of goods necessary for our operations. Such increased cost of goods required for our preclinical studies and clinical trials could have a material adverse effect on our business, financial condition, and results of operations. Moreover, our ability to identify and qualify alternative domestic suppliers may be limited, potentially resulting in delays to our development or commercialization timelines.

We rely in part on data from prior third-party clinical trials, which may not be predictive of our future results, and differences in the formulations we use could adversely impact the outcome of our clinical trials.

Our development strategy relies, in part, on data generated from third-party clinical trials conducted by academic institutions, cooperative groups, and prior sponsors of our product candidates. While such data may inform our understanding of the safety and tolerability of our drug candidates, we did not control the design, conduct, or analysis of these studies, and the information may not be directly comparable to our planned clinical trials. In addition, the drug formulations, manufacturing processes, dosing regimens, and patient populations used in third-party trials may differ from those we intend to use. These differences could result in clinical outcomes, including safety or efficacy results, that diverge from prior findings. As a result, reliance on such data has inherent limitations, and there can be no assurance that our clinical trials will confirm the results observed in earlier studies. Any failure to replicate or improve upon historical data may delay development, increase costs, and adversely affect our business, financial condition, and results of operations.

We may face risks related to future competition from generic products and loss of regulatory exclusivity, as well as the use of the 505(b)(2) pathway.

Even though we are currently pre-revenue, our business strategy depends on developing product candidates that, if approved, will be subject to a finite period of regulatory exclusivity, including patents, orphan drug exclusivity, or other intellectual property protection. Once any such exclusivity expires—or if our patents are successfully challenged—generic manufacturers may enter the market with competing versions. Entry of lower-priced generic or products typically results in rapid loss of market share, increased pricing pressure, and substantially decreased revenues. Even the anticipation of generic competition can negatively affect our ability to secure favorable pricing or reimbursement for our products. Furthermore, the process for obtaining and maintaining exclusivity is subject to regulatory interpretation and challenge. Failure to secure or enforce our intellectual property rights, or changes in applicable laws or regulations governing exclusivity, could permit competitors to launch generic versions earlier than anticipated. This could substantially undermine the commercial potential of any approved products and adversely affect our future financial performance.

Moreover, to the extent we are able to use the 505(b)(2) pathway for the approval of any of our product candidates, we may also be exposed to increased risk of patent litigation. Specifically, upon submission of a 505(b)(2) NDA, we will be required to provide a patent certification to FDA. Generally, a 505(b)(2) NDA approval cannot be made effective until all Orange Book listed patents have expired, unless we challenge a listed patent through a paragraph IV certification. If we make a paragraph IV certification, the reference listed product sponsor and patent holders may initiate a patent infringement lawsuit, in which case the FDA may impose a 30 month stay on approval of our 505(b)(2) application. Thus, approval of a 505(b)(2) NDA could be delayed for a significant period of time depending on the patent certification that we make.

If we encounter difficulties enrolling patients in clinical trials, our clinical development activities could be delayed or otherwise adversely negatively, which could adversely affect our business, financial condition, results of operations and prospects.

The successful and timely completion of clinical trials will require that we enroll a sufficient number of patients who remain in a trial until its conclusion. We may not be able to initiate, continue or complete clinical trials that may be required by the FDA or comparable foreign regulatory authorities to obtain regulatory approval for any of our product candidates if we are unable to locate, enroll and retain a sufficient number of eligible patients to participate in these clinical trials. Patient enrollment, a significant factor in the timing to conduct and complete clinical trials, is affected by many factors, including:

●	the size and nature of the patient population;

●	the severity of the disease under investigation;

●	eligibility criteria for the trial;

●	perceived benefits and risks of the product candidate under study;

●	the proximity of patients to clinical sites;

●	the design of the clinical protocol;

●	the ability to obtain and maintain patient consents;

●	in the case of a combination study with another product, the ability of such product to be used as a combination therapy;

●	the ability to recruit clinical trial investigators with the appropriate competencies and experience;

●	the risk that patients enrolled in clinical trials will drop out of the trials before the administration of our product candidates or trial completion;

●	the availability of competing clinical trials;

●	Patient recruitment and enrollment efforts, as well as physician patient referral practices;

●	the availability of new drugs approved for the indication the clinical trial is investigating;

●	clinicians’ and patients’ perceptions as to the potential advantages of the drug being studied in relation to other available therapies; and

●	the ability to monitor patients adequately during and after treatment to prevent patient drop outs;

●	other factors outside of our control, such as health outbreaks, the effects of global economic conditions and volatility in the credit and financial markets, inflationary pressures, the Russian invasion of Ukraine, the Israel-Hamas war and other geopolitical conditions.

We also may encounter difficulties in identifying and enrolling patients with a stage of disease appropriate for ongoing or future clinical trials. In addition, the process of finding and diagnosing patients may prove costly. Other pharmaceutical companies with more resources and greater experience in drug development and commercialization are targeting similar treatments, and this competition reduces the number and types of patients available to us, as some patients who might have opted to enroll in our trials may instead opt to enroll in a trial being conducted by one of our competitors. In addition, some of the diseases our product candidates are designed to address have existing treatments which may make it more difficult to recruit patients. Because the number of qualified clinical investigators and clinical trial sites is also limited, we expect to conduct some of our clinical trials at the same clinical trial sites that some of our competitors use, which will reduce the number of patients who are available for our clinical trials at such clinical trial sites, and may delay or make it more difficult to fully enroll our clinical trials. We also rely on CROs and clinical trial sites to enroll subjects in our clinical trials and, while we have agreements governing their services, we will have limited influence over their actual performance.

These factors may make it difficult for us to enroll and retain enough patients to complete our clinical trials in a timely and cost-effective manner. Delays in the completion of any clinical trial of our product candidates will increase our costs, slow down our product candidate development and approval process and delay or potentially jeopardize our ability to commence product sales and generate revenue. In addition, some of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates.

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Our current or future product candidates may cause undesirable side effects or have other properties when used alone or in combination with other approved products or investigational new drugs that could halt their clinical development, prevent their marketing approval, limit their commercial potential or result in significant negative consequences.

Undesirable or clinically unmanageable side effects could occur and cause us, regulatory authorities, institutional review boards, or independent ethics committees to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of marketing approval by the FDA or comparable foreign regulatory authorities. Results of our trials could reveal a high and unacceptable severity and prevalence of side effects or unexpected characteristics.

If unacceptable toxicities or other undesirable side effects arise in the development of any of our current or future product candidates, we or our collaborators could suspend or terminate our trials, or the FDA or other comparable foreign regulatory authorities could order us to cease clinical trials, modify our studies, or deny approval of the product candidate for any or all targeted indications. We may also need to abandon their development or limit development to certain uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a benefit-risk perspective. Treatment-related side effects could also affect patient recruitment or the ability of enrolled subjects to complete the trial or result in potential product liability claims.

Adverse events or side effects may also result in study recruitment challenges, marketing authorization denial, limitations on the indicated use of a product, the inclusion of warnings, contraindications, or precautions on the label of any approved products, or significant conditions imposed on any approval, including the requirement of a risk evaluation and mitigation strategies, or REMS, costly post-marketing studies or clinical trials and surveillance to monitor the safety of the product. Adverse effects may also prevent the adoption of a product, if it is approved. Many compounds that initially showed promise in clinical or earlier stage testing have later been found to cause side effects that prevented further development of the compound.

If, following approval, we or others identify previously unknown side effects, if such side-effects are severe, or if known side effects are more frequent or severe than in the past then our marketing authorizations may be restricted or withdrawn, changes may be required to the product’s label, sales may be adversely impacted, we may be required to undertake additional studies or trials, and government investigations or litigation, including product liability claims, may be brought against us. Additionally, if the safety warnings in our product labels are not followed, adverse medical situations in patients may arise, resulting in negative publicity and potential lawsuits.

Any of these occurrences may prevent us from achieving or maintaining market acceptance of the affected product candidate and may harm our business, financial condition and prospects significantly.

Even if we complete the necessary preclinical studies and clinical trials, the marketing approval process is expensive, time-consuming and uncertain and may prevent us or our potential future collaboration partners from obtaining approvals for the commercialization of any product candidate we develop.

Any current or future product candidate that we may develop and the activities associated with their development and commercialization, including their design, testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale, and distribution, are subject to comprehensive regulation by the FDA and comparable foreign regulatory authorities. Failure to obtain marketing approval for a product candidate will prevent us from commercializing the product candidate in a given jurisdiction. We have not received approval to market any product candidates from regulatory authorities in any jurisdiction and it is possible that none of the product candidates we may seek to develop in the future will ever obtain regulatory approval. We have no experience in filing and supporting the applications necessary to gain marketing approvals and expect to rely on third-party CROs or regulatory consultants to assist us in this process.

Even if we receive marketing approval of a product candidate, we will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our products, if approved.

Our products and product candidates, our operations, our facilities, our suppliers, and contractors are subject to extensive regulation by governmental authorities. In order to receive and maintain product marketing approvals, we and our contractors must comply with a broad array of regulatory and legal requirements. These include requirements related to product manufacturing processes, payment of user fees labeling, packaging, distribution, product storage adverse event reporting, storage, advertising, promotion, import and export and record keeping. These requirements further include submissions of safety and other post-marketing information and reports, registration and product listing, as well as continued compliance with current Good Manufacturing Practice, or cGMP, and Good Clinical Practice, or GCP, for any clinical trials that we conduct post-approval.

Even if marketing authorization of a product candidate is granted, the approval may be subject to limitations on the approved indicated uses for which the product may be marketed, there may be labeling that includes significant restrictions, warnings, including black box warnings, and contraindications, and the regulatory authorities may not approve label claims necessary for successful product marketing. For instance, FDA approved intravenous in rinotecan products include back box warnings, depending on the product, with respect to severe diarrhea, severe neutropenia, and myelosuppression, which may also be required for Orotecan, if approved. Products may also be subject to significant conditions of approval or contain requirements for potentially costly post-market testing and surveillance to monitor the safety, potency and efficacy of the product candidate. The FDA or other applicable foreign regulatory authority, may also require a Risk Evaluation and Mitigation Strategy, or REMS, as a condition of approval of any product candidate, which could include requirements for a medication guide, physician communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. There is no guarantee that we will be able to complete our post-marketing obligations in accordance with the established timetables or meet our post-market requirements. Failure to meet our post-market requirements could result in an enforcement action or withdrawal of regulatory approvals.

In addition, regulatory authorities closely regulate the post-approval marketing and promotion of drugs to ensure drugs are marketed only for the approved indications and in accordance with the provisions of the approved labeling and regulatory requirements. Such regulatory authorities can and do impose stringent restrictions on communications regarding off-label use and if we do not comply with the laws governing promotion of approved drugs, we may be subject to enforcement action for off-label promotion. For example, violations of the FDCA relating to the promotion of prescription drugs may lead to civil and criminal penalties, investigations alleging violations of federal and state healthcare fraud and abuse laws, as well as state consumer protection laws.

Regulatory authorities conduct ongoing reviews and inspections or remote regulatory assessments of marketed products, as well as sponsors and manufacturing facilities. Regulatory authorities also conduct inspections of manufacturing facilities and clinical trial sites before approving a product, which can delay approval. If compliance issues are found, it could also result in refusal to approve marketing applications, disruption of production or distribution of a product or product candidate, disruption, cancellation, or suspension of a study, or require substantial resources to correct. Later discovery of previously unknown problems with any approved product candidate, including adverse events of unanticipated severity or frequency, or with our third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements both before and after product approval may result in various adverse outcomes, including:

●	restrictions on the manufacturing, distribution, or use of a product;
●	changes to or restrictions on the labeling or marketing of a product;
●	modifications to promotional pieces;
●	issuance of corrective information;
●	clinical holds or termination of clinical trials;
●	changes in the way a product is administered;
●	liability for harm caused to patients or subjects;
●	adverse publicity, reputational harm, or the product becoming less competitive;
●	issuance of safety alerts, Dear Healthcare Provider letters, press releases, or other communications containing warnings or other safety information about the product;
●	requirements to implement a REMS or conduct post-marketing studies;
●	warning, cyber or untitled letters;
●	withdrawal of product approvals, regulatory authority refusal to approve new products or product uses, and withdrawal of products from the market or marketing suspensions;
●	recall of products;
●	fines, restitution or disgorgement of profits or revenues;
●	refusal to permit the import or export of our products;

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●	product seizure or detention;
●	injunctions;
●	the imposition of civil or criminal penalties or fines; or
●	FDA debarment, suspension and debarment from government contracts, and refusal of orders under existing government contracts, exclusion from federal healthcare programs, consent decrees, or corporate integrity agreements.

Not only will we be responsible for our own conduct, but we will also be responsible for the conduct of various third parties. To the extent that any of these third parties engage in misconduct or do not comply with the applicable regulatory requirements, we may be subject to regulatory enforcement action, legal actions and liability, and serious harm to our reputation. Moreover, it is possible for a whistleblower to pursue a False Claims Act case against us, even if the government considers the claim unmeritorious and declines to intervene, which could require us to incur costs defending against such a claim.

Any of the above events could prevent us from achieving or maintaining market acceptance of the particular product candidate, if approved, or could substantially increase the costs and expenses of developing and commercializing such product, which in turn could delay or prevent us from generating significant revenues from its sale. Any of these events could further have other material and adverse effects on our operations and business and could adversely impact our stock price and could significantly harm our business, financial condition, results of operations, and prospects.

Even if a current or future product candidate receives marketing approval, it may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success.

If any current or future product candidate we develop receives marketing approval, whether as a single agent or in combination with other therapies, it may nonetheless fail to gain sufficient market acceptance by physicians, patients, third-party payors, and others in the medical community. For example, current approved therapies, including immunotherapies, biologics, targeted therapy, chemotherapy and radiation therapy, are well established in the medical community, and doctors may continue to rely on these therapies. If the product candidates we develop do not achieve an adequate level of acceptance, we may not generate significant product revenues and we may not become profitable.

The market acceptance, including the degree thereof, of our products or product candidates, if approved for commercial sale, will depend on a number of factors, including:

●	the efficacy and potential advantages, as well as cost compared to alternative treatments;
●	the prevalence and severity of any side effects, as well as perceived safety;
●	limitations or warnings contained in, as well as permitted claims based on the product’s FDA-approved labeling;
●	distribution and use restrictions imposed by the FDA or which we voluntarily implement;
●	the ability to offer our products for sale at competitive prices;
●	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;
●	the convenience and ease of administration compared to alternative treatments;
●	the strength of marketing and distribution support;
●	sufficient third-party coverage or reimbursement and, where applicable, our ability to obtain pricing approvals which is separate from the marketing authorization process; and
●	any restrictions on the use of our products.

Obtaining coverage and reimbursement for a product from third-party payers is a time-consuming and costly process. Failure to obtain adequate reimbursement may significantly impact the adoption and sale of products. In the United States, third-party payers, including government payers such as the Medicare and Medicaid programs, play an important role in determining the extent to which new drugs will be covered and reimbursed. Expensive specialty drugs in particular are often subject to restriction. The Medicare and Medicaid programs increasingly are used as models for how private payers and government payers develop their coverage and reimbursement policies. We cannot be assured that Medicare or Medicaid will cover our product candidates that may be approved or provide reimbursement without restriction and at adequate levels to realize a sufficient return on our investment. Our rebate payments may increase or our prices may be adjusted under value-based purchasing arrangements based on evidence-based measures or outcomes-based measures for a patient or beneficiary based on use of our drug. It is difficult to predict what third-party payers will decide with respect to the coverage and reimbursement for our products for which we obtain marketing approval.

Our ability to negotiate, secure and maintain third-party coverage and reimbursement may also be affected by political, economic and regulatory developments. Governments continue to impose cost containment measures, and third-party payors are increasingly challenging prices charged for medicines and examining their cost effectiveness, in addition to their safety and efficacy. For example, on November 27, 2020, CMS issued an interim final rule implementing a Most Favored Nation payment model under which reimbursement for certain Medicare Part B drugs and biologicals will be based on a price that reflects the lowest per capital Gross Domestic Product-adjusted (“GDP-adjusted”) price of any non-U.S. member country of the Organization for Economic Co-operation and Development (“OECD”) with a GDP per capita that is at least sixty percent of the U.S. GDP per capita. While this rule now has been rescinded, government negotiation of certain Medicare drug pricing continues to be the focus of recent proposed legislation. The proposed Most Favored Nation payment model was renewed on May 12, 2025, in an Executive Order entitled Delivering Most Favored Nations Prescription Drug Pricing to America Patients. The Executive Order aims to reduce U.S. prescription drug costs by linking domestic prices to the lowest prices paid in other developed countries. Similarly, the Fair Prescription Drug Prices for Americans Act was re-introduced in May of 2025 and proposes capping the retail list price of prescription drugs and biological products in the United States at the average retail list price for the drug or biological product among certain nations (i.e., Canada, France, Germany, Italy, Japan, and the United Kingdom). Although it is uncertain if these pricing proposals will take effect, reducing drug prices remains a bipartisan effort and if made effective could significantly impact coverage, pricing, and reimbursement for any approved product. These and other similar developments could significantly limit the degree of market acceptance of our products or any of our other product candidates that receive marketing authorization.

The market opportunities for any current or future product candidate we develop, if and when approved, may be limited to those patients who are ineligible for established therapies or for whom prior therapies have failed, and may be small.

Cancer therapies are sometimes characterized as first-line, second-line, or third-line, and the FDA often approves new therapies initially only for third-line use. When cancer is detected early enough, first-line therapy, usually chemotherapy, hormone therapy, surgery, radiation therapy or a combination of these, is sometimes adequate to cure the cancer or prolong life without a cure. Second- and third-line therapies are administered to patients when prior therapy is not effective. We expect to initially seek approval of our product candidates as a therapy for patients who have received one or more prior treatments. Subsequently, for those products that prove to be sufficiently beneficial, if any, we would expect to seek approval potentially as a first-line therapy, but there is no guarantee that product candidates we develop, even if approved, would be approved for first-line therapy, and, prior to any such approvals, we may have to conduct additional clinical trials.

The number of patients who have the cancers we are targeting may turn out to be lower than expected. Additionally, the potentially addressable patient population for our current programs or future product candidates may be limited, if and when approved. Even if we obtain significant market share for any product candidate, if and when approved, if the potential target populations are small, we may never achieve profitability without obtaining marketing approval for additional indications, including to be used as first- or second-line therapy.

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Our current and future product candidates may be developed as combination therapies which may expose us to additional risks.

We intend to develop our current and future product candidates for use with one or more currently approved cancer therapies. Even if any product candidate we develop were to receive marketing approval or be commercialized for use in combination with other existing therapies, we would continue to be subject to the risks that the FDA or comparable regulatory authorities outside of the United States could revoke approval of the therapy used in combination with our product candidate or that safety, efficacy, manufacturing or supply issues could arise with existing therapies. Combination therapies are commonly used for the treatment of cancer, and we would be subject to similar risks if we develop any of our product candidates for use in combination with other drugs or for indications other than cancer. This could result in our own products being removed from the market or being less successful commercially.

We may also evaluate our product candidates in combination with one or more other cancer therapies that have not yet been approved, or have not been approved for our specific indication, for marketing by the FDA or comparable regulatory authorities outside of the United States. We will not be able to market and sell any product candidate we develop in combination with any such unapproved cancer therapies that do not ultimately obtain marketing approval.

The development of our product candidates for use in combination with other products or product candidates may also make it more difficult to gain marketing approval. For instance, we will need to show the contribution of each product to the combination as a whole, which may involve providing regulatory authorities with nonclinical and other supportive evidence or may require that we conduct larger studies than we currently plan. We also may ultimately not be able to demonstrate the contribution of each product or product candidate, which could prevent us from obtaining marketing approval.

If the FDA or comparable regulatory authorities outside of the United States do not approve these other drugs or revoke their approval of, or if safety, efficacy, manufacturing, or supply issues arise with, the drugs we choose to evaluate in combination with our product candidates, we may be unable to obtain approval of or market any such product candidate we develop.

We face significant competition and if our competitors develop and market products that are more effective, safer or less expensive than the product candidates we develop, our commercial opportunities will be negatively impacted.

The life sciences industry is highly competitive. We are currently developing product candidates that will compete, if approved, with other products and therapies that currently exist or are being developed. Products we may develop in the future are also likely to face competition from other products and therapies, including those that we may not currently be aware of. We have competitors both in the United States and internationally, including major multinational pharmaceutical companies, established biotechnology companies, specialty pharmaceutical companies, universities and other research institutions. Many of our competitors have significantly greater financial, manufacturing, marketing, product development, technical and human resources than we do. Large pharmaceutical companies, in particular, have extensive experience in clinical testing, obtaining marketing approvals, recruiting patients and manufacturing pharmaceutical products. These companies also have significantly greater research and marketing capabilities than we do and may also have products that have been approved or are in late stages of development, and collaborative arrangements in our target markets with leading companies and research institutions. Established pharmaceutical companies may also invest heavily to accelerate discovery and development of novel compounds or to in-license novel compounds that could make the product candidates that we develop obsolete. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. As a result of all of these factors, our competitors may succeed in obtaining patent protection and/or marketing approval or discovering, developing and commercializing products in our field before we do.

There are a large number of companies developing or marketing treatments for cancer, including many major pharmaceutical and biotechnology companies. These treatments consist both of small molecule drug products, such as traditional chemotherapy and targeted therapies, immunotherapies, gene therapies and biologics. We are aware of academic laboratories and companies such as Astra Zeneca, Bristol-Myers Squibb, Pfizer, Abbvie, Celgene, Ascentage, Repair Therapeutics and others that are conducting research and drug development activities that could directly compete with our product candidates.

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe effects, are more convenient, have a broader label, are marketed more effectively, are reimbursed or are less expensive than any products that we may develop. Our competitors also may obtain FDA, EMA, TGA or other marketing approval for their products more rapidly than we may obtain approval for our product candidates, which could result in our competitors establishing a strong market position before we are able to enter the market. Even if the product candidate we develop achieves marketing approval, they may be priced at a significant premium over competitive products if any have been approved by then, resulting in reduced competitiveness.

Smaller and other early-stage companies may also prove to be significant competitors. These third parties compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs. In addition, the biopharmaceutical industry is characterized by rapid technological change. If we fail to stay at the forefront of technological change, we may be unable to compete effectively. Technological advances or products developed by our competitors may render our product candidates obsolete, less competitive, or not economical.

Even if we are able to commercialize any product candidates, such products may become subject to unfavorable pricing regulations or third-party coverage and reimbursement policies, which would harm our business.

The regulations that govern marketing approvals, pricing and reimbursement for new products vary widely from country to country. Some countries require approval of the sale price of a product before it can be marketed. In many countries, the pricing review period begins after marketing approval is granted. In some foreign markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we might obtain marketing approval for a product candidate in a particular country, but then be subject to price regulations that delay our commercial launch of the product candidate, possibly for lengthy time periods, and negatively impact the revenues we are able to generate from the sale of the product candidate in that country. Adverse pricing limitations may hinder our ability to recoup our investment in one or more product candidates, even if our product candidates obtain marketing approval.

Our ability to successfully commercialize any product candidates, whether as a single agent or combination therapy also will depend in part on the extent to which coverage and reimbursement for these product candidates and related treatments will be available from government authorities, private health insurers and other organizations. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels. It is difficult to predict at this time what government authorities and third-party payors will decide with respect to coverage and reimbursement for our programs.

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We may not be successful in our efforts to identify or discover other product candidates and may fail to capitalize on programs or product candidates that may present a greater commercial opportunity or for which there is a greater likelihood of success.

The success of our business depends upon our ability to identify, develop and commercialize product candidates. If we do not successfully develop and eventually commercialize products, we will face difficulty in obtaining product revenue in future periods, resulting in significant harm to our financial position and adversely affecting our share price. Research programs to identify new product candidates require substantial technical, financial and human resources, and we may fail to identify potential product candidates for numerous reasons. Additionally, because we have limited resources, we may forego or delay the pursuit of opportunities with certain programs or product candidates or for indications that later prove to have greater commercial potential.

We may seek Breakthrough Therapy Designation by the FDA for a product candidate that we develop. If we are successful, the designation may not lead to a faster development or regulatory review or approval process, and it does not increase the likelihood that our product candidates will receive marketing approval.

We may seek Breakthrough Therapy Designation for any product candidate that we develop. A breakthrough therapy is defined as a drug that is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over currently approved therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. For drugs that have been designated as breakthrough therapies, interaction and communication between the FDA and the sponsor of the trial can help to identify the most efficient path for clinical development while minimizing the number of patients placed in ineffective control regimens. Drugs designated as breakthrough therapies by the FDA are also eligible for accelerated approval and priority review.

Designation as a breakthrough therapy is within the discretion of the FDA. Accordingly, even if we believe a product candidate we develop meets the criteria for designation as a breakthrough therapy, the FDA may disagree and instead determine not to make such designation. In any event, the receipt of Breakthrough Therapy Designation for a product candidate may not result in a faster development process, review or approval compared to drugs considered for approval under conventional FDA procedures and does not assure ultimate approval by the FDA. In addition, even if the product candidates we develop qualify as breakthrough therapies, the FDA may later decide that the drugs no longer meet the conditions for qualification and rescind the designation.

We may seek Fast Track Designation by the FDA for a product candidate that we develop. If we are successful, the designation may not actually lead to a faster development or regulatory review or approval process.

We may seek Fast Track Designation for the product candidates we develop. If a product is intended for the treatment of a serious or life-threatening condition and preclinical or clinical data demonstrate the potential to address an unmet medical need for this condition, the product sponsor may apply for Fast Track Designation. The FDA has broad discretion whether or not to grant this designation, so even if we believe a particular product candidate is eligible for this designation, we cannot assure you that the FDA would decide to grant it. Even if we do receive Fast Track Designation, we may not experience a faster development process, review or approval compared to conventional FDA procedures. The FDA may rescind the Fast Track Designation if it believes that the designation is no longer supported by data from our clinical development program.

We may seek accelerated approval for a product candidate that we develop, which we may ultimately not qualify for or may result in post-market risks.

We may pursue the accelerated approval pathway for certain of our product candidates. However, the FDA may find that our product candidates do not qualify for accelerated approval or may find that clinical trials beyond phase 2 clinical trials are required for approval. Moreover, even if we do ultimately receive accelerated approval, we would need to meet certain post approval requirements, such as completing a post-approval study confirming our product candidates’ clinical benefit that may require substantial time, effort, and funds. The FDA must specify the conditions for the required post approval studies, including enrollment targets, the study protocol, milestones, and target completion dates, by the time of approval and the FDA may require that the post-approval studies be commenced before the date of approval. If this study does not confirm the product’s clinical benefit or if the study is not conducted in accordance with the FDA’s requirements, it would be subject to the risk of expedited FDA withdrawal. Additional regulatory requirements also include the pre-submission of promotional materials to the FDA and potential restrictions, such as distribution restrictions, to assure the product’s safe use. In recent years, the accelerated approval pathway has come under significant governmental and public scrutiny. Accordingly, depending on the results of our studies, the FDA may be more conservative in granting accelerated approval or, if granted, may be more apt to withdrawal approval if clinical benefit is not confirmed. We may choose to voluntarily withdraw the product from the market, or we may need to conduct further studies to determine whether the product has a clinical benefit.

We may seek Orphan Drug Designation for product candidates we develop. If we are successful, we may be unable to maintain the benefits associated with Orphan Drug Designation, including the potential for market exclusivity.

As part of our business strategy, we may seek Orphan Drug Designation for any product candidates we develop, and we may be unsuccessful. Regulatory authorities in some jurisdictions, including the United States and Europe, may designate drugs for relatively small patient populations as orphan drugs. Under the Orphan Drug Act, the FDA may designate a drug as an orphan drug if it is a drug intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States. To obtain Orphan Drug Designation, a sponsor must also provide FDA with adequate information to establish a medically plausible basis for expecting that a drug will be effective in the rare disease. In the United States, Orphan Drug Designation may entitle a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages and user-fee waivers.

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Similarly, in Europe, the European Commission grants Orphan Drug Designation after receiving the opinion of the EMA Committee for Orphan Medicinal Products on an Orphan Drug Designation application. Orphan Drug Designation is intended to promote the development of drugs that are intended for the diagnosis, prevention or treatment of life-threatening or chronically debilitating conditions affecting not more than 5 in 10,000 persons in Europe and for which no satisfactory method of diagnosis, prevention, or treatment has been authorized (or the product would be a significant benefit to those affected). Additionally, designation is granted for drugs intended for the diagnosis, prevention, or treatment of a life-threatening, seriously debilitating or serious and chronic condition and when, without incentives, it is unlikely that sales of the drug in Europe would be sufficient to justify the necessary investment in developing the drug. In Europe, Orphan Drug Designation entitles a party to a number of incentives, such as protocol assistance and scientific advice specifically for designated orphan medicines, and potential fee reductions depending on the status of the sponsor.

It is possible that we may never be able to obtain Orphan Drug Designation for our product candidates. For instance, we may not be able to provide a medically plausible basis for expecting that our product candidates, on their own, will be effective in the applicable rare disease. Moreover, when our product candidates are intended to be used with other products or product candidates, we will need to be able to demonstrate the contribution of our product candidate to the therapeutic effect of the combination, which could present a challenge for Orphan Drug Designation.

Generally, if a drug with an Orphan Drug Designation subsequently receives the first marketing approval for the indication for which it has such designation, the drug is entitled to a period of marketing exclusivity, which precludes the EMA or the FDA from approving another marketing application for the same drug and indication for that time period, except in limited circumstances. The applicable period is seven years in the United States and ten years in Europe. The European exclusivity period can be reduced to six years if a drug no longer meets the criteria for Orphan Drug Designation or if the drug is sufficiently profitable such that market exclusivity is no longer justified.

Even if we obtain Orphan Drug Designation, there is no guaranty that we will obtain exclusivity, the FDA may grant orphan drug designation to multiple products that are considered to be the “same drug” for the same indication. If a competitor obtains an orphan drug designation for and approval of a product with orphan drug exclusivity for the same indication as one of our product candidates before we do, we could be excluded from the market for a period of time.

We also may not be able to maintain any orphan drug designations or exclusivities. For instance, orphan drug designations may be revoked if the FDA finds that the request for designation contained an untrue statement of material fact or omitted material information, or if the FDA finds that the product candidate was not eligible for designation at the time of the submission of the request.

Even if we obtain orphan drug exclusivity for a product candidate, that exclusivity may not effectively protect the product candidate from competition because different therapies can be approved for the same condition and the same therapies can be approved for different conditions but used off-label. Even after an orphan drug is approved, the FDA can subsequently approve the same drug for the same condition if the FDA concludes that the later drug is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care. In addition, a designated orphan drug may not receive orphan drug exclusivity if it is approved for a use that is broader than the indication for which it received orphan designation.

Moreover, orphan drug exclusive marketing rights in the United States may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the drug to meet the needs of patients with the rare disease or condition. Orphan Drug Designation neither shortens the development time nor regulatory review time of a drug nor gives the drug any advantage in the regulatory review or approval process. While we may seek Orphan Drug Designation for applicable indications for our current and any future product candidates, we may never receive such designations. Even if we do receive such designations, there is no guarantee that we will enjoy the benefits of those designations.

The respective orphan designation and exclusivity frameworks in the United States and in the EU are subject to change, and any such changes may affect our ability to obtain, or the impact of obtaining, EU or United States orphan designations or exclusivities in the future. For instance, following the Catalyst Pharms., Inc. v. Becerra and FDA’s subsequent statement that it intends to continue to apply its regulations tying the scope of orphan-drug exclusivity to the uses or indications for which a drug is approved, as further described in this filing, the exact scope of orphan drug exclusivity may be an evolving space. Accordingly, whether any of our products or product candidates will be deemed to be the same as another product or product candidate is uncertain and the scope of any potential or received orphan drug exclusivity period, as well as any of our competitors that may block approval of one of our product candidates, may be subject to revision.

If we obtain approval to commercialize any products outside of the United States, a variety of risks associated with international operations could adversely affect our business.

If any of our product candidates are approved for commercialization, we may seek to enter into agreements with third parties to market them in certain jurisdictions outside the United States. We expect that we would be subject to additional risks related to international pharmaceutical operations, including:

●	different regulatory requirements for drug approvals and rules governing drug commercialization in foreign countries;

●	reduced protection for intellectual property rights;

●	transparency as to publication of information on clinical trials submitted through the EU Clinical Trials Information System;

●	foreign reimbursement, pricing and insurance regimes;

●	unexpected changes in tariffs, export controls, sanctions, trade barriers and regulatory requirements;

●	economic weakness, including inflation, or political instability in particular foreign economies and markets;

●	foreign currency fluctuations, which could result in increased operating expenses and reduced revenues, and other obligations incident to doing business in another country;

●	business interruptions resulting from geopolitical actions, including war, such as the military conflict involving Russia and Ukraine as well as the Middle-East conflicts, and terrorism, natural disasters including earthquakes, typhoons, floods and fires, or from economic or political instability, or public health emergencies, boycotts, curtailment of trade and other business restrictions;

●	greater difficulty with enforcing our contracts;

●	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad.

As an organization, we have no prior experience in these areas. In addition, there are complex regulatory, tax, labor and other legal requirements imposed by individual countries in Europe with which we may need to comply. If we are unable to successfully manage the challenges of international expansion and operations, our business and operating results could be harmed.

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If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business.

We are subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes. Our operations may involve the use of hazardous and flammable materials, including chemicals and biological and radioactive materials. Our operations may also produce hazardous waste products. We generally plan to contract with third parties for the disposal of such materials and waste. We cannot eliminate the risk of contamination or injury from such materials. In the event of contamination or injury resulting from our use of hazardous materials, we could be held liable for any resulting damages, and any liability could exceed our resources. We also could incur significant costs associated with civil or criminal fines and penalties.

Our current and future insurance policies may not provide adequate coverage against potential liabilities. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of biological, hazardous, or radioactive materials.

There may be future changes in legal and regulatory requirements that may materially impact our results of operation.

Future changes in legal and regulatory requirements may introduce new risks into our operations and future prospects, which we are not able to currently anticipate. By example, changes taking place in the United States associated with a new federal administration, as well as changes in legal standards, including the reduced level of judicial deference due to administrative agencies following a 2024 Supreme Court decision, may introduce uncertainties with respect to our current and future operations and our future likelihood of success. It is possible that new federal or state laws or regulations may be passed, or laws and regulations may be enforced differently than they were before, which may expose us to additional legal and regulatory risk or uncertainty and require the expenditure of additional resources to ensure that we are able to comply. Such actions could also adversely restrict our business and operations. There could also be changes in the FDA’s approval standards that could impact our ability to obtain product approval and market our product candidates within the currently anticipated timeframes or otherwise impact the competitive market for our product candidates. Such changes may necessitate the conduct of additional development work, including preclinical and clinical trials, and manufacturing development. By example, for products intended for rare and serious diseases with unmet medical needs, the FDA is authorized to exercise regulatory flexibility when making a medical risk-benefit judgment. It is possible that whether and how the FDA exercises any regulatory flexibility, including with respect to specialized pathways, such as accelerated approval, may change, which could impact our ability to obtain product approval. Further, legal and regulatory changes may impact how we may market and sell our products in the future, if they are approved, as well as how they are reimbursed. Moreover, there could be and have been changes in the federal workforce and agency policies that may result in regulatory delays, including with respect to the FDA’s review of marketing applications and other submissions, and that may impact the ability to communicate with and obtain guidance from the agencies. At this time, it is too early to predict the exact nature of any changes that may take place or whether and how they may impact our business and results of operation.

Risks Related to Reliance on Third Parties

We will depend on third party collaborators for the development and commercialization of our current and future product candidates. Our current and future collaborators may control aspects of our clinical trials, which could result in delays to the commercialization of the product candidates we develop. If our collaborations are not successful, or any of these collaborations are terminated, we may not be able to develop or commercialize these product candidates.

Our collaborators will have substantial ability to control the early clinical development of our product candidates. Our lack of control over the clinical development of our product candidates could result in delays or other difficulties in the development and commercialization of our product candidates.

We are developing Orotecan and EO4426 in collaboration with Valent Technologies, LLC (“Valent”), a limited liability company controlled by our Chairman, Dennis Brown. In December 2018, we entered into a Right of First Refusal Negotiation Agreement with Valent for the development of Orotecan (the “Orotecan ROFN Agreement”). The Orotecan ROFN Agreement was extended in April 2020. Under the terms of the Orotecan ROFN Agreement we are funding certain research and product development activities including a Phase 1-2a clinical trial. At the conclusion of the trial, we will have an exclusive right to license or acquire the commercial rights to Orotecan. In January 2025, we entered into an Evaluation and Option Agreement with Valent for the development of EO4426 (the EO4426 Agreement). Under the terms of the EO4426 Agreement we have agreed to fund certain research and development activities, including a Phase 1-2a clinical trial. At the conclusion of the Phase 1-2a clinical trial, we have the exclusive option to acquire EO4426 a pre-determined amount of our securities.

In February 2020, we entered into an Evaluation Agreement with Senz Oncology Pty Ltd. (“Senz” and the “Senz Agreement”). We are providing funds under a loan agreement (the “Senz Loan Agreement”) to support a Phase 1-2a clinical trial currently being conducted at multiple clinical sites in Australia under the Australia New Zealand Clinical Trials Notification Scheme (ANZCTN). Under the terms of the Senz Agreement, Senz Oncology is legally responsible conduct of our Phase 1-2a clinical trial in Australia. We are wholly dependent on Senz Oncology for the success of this program. In the event Senz Oncology terminates or defaults on the terms of the collaboration, we may not be able to recoup funds loaned to Senz Oncology by us. Furthermore, Senz Oncology is responsible for applying for and obtaining refundable tax credits under the Australian Government’s R&D tax credit program. There is no guarantee that such application will be successful or that any future change to the Australian Government’s R&D tax credit will not adversely affect Senz Oncology’s ability to receive such tax credits, which could materially affect the amount of funding we are required to invest in the EO1001 clinical trial. We cannot provide any assurance with respect to the success of our collaboration with Senz Oncology.

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In January 2021, we entered into a Development and License Agreement with Apollomics, Inc., (“Apollomics” and the “Apollomics Agreement”). Pursuant to the terms of the Apollomics Agreement, we granted Apollomics exclusive rights to develop and commercialize EO1001 globally, except in China, Hong Kong and Taiwan. Apollomics was responsible for all costs related to development, regulatory approvals, and commercialization activities for EO1001 in the licensed territories.

In December 2025, the parties terminated the Apollomics Agreement and all rights to the development and commercialization of EO1001 previously held by Apollomics reverted to us. Given that we will be responsible for future costs (unless a new partnership or development agreement is entered into), there can be no assurances that we will have sufficient resources to develop EO1001 in such jurisdictions on our own.

Jiangsu Kanion Pharmaceutical Co. Ltd., a publicly traded company located in China (Jiangsu-Kanion) owns, through an affiliated entity, commercial rights to our EO1000 series and EO1001 in China, Hong Kong and Taiwan. In April 2019, we signed a memorandum of understanding (MoU) with Jiangsu Kanion. Pursuant to the terms of the MoU Jiangsu Kanion has provided certain manufacturing services to support our current Phase 1-2a clinical trial and we have agreed to provide certain preclinical and clinical data related to our EO1000 series to Jiangsu Kanion to support its own research activities in its own commercial territories. We are aware that Jiangsu-Kanion plans to conduct its own independent research and clinical trials with EO1001, the results of which could negatively impact or cause us to halt development and commercialization activities with EO1001 by ourselves or our collaborators.

In the future, we may form or seek other strategic alliances, joint ventures, or collaborations, or enter into additional licensing arrangements with third parties that we believe will complement or augment our development and commercialization efforts with respect to product candidates we develop. We will mostly likely have limited control over the timing and the amount of resources and effort that third parties dedicate to our product candidates. To the extent such third parties are critical, the success of our business and ability to generate revenues may be highly dependent on them.

Our current and potential future collaborations involving our product candidates may pose the following risks to us:

●	collaborators have significant discretion in determining the efforts and resources that they will apply to these collaborations;

●	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our products or product candidates;

●	collaborators may not pursue development and commercialization of our product candidates or may elect not to continue or renew development or commercialization programs, based on clinical trial results, changes in strategic focus or available funding;

●	collaborators may delay studies, provide insufficient funding for a program, stop a study or abandon a product candidate, repeat or conduct new studies or require a new formulation of a product candidate for testing;

●	collaborators may fail to comply with the applicable regulatory requirements, subjecting them or us to potential regulatory enforcement action;

●	collaborators may not properly enforce, maintain or defend our intellectual property rights or may use our proprietary information in a way that gives rise to actual or threatened litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation, or other intellectual property proceedings;

●	disputes may arise between a collaborator and us that cause the delay or termination of a collaboration agreement that could negatively affect the research, development or commercialization of the product candidates, or result in costly litigation or arbitration that diverts management attention and resources;

●	collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates;

●	if a present or future collaborator of ours were to be involved in a business combination, the continued pursuit and emphasis on our product development or commercialization program under such collaboration could be delayed, diminished or terminated; and

●	collaboration agreements may restrict our right to independently pursue new product candidates.

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As a result, if we enter into additional collaboration agreements and strategic partnerships or license our intellectual property, products or businesses, we may not be able to realize the benefit of such transactions if we are unable to successfully integrate them with our existing operations, which could delay our timelines or otherwise adversely affect our business. We also cannot be certain that, following a strategic transaction or license, we will achieve the revenue or specific net income that justifies such transaction. Any delays in entering into new collaborations or strategic partnership agreements related to any product candidate we develop could delay the development and commercialization of our product candidates, which would harm our business prospects, financial condition, and results of operations.

We may seek to establish additional collaborations, and, if we are not able to establish them on commercially reasonable terms, we may have to alter our development and commercialization plans.

The advancement of our product candidates and development programs and the potential commercialization of our current and future product candidates will require substantial additional cash to fund expenses. For some of our programs, we may decide to collaborate with additional pharmaceutical and biotechnology companies with respect to development and potential commercialization. Any of these relationships may require us to incur non-recurring and other charges, increase our near- and long-term expenditures, issue securities that dilute our existing stockholders, or disrupt our management and business.

We may not be able to negotiate collaborations on a timely basis, on acceptable terms, or at all. If we are unable to do so, we may have to curtail the development of the product candidate for which we are seeking to collaborate, reduce or delay its development program or one or more of our other development programs, delay its potential commercialization or reduce the scope of any sales or marketing activities, or increase our expenditures and undertake development or commercialization activities at our own expense. If we elect to increase our expenditures to fund development or commercialization activities on our own, we may need to obtain additional capital, which may not be available to us on acceptable terms or at all. If we do not have sufficient funds, we may not be able to further develop our product candidates or bring them to market and generate product revenue.

If conflicts arise between us and our collaborators or strategic partners, these parties may act in a manner adverse to us and could limit our ability to implement our strategies.

If conflicts arise between our corporate or academic collaborators or strategic partners and us, the other party may act in a manner adverse to us and could limit our ability to implement our business strategies. Future collaborators or strategic partners, may develop, either alone or with others, products in related fields that are competitive with the products or potential products that are the subject of these collaborations. Competing products, either developed by the collaborators or strategic partners or to which the collaborators or strategic partners have rights, may result in the withdrawal of partner support for our product candidates. Our current or future collaborators or strategic partners may preclude us from entering into collaborations with their competitors, fail to obtain timely regulatory approvals, terminate their agreements with us prematurely, or fail to devote sufficient resources to the development and commercialization of products. Any of these developments could harm our product development efforts.

We may rely on third parties to conduct our planned preclinical and clinical trials for our product candidates we develop. If these third parties do not successfully carry out their contractual duties, comply with regulatory requirements or meet expected deadlines, we may not be able to obtain marketing approval for or commercialize any product candidates we develop and our business could be substantially harmed.

We currently do not have the ability to independently conduct preclinical studies or clinical trials. We will rely on medical institutions, clinical investigators, contract laboratories, and other third parties, such as third-party contract research organizations (“CROs”), to conduct or otherwise support preclinical studies and clinical trials for our product candidates. We will rely heavily on these parties for execution of preclinical studies and clinical trials for our product candidates and control only certain aspects of their activities. While we have agreements governing the activities of such third parties, we have limited influence and control over their actual performance and activities. For instance, our third-party service providers are not our employees, and except for remedies available to us under our agreements with such third parties we cannot control whether or not they devote sufficient time and resources to our ongoing clinical, non-clinical, and preclinical programs. Nevertheless, we are responsible for ensuring that each of our trials is conducted in accordance with the applicable protocol, legal and regulatory requirements and scientific standards, and our reliance on CROs or other third partis will not relieve us of our regulatory responsibilities. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our preclinical studies or clinical trials in accordance with regulatory requirements or our stated protocols, if they need to be replaced or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our protocols, regulatory requirements or for other reasons, our trials may be repeated, extended, delayed, or terminated, we may not be able to obtain, or may be delayed in obtaining, marketing approvals for our product candidates, or we may not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates. For any violations of laws and regulations during the conduct of our clinical trials, we could be subject to untitled and warning letters or enforcement action that may include civil penalties up to and including criminal prosecution. Any such violations by our third party contractors may also result in the need for our trials to be repeated, which may not be feasible.

As a result, our results of operations and the commercial prospects for our product candidates would be harmed, our costs could increase and our ability to generate revenues could be delayed. To the extent we are unable to successfully identify and manage the performance of third-party service providers in the future, our business may be materially and adversely affected. Further, any of these third parties may terminate their engagements with us at any time. If we need to enter into alternative arrangements, it will delay our product development activities.

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Our reliance on these third parties for clinical development activities reduces our control over these activities but does not relieve us of our responsibilities. For example, we remain responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. We are required to monitor the activities of these third parties but our monitoring may not be able to detect any existing or emerging issues. We and our third-party contract researchers are required to comply with regulations and requirements, including GCP and GLP guidelines, for conducting, monitoring, recording and reporting the results of preclinical and clinical trials to ensure that the data and results are scientifically credible and accurate, and that the clinical trial patients are adequately informed of the potential risks of participating in clinical trials and their rights are protected. These regulations are enforced by the FDA, the Competent Authorities of the Member States of the EEA and comparable foreign regulatory authorities for any drugs in clinical development. The FDA enforces these requirements through periodic inspections of clinical trial sponsors, principal investigators and trial sites. If we or our third-party contract researchers fail to comply with applicable GCPs and GLPs, the data generated in our clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require us to perform additional trials before approving our marketing applications. We cannot assure you that, upon inspection, the FDA will determine that any of our trials will comply with GCPs or GLPs.

Furthermore, third parties that we rely on for our development activities may also have relationships with other entities, some of which may be our competitors. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining, marketing authorizations for our product candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates. Our product development costs will increase if we experience delays in testing or obtaining marketing authorizations.

In addition, we rely on third parties for the manufacture and distribution of the materials and supplies used in our clinical and preclinical trials. Any performance failure could delay development or approval of our product candidates. Moreover, our clinical trials must be conducted with product candidates produced under cGMP regulations. Our failure or the failure of our third-party contract manufacturers to comply with these regulations may require us to repeat clinical trials, which would delay the marketing approval process and could also subject us to enforcement action.

We also are required to register certain ongoing clinical trials and provide certain information, including information relating to the trial’s protocol, on a government-sponsored database, ClinicalTrials.gov, within specific timeframes. Failure to do so can result in fines, adverse publicity and civil and criminal sanctions. We further will be required to report certain financial interests of our third-party investigators if these relationships exceed certain financial thresholds or meet other criteria. The FDA or comparable ex-U.S. regulatory authorities may question the integrity of the data from those clinical trials conducted by investigators who may have conflicts of interest.

If any of our relationships with these third-party contract researchers terminate, we may not be able to enter into arrangements with alternative third-party contract researchers on commercially reasonable terms, or at all. If third-party contract researchers do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain are compromised due to the failure to adhere to our clinical protocols, regulatory requirements or for other reasons, any clinical trials such third-party contract researchers are associated with may be extended, delayed or terminated, and we may not be able to obtain marketing approval for or successfully commercialize our product candidates. As a result, we believe that our financial results and the commercial prospects for our product candidates in the subject indication would be harmed, our costs could increase and our ability to generate revenue could be delayed.

We contract with third parties to manufacture our product candidates, which may increase the risk that we will not have sufficient quantities for our development programs, such quantities may not meet the applicable regulatory quality standards, or we may not be able to obtain such quantities at an acceptable cost, which could adversely affect our development efforts.

We currently rely on third party Contract Development and Manufacturing Organizations (CDMOs) to manufacture our product candidates for our development programs. We do not directly control such manufacturing and we are dependent on and will continue to be dependent on our contract manufacturers for compliance with cGMP and other applicable regulatory requirements. We have no direct control over the ability of our contract manufacturers to maintain adequate quality control, quality assurance and qualified personnel. This does not, however, relieve us of our responsibility to ensure that our product candidates are manufactured in accordance with applicable regulatory requirements. Should we or our contract manufacturers fail to comply with these requirements, we and they could face significant regulatory and commercial consequences. For example, regulatory authorities routinely inspect manufacturing facilities. Our manufacturers must also be approved by such regulatory authorities pursuant to pre-approval inspections. If we or our contract manufacturers cannot successfully manufacture material in accordance with the applicable regulatory requirements, we and they will not be able to secure and/or maintain regulatory approval. We may also have to repeat studies that used product that did not conform with applicable requirements. Our failure, or the failure of our third-party manufacturers, over whom we have no direct control, to comply with applicable regulatory requirements could result in sanctions being imposed on us or the, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, clinical holds or termination of clinical studies, warning or untitled letters, regulatory communications warning the public about safety issues with a product, import or export refusals, license revocation, seizures, detentions, or recalls of product candidates or products, operating restrictions, criminal prosecutions or debarment, suits under the civil False Claims act, corporate integrity agreements, or consent decrees, any of which could significantly and adversely affect our reputation and supplies of our product candidates and our business, results of operations and financial condition could be materially adversely affected.

We currently rely exclusively on STA Pharmaceutical Hong Kong Limited, a wholly owned subsidiary of WuXi AppTec China-based facilities for the manufacturing of our EO3001 drug substance and product to be used in our upcoming initial clinical trials in Australia. We also contract for their services to conduct stability testing on our EO1001 drug product and will also rely on these services for our EO3001 drug products. Although we will likely continue to rely on foreign CDMOs in the future, we believe that given the composition of our drug substance and product, we would be able to secure domestic manufacturers as well if needed. To the extent that we rely on any foreign CDMOs, they may be subject to trade restrictions and other foreign regulatory requirements, which could increase the cost or reduce the supply of material available to us, delay the procurement or supply of such material, or delay or prevent the shipment of material out of the foreign country to the U.S. There may further be sanctions imposed with respect to foreign manufactured drug products and their components and tariffs are currently being proposed or agreed to. Additionally, the biopharmaceutical industry in particular in China is strictly regulated by the Chinese government. Changes to Chinese regulations affecting biopharmaceutical companies are unpredictable and may have a material adverse effect on our partnerships in China, which could have an adverse effect on our business, financial condition, results of operations and prospects. Foreign CDMOs may also be the subject of U.S. legislation. For example, there previously was proposed legislation in the U.S. that would have restricted the use of the services of certain foreign entities, including the BIOSECURE Act. If enacted the BIOSECURE Act, would have prohibited companies receiving U.S. federal funding from doing business with certain Chinese companies, and including WuXi AppTec and its subsidiaries. If this legislation became law, or if a similar law were passed, it would severely restrict the ability of U.S. biopharmaceutical companies like us to purchase services or products from, or otherwise collaborate with, certain Chinese biotechnology companies “of concern” without losing the ability to contract with, or otherwise receive funding from, the U.S. government. It is possible some of our contractual counterparties, including WuXi AppTec and its subsidiaries, could be impacted by future legislation or government policies. If WuXi AppTec or any of the other third parties that we engage to supply any materials or manufacture products for our preclinical tests and clinical trials should cease to continue to do so or if we are prevented from using their services for any reason, we could experience delays in advancing these tests and trials while we identify and qualify replacement suppliers or manufacturers and we may be unable to obtain replacement supplies on terms that are favorable to us, or at all. In addition, if we are not able to obtain adequate supplies of our products or product candidates or the substances used to manufacture them, it will be more difficult for us to develop our product candidates, commercialize our products and compete effectively.

In addition, if our contract manufactures are not able to maintain compliance, we may need to find alternative manufacturing facilities, which would negatively impact our ability to develop and obtain regulatory approval for our product candidates There is also no guarantee that we would be able to find alternative manufacturing facilities or enter into agreements with alternative manufacturers on favorable terms.

Even if we are able to establish and maintain arrangements with third-party manufacturers, reliance on such third parties entails additional risks, including:

●	reliance on the third party for regulatory compliance and quality assurance;

●	the possible breach of the agreements by the third party;

●	the possible misappropriation of our proprietary information, including our trade secrets and know-how;

●	the possibility of the manufactured supplies not being delivered in a timely manner, delaying development programs;

●	the possibility of third-party resources not being devoted in the manner necessary to satisfy our requirements within the expected time frame; and

●	the possible termination or nonrenewal of a critical agreement by the third party at a time that is costly or inconvenient to us.

Many additional factors could cause production interruptions, including human error, natural disasters, labor disputes, acts of terrorism or war, equipment malfunctions, contamination, supply chain disruption, including disruptions caused by outbreaks of contagious disease, any new tariffs imposed in the jurisdictions in which we operate, or raw material and component shortages. If future supply chain disruptions create prolonged delays, the supplies of our products candidates may be significantly and adversely affected and our business, results of operations and financial condition could be materially adversely affected.

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In addition, to the extent that any contract manufactures that we engage develop proprietary manufacturing processes or procedures, should we need to change manufacturers, we may not be able to transfer know-how to a new manufacturer. In such a case, the new manufacturer would need to invest substantial time, money, and effort to develop its own processes and procedures, which would require regulatory authority approval.

Product liability and other civil lawsuits against us could cause us to incur substantial liabilities and to limit clinical trials. Our insurance program may not be extensive enough to adequately protect us against these risks.

We face an inherent risk of product liability exposure related to clinical trials. If we cannot successfully defend ourselves against claims that our product candidates caused injuries, we will incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

●	reduced resources of our management to pursue our business strategy;

●	injury to our reputation and significant negative media attention;

●	the inability to continue current clinical trials or begin planned clinical trials;

●	withdrawal or reduced enrollment of clinical trial participants;

●	significant costs to defend the related claims/litigation;

●	increased insurance costs, or an inability to maintain appropriate insurance coverage;

●	substantial monetary awards to trial participants, patients and/or their families;

●	loss of revenue;

●	the inability to obtain approval of or commercialize our product candidates;

●	initiation of investigations and enforcement actions by regulators; and

●	the cessation of development or regulatory disapproval of product candidates, as well as labeling, marketing, or promotional restrictions.

Any insurance that we may have may not adequately cover any product liability risks.

In addition, we could be subject to other costly civil litigation, including contractual claims. If third parties believe that we have violated our contractual terms, we may need to defend or settle litigation, which could damage our business and prospects.

Risks Related to Intellectual Property

Our intellectual property is critical to our success and in part depends on our ability to maintain, protect, and expand our portfolio of intellectual property rights.

Biotechnology and pharmaceutical companies generally, and we in particular, compete in a crowded competitive space characterized by rapidly  evolving technologies and aggressive defense of intellectual property. Our patent portfolio as of October 31, 2025 contains three issued and unexpired U.S. patents, seven pending U.S. patent applications, five issued and unexpired international patents and eighteen pending patent cooperation treaty (PCT) applications that are solely owned by or exclusively optioned to us and certain foreign counterparts of a subset of these patents and patent applications in foreign jurisdictions, including Australia, Brazil, Canada, China, Japan, South Korea, Mexico, and countries within the European Patent Convention and the Eurasian Patent Organization. The patents and patent applications we own and license upon which we rely for our therapeutic platform expire between 2033 and 2045. Our success depends in large part on our ability to obtain and maintain patent and other intellectual property protection in the United States and other countries with respect to our proprietary technology and products. We seek to protect our proprietary position by filing patent applications in the United States and abroad related to our proprietary technologies and drug candidates.

Our patents and patent applications are directed to our product candidates and accompanying technologies. We seek patent protection for our development programs, product candidates and related alternatives by filing and prosecuting patent applications in the U.S. and other countries as appropriate.

If we are unable to obtain and maintain patent protection for any products we develop and for our technology, or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize products and technology similar or identical to ours, and our ability to commercialize any product candidates we may develop, and our technology may be adversely affected.

Our success depends in large part on our ability to obtain and maintain patent protection in the United States and other countries with respect to our product candidates and the accompanying technologies we develop that are important to our business. If we are unable to secure or maintain patent protection with respect to our technology and any proprietary products and technology we develop, our business, financial condition, results of operations, and prospects could be materially harmed.

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Patent positions of life sciences companies can be uncertain and involve complex factual and legal questions. No consistent policy governing the scope of claims allowable in the field of drug development has emerged in the United States. The scope of patent protection in jurisdictions outside of the United States is also uncertain. Changes in either the patent laws or their interpretation in any jurisdiction that we seek patent protection may diminish our ability to protect our inventions, maintain and enforce our intellectual property rights; and, more generally, may affect the value of our intellectual property, including the narrowing of the scope of our patents and any that we may license.

The intellectual property landscape in the field of oncology therapeutics is crowded, and third parties may initiate legal proceedings alleging that we are infringing, misappropriating, or otherwise violating their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of our business.

Due to the intense research and development undertaken by academic institutions and multiple companies, including us and our competitors, in this field, the intellectual property landscape is in flux, and it may remain uncertain for the coming years. There may be significant intellectual property-related litigation and proceedings relating to our own and other third-party intellectual property and proprietary rights in the future.

Our development and commercialization rights to our current and future product candidates and technology may be subject, in part, to the terms and conditions of licenses granted to us by others.

We expect to be reliant upon licenses to certain patent rights and proprietary technology from third parties that are important or necessary to the engineering and development of our current and future product candidates. These and other licenses may not provide exclusive rights to use such intellectual property and technology in all relevant fields of use and in all territories in which we choose to develop or commercialize our technology and products in the future. As a result, we may not be able to prevent others from developing and commercializing competitive products in territories included in all of our licenses.

We engage in collaborations with scientists at academic and non-profit institutions to access technologies and materials that are not otherwise available to us. The agreements that govern these collaborations may include an option to negotiate an exclusive license to or acquire rights in inventions that are created in the course of these collaborations, but we may not be able to come to a final agreement with an institution holding rights in an invention that is relevant to the development and commercialization of our technology.

In addition, we may not have the right to control the preparation, filing, prosecution, maintenance, enforcement, and defense of patents and patent applications covering the technology that we license or acquire from third parties. Therefore, we cannot be certain that these patents and patent applications will be prepared, filed, prosecuted, maintained, enforced, and defended in a manner consistent with the best interests of our business. If our licensors fail to prosecute, maintain, enforce, and defend such patents, or lose rights to those patents or patent applications, the rights we have licensed may be reduced or eliminated, and our right to develop and commercialize any of our products that are the subject of such licensed rights could be adversely affected. Additionally, we may be required to reimburse our licensors for all of their expenses related to the prosecution, maintenance, enforcement and defense of patents and patent applications that we in-license from them.

Our licensors may have relied on third-party consultants or collaborators or on funds from third parties such that our licensors are not the sole and exclusive owners of the patents we in-licensed. If other third parties have ownership rights to our in-licensed patents, they may be able to license such patents to our competitors, and our competitors could market competing products and technology. This could have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.

Our licensors might conclude that we have materially breached our license agreements and might therefore terminate the license agreements, thereby removing our ability to develop and commercialize products and technology covered by these license agreements. If these in-licenses are terminated, or if the underlying patents fail to provide the intended exclusivity, competitors will have the freedom to seek regulatory approval of, and to market, products identical to ours. In addition, we may seek to obtain additional licenses from our licensors and, in connection with obtaining such licenses, we may agree to amend our existing licenses in a manner that may be more favorable to the licensors, including by agreeing to terms that could enable third parties (potentially including our competitors) to receive licenses to a portion of the intellectual property that is subject to our existing licenses. Any of these events could have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.

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Risks Related to Employee Matters, Managing our Growth and Other Risks Related to our Business.

We are highly dependent on our key personnel, who are currently retained as consultants. If we are not successful in attracting, motivating and retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

We are highly dependent on members of our executive team, who are currently retained as consultants. The loss of the services of any of them may adversely impact the achievement of our objectives. Any of our executive officers could leave our Company at any time, as all of our executives are consultants. We currently do not have “key person” insurance on any of our personnel. The loss of the services of one or more of our current executives might impede the achievement of our research, development and commercialization objectives.

Recruiting and retaining qualified employees, consultants and advisors for our business, including scientific and technical personnel, also will be critical to our success. Competition for skilled personnel is intense and the turnover rate can be high. We may not be able to attract and retain personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies and academic institutions for skilled individuals. In addition, failure to succeed in preclinical studies, clinical trials or applications for marketing approval may make it more challenging to recruit and retain qualified personnel. The inability to recruit, or the loss of services of certain executives, key employees, consultants or advisors, may impede the progress of our research, development and commercialization objectives and have a material adverse effect on our business, financial condition, results of operations and prospects.

Our employees, independent contractors, vendors, principal investigators, CROs and consultants may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements and insider trading.

We are exposed to the risk that our employees, independent contractors, vendors, commercial partners, principal investigators, CROs and consultants may engage in fraudulent conduct or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violate the regulations of the FDA and comparable foreign regulatory authorities, including those laws requiring the reporting of true, complete and accurate information to such authorities; healthcare fraud and abuse laws and regulations in the United States and abroad; or laws that require the reporting of financial information or data accurately. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, patient support and assistance, sales commission, customer incentive programs and other business arrangements. Activities subject to these laws also involve the improper use of information obtained in the course of clinical trials or creating fraudulent data in our preclinical studies or clinical trials, which could result in regulatory sanctions and cause serious harm to our reputation. We intend to adopt, prior to the completion of this offering, a code of conduct applicable to all of our employees, but it is not always possible to identify and deter misconduct by employees and other third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. Additionally, we are subject to the risk that a person could allege such fraud or other misconduct, such as a whistleblower pursuing a False Claims Act case against us, even if none occurred. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, sanctions, including civil monetary penalties, damages, criminal fines, disgorgement, suspension and debarment from government contracts, refusal of orders under existing government contracts, possible exclusion from participation in Medicare, Medicaid and other federal and state healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, and curtailment or restructuring of our operations, any of which could materially adversely affect our ability to operate our business and our results of operations. Even if we successfully defend against any such action, it could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.

Our future ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.

Since our inception, we have incurred losses and we may never achieve profitability. To the extent that we continue to generate taxable losses, under current law, our unused U.S. federal net operating losses, or NOLs, may be carried forward to offset a portion of future taxable income, if any. Additionally, we continue to generate business tax credits, including research and development tax credits, which generally may be carried forward to offset a portion of future taxable income, if any, subject to expiration of such credit carryforwards. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), if a corporation undergoes an “ownership change,” generally defined as one or more shareholders or groups of shareholders who own at least 5 percent of the corporation’s equity increasing their equity ownership in the aggregate by more than 50 percentage points (by value) over a three-year period, the corporation’s ability to use its pre-change NOLs and other pre-change tax attributes (such as research and development tax credits) to offset its post-change income or taxes may be limited. Similar rules may apply under state tax laws. Our prior equity offerings and other changes in our stock ownership may have resulted in such ownership changes in the past. In addition, we may experience ownership changes in the future as a result of this offering or subsequent shifts in our stock ownership, some of which are outside of our control. As a result, if we earn net taxable income, our ability to use our pre-change NOLs or other pre-change tax attributes to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us. Additional limitations on our ability to utilize our NOLs to offset future taxable income may arise as a result of our corporate structure whereby NOLs generated by our subsidiary may not be available to offset taxable income earned by our subsidiary. There is a risk that due to changes under the tax law, regulatory changes or other unforeseen reasons, our existing NOLs or business tax credits could expire or otherwise be unavailable to offset future income tax liabilities. At the state level, there may also be periods during which the use of NOLs or business tax credits is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed. For these reasons, we may not be able to realize a tax benefit from the use of our NOLs or tax credits, even if we attain profitability.

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Unfavorable global economic conditions, including any adverse macroeconomic conditions or geopolitical events, could adversely affect our business, financial condition, results of operations or prospects.

Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets. The global credit and financial markets have experienced extreme volatility and disruptions in the past several years, including severely diminished liquidity and credit availability, rising inflation and monetary supply shifts, rising interest rates, labor shortages, declines in consumer confidence, declines in economic growth, increases in unemployment rates, recession risks and uncertainty about economic and geopolitical stability. A severe or prolonged economic downturn, or global financial or political crises, could result in a variety of risks to our business, including delayed clinical trials or preclinical studies, delayed approval of our product candidates, delayed ability to obtain patents and other intellectual property protection, weakened demand for our product candidates, if approved, or our ability to raise additional capital when needed on acceptable terms, if at all. The extent of the impact of these conditions on our operational and financial performance, including our ability to execute on our business strategies and initiatives in the expected timeframe, as well as that of third parties upon whom we rely, will depend on future developments, which are uncertain and cannot be predicted. A weak or declining economy also could strain our suppliers, possibly resulting in supply disruption. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our business. Furthermore, continued market volatility or a general economic downturn could cause our stock price to decline.

Events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. If any of the banks that hold our cash deposits were to be placed into receivership, we may be unable to access our cash and cash equivalents and short-term marketable securities, which would adversely affect our business. In addition, if any of the third parties on whom we rely to conduct certain aspects of our preclinical studies or clinical trials are unable to access funds through certain financial institutions, such parties’ ability to fulfill their obligations to us could be adversely affected.

Risks Related to Data Privacy, Data Protection, AI, Business and Operational Resilience, and Information Security

If our information technology systems, or those used by our third party collaborators, clinical trial sites or other contractors or consultants with whom we work, or our data systems, are or were compromised (or suspected to have been compromised), we could experience adverse consequences, including but not limited to regulatory investigations, enforcement action, or other action, litigation, fines and penalties, disruptions of our business operations, reputational harm and other adverse consequences.

In the ordinary course of our business, we, and the third parties with whom we work, collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, transmit and share, which we collectively refer to as “process”, personal data, personal information, and other material categories of information, including proprietary and confidential business data, trade secrets, intellectual property, data we collect about trial participants in connection with clinical trials, sensitive third-party data, business plans, transactions and financial information, which we collectively refer to as sensitive data. As a result, we and the third parties with whom we work face a variety of evolving threats which could cause security, and business and operational resilience incidents. Cyberattacks, malicious internet-based activity, online and offline fraud and other similar activities threaten the confidentiality, integrity and availability of data under our control or in our possession and information technology systems, and those of the third parties with whom we work.

Our information technology systems and those of our CROs, CMOs, clinical sites and other contractors and consultants with whom we work are vulnerable to cyberattacks, computer viruses, bugs, worms or other malicious codes, malware (including as a result of advanced persistent threat intrusions) and other attacks by computer hackers, brute force attacks, application security attacks, social engineering (including through deep fakes, which may be increasingly more difficult to identify as fake, and phishing attacks), supply chain attacks and vulnerabilities through our third-party service providers, denial-of-service attacks, credential stuffing, credential harvesting, personnel misconduct or error, supply-chain attacks, software bugs, server malfunctions, software or hardware failures, loss of data or other information technology assets, adware, attacks facilitated or enhanced by Artificial Intelligence or AI, telecommunications failures, earthquakes, fires, floods and other similar threats. The increase in remote work has increased these risks to our information technology systems and sensitive material categories of data, as more of our employees utilize network connections, computers and devices outside our premises or network, including working at home, while in transit, and in public locations.

Such threats are prevalent and continue to rise, are increasingly difficult to detect and come from a variety of sources, including traditional computer “hackers,” threat actors, “hacktivists,” organized criminal threat actors, personnel (such as through theft or misuse), sophisticated nation-states and nation-state-supported actors. Some actors now engage and are expected to continue to engage in cyber-attacks, including without limitation nation-state actors, for geopolitical reasons and in conjunction with military conflicts and defense activities. In particular, ransomware attacks, including those from organized criminal threat actors, nation-states and nation-state-supported actors, are becoming increasingly prevalent and severe and can lead to significant interruptions, delays or outages in our operations, loss of sensitive data, loss of income, significant extra expenses to restore data or systems (to the extent they can be restored), delays in development programs or the need to repeat studies, reputational loss and the diversion of funds. To alleviate the negative impact of a ransomware attack, it may be preferable to make extortion payments, but we may be unwilling or unable to do so (including, for example, if applicable laws or regulations prohibit such payments).

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During times of war and other major conflicts, we and the third parties with whom we work may be vulnerable to a heightened risk of attacks for geopolitical reasons, including retaliatory cyberattacks, that could materially disrupt our systems and operations, supply chain and ability to continue our research and development efforts or produce, sell and distribute our product candidates, if approved. In addition to experiencing a security incident, third parties may gather, collect or infer sensitive data about us from public sources, data brokers or other means that reveals competitively sensitive details about our organization and could be used to undermine our competitive advantage or market position.

Furthermore, future business transactions (such as acquisitions) could expose us to additional cybersecurity risks and vulnerabilities, as our systems could be negatively affected by vulnerabilities present in the systems and technologies of any acquired entities. Additionally, we may discover security issues that were not found during due diligence of such acquired entities, and it may be difficult to integrate companies into our information technology environment and security program.

It may be difficult or costly to detect, investigate, mitigate, contain and remediate a security incident, or a suspected incident. Our efforts to do so may not be successful. Actions taken by us or the third parties with whom we work to detect, investigate, mitigate, contain and remediate a security incident or a suspected incident could result in outages, data losses and disruptions of our business. Threat actors may also gain access to other networks and systems after a compromise of our networks and systems.

In addition, our reliance on third-party partners could introduce new cybersecurity risks and vulnerabilities. We rely on third-party partners and technologies to operate critical business systems and to process sensitive data in a variety of contexts, including cloud-based infrastructure, encryption and authentication technology, employee email and other functions. We also rely on third-party partners to assist with our clinical trials, provide other products or services or otherwise to operate our business. Our ability to monitor these third parties’ information security practices is limited, and these third parties may not have adequate information security measures in place. If our third-party partners experience a security incident or other interruption, we could experience adverse consequences. While we may be entitled to damages if our third-party service partners fail to satisfy their privacy or security-related obligations to us, any award may be insufficient to cover our damages, or we may be unable to recover such award. In addition, supply-chain attacks have increased in frequency and severity, and we cannot guarantee that third parties’ infrastructure in our supply chain or our third-party partners’ supply chains have not been compromised or that they do not contain exploitable defects or bugs that could result in a breach of or disruption to our information technology systems (including our services) or the third-party information technology systems that support us and our services.

The costs related to significant security breaches, incidents, or business or operational disruptions could be material and cause us to incur significant expenses. If the information technology systems of our CROs, CMOs, clinical sites and other contractors and consultants become subject to disruptions or security incidents, we may have insufficient recourse against such third parties and we may have to expend significant resources to mitigate the impact of such an event, and to develop and implement protections to prevent future events of this nature from occurring.

If any such incidents or disruptions were to occur and cause interruptions in our operations, it could result in a disruption of our business, operations and development programs. For example, the loss of clinical trial data from completed or ongoing clinical trials for a product candidate could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security incident were to result in the loss of or damage to our sensitive data or applications, or inappropriate disclosure of sensitive data, we could incur liability and the further development of any product candidates could be delayed. Applicable data privacy, operational resilience, and data security obligations (including without limitation under European Data and AI Laws, as well as U.S. laws) may require us, or we may voluntarily choose, to notify relevant stakeholders, including affected individuals, future customers, regulators, and investors, of security incidents, or business or operational disruptions, or to take other actions, such as providing credit monitoring and identity theft protection services. Such disclosures and related actions can be costly, and the disclosure or the failure to comply with such applicable requirements could lead to adverse consequences. Any such event could also result in adverse consequences, such as government enforcement actions (for example, investigations, fines, penalties, audits and inspections), additional reporting requirements or oversight, restrictions on processing sensitive data, litigation, indemnification obligations, negative publicity, reputational harm, monetary fund diversions, diversion of management attention, financial loss and other similar harms. Security incidents and other disruptions, and attendant consequences may negatively impact our ability to grow and operate our business and may result in a loss of confidence in us and our ability to conduct clinical trials, which could delay the clinical development of our product candidates.

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Our contracts may not always contain appropriate exclusions and/or limitations of liability, and even where they do, there can be no assurance that such exclusions and/or limitations of liability in our contracts are sufficient to protect us from liabilities, damages, or claims related to our data privacy, operational resilience and security obligations, including without limitation under European Data and AI Laws and U.S. laws. We cannot be sure that our insurance coverage will be adequate or sufficient to protect us from or to mitigate liabilities arising out of our privacy and security practices, that such coverage will continue to be available on commercially reasonable terms or at all or that such coverage will pay future claims. Additionally, material sensitive data in our possession or under our control could be leaked, disclosed or revealed as a result of, or in connection with, our employees’, personnel’s or vendors’ use of AI technologies.

We and the third parties with whom we work are subject to stringent and evolving U.S., European, and foreign laws, regulations and rules, contractual obligations, industry standards, policies and other obligations related to data privacy and security, data protection and business and operational resilience. Any actual or perceived failure to comply with such obligations could lead to government enforcement actions (which could include civil or criminal penalties), private litigation (including class claims), negative publicity or other adverse consequences that could negatively affect our operating results and business.

We may be subject to a variety of different laws related to data privacy and security, including HIPAA, U.S. state laws, and laws of foreign countries. For the purpose of this prospectus, the EU General Data Protection Regulation, UK General Data Protection Regulation, and UK Data Protection Act 2018 are collectively referred to as the “GDPR”. The European Economic Area, UK, and Switzerland are collectively referred to as “Europe”. The GDPR and the EU Network and Information Systems Directive-related laws, EU AI Act, and other laws, regulations, and governmental guidelines are collectively referred to as “European Data and AI Laws”.

In the ordinary course of business, we and our partners process sensitive data (which may include data considered to be “special category” personal data under European Data and AI Laws. As a result, we and our partners may be subject to numerous data privacy and security obligations, such as various U.S. federal, state, European and foreign laws and regulations, guidance, industry standards, external and internal privacy and security policies, contractual requirements and other obligations relating to data privacy and security, including without limitation, European Data and AI Laws and U.S. legal requirements. In the United States, numerous federal, state and local governments have enacted laws and regulations, including state data breach notification laws, state health information privacy laws, federal and state consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act, or the FTCA) and other similar regulations (e.g., wiretapping) that govern the processing of sensitive data, including health-related information. For example, HIPAA, as amended by HITECH, imposes specific requirements relating to the privacy, security and transmission of individually identifiable protected health information.

Even when HIPAA does not apply, according to the FTC failing to take appropriate steps to keep consumers’ personal information secure may constitute unfair acts or practices in or affecting commerce in violation of the FTCA. The FTC expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities. Individually identifiable health information is considered sensitive data that merits stronger safeguards.

In addition, numerous U.S. states—including California, Virginia, Colorado, Connecticut and Utah—have enacted comprehensive privacy laws that impose certain obligations on covered businesses, including providing specific disclosures in privacy notices and affording residents with certain rights concerning their personal data. As applicable, such rights may include the right to access, correct or delete certain personal data, and to opt-out of certain data processing activities, such as targeted advertising, profiling and automated decision-making. The exercise of these rights may impact our business. Certain states also impose stricter requirements for processing certain personal data, including sensitive information, such as conducting data privacy impact assessments. Failure to comply with these laws, where applicable, can result in significant statutory fines. For example, the California Consumer Privacy Act, as amended by the California Privacy Rights Act of 2020, or CPRA, collectively the CCPA, applies to personal data of consumers, business representatives and employees who are California residents, and requires businesses to provide specific disclosures in privacy notices and honor requests of such individuals to exercise certain privacy rights. The CCPA provides for fines of up to $7,500 per intentional violation and allows private litigants to recover significant statutory damages for certain data breaches, thereby potentially increasing risks associated with a data breach. The CCPA and other comprehensive U.S. state privacy laws exempt some data processed in the context of clinical trials, but these developments may further complicate compliance efforts, and increase legal risk and compliance costs for us and the third parties with whom we work. A number of similar privacy laws are also being considered in several other states as well as at the federal level, which may add additional complexity, variation in requirements, restrictions and potential legal risk, require additional investment of resources in compliance programs, impact strategies and the availability of previously useful data and could result in increased compliance costs or changes in business practices and policies. Other states, like Washington State, have passed healthcare-specific privacy laws. The My Health My Data Act became effective March 31, 2024 and restricts how entities collect, use, and process “consumer health data,” defined broadly as personal information that is linked or reasonably linkable to a consumer and that identifies the consumer’s health status. While HIPAA-regulated entities may be exempt from the Act, the exemption is based on the data collected and used rather than on the entity’s status as a HIPAA covered entity or business associate. As such, some data may be subject to the Act and HIPAA, while other data may only be subject to HIPAA. The existence of comprehensive privacy laws in different states in the country would make our compliance obligations more complex and costly and may increase the likelihood that we may be subject to enforcement actions or otherwise incur liability for noncompliance.

Outside the United States, an increasing number of laws and regulations, including Australia’s Privacy Act, and European Data and AI Laws, may also apply to our processing of sensitive data, including health-related and other personal data.

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Among other obligations, European Data and AI Laws impose strict obligations and restrictions on the ability to collect, analyze, transfer and otherwise process personal data, including health data relating to clinical trials and adverse event reporting. In particular, these obligations and restrictions concern (non-exhaustively), the information to be provided to the individuals, the legal basis and conditions to be satisfied to process personal data, the transfer of personal data out of Europe, security breach notifications, obligations with respect to security and confidentiality of the personal data, vendor contracting and management, obligations with respect to data subjects, and accountability and documentation obligations.

The GDPR (among other European Data and AI Laws) allows governmental authorities to potentially impose high regulatory fines (among other enforcement tools, which include without limitation, temporary or definitive bans on data processing) in the event of violations, for example, under the GDPR up to 4% of global annual group turnover or EUR 20 million (whichever is the higher amount). Governmental authorities in Europe may potentially levy such fines directly upon on the non-compliant entity and/or on the parent company (so-called “undertaking”) of the non-compliant entity. Separate from regulatory enforcement actions, individuals may bring private actions (including without limitation potentially group or representative actions). There is no statutory cap in the GDPR on the amount of compensation or the damages which individuals may recover. Our infringement of other European Data and AI Laws will also create risks for us similar to those risks described above.

Overall, the significant costs of European Data and AI Laws compliance, risk of regulatory enforcement actions and private litigation under, and other burdens imposed by these laws as well as under other regulatory schemes throughout the world related to privacy and security of health information and other personal and private data could have an adverse impact on our business, reputation, financial condition, and results of operations. We may also be subject to additional industry-specific privacy, cybersecurity, data protection, operational and information systems resilience, and artificial intelligence-related laws in Europe and elsewhere which may subject us to additional similar risks and impacts.

In addition, we may be unable to transfer personal data from the Europe and other jurisdictions to the United States or other countries due to data localization requirements or limitations on cross-border data flows. Europe and other jurisdictions have enacted laws requiring data to be localized or limiting the transfer of personal data to other countries. In particular, Europe has significantly restricted the transfer of personal data to the United States and other countries whose privacy laws it generally believes are inadequate. Other jurisdictions may adopt similarly stringent interpretations of their data localization and cross-border data transfer laws. Although there are currently various mechanisms that may be used to transfer personal data from the Europe to the United States in compliance with law, such as the EU’s standard contractual clauses, the United Kingdom’s International Data Transfer Agreement / Addendum, and the EU-U.S. Data Privacy Framework, or the Framework, and the United Kingdom and Swiss extension thereto (which allows for transfers to relevant U.S.-based organizations who self-certify compliance and participate in the Framework), these mechanisms are subject to legal challenges, and there is no assurance that we can satisfy or rely on these measures to lawfully transfer personal data to the United States. If there is no lawful manner for us to transfer personal data from Europe or other jurisdictions to the United States, or if the requirements for a legally compliant transfer are too onerous, we could face significant adverse consequences, including the interruption or degradation of our operations, the need to relocate part of or all of our business or data processing activities to other jurisdictions (such as Europe) at significant expense, increased exposure to regulatory actions, substantial fines and penalties, the inability to transfer data and work with partners, vendors and other third parties and injunctions against our processing or transferring of personal data necessary to operate our business. Additionally, companies that transfer personal data out of Europe to other jurisdictions, particularly to the United States, are subject to increased scrutiny from regulators, individual litigants and activist groups.

Implementing mechanisms to endeavor to ensure compliance with European Data and AI Laws and relevant local legislation in Europe may be onerous and may interrupt or delay our development activities, and adversely affect our business, financial condition, results of operations and prospects. In addition to the foregoing, a breach of the European Data and AI Laws or other applicable data privacy, data protection, AI, operational and business resilience, and security laws and regulations could result in regulatory investigations, reputational damage and orders to cease or change our use of data, enforcement notices or potential civil claims including class-action-type litigation.

We are bound by other contractual obligations related to data privacy, AI, operational and business resilience, and security, and our efforts to comply with such obligations may not be successful.

Obligations related to AI data privacy and security (and consumers’ and data subjects’ expectations) are quickly changing, becoming increasingly stringent and creating uncertainty. Additionally, these obligations may be subject to differing applications and interpretations, which may be inconsistent or conflict among jurisdictions. Preparing for and complying with these obligations requires us to devote significant resources and may necessitate changes to our services, information technologies, systems and practices and to those of any third parties that process personal data on our behalf.

Compliance with U.S., European, and foreign data privacy, data protection, security, AI, operational and business resilience laws, rules and regulations could require us to take on more onerous obligations in our contracts, require us to engage in costly compliance exercises, restrict our ability to collect, use and disclose sensitive data, or, in some cases, impact our or our partners’ or suppliers’ ability to operate in certain jurisdictions. Each of these constantly evolving laws can be subject to varying interpretations. Any actual or perceived failure to comply with U.S., European, and foreign data protection laws and regulations could result in government investigations and enforcement actions (which could include civil or criminal penalties), fines, private litigation or adverse publicity and could negatively affect our operating results and business. In particular, plaintiffs have become increasingly more active in bringing privacy-related claims against companies, including class claims and mass arbitration demands. Some of these claims allow for the recovery of statutory damages on a per violation basis, and, if viable, carry the potential for monumental statutory damages, depending on the volume of data and the number of violations. Moreover, patients about whom we or our partners obtain information, as well as the providers who share this information with us, may contractually limit our ability to use and disclose the information. Claims that we have violated individuals’ privacy rights, failed to comply with data privacy, data protection, security, AI, operational and business resilience laws or breached our contractual obligations, even if we are not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm our business.

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Our business is dependent on the integrity of information technology systems and failure of such systems could disrupt our business, result in regulatory investigations or actions; litigation; fines and penalties; reputational harm; loss of revenue or profits; and other adverse consequences.

Like most companies, we depend on the efficient and uninterrupted operation of our information technology and communications systems and those of our third-party vendors, contractors or consultants. Such systems may fail or suffer security breaches, cyberattacks, loss or leakage of data and other business and operational disruptions, which could cause adverse consequences resulting from such compromise, including but not limited to regulatory investigations or actions; litigation; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; and other adverse consequences, including without limitation under European Data and AI Laws.

We, and third parties on whom we depend, are increasingly dependent on information technology systems, infrastructure and data to operate our and their businesses. In the ordinary course of business, we process confidential information (including but not limited to intellectual property, proprietary business data and patient data). It is critical that we do so in a secure manner to maintain the confidentiality and integrity of such confidential information. We also have outsourced elements of our information technology systems and operations to third parties, and as a result we rely on and manage a number of third-party vendors and other contractors and consultants who have access to and process our confidential information.

Although we are still in the process of planning our internal security controls, policies and other measures (including without limitation those which may be required under European Data and AI Laws), we take steps designed to detect, mitigate, and remediate vulnerabilities in our information systems (such as our hardware and/or software, including that of third parties upon which we rely). We may not, however, detect and remediate all such vulnerabilities including on a timely basis. Further, we may experience delays in developing and deploying remedial measures and patches designed to address identified vulnerabilities. Despite the implementation of these security measures, our information technology systems and those of our third-party vendors and other contractors and consultants have been in the past and may be in the future potentially vulnerable to breakdown, degradation, or other damage or interruption from service interruptions, system malfunction, accidents by our employees or third-party service providers, natural disasters, terrorism, war, global pandemics, and telecommunication and electrical failures. We may also experience security and business operational incidents from inadvertent or intentional actions by our employees, third-party vendors, contractors, consultants, business partners and/or other third parties, including theft, fraud or unauthorized access to or use of our information technology systems, or attack or damage from hacking, cyberattacks or supply chain attacks by malicious third parties and sophisticated nation-state and nation-state-supported actors (including the deployment of harmful computer viruses and malware, ransomware, denial or degradation-of-service attacks, phishing attacks and other social engineering and other means to affect service reliability and threaten the confidentiality, integrity and availability of information), which may compromise our system infrastructure, or that of our third-party vendors and other contractors and consultants, impede our ability to conduct business, delay our financial reporting or lead to data leakage.

Further, remote work has become more common and has increased risks to our information technology systems and data, as more of our employees utilize network connections, computers and devices outside our premises or network, including working at home, while in transit and in public locations.

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Significant disruptions of our information technology systems or those of our third-party vendors and other contractors and consultants, or security breaches could result in the loss, misappropriation and/or unauthorized access, use, or disclosure of, or the prevention of access to, confidential information (including trade secrets or other intellectual property or proprietary business information) and claims by governmental authorities and our counterparties that we have failed to comply with legal or contractual obligations, which could result in financial, legal, business, and reputational harm to us.

There can be no assurance that the limitations of liability in our contracts would be enforceable or adequate to protect us from liabilities and damage and we may not have adequate insurance coverage to cover losses, or all types of costs, expenses and losses, we could incur with respect to security breaches, incidents, business or operational disruptions. The successful assertion of one or more large claims against us that exceeds our available insurance coverage, or results in changes to our insurance policies (including premium increases or the imposition of large deductible or co-insurance requirements), could have an adverse effect on our business. In addition, we cannot be sure that our existing insurance coverage and coverage for errors and omissions will continue to be available on acceptable terms or that our insurers will not deny coverage as to any future claim.

Risks Associated with our NYSE American Listing

In order to have our securities listed on the NYSE American, among other requirements, we will need to add independent qualified persons to our Board.

One of the requirements for a NYSE American listing is that a majority of the members of our Board be independent, or if we qualify as a Smaller Reporting Company (at least 50% of our Board), and that we have an Audit Committee that has at least three members (or two for a smaller reporting company), all of whom must be independent directors. In addition, at least one member of the Audit Committee must have experience that results in such individual’s financial sophistication, pursuant to SEC rules. Notwithstanding, the NYSE American authorizes a “phase-in” period whereby we will be required to have, (i) within 90 days of listing, a majority of “independent” members on our established Committees and (ii) within one (1) year of listing, in addition to a majority of independent Board members, all members of our Committees will be independent. While the Company is currently undertaking a search for qualified Board and Committee members, there can be no assurances that we will be able to find qualified Board members willing to serve on our Board and associated Committees. Currently, we have a four (4) member Board and only one Board member qualifies as independent under NYSE American rules. In the event we are unable to attract a sufficient number of independent qualified persons to serve on our Board, Audit Committee, Compensation Committee and Governance and Nominating Committee, we may be unable maintain our Common Stock listing on the NYSE American even if we are initially listed subject to the foregoing “phase-in” period. In the event that our Common Stock is not initially listed on the NYSE American, we would not proceed with the offering described in this prospectus.

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USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of 2,777,777 shares of our Common Stock in this offering by us, will be approximately $22,415,000 (or approximately $25,902,500 if the underwriters exercise in full their option to purchase up to 416,167 shares from us), assuming an initial public offering price of $9.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We will not receive any proceeds from the sale of shares of Common Stock by the selling stockholder.

Each $1.00 increase (decrease) in the assumed initial public offering price of $9.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) as adjusted cash and cash equivalents, working capital, total assets, and total equity by approximately $2,583,333, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 100,000 shares offered by us at the assumed initial public offering price of $9.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us would increase (decrease) as adjusted cash and cash equivalents, working capital, total assets, and total equity by approximately $837,000. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual initial public offering price and other terms of our initial public offering determined at pricing.

As of September 30, 2025, we had cash and cash equivalents of $96,995. We intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, (i) to fund research and development activities related to the clinical development of our product candidates, (ii) to fund other research and development activities, and (iii) for working capital and other general corporate purposes as described by the estimates in the following table:

Estimated Use of Proceeds
(i) to fund research and development activities related to the clinical development of our product candidates			$8,650,000
EO3001	Phase 1-2a clinical trial	$2,750,000
	Supportive non-clinical research	$250.000
		$3,000,000
EO4426	Manufacturing	$950,000
	Phase 1-2a clinical trial	$2,750,000
	Supportive non-clinical research	$250,000
		$3,950,000
Orotecan	GMP Manufacturing	$250,000
	Ongoing Phase 1-2a clinical trial	$1,000,000
		$1,250,000
EO1001	Working capital for partner-reimbursed costs	$450,000
(ii) to fund other research and development activities *			$1,250,000
(iii) to pay outstanding trade payables and accrued expenses incurred in the ordinary course of business			$3,520,000
(iv) to pay anticipated investor relations costs for 12 months post offering			$1,000,000
(v) for working capital and other general corporate purposes			$7,995,000

* Includes activities not related to our current product candidates, such as the evaluation and acquisition of additional product candidates or development of advanced formulations for our drug candidates.

Although we do not anticipate needing additional funds to complete the specific development items for which these proceeds are being obtained, there can be no assurances that additional funds will not be required. In the event such funds are needed, we have not identified the source of these funds, or an estimate on the amounts, if any.

Based on our current operational plans and assumptions, we expect our cash and cash equivalents, together with the net proceeds from this offering, will be sufficient to fund our expected operating expenses and capital expenditure requirements to the end of the calendar year 2027. We believe that the net proceeds from this offering, together with our existing cash and cash equivalents, may be insufficient to fund any of our drug candidates through regulatory approval, and we anticipate needing to raise additional capital to complete the development of and commercialize our drug candidates. It is difficult to predict the cost and timing required to complete development and obtain regulatory approval of, and commercialize, our drug candidates due to, among other factors, our limited experience with initiating, conducting and completing clinical trials, obtaining regulatory approval and commercializing our drug candidates, the rate of subject enrollment in our clinical trials, filing requirements with various regulatory agencies, clinical trial results and the actual costs of manufacturing and supplying our drug candidates. We may seek additional funds from non-dilutive sources such as government grants and licensing activities with pharmaceutical development collaborators

Our expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. We believe that opportunities may exist from time to time to expand our current business through licenses with or acquisitions of, or investments in, complementary businesses, products or technologies, and we may use a portion of the net proceeds for these purposes.

Our management will have broad discretion over the use of the net proceeds from this offering. The amounts and timing of our expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing, cost and success of preclinical studies and clinical trials, the timing of regulatory submissions, our ability to obtain additional financing, the amount of cash obtained through our existing collaborations and future collaborations, if any, and any unforeseen cash needs.

Pending any use described above, we intend to invest the net proceeds of this offering in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid, and do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents, and our capitalization as of September 30, 2025:

●	on an actual basis;

●	on a pro forma basis after adjusting for the following issuances subsequent to September 30, 2025: (1) 3,334 shares of Common Stock to service providers, and (2) the assumed conversion of all outstanding shares of our convertible securities (including Series B Notes, Series C Notes, and Series D Notes with interest accrued through October 31, 2025) into an aggregate of 1,423,912 shares of our Common Stock upon the closing of this offering (based on the assumed initial public offering price of $9.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus); and

●	on a pro forma as adjusted basis to give effect to: the pro forma adjustments described above; and our issuance and sale of shares of Common Stock in this offering at an assumed initial public offering price of $9.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and estimated offering expenses payable by us.

The pro forma and pro forma as adjusted information below is illustrative only, and our capitalization following the closing of this offering will depend on the actual initial public offering price and other terms of this offering determined at pricing. You should read this information in conjunction with our financial statements and the related notes appearing at the end of this prospectus, the sections of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information contained in this prospectus.

	As of September 30, 2025
	Actual	Pro Forma	Pro Forma As Adjusted
	(in thousands, except share and per share data)
Cash and cash equivalents	$97	$97	$22,512

Convertible Securities, including accrued interest	5,838	—	—
Stockholders’ (deficit) equity:
Preferred stock, $0.0001 par value per share; 50,000,000 shares authorized, no shares issued or outstanding, actual; 50,000,000 shares authorized and no shares issued or outstanding, pro forma and pro forma as adjusted	—	—	—
Common Stock, $0.0001 par value per share; 200,000,000 shares authorized, 4,077,014 shares issued and outstanding, actual; 5,504,260 shares issued and outstanding, pro forma; 8,282,037 issued and outstanding, pro forma as adjusted	1	1	1
Additional paid-in capital	4,842	10,684	33,099
Accumulated deficit	(12,004)	(12,004)	(12,004)

Total stockholders’ (deficit) equity	(7,161)	(1,319)	21,096

Total capitalization	$(1,323)	$(1,319)	$21,096

The Pro Forma number of shares of our Common Stock to be outstanding after this offering is based on 4,077,014 shares of our Common Stock outstanding as of September 30, 2025, after giving effect to the following issuances: (i) the sale of 2,777,777 shares from us in this offering (excluding over-allotments), (ii) the issuance of 3,334 shares of Common Stock issued subsequent to September 30, 2025, and (iii) approximately 1,423,912 shares of Common Stock that will be automatically issued at the closing of this offering upon the conversion of outstanding convertible notes and accrued interest as of October 31, 2025, which assumes a price per share in this Offering of $9.00, consisting of: (i) $565,000 in principal of Series B Convertible Notes (“Series B Notes”) plus accrued interest, which will automatically convert into approximately 651,901 shares of Common Stock (assuming conversion price of approximately $1.416, calculated based off of $8,000,000 divided by fully diluted capitalization of Company as described in the Series B Notes) (ii) $2,295,000 in principal of Series C Convertible Notes (“Series C Notes”) plus accrued interest, which will automatically convert into approximately 378,279 shares of Common Stock (assuming conversion price of $7.68 as described in the Series C Notes), and (iii) $2,606,600 in principal of Series D Convertible Notes (“Series D Notes”) plus accrued interest, which will automatically convert into approximately 393,732 shares of Common Stock (assuming conversion price of $7.20, or 80% of the assumed $9.00 initial public offering price of the Common Stock as described in the Series D Notes), but excludes:

●	605,975 shares of our Common Stock issuable upon the exercise of options outstanding under our Amended and Restated 2021 Omnibus Equity Incentive Plan, at a weighted-average exercise price of $3.04 per share;

●	1,230,957 shares of our Common Stock available for future issuance under the 2025 Omnibus Equity Incentive Plan, which was approved by the shareholders on September 30, 2025;

●	254,493 shares of Common Stock underlying outstanding warrants, at a weighted average exercise price of $3.70 per share (with such average exercise price including 32,227 warrants issued with the Series B Notes, which exercise price is assumed to be $7.65 per share (85% of the price paid per share of Common Stock in this initial public offering)).

●	the issuance of shares of Common Stock upon exercise of the Underwriter Warrants being issued in this offering; and

●	the issuance of shares upon exercise by the underwriters of their option to purchase up to 416,667 shares of Common Stock from us to cover over-allotments, if any.

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DILUTION

If you invest in our Common Stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our Common Stock after this offering. The sale of the shares of Common Stock by the selling stockholder has no effect on the dilution calculations herein, except for the number of shares held by new investors versus existing stockholders post-offering below.

As of September 30, 2025, we had a historical net tangible book deficit of $9.6 million, or ($2.35) per share of our Common Stock. Our historical net tangible book deficit per share represents total tangible assets less total liabilities and the carrying values of our Series B Notes, Series C Notes, and Series D Notes, which is not included within stockholders’ deficit divided by the 4,077,014 shares of our Common Stock outstanding as of September 30, 2025.

Our pro forma net tangible book value as of September 30, 2025 was a deficit of $3.8 million, or ($0.68) per share of our Common Stock. Pro forma net tangible book value represents the amount of our total tangible assets less our total liabilities after adjusting for (1) 3,334 shares of Common Stock to service providers, and (2) the assumed conversion of all outstanding shares of our convertible securities (including Series B Notes, Series C Notes, and Series D Notes with interest accrued through October 31, 2025) into an aggregate of 1,423,912 shares of our Common Stock upon the closing of this offering (based on the assumed initial public offering price of $9.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus). Pro forma net tangible book value per share represents pro forma net tangible book value divided by the pro forma total number of shares outstanding as of September 30, 2025, after giving effect to the pro forma adjustment described above.

After giving further effect to the sale of shares of Common Stock in this offering at an assumed initial public offering price of $9.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after the additional issuances of Common Stock and assumed conversions discussed in the preceding paragraph, and deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been $18.7 million, or $2.25 per share. This amount represents an immediate increase in pro forma net tangible book value of $2.93 per share to our existing stockholders and immediate dilution of $6.75 per share to new investors in this offering. We determine dilution by subtracting the pro forma as adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for a share of Common Stock in this offering.

The following table illustrates this dilution on a per share basis:

Assumed initial public offering price per share		$9.00
Historical net tangible book deficit per share as of September 30, 2025	$(2.35)
Pro forma increase in historical net tangible book value per share attributable to the pro forma transactions described in the preceding paragraphs	1.67

Pro forma adjusted net tangible book value per share as of September 30, 2025	(0.68)
Increase in pro forma net tangible book value per share attributable to this offering	2.93

Pro forma as adjusted net tangible book value per share after this offering		2.25

Dilution per share to new investors in this offering		$6.75

The dilution information discussed above is illustrative only and will change based on the actual initial public offering price and other terms of this offering determined at pricing. Each $1.00 increase (decrease) in the assumed initial public offering price of $9.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted net tangible book value per share after this offering by approximately $0.08, and dilution in pro forma net tangible book value per share to new investors by approximately $0.92, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. An increase of 100,000 shares in the number of shares we are offering would increase the pro forma as adjusted net tangible book value per share after this offering by $0.07 and decrease the dilution per share to new investors participating in this offering by $0.07, assuming no change in the assumed initial public offering price per share and after deducting the estimated underwriting discounts and commissions. A decrease of 100,000 shares in the number of shares we are offering would decrease the pro forma as adjusted net tangible book value per share after this offering by $0.07 and increase the dilution per share to new investors participating in this offering by $0.07, assuming no change in the assumed initial public offering price per share and after deducting the estimated underwriting discounts and commissions.

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If the underwriters exercise their option to purchase additional shares of our Common Stock in full from us and the selling stockholder, as applicable, the pro forma as adjusted net tangible book value after this offering would be $2.55 per share, the increase in pro forma net tangible book value per share would be $3.23 and the dilution per share to new investors would be $6.45 per share, in each case assuming an initial public offering price of $9.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus.

The following table summarizes, as of September 30, 2025, on the pro forma as adjusted basis described above, the differences between the number of shares purchased from us, the total consideration paid to us in cash and the average price per share that existing stockholders and new investors paid for such shares. The calculation below is based on an assumed initial public offering price of $9.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, before deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	Shares Purchased		Total Consideration		Weighted- Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders	5,454,260	66%	$10,583,355	30%	1.94
New investors	2,827,777	34%	25,000,000	70%	8.84
Total	8,282,037	100%	$35,583,355	100%	4.30

The Pro Forma number of shares of our Common Stock to be outstanding after this offering is based on 4,077,014 shares of our Common Stock outstanding as of September 30, 2025, after giving effect to the following issuances: (i) the sale of 2,777,777 shares from us in this offering (excluding over-allotments), (ii) the issuance of 3,334 shares of Common Stock issued subsequent to September 30, 2025, and (iii) approximately 1,423,912 shares of Common Stock that will be automatically issued at the closing of this offering upon the conversion of outstanding convertible notes and accrued interest as of October 31, 2025, which assumes a price per share in this Offering of $9.00, consisting of: (i) $565,000 in principal of Series B Convertible Notes (“Series B Notes”) plus accrued interest, which will automatically convert into approximately 651,901 shares of Common Stock (assuming conversion price of approximately $1.416, calculated based off of $8,000,000 divided by fully diluted capitalization of Company as described in the Series B Notes) (ii) $2,295,000 in principal of Series C Convertible Notes (“Series C Notes”) plus accrued interest, which will automatically convert into approximately 378,279 shares of Common Stock (assuming conversion price of $7.68 as described in the Series C Notes), and (iii) $2,606,600 in principal of Series D Convertible Notes (“Series D Notes”) plus accrued interest, which will automatically convert into approximately 393,732 shares of Common Stock (assuming conversion price of $7.20, or 80% of the assumed $9.00 initial public offering price of the Common Stock as described in the Series D Notes), but excludes:

●	605,975 shares of our Common Stock issuable upon the exercise of options outstanding under our Amended and Restated 2021 Omnibus Equity Incentive Plan, at a weighted-average exercise price of $3.04 per share;

●	1,230,957 shares of our Common Stock available for future issuance under the 2025 Omnibus Equity Incentive Plan, which was approved by the shareholders on September 30, 2025;

●	254,493 shares of Common Stock underlying outstanding warrants, at a weighted average exercise price of $3.70 per share (with such average exercise price including 32,227 warrants issued with the Series B Notes, which exercise price is assumed to be $7.65 per share (85% of the price paid per share of Common Stock in this initial public offering)).

●	the issuance of shares of Common Stock upon exercise of the Underwriter Warrants being issued in this offering; and

●	the issuance of shares upon exercise by the underwriters of their option to purchase up to 416,667 shares of Common Stock from us to cover over-allotments, if any.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements regarding our business development plans, pre-clinical and clinical studies, regulatory reviews, timing, strategies, expectations, anticipated expenses levels, business prospects and positioning with respect to market, demographic and pricing trends, business outlook, technology spending and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations) and expresses our current intentions, beliefs, expectations, strategies or predictions. These forward-looking statements are based on a number of assumptions and currently available information and are subject to a number of risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Special Note Regarding Forward-Looking Statements” and under “Risk Factors” and elsewhere in this prospectus. The following discussion should be read in conjunction with our financial statements and related notes thereto included elsewhere in this prospectus.

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations, (“MD&A”), is provided in addition to the financial statements and notes thereto to assist readers in understanding our results of operations, financial condition and cash flows. Our MD&A is organized as follows:

●	Overview — Overview discussion of our business in order to provide context for the remainder of MD&A.

●	Results of Operations — Analysis of our financial results comparing the year ended December 31, 2024 to the year ended December 31, 2023 and for the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024.

●	Liquidity and Capital Resources —Analysis of cash flows and discussion of our financial condition and future liquidity needs.

●	Critical Accounting Estimates — Accounting policies that we believe are important to understanding the assumptions and judgments incorporated in our reported financial results and forecasts.

Overview

We are a clinical-stage biopharmaceutical company focused on developing innovative small-molecule therapies for cancer by unlocking the potential of existing drugs and compounds. We seek to make meaningful improvements through strategic reformulation and / or repurposing using a modernized understanding of their mechanisms of action to address significant unmet medical needs.

The consolidated financial condition and results of operations include the accounts of the Company and its wholly owned subsidiaries, NewGen Therapeutics, Inc. and Edison Oncology Acquisition Corp.

R&D Revenue

Prior to the termination of the Apollomics Agreement in December 2025, we recognized revenue from research and development services provided under the Apollomics Agreement pursuant to which Apollomics was responsible for all costs associated with the development of the licensed product, EO1001. These services are presented on a gross basis because the Company is the principal for such efforts.

Research and Development Expenses

Research and development expenses consist primarily of costs incurred for the clinical development of the Company’s product candidates Orotecan, EO1001, EO3001 and EO4426, which include:

●	salaries and employee/consultant-related costs, including stock-based compensation;

●	laboratory and vendor expenses related to the execution of research, preclinical development, and clinical trials;

●	expenses under agreements with third-party contract research organizations, investigative clinical trial sites that conduct research and development activities on the Company’s behalf, and consultants;

●	costs related to develop and manufacture preclinical study and clinical trial drug material; and

●	regulatory expenses.

The Company’s direct research and development expenses consist primarily of external costs, such as expenses incurred for contract research organizations (“CROs”), consultants, clinical trial sites, contract manufacturing organizations (“CMOs”), and research laboratories in connection with our preclinical development, process development, manufacturing, clinical development, and regulatory activities.

General and Administrative Expenses

General and administrative expenses consist primarily of salary and employee/consultant-related costs and benefits, professional fees for legal, accounting, and audit services consulting, investor and public relations, insurance costs, director’s fees, and general corporate expenses.

Results of Operations

For the year ended December 31, 2024 compared to the year ended December 31, 2023

The following table summarizes our results of operations for the years ended December 31, 2024 and 2023:

	Years ended December 31,		Change
	2024	2023	$	%

R&D revenue	$377,186	$481,926	(104,740)	(22)%
Total revenue	377,186	481,926	(104,740)	(22)%

Operating expenses
Research and development	971,104	842,704	128,400	15%
Research and development – related party	126,000	152,000	(26,000)	(17)%
General and administrative	1,273,955	1,459,773	(185,818)	(13)%
Total operating expenses	2,371,059	2,454,477	(83,418)	(3)%
Loss from operations	(1,993,873)	(1,972,551)	(21,322)	1%

Other (expense) income
Interest (expense) and income	(302,018)	(234,931)	(67,086)	29%
Amortization of debt discount	(222,700)	(336,461)	113,761	(34)%
Change in fair value of derivative liability	(10,992)	46,064	(57,056)	(124)%
Change in fair value of equity method investment	1,656,420	(1,671,913)	3,328,333	(199)%
Total other (expense) income	1,120,710	(2,197,241)	3,317,952	(151)%

Loss before provision for income taxes	(873,163)	(4,169,792)	3,296,630	(79)%
Provision for income taxes	(301,044)	66,931	(367,975)	(550)%
Net loss	$(1,174,207)	$(4,102,861)	2,928,655	(71)%

R&D Revenue

No revenues were generated from the sale of any of our proposed product candidates for any of the periods presented.

The research and development revenue recognized in the year ended December 31, 2024, was $377,186 compared to $481,926 in the year ended December 31, 2023. The decrease in R&D revenue of $104,740, or 22%, for the year ended December 31, 2024 compared to the year ended December 31, 2023 was primarily attributable to a decrease in development expenses related to EO1001 in accordance with the Apollomics Agreement.

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Research and Development Expenses

The Company incurred the following research and development costs by project for the years ended December 31, 2024 and 2023:

Project name	December 31, 2024	December 31, 2023
EO1001	$270,056	$339,171
EO3001	400,652	125,362
Orotecan	218,806	289,000
EO4426	-	-
Unallocated expenses (1)	207,590	241,171
	$1,097,104	$994,704

(1)	Unallocated research and development expenses include costs for management oversight, R&D travel, R&D conferences, and project partnering efforts.

The Company’s collaboration with Apollomics, prior to its termination in December 2025, provided for the reimbursement of all direct costs related to EO1001. In addition, the agreement allowed for the partial allocation of project management oversight of approximately $105,000 per year. There are no other indirect or overhead costs allocated to projects. The R&D costs for EO1001 are accumulated and reimbursed by Apollomics for amounts incurred prior to its termination.

The Company’s research and development expenses were $971,104 and $842,704 for the years ended December 31, 2024 and 2023, respectively. Research and development expenses for the year ended December 31, 2024 increased by $128,400, or 15%, over the year ended December 31, 2023 primarily due to an approximately $152,000 increase in the total of CRO and market research costs partially offset by an approximately $30,000 decrease in consultant advisory services. The Company’s research and development expenses related party were $126,000 and $152,000 for the years ended December 31, 2024 and 2023, respectively.

The Company expects research and development expenses to increase in the year ended December 31, 2025. In particular, the Company expects the costs associated with investigative clinical trial sites that conduct research and development activities on the Company’s behalf to increase as the Company prepares to initiate clinical trials with EO3001, and accepts new sites and new patients into ongoing clinical trials of Orotecan and EO1001. In addition, expenses related to the development and manufacture of our product candidates, costs of prosecution and maintenance of our patents and patent applications, and laboratory and vendor expenses related to the execution of preclinical and clinical trials are expected to increase in the year ended December 31, 2025.

General and Administrative Expenses

The Company’s general and administrative expenses were $1,273,955 and $1,459,773 for the years ended December 31, 2024 and 2023, respectively. General and administrative expenses for the year ended December 31, 2024 decreased by $185,818, or 13%, compared to the year ended December 31, 2023. This decrease includes approximate changes of a (i) $40,000 reduction in accounting, consultants, and legal costs, (ii) $57,000 decrease in stock-based compensation expense as all previously granted stock options fully vested as of June 30, 2024, and (iii) $70,000 related to software, travel, and office expenses. The decreases for the year ended December 31, 2024 compared to the year ended December 31, 2023 were partially offset by a $25,000 increase in clinical trial and directors’ liability insurance costs in the current year compared to the prior year.

We expect our general and administrative expenses will increase in the year ended December 31, 2025 as we incur additional audit, legal, and regulatory services associated with applying for, and maintaining compliance with, an exchange listing, SEC requirements, director and officer insurance premiums, investor relations costs, and the hiring of additional personnel to support the growth and operational strategy of the Company.

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Other (Expense) Income

Net other (expense) income was an income of $1,120,710 for the year ended December 31, 2024 and an expense of $2,197,241 for the year ended December 31, 2023. The net change of $3,317,952, or 151%, is primarily based on a gain in fair value attributable to our equity method investment in Rakovina of $1,656,420 in the year ended December 31, 2024 compared to a loss attributable to the equity method investment during the year ended December 31, 2023 of $1,671,913, representing a change of $3,328,333, or 199%. The fair value of the derivative liability for the year ended December 31, 2024 was an expense of $10,992 compared to an income of $46,064 for the year ended December 31, 2023, representing a decrease of $57,056, or 124%. Additionally, a portion of the change in other (expense) income for the years ended December 31, 2024 compared to 2023 was related to a $67,086, or 29%, increase in interest expense, including the non-cash accrual of interest related to our convertible notes, of $302,018 and $234,931, for the years ended December 31, 2024 and 2023, respectively. The amortization of the debt discount was $222,700 and $336,461, for the years ended December 31, 2024 and 2023, respectively.

For the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024

The following table summarizes our results of operations for the nine months ended September 30, 2025 and 2024:

	Nine Months ended September 30,		Change
	2025	2024	$	%

R&D revenue	$373,114	$304,209	68,905	23%
Total revenue	373,114	304,209	68,905	23%

Operating expenses
Research and development	575,814	746,669	(170,855)	(23)%
Research and development – related party	476,998	72,570	404,428	557%
General and administrative	1,366,777	863,719	503,058	58%
Total operating expenses	2,419,589	1,682,958	736,631	44%
Loss from operations	(2,046,475)	(1,378,749)	(667,726)	48%

Other (expense) income
Interest (expense) and income	(321,958)	(225,390)	(96,568)	43%
Amortization of debt discount	(226,577)	(164,547)	(62,030)	38%
Change in fair value of derivative liability	1,245	(83,985)	85,230	(101)%
Change in fair value of equity method investment	(2,566,927)	154,636	(2,721,563)	(1,760)%
Total other (expense) income	(3,114,217)	(319,286)	(2,794,931)	(875)%

Loss before provision for income taxes	(5,160,692)	(1,698,035)	(3,462,657)	204%
Provision for income taxes	-	-	-	-
Net loss	$(5,160,692)	$(1,698,035)	(3,462,657)	204%

R&D Revenue

No revenues were generated from the sale of any of our proposed product candidates for any of the periods presented.

The research and development revenue recognized in the nine months ended September 30, 2025, was $373,114 compared to $304,209 in the nine months ended September 30, 2024. The increase in R&D revenue of $68,905, or 23%, for the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024 was primarily attributable to an increase in development expenses related to EO1001 in accordance with the Apollomics Agreement.

Research and Development Expenses

The Company incurred the following research and development costs by project for the nine months ended September 30, 2025 and 2024:

Project name	September 30, 2025	September 30, 2024
EO1001	$289,602	$200,622
EO3001	30,973	310,348
Orotecan	496,200	153,088
EO4426	625	-
Unallocated expenses (1)	235,412	155,181
	$1,052,812	$819,239

(1)	Unallocated research and development expenses include costs for management oversight, R&D travel, R&D conferences, project partnering efforts, and R&D-related stock-based compensation.

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The Company’s collaboration with Apollomics, prior to its termination by the parties thereto in December 2025, provided for the reimbursement of all direct costs related to E01001. In addition, the agreement allowed for the partial allocation of project management oversight of approximately $105,000 per year. There are no other indirect or overhead costs allocated to projects. The R&D costs for EO1001 are accumulated and reimbursed by Apollomics for amounts incurred prior to its termination.

The Company’s non-related party research and development expenses were $575,814 and $746,669, respectively, for the nine months ended September 30, 2025 and 2024 while research and development expenses – related party were $476,998 and $72,570, for the nine months ended September 30, 2025 and 2024, respectively. Research and development expenses non-related party for the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024 decreased by $170,855, or 23%. The decrease was primarily due to an approximately $221,000 decrease in CRO expenses partially offset by an approximately $50,000 increase in the total of consultant advisory services and market research costs. Research and development expenses - related party for the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024 increased by $404,000, or 557%. The increase was primarily due to an increase in Orotecan study costs invoiced to the Company by Valent related to site initiations, patient enrolment, and other clinical costs.

The Company expects research and development expenses to increase in future periods. In particular, the Company expects the costs associated with investigative clinical trial sites that conduct research and development activities on the Company’s behalf to increase as the Company plans to initiate clinical trials with EO3001 in 2026, and continues to enroll and treat patients for the ongoing clinical trials of Orotecan and EO1001. In addition, expenses related to the development and manufacture of our product candidates, costs of prosecution and maintenance of our patents and patent applications, and laboratory and vendor expenses related to the execution of preclinical and clinical trials are also expected to increase in future periods.

General and Administrative Expenses

The Company’s general and administrative expenses were $1,366,777 and $863,719 for the nine months ended September 30, 2025 and 2024, respectively. General and administrative expenses for the nine months ended September 30, 2025 increased by $503,058, or 58%, compared to the nine months ended September 30, 2024. This increase includes approximate changes of a (i) $499,000 increase in accounting, consultants, and legal costs, and (ii) a $176,000 increase arising from stock based compensation of vesting of options, as well as increases for travel and insurance expenses. The increase for the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024 was partially offset by an approximately $50,000 decrease in marketing, advertising and office expenses in the current nine months compared to the prior period.

We expect our general and administrative expenses will increase in future periods as we incur additional audit, legal, and regulatory services associated with applying for, and maintaining compliance with, an exchange listing, SEC requirements, director and officer insurance premiums, investor relations costs, and the hiring of additional personnel to support the growth and operational strategy of the Company.

Other (Expense) Income

Net other (expense) income was an expense of $3,114,217 for the nine months ended September 30, 2025 and $319,286 for the nine months ended September 30, 2024. The net change of $2,794,931, or 875%, is primarily based on a loss in fair value attributable to our equity method investment in Rakovina of $2,566,927 in the nine months ended September 30, 2025 compared to a gain attributable to the equity method investment during the nine months ended September 30, 2024 of $154,636, representing a change of $2,721,563, or 1,760%. The fair value of the derivative liability for the nine months ended September 30, 2025 was an income of $1,245, compared to an expense of $83,985 for the nine months ended September 30, 2024, representing a decrease of $85,230, or 101%, to the change in fair value. Additionally, a portion of the change in other (expense) income for the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024 was related to a $96,568, or 43%, increase in interest expense, including the non-cash accrual of interest related to our convertible notes. The amortization of the debt discount was $226,577 and $164,547, for the nine months ended September 30, 2025 and 2024, respectively.

Liquidity and Capital Resources

Cash Flows

As of September 30, 2025, the Company had $96,995 in cash. The following table shows a summary of the Company’s cash flows for the nine months ended September 30, 2025 and 2024:

	For the Nine Months Ended September 30,
	2025	2024

Net cash used in operating activities	$(656,085)	$(821,548)
Net cash provided by investing activities	$-	$-
Net cash provided by financing activities	$(208,910)	$1,500,000

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Net Cash Used in Operating Activities

Cash used in operating activities was $656,085 for the nine months ended September 30, 2025. In addition to the net loss of $5,160,692, cash used in operating activities for the nine months ended September 30, 2025 reflects a (i) $1,336,703 net change in cash related to changes in operating assets and liabilities (ii) $2,566,927 non-cash loss attributable to our equity method investment in Rakovina, (iii) $226,577 non-cash expense related to amortization of the debt discount, (iv) $184,456 non-cash expense recognized for stock-based compensation, (v) $1,245 non-cash change in fair value of the derivative liability, and (vi) $191,189 non-cash common shares issued for services and placement agents.

Cash used in operating activities was $821,548 for the nine months ended September 30, 2024. In addition to the loss of $1,698,035, cash used in operating activities for the nine months ended September 30, 2024 includes a (i) $725,376 net change in cash related to changes in operating assets and liabilities, (ii) $154,636 non-cash gain attributable to our equity method investment in Rakovina, (iii) $164,547 non-cash expense related to amortization of the debt discount, (iv) $57,214 non-cash expense recognized for stock-based compensation, and (v) $83,985 non-cash change in fair value of the derivative liability.

Net Cash Provided by Financing Activities

For the nine months ended September 30, 2025, there was $408,910 in cash provided by financing activities, which was attributable to net proceeds from the issuance of Series D Notes. Additionally, we made a payment of $200,000 to close a Series C Note.

For the nine months ended September 30, 2024, cash provided by financing activities was $1,500,000, which was attributable to net proceeds from the issuance of Series C Notes.

Financial Condition – Going Concern

Our consolidated financial statements have been prepared in conformity with generally accepted accounting principles of the United States of America (“GAAP”) and assume that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

For the nine months ended September 30, 2025, the Company had a net loss of approximately $5,161,000. As of September 30, 2025, the Company had an accumulated deficit of approximately $12,004,000 and a working capital deficit of approximately $7,903,000. Even with the proceeds from the issuance of the convertible notes during, and subsequent to, the nine months ended September 30, 2025, the Company will require additional funding to maintain its clinical trials, research and development projects, and for general operations.

Accordingly, the Company has concluded that substantial doubt exists about the Company’s ability to continue as a going concern for a period of at least twelve months from the issuance date of these consolidated financial statements.

Management expects to incur substantial additional expenses over the next several years as the Company’s research, development and commercial activities increase. Our ability to continue our operations depends on our ability to complete equity or debt financings or generate cash through development and licensing agreements or generate profitable operations in the future. Such financings or development or licensing agreements may not be available or may not be available on reasonable terms. Our ability to generate profitable operations requires the advancement of our current and future product candidates through clinical trials, marketing approval and commercialization, the lengthy and expensive nature and uncertain outcomes of the clinical development process and the lengthy, time consuming and unpredictable nature of the regulatory approval process. Therefore, it is uncertain when, if ever, the Company will realize significant revenue from product sales.

If we are unable to raise sufficient capital when needed, our business, financial condition and results of operations will be materially and adversely affected, and we will need to significantly modify our operational plans to continue as a going concern. Management plans to address this uncertainty through an offering of the Company’s securities. The Company cannot provide any assurance that its plans to raise capital will be successful. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective business endeavors or opportunities which could significantly and materially restrict our operations.

Our consolidated financial statements do not give effect to any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.

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Funding Requirements

We do not expect to generate any meaningful future revenue unless and until we obtain regulatory approval and commercialize any of our current or future therapeutic candidates. We will continue to require additional capital to develop our therapeutic candidates and fund operations for the foreseeable future. On a go forward basis, our primary uses of cash are expected to be funding of our operations, which consist primarily of research and development expenses related to our product candidate development programs, and for general and administrative expenses. We expect our expenses to increase in connection with our ongoing activities as we continue to develop our product candidates and our other discovery and preclinical programs, and potentially seek to broaden the pipeline of our product candidates. In addition, upon the completion of this offering, we expect to incur additional costs associated with operating as a public company. We estimate that we will require approximately $6.9 million to fund our planned operations for the next twelve (12) months.

We may seek to raise capital through private or public equity or debt financings, license and collaboration agreements or other arrangements, or through other sources of financing. Adequate additional funding may not be available to us on acceptable terms or at all. Our failure to raise capital as and when needed could have a negative impact on our financial condition and our ability to pursue our business strategies. We anticipate that we will need to raise substantial additional capital, the requirements of which will depend on many factors, including:

●	the extent to which we develop, in-license or acquire other pipeline therapeutic candidates or technologies;

●	the number and development requirements of other therapeutic candidates that we may pursue, and other indications for our current therapeutic candidates that we may pursue;

●	the costs related to entering into partnerships or other arrangements with third parties;

●	the costs, timing and outcome of obtaining regulatory approvals of our current or future therapeutic candidates we may pursue;

●	the costs and fees associated with the discovery, acquisition or in-license of our products or technologies;

●	the scope and costs of making arrangements with third-party manufacturers for preclinical, clinical and commercial supplies of our current or future therapeutic candidates;

●	the scope and costs involved in growing our organization to the size needed to allow for the research, development and potential commercialization of our current or future therapeutic candidates;

●	the cost associated with commercializing any approved therapeutic candidates, including establishing sales, marketing and distribution capabilities;

●	the cost associated with completing any post-marketing studies or trials required by the FDA or other regulatory authorities;

●	the revenue, if any, received from commercial sales of our current or future therapeutic candidates, if any are approved;

●	the costs associated with addressing any potential interruptions or delays resulting from factors related to overall global affairs, such as conflicts overseas or health crisis;

●	the costs and timing of preparing, filing and prosecuting patent applications, maintaining, defending and enforcing our intellectual property and proprietary rights and defending intellectual property-related claims that we may become subject to, including any litigation costs and the outcome of such litigation;

●	the costs associated with potential product liability claims, including the costs associated with obtaining insurance against such claims and with defending against such claims; and

●	our ability to establish and maintain collaboration arrangements on favorable terms, if at all and the timing and amount of any milestone, royalty or other payments we are required to make or are eligible to receive under such collaborations, if any.

If we raise additional funds by issuing equity securities, our stockholders will experience dilution. If we raise additional capital through debt financing, we may be subject to covenants that restrict our operations including limitations on our ability to incur liens or additional debt, pay dividends, repurchase our Common Stock, make certain investments, and engage in certain merger, consolidation or asset sale transactions. Any debt financing or additional equity that we raise may contain terms that are not favorable to us or our stockholders.

If we raise additional funds through collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights to our proprietary technology, future revenue streams, research programs or therapeutic candidates, including granting licenses to our proprietary technologies, on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or collaborations, strategic alliances or licensing arrangements with third parties when needed, we may be required to delay, limit, reduce and/or terminate our product development programs or any future commercialization efforts or grant rights to develop and market therapeutic candidates that we would otherwise prefer to develop and market ourselves.

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Critical Accounting Estimates

The Company’s consolidated financial statements have been prepared in accordance with GAAP. The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates, judgments, and assumptions that impact the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the balance sheet and the reported amounts of expenses during the reporting period. The Company’s estimates are based on historical experience, known trends, events and various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. In making estimates and judgments, management employs critical accounting policies.

The Company’s significant accounting policies used in the preparation of the consolidated financial statement are described in more detail in Note 2 of the notes to our consolidated financial statements included elsewhere in this prospectus. However, the Company believes that the following accounting policies are the most critical for fully understanding and evaluating our financial condition and results of operations:

License and Collaboration Arrangements and Revenue Recognition

The Company’s revenues are generated primarily through license and collaboration agreements with pharmaceutical and biotechnology companies. The terms of these arrangements may include (i) the grant of intellectual property rights (IP licenses) to therapeutic drug candidates against specified targets, developed using the Company’s proprietary platform, (ii) performing research and development services to optimize drug candidates, and (iii) the grant of options to obtain additional research and development services or licenses for additional targets, or to optimize product candidates, upon the payment of option fees.

The terms of these arrangements typically include payment to the Company of one or more of the following: non-refundable, upfront license fees; payments for research and development services; fees upon the exercise of options to obtain additional services or licenses; payments based upon the achievement of defined collaboration objectives; future regulatory and sales-based milestone payments; and royalties on net sales of future products.

The Company accounts for revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In determining the appropriate amount of revenue to be recognized under ASC 606, the Company performs the following steps:

Step 1:	Identify the promised goods or services in the contract;

Step 2:	Determine whether the promised goods or services are performance obligations including whether they are distinct in the context of the contract;

Step 3:	Measurement of the transaction price, including the constraint on variable consideration;

Step 4:	Allocation the transaction price to the performance obligations; and

Step 5:	Recognition of revenue when (or as) the Company satisfies each performance obligation.

As part of the accounting for these arrangements, the Company must make significant judgments, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each performance obligation.

Once a contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within the contract and determines those that are performance obligations. Arrangements that include rights to additional goods or services that are exercisable at a customer’s discretion are generally considered options. The Company assesses if these options provide a material right to the customer and if so, they are considered performance obligations.

Performance obligations are promised goods or services in a contract to transfer a distinct good or service to the customer. The promised goods or services in the Company’s contracts with customers primarily consist of license rights to the Company’s intellectual property for research and development, research and development services, options to acquire additional research and development services, and options to obtain additional licenses, such as a commercialization license for a potential product candidate. Promised goods or services are considered distinct when:

(i)	the customer can benefit from the good or service on its own or together with other readily available resources; and

(ii)	the promised good or service is separately identifiable from other promises in the contract.

In assessing whether promised goods or services are distinct, the Company considers factors such as the stage of development of the underlying intellectual property, the capabilities of the customer to develop the intellectual property on their own and whether the required expertise is readily available. In addition, the Company considers whether the collaboration partner can benefit from a promise for its intended purpose without the receipt of the remaining promises, whether the value of the promise is dependent on the unsatisfied promises, whether there are other vendors that could provide the remaining promises, and whether it is separately identifiable from the remaining promises. The Company estimates the transaction price based on the amount of consideration the Company expects to receive for transferring the promised goods or services in the contract. The consideration may include both fixed consideration and variable consideration. At the inception of each arrangement that includes variable consideration, the Company evaluates whether to estimate the amount of potential payments and the likelihood that the payments will be received or use the right to invoice practical expedient. Under ASC 606, applicable to distinct licenses of IP, the Company evaluates and recognizes the royalties and sales milestones as revenue when (or as) the customer’s sales or usage occurs, unless doing so accelerates revenue recognition ahead of the entity’s satisfaction of the performance obligation to which the royalty relates. Therefore, the variable consideration connected to the Royalties and Sales Milestones is not estimated at inception of the contract and is recognized when the sales occur, and the royalties and sales milestones are met. For the research and development services, the right to invoice practical expedient is used whereby the contract research service activities to date are invoiced which correspond directly to the value of the related performance.

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Licensing Revenue

The Company’s collaboration revenue arrangements include the following:

Upfront License and Sublicensing Fees

If a license is determined to be distinct from the other performance obligations identified in the arrangement, the Company recognizes revenues from non-refundable, up-front fees allocated to the license when the license is transferred to the licensee and the licensee is able to use and benefit from the license. For licenses that are bundled with other promises, the Company utilizes judgment to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied over time or at a point in time and, if over time, the appropriate method of measuring progress for purposes of recognizing revenue from non-refundable, up-front fees. The Company evaluates the measure of progress each reporting period and, if necessary, adjusts the measure of performance and related revenue recognition. We did not recognize any upfront licensing or sublicensing revenue in the nine months ended September 30, 2025 and 2024 or the years ended December 31, 2024 and 2023.

Milestone Payments

Milestone payments, in the form of additional license fees, typically represent nonrefundable payments to be received in conjunction with the achievement of a specific event identified in the license or sublicense agreement, such as completion of specified development activities and/or regulatory submissions and/or approvals. We believe that a milestone represents the culmination of a distinct earnings process when it is not associated with ongoing research, development or other performance on our part. We recognize such milestones as revenue when they become due, and collection is reasonably assured. When a milestone does not represent the culmination of a distinct earnings process, we recognize revenue in a manner similar to that of an upfront license fee.

The Company’s license and collaboration agreements may include development and regulatory milestones. The Company evaluates whether the milestones are considered probable of being reached and estimates the amount to be included in the transaction price using the most likely amount method.

The Company evaluates factors such as scientific, clinical, regulatory, commercial, and other risks that must be overcome to achieve the particular milestone in making this assessment. If it is probable that a significant revenue reversal will not occur, the associated milestone value is included in the transaction price. Milestone payments that are not within the Company’s control or the licensee’s control, such as regulatory approvals, are not considered probable of being achieved until those approvals are received. At the end of each reporting period, the Company re-evaluates the probability of achievement of such milestones and any related constraint, and if necessary, adjusts the estimate of the overall transaction price. Any such adjustments are recorded on a cumulative catch-up basis, which would affect collaboration revenue and net loss in the period of adjustment. We did not recognize any milestone revenue in the nine months ended September 30, 2025 and 2024 or the years ended December 31, 2024 and 2023.

Royalties

For arrangements that include sales-based royalties, including milestone payments based on a level of sales, and the license is deemed to be the predominant item to which the royalties relate, the Company will recognize revenue at the later of (i) when the related sales occur, or (ii) when the performance obligation to which some or all of the royalty has been allocated has been satisfied (or partially satisfied). To date, the Company has not recognized any revenue related to sales-based royalties or milestone payments based on the level of sales.

The timing and amount of revenue that we recognize from licenses of technology, either from upfront fees or milestones where we are providing continuing services related to product development, are primarily dependent upon our estimates of the development period. We define the development period as the point from which research activities commence up to regulatory approval of either our or our partners’ submission, assuming no further research is necessary. As product candidates move through the development process, it is necessary to revise these estimates to consider changes to the product development cycle, such as changes in the clinical development plan, regulatory requirements, or various other factors, many of which may be outside of our control. Should the FDA or other regulatory agencies require additional data or information, we would adjust our development period estimates accordingly. We did not recognize any sales-based royalties revenue in the nine months ended September 30, 2025 and 2024 or the years ended December 31, 2024 and 2023.

R&D Services

The promises under the Company’s collaboration agreements may include research and development services to be performed by the Company on behalf of the partner. Payments or reimbursements resulting from the Company’s research and development efforts are recognized as the services are performed and presented on a gross basis because the Company is the principal for such efforts. We recognized $373,114 and $304,209 for research and development services in the nine months ended September 30, 2025 and 2024, respectively.

Intangible Assets

The Company records its intangible assets at estimated fair value in accordance with ASC 350, Intangibles – Goodwill and Other. In-process research and development (“IPR&D”) assets acquired must have an alternative future use to be capitalized and are determined to have either indefinite or finite lives. Finite lived intangible assets are amortized on a straight-line basis over their estimated useful lives, which is determined by identifying the period over which the cash flows from the asset are expected to be generated. IPR&D assets determined to have indefinite lives are tested for impairment annually and between annual tests if the Company becomes aware of an event or a change in circumstances that would indicate the carrying value may be impaired.

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With respect to the impairment testing of acquired IPR&D, ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment, and ASU 2012-02, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment, provides for a two-step impairment process with the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to the determination that it is more-likely-than not (that is, a likelihood of more than 50%) that acquired IPR&D is impaired. If the Company chooses to first assess qualitative factors and it determines that it is more-likely-than not acquired IPR&D is not impaired, the Company is not required to take further action to test for impairment.

Since the acquired intellectual property was deemed to have alternative future use, the Company recorded an IPR&D asset within Intangible asset on the consolidated balance sheet. The Company’s acquired IPR&D has been determined to have an indefinite life and, therefore, is not initially amortized. Instead, it is tested for impairment annually and between annual tests whether the Company becomes aware of an event or a change in circumstances that would indicate the carrying value may be impaired.

During the nine months ended September 30, 2025 and 2024, we did not record a loss on impairment.

Equity Method Investment

The Company accounts for investments in entities in which the Company has significant influence over the entity’s financial and operating policies, but does not control, using the equity method of accounting. As it pertains to our investment in Rakovina, the Company elected under ASC 825, Fair Value Option, for the investment to be treated as a fair value option. It will be remeasured at the end of each period at its fair value, with the change in fair value to be recognized in the consolidated statement of operations

Fair Value Measurements

The Company’s financial instruments consist of cash, equity method investment, accounts payable, accrued liabilities, derivative liability, liability classified warrants. The carrying amounts of cash, accounts payable and accrued liabilities approximate their fair value due to the short-term nature of those financial instruments. The fair value of the equity method investment, derivative liability, liability classified warrants are remeasured to fair value each reporting period.

Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurement (“ASC 820”), establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances.

Fair value is the exchange price that would be received for an asset, or paid to transfer a liability (an exit price), in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets and liabilities (Level 1) and lowest priority to unobservable inputs (Level 3).

Assets and liabilities recorded in the balance sheets at fair value are categorized based on a hierarchy of inputs as follows:

Level 1:	Quoted prices are available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies.

Level 3:	Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. The significant unobservable inputs used in the fair value measurement for nonrecurring fair value measurements of long-lived assets include pricing models, discounted cash flow methodologies and similar techniques. To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

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Research and Development

Research and development costs are expensed as incurred. The Company records the costs associated with research, nonclinical and clinical trials, and manufacturing development, expenses and external costs of outside vendors engaged to conduct preclinical development activities and clinical trials, including salaries, share-based compensation and benefits, as incurred. These costs are a significant component of the Company’s research and development expenses, with a substantial portion of the Company’s on-going research and development activities conducted by third party service providers.

Nonrefundable advance payments for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses. The prepaid amounts are expensed as the related goods are delivered or the services are performed.

The Company accrues for expenses resulting from obligations under agreements with CROs, CMOs, and other outside service providers for which payment flows do not match the periods over which materials or services are provided to the Company. Accruals are recorded based on estimates of services received and efforts expended pursuant to agreements established with CROs, CMOs, and other outside service providers. These estimates are typically based on contracted amounts applied to the proportion of work performed and determined through analysis with internal personnel and external service providers as to the progress or stage of completion of the services. The Company makes significant judgments and estimates in determining the accrual balance in each reporting period. In the event advance payments are made to a CRO, CMO, or outside service provider, the payments will be recorded as a prepaid asset which will be amortized or expensed as the contracted services are performed. As actual costs become known, the Company adjusts its prepaids and accruals. Inputs, such as the services performed, the number of patients enrolled, or the trial duration, may vary from the Company’s estimates, resulting in adjustments to research and development expense in future periods. Changes in these estimates that result in material changes to the Company’s accruals could materially affect the Company’s results of operations. To date, the Company has not experienced any material deviations between accrued and actual research and development expenses.

Warrants

The Company accounts for freestanding warrants within stockholders’ equity or as liabilities based on the characteristics and provisions of each instrument. The Company evaluates outstanding warrants in accordance with Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity, and ASC 815, Derivatives and Hedging. If none of the criteria in the evaluation in these standards are met, the warrants are classified as a component of stockholders’ equity and initially recorded at their grant date fair value without subsequent remeasurement. Warrants that meet the criteria are classified as liabilities and remeasured to their fair value at the end of each reporting period. As of the nine months ended September 30, 2025 and the year ended December 31, 2024, the Company did not have any warrants required to be classified as liabilities.

Basic and Diluted Earnings/Loss per Common Share

Basic and diluted earnings or loss per share (“EPS”) amounts in the consolidated financial statements are computed in accordance with ASC 260 – 10, Earnings per Share, which establishes the requirements for presenting EPS. Basic EPS is based on the weighted average number of shares of Common Stock outstanding. Diluted EPS is based on the weighted average number of shares of Common Stock outstanding and dilutive Common Stock equivalents. Basic EPS is computed by dividing net income or loss available to common stockholders (numerator) by the weighted average number of shares of Common Stock outstanding (denominator) during the period. Potentially dilutive securities are excluded from the calculation of diluted loss per share, if their effect would be anti-dilutive. For periods in which the Company reports net losses, diluted net loss per share is the same as basic net loss per share because potentially dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.

Stock-based Compensation

Stock-based compensation expense includes the estimated fair value of equity awards vested during the reporting period. The Company applies the provisions of ASC 718, Compensation - Stock Compensation (“ASC 718”), which requires the measurement and recognition of compensation expense for all stock-based awards made to employees, including grants of stock options, restricted stock units, modifications to existing stock options and equity classified warrants, in the consolidated statement of operations. Pursuant to ASC 718, the Company accounts for warrants issued to non-employees for their services in accordance with ASC 718.

The grant date fair value of stock options and equity-classified warrants are calculated using the Black-Scholes-Merton option pricing model. The use of the Black-Scholes-Merton option pricing model requires management to make assumptions with respect to the fair value of the underlying shares, the expected term of the option, the expected volatility of the Common Stock consistent with the expected life of the option, risk-free interest rates and expected dividend yields of the Common Stock. For awards subject to service-based vesting conditions, including those with a graded vesting schedule, the Company recognizes stock-based compensation expense equal to the grant date fair value of stock options on a straight-line basis over the requisite service period, which is generally the vesting term. Forfeitures are recorded as they are incurred as opposed to being estimated at the time of grant and revised.

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Segment Information

The Company determines its operating segment based on how its chief operating decision maker (“CODM”) manages the business, makes operating decisions, including the allocation of resources, and assesses operating performance. The Company’s CODM is the Chief Executive Officer, who reviews the Company’s operating results on a consolidated basis. The Company has determined that it has only one operating segment. The Company manages its business activities and allocates resources on a consolidated basis, operates as a single operating segment and has one reportable segment.

Recently Adopted Accounting Pronouncements

See Note 2 of the notes to our consolidated financial statements included elsewhere in this prospectus.

Emerging Growth Company Status

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For so long as we remain an emerging growth company, we may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	an exemption from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, in the assessment of our internal control over financial reporting;

●	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements;

●	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on financial statements.

We may take advantage of these provisions until the last day of the fiscal year ending after the fifth anniversary of the completion of this offering or such earlier time that we no longer qualify as an emerging growth company. We will cease to qualify as an emerging growth company on the date that is the earliest of: (1) the last day of our fiscal year in which we have more than $1.235 billion in total annual gross revenues, (2) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement under the Securities Act of 1933, (3) the date on which we have, during the previous three year period, issued more than $1 billion in non-convertible debt; or (4) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies, which may make comparison of our financials to those of other public companies more difficult.

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BUSINESS

Overview

We are a clinical-stage biopharmaceutical company focused on developing innovative small-molecule therapies for cancer by unlocking the potential of existing drugs and compounds. We seek to make meaningful improvements through strategic reformulation and / or repurposing using a modernized understanding of their mechanisms of action to address significant unmet medical needs.

Strategy

Accelerated Approval

Our development strategy is designed to maximize the efficiency and probability of success for each of our product candidates by pursuing indications and regulatory pathways that may enable accelerated approval. Where appropriate, we plan to qualify our programs for the FDA’s expedited development and review pathways for serious conditions, including Fast Track, Breakthrough Therapy, and Accelerated Approval under 21 CFR Part 314, Subpart H. This approach may allow us to obtain initial marketing authorization faster or more efficiently than we may otherwise be able to.

By way of example, our ongoing Phase 1-2a clinical trials for Orotecan and EO1001, as well as our planned Phase 1-2a trials for EO3001 and EO4426, are primarily designed to determine the recommended dose for potential advancement into registration-directed Phase 2b clinical trials. These Phase 2b trials are intended to be single-arm studies utilizing the Response Evaluation Criteria in Solid Tumors (RECIST) to objectively assess tumor response as the primary endpoint. While subject to FDA agreement, we intend for these Phase 2b clinical trials to support applications for Accelerated Approval under 21 CFR Part 314, Subpart H. The FDA may, however, disagree that a single Phase 2b trial or the design of any particular trial is sufficient for accelerated approval. Although our strategy is to seek out accelerated approval for any applicable product candidate, none of our current clinical trials should be considered registration studies for accelerated approval.

While we may pursue approval through accelerated regulatory pathways, such pathways do not increase the probability of regulatory success. In addition, we may be required to conduct separate clinical trials to obtain regulatory approval in jurisdictions outside the United States, which may or may not have similar pathways.

505(b)(2) Regulatory Pathway

In cases where applicable, we intend to leverage the FDA Section 505(b)(2) regulatory pathway under the Federal Food, Drug, and Cosmetic Act. If available to us, the 505(b)(2) regulatory pathway allows applicants to reference prior published literature for which the applicant does not have a right of reference or FDA’s prior findings of safety and effectiveness for an approved drug, along with other data, to demonstrate that a product is safe and efficacious. Through the 505(b)(2) pathway, we aim to reduce the time, cost, and risk associated with the drug development process. Notwithstanding, the regulatory pathway provided by a 505(b)(2) NDA may not be appropriate for our product candidates or increase the likelihood that our product candidates will be approved and may not provide a faster pathway to regulatory approval.

In this context, we intend to rely on prior third-party clinical trials under 505(b)(2) only to the extent that they inform the safety and tolerability profile of our product candidates. Any efficacy data from such trials may provide evidence of anti-cancer activity in a general sense; however, these results are not material to understanding the basis for our current development programs. Rather, our decision to advance new biomarker-driven clinical trials is grounded in a combination of the specific scientific rationale underlying our product candidates, including in some cases a new understanding of their biological mechanism of action, and the targeted patient populations we aim to serve, rather than in historical efficacy findings generated in unrelated clinical settings.

Strategic Collaborations/Partnerships

For product candidates that represent new chemical entities or NCEs and for which there is no prior clinical data, we intend to pursue strategic collaborations with biopharmaceutical partners. These partnerships are intended to share the costs and mitigate the risks associated with early-stage development, while enabling us to advance our therapeutic assets toward clinical proof-of-concept and commercialization.

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Summary of Prior Third Party Clinical Development

Product Candidate	Prior Development Stage
EO3001	Prior developer ceased development as a result of missing the primary endpoint at the conclusion of Phase 3.
EO4426 (tezacitabine)	We believe that developer ceased development in Phase 2 as a result of a change in strategic focus.
Orotecan (oral irinotecan HCl)	Currently approved by the FDA in a different formulation and for different indications for intravenous administration.
EO1001 (oral brain-penetrant panErbB inhibitor)	Development ceased during preclinical development.

Our Product Candidate Pipeline and Stage of Development

Summary Pipeline

Product Candidate	Indication	Formulation and Manufacturing	Clinical Development
			Phase 1-2a	Registration Directed Phase 2b Trials	Phase 3 Trials (1)
EO3001	Ovarian Clear Cell Carcinoma (OCCC) and solid tumors harboring ARID1A deficient phenotype

EO4426	Solid tumors & hematologic malignancies

Orotecan	Pediatric sarcomas & adult solid tumors

EO1001	Advanced/metastatic ErbB-positive solid tumors, including brain metastases and primary brain tumors

(1)	It is the Company’s intention to seek accelerated approval based upon the results of a single-arm Phase 2b trial for each of our product candidates. This however, will be subject to FDA agreement. Even if we receive accelerated approval based on a single-arm Phase 2b trial, we will be required to complete a Phase 3 trial in a post-market setting. The FDA may also require that this study be underway before it will grant approval based on a Phase 2b trial. Additionally, if we cannot obtain accelerated approval based on a Phase 2b trial, then we will be required to do Phase 3 studies prior to receiving any market approval.

EO3001: A Targeted Therapy for ARID1A-Deficient Cancers

EO3001 (elesclomol) is a proprietary small-molecule drug candidate with potent and selective activity against ARID1A-deficient cancer cells. EO3001 was previously covered by a composition of matter and other patent claims that have since expired. Building on a new understanding of the drug’s biological mechanism of action, the Company has filed a new suite of patent applications. These filings include claims covering the newly identified mechanism of action, proprietary chemical compositions, and methods of use in defined patient populations and disease settings. If granted, these patents have the potential to provide meaningful new intellectual property protection and extend the commercial exclusivity of the drug candidate well beyond the expiration of the original composition of matter patent. See the section of this prospectus entitled “Intellectual Property” below for a list of patents related to EO3001. No obligations or royalties are owed with respect to EO3001.

Prior Third Party Development of EO3001

EO3001 Prior Human Clinical Trial Experience:

EO3001 was evaluated in multiple third-party clinical trials across tumor types—including metastatic melanoma, non-small-cell lung cancer (NSCLC), soft tissue sarcoma, gynecologic malignancies, prostate cancer, and acute myeloid leukemia—conducted by Synta Pharmaceuticals Corp. and the U.S. National Cancer Institute between 2003 and 2015. These trials did not include evaluations of predictive biomarkers such as ARID1A, as such targeted biomarker incorporation was not standard practice at that time.1

CT.gov Ref.	Indication	Phase	Sponsor
NCT00088114	Neoplasms	Phase 1	Synta Corp.
NCT00084214	Melanoma	Phase 1-2	Synta Corp.
NCT00088088	Stage IIIB - IV NSCLC	Phase 1-2	Synta Corp.
NCT00087997	Soft Tissue Sarcoma	Phase 2	Synta Corp.
NCT00522834	Melanoma	Phase 3	Synta Corp.
NCT00808418	Prostate Cancer	Phase 1	Synta Corp.
NCT00827203	Metastatic Solid Tumors	Phase 1	Synta Corp.
NCT00888615	Gyn malignancies	Phase 2	NCI
NCT01280786	AML	Phase 1	Synta Corp.

We intend to rely on prior third-party clinical trials of EO3001 only to the extent that they inform the tolerability profile of the compound. The efficacy data from such studies may provide evidence of anti-cancer activity in a general sense; however, those results are not material to the rationale for our current development efforts. Our decision to advance EO3001 into new biomarker-driven clinical trials is based on a specific scientific rationale that reflects a new understanding of the compound’s biological mechanism of action and its activity against ARID1A-mutant cancers. This mechanistic insight, together with the identification of targeted patient populations that we believe are most likely to benefit, forms the basis of our development strategy, rather than historical efficacy observations generated in broader or unrelated clinical contexts.

1 Hu etal JCO Precision Oncol 2019 23(3): 1-12

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Safety Results

In prior third party clinical trials, EO3001 was well tolerated as a single agent or in combination with chemotherapy. Serious adverse events observed in trials align with expected chemotherapy-related toxicities, rather than drug-specific risks attributed to EO3001. Across >1,000 patients in multiple third party trials, no serious adverse events were uniquely attributed to EO3001.2 In clinical trials combining EO3001 with chemotherapy, reported serious adverse events were consistent with the effects of chemotherapy or the underlying malignancy with no novel or excess toxicity attributable to EO3001. In monotherapy trials, no significant safety signals or organ toxicities were directly attributed to EO3001.

Anti-Cancer Activity and Pharmacokinetic Results

A Phase 1, open-label, dose-escalation clinical trial (ClinicalTrials.gov Identifier NCT00088114) sponsored by Synta Corp. was conducted between 2003 and 2005 in the United States to evaluate EO3001 in combination with paclitaxel in adult patients with refractory solid tumors.3 The primary objective of this study was to determine the maximum tolerated dose (“MTD”), safety profile, and pharmacokinetics of the combination; secondary objectives included assessments of antitumor activity. This trial was not designed or powered to demonstrate statistical significance with respect to efficacy.

Thirty-five patients with advanced malignancies were enrolled and treated across eight escalating dose levels. Paclitaxel was administered at 175 mg/m² while EO3001 was escalated from 44 mg/m² up to 525 mg/m² every three weeks. The MTD of EO3001 in combination with paclitaxel was determined to be 438 mg/m². Toxicities observed were consistent with known effects of paclitaxel, including neutropenia, mucositis, and musculoskeletal symptoms, with frequency and severity increasing at higher EO3001 dose levels. Two partial responses were observed, one in a patient with Kaposi’s sarcoma and one in a patient with ovarian cancer, both of whom had previously received paclitaxel. Overall, the combination was generally well tolerated at or below the MTD, but while evidence of activity was noted in individual patients, the trial did not meet predefined efficacy endpoints and was not powered for statistical demonstration of efficacy.

A randomized, double-blind, controlled Phase 2 clinical trial sponsored by Synta Corp. (ClinicalTrials.gov Identifier NCT00084214) of EO3001 in the United States in combination with paclitaxel in patients with stage IV metastatic melanoma was conducted between December 2004 and August 2005.4 Eighty-one patients were enrolled across 21 U.S. centers and randomized in a 2:1 ratio to receive weekly EO3001 213 mg/m² plus paclitaxel 80 mg/m² or paclitaxel 80 mg/m² alone. The primary endpoint was progression-free survival (“PFS”), with secondary endpoints including objective response rate, overall survival, and safety. The study was prospectively powered (80% at a two-sided 0.05 significance level) to detect a difference in PFS between arms. The secondary endpoints were exploratory and not statistically powered.

The study achieved its primary endpoint: median PFS was 3.7 months for the EO3001 plus paclitaxel group compared with 1.8 months for paclitaxel alone (hazard ratio 0.58; P = 0.035). Objective response rates were 15% for the combination versus 3.6% for paclitaxel, though this difference did not reach statistical significance (P = 0.153). Median overall survival was 11.9 months in the combination arm versus 7.8 months in the control arm, but interpretation was confounded by 68% of paclitaxel-only patients crossing over to combination therapy at progression. The regimen was generally well tolerated, with most adverse events being mild to moderate; the only notable difference in grade 3–4 toxicity was a higher incidence of neutropenia in the combination group (7.7% vs. 0%), which was reversible and not associated with infection or death.

A combined Phase 1/2, open-label, single-arm clinical trial sponsored by Synta Corp. (ClinicalTrials.gov Identifier NCT00088088) to evaluate the safety, tolerability, dose-finding, and preliminary efficacy of EO3001 in the United States in combination with paclitaxel and carboplatin in patients with Stage IIIB/IV non-small-cell lung cancer was conducted between July 2004 and May 2007.5 The primary endpoint in the Phase 1 portion of the study was to identify the maximum tolerated dose (“MTD”) of EO3001 in combination with paclitaxel and carboplatin. The primary endpoints in the Phase 2 trial assessed preliminary anti-tumor activity by objective response rate (“ORR”) and secondary endpoints assessed progression-free survival (“PFS”) and additional safety and tolerability observations. The trial was not designed or powered to demonstrate statistically significant efficacy outcomes. Approximately 86 patients were enrolled and treated across the study period. Detailed efficacy and statistical outcomes have not been publicly disclosed. No unexpected safety signals attributable to EO3001 were reported.

2 Monk etal. GynOncol 2018 Dec;151(3):422-427

3 Berkenblit etal Clin Cancer Res 2007 13(2): 584-590

4 O’Day etal JCO 2009 27(22): 5452-5458

5 Wang etal Can Rep 2025 8(4): 1-22

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A Phase 2, open-label, single-arm clinical trial sponsored by Synta Corp. (ClinicalTrials.gov Identifier NCT00087997) to evaluate the safety, tolerability, and preliminary efficacy of EO3001 in the United States combination with weekly paclitaxel in patients with unresectable or metastatic soft tissue sarcoma was conducted between July 2004 and June 2006.6 The primary endpoints were safety, tolerability, and preliminary efficacy of EO3001 in combination with weekly paclitaxel, secondary endpoints included objective response rate (ORR), progression-free survival (PFS). The study was not designed or powered to assess statistically significant efficacy outcomes such as objective response rate or progression-free survival and did not include a control arm for comparative analysis. Approximately 30 patients were enrolled. Detailed efficacy and statistical outcomes have not been publicly disclosed. No unexpected safety signals attributable to EO3001 were reported.

A randomized, double-blind, controlled Phase 3 clinical trial sponsored by Synta Corp. (ClinicalTrials.gov Identifier NCT00522834) to evaluate EO3001 in combination with paclitaxel versus paclitaxel alone in chemotherapy-naïve patients with stage IV metastatic melanoma was conducted between September 2007 and February 2009.7 A total of 651 patients were enrolled and randomized 1:1 to receive weekly paclitaxel (80 mg/m²) either alone or in combination with EO3001 (213 mg/m²) for three consecutive weeks of a four-week cycle. Patients were stratified by disease stage, prior treatment, and baseline lactate dehydrogenase (“LDH”) levels. The designated primary endpoint was progression-free survival (PFS); however, the study was statistically powered at 80% (two-sided α = 0.05) to detect a three-month improvement in overall survival (OS). Other secondary endpoints, including objective response rate, clinical benefit rate, and safety, were exploratory in nature and were not prospectively powered for statistical significance.

The trial did not meet its primary endpoint based on pre-specified planned analyses. In the intent-to-treat population, median PFS was 3.4 months for the EO3001 plus paclitaxel group compared to 1.9 months for paclitaxel alone (hazard ratio [HR] 0.89; P = 0.23), a difference that was not statistically significant. Median OS was 10.6 months versus 11.4 months, respectively (HR 1.10; P = 0.18). Exploratory post-hoc subgroup analyses indicated that patients with normal baseline LDH experienced a statistically significant improvement in PFS (3.7 vs. 2.1 months; HR 0.77; P = 0.04), whereas no benefit was observed in patients with elevated LDH. Objective response rates were 7% versus 4% (P = 0.12). Clinical benefit rate was not reported in the publication. Safety profiles were generally comparable, with common adverse events including alopecia, fatigue, nausea, diarrhea, and neuropathy. Grade ≥3 adverse events were somewhat more frequent with the combination (41% vs. 34%), most commonly neutropenia and fatigue. There were more on-treatment deaths in the combination arm (5% vs. 2%), but most were attributed to disease progression, and no specific safety signal was identified to account for the imbalance.

A Phase 1, open-label, single-arm clinical trial sponsored by Synta Corp. (ClinicalTrials.gov Identifier NCT00808418) of EO3001 was conducted beginning November 2008 in the United States. The primary endpoint was to determine the maximum tolerated dose (“MTD”) and assess the safety, tolerability, and pharmacokinetics of EO3001 in combination with a fixed dose of docetaxel and concomitant prednisone in patients with metastatic, castration-refractory prostate cancer.8 Approximately 34 patients were enrolled. Efficacy assessments including objective response rate (ORR) and progression free survival (PFS) were exploratory. The trial was not designed or powered to evaluate efficacy outcomes. Detailed efficacy and statistical outcomes have not been publicly disclosed. No unexpected safety signals attributable to EO3001 were reported.

A Phase I, open-label, single-arm clinical trial sponsored by Synta Corp. (ClinicalTrials.gov Identifier NCT00827203) was conducted in patients with advanced solid tumors in the United States between January 2009 and April 2010.9 The primary endpoint was to determine the maximum tolerated dose (“MTD”) and evaluate the safety and tolerability of EO3001. Efficacy assessments including objective response rate (ORR) and progression free survival (PFS) were exploratory. The trial was not designed or powered to assess efficacy outcomes. Approximately 30 patients were enrolled. Detailed efficacy and statistical outcomes have not been publicly disclosed. No unexpected safety signals attributable to EO3001 were reported.

A multicenter, single-arm, open-label Phase 2 clinical trial sponsored by NCI (ClinicalTrials.gov Identifier NCT00888615) of EO3001 in combination with weekly paclitaxel in patients with recurrent or persistent, platinum-resistant ovarian, fallopian tube, or primary peritoneal cancer was conducted in the United States between December 2010 and March 2015.10 The primary endpoint was objective response rate (“ORR”) as assessed by RECIST 1.1, with secondary endpoints of progression-free survival (“PFS”), overall survival (“OS”), and safety. The study employed a two-stage design and was powered with 90% probability to detect whether the regimen achieved an ORR of at least 40%, compared to an historical benchmark of approximately 20% for single-agent taxanes in this population. The secondary endpoints were not statistically powered.

Fifty-eight patients were enrolled, of whom 56 were eligible and evaluable. The combination demonstrated an ORR of 19.6% (90% CI, 11.4% to 30.4%), including one complete response. The results did not meet the predefined threshold of 40% ORR required to consider the regimen for further development and therefore was not statistically significant. Median PFS and OS were 3.6 months and 13.3 months, respectively, with a median response duration of 9.2 months. The regimen was generally well tolerated. Reported grade 3 adverse events included neutropenia (9%), anemia (5%), metabolic toxicities (5%), nausea (4%), infection (4%), neurologic events, primarily neuropathy (4%), and vascular events, primarily thromboembolism (4%). No grade 4 toxicities were reported.

6 Drugbank.com ref. DBCOND0029966

7 O’Day etal JCO 2013 31(9): 1211-1218

8 Wang etal Can Rep 2025 8(4): 1-22

9 Wang etal Can Rep 2025 8(4): 1-22

10 Monk etal Gynecol Oncol 2018 151(3): 422-427

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A Phase 1, open-label, single-arm, dose-escalation clinical trial sponsored by Synta Corp. (ClinicalTrials.gov Identifier NCT01280786) of EO3001 was conducted in the United States in patients with relapsed or refractory acute myeloid leukemia (“AML”).11 The primary objective of the study was to evaluate the safety and tolerability of EO3001, with secondary objectives including identification of an appropriate Phase 2 dose and exploratory assessments of pharmacodynamic activity and clinical response. The trial was not designed or powered to demonstrate statistical significance with respect to efficacy.

Nine patients were enrolled between 2011 and 2013. EO3001 was administered as a weekly intravenous infusion beginning at a dose of 200 mg/m², with escalation to 400 mg/m². Of the nine patients, six received one full treatment cycle. The study was terminated early after the second dose level due to challenges in patient accrual resulting from stringent eligibility criteria. No dose-limiting toxicities or grade 3 or higher adverse events attributable to EO3001 were observed, and the compound was generally well tolerated. However, no objective clinical responses were observed, and exploratory pharmacodynamic analyses did not demonstrate the expected increase in reactive oxygen species in leukemic blasts. Based on these results, the study concluded that EO3001 was well tolerated but lacked evidence of significant clinical activity in the studied AML population.

Pharmacokinetic evaluations of EO3001 were conducted across multiple Phase I and Phase II clinical trials in the United States. 12 EO3001 administered intravenously demonstrated a rapid elimination profile, with a terminal half-life of approximately one hour and dose-proportional systemic exposure. The compound exhibited a relatively small volume of distribution, suggesting limited tissue accumulation and low likelihood of drug build-up with weekly dosing. Systemic clearance was consistent across studies, averaging approximately 30–40 L/hour/m², supporting predictable pharmacokinetics across a range of doses.

We intend to rely on prior third-party clinical trials under 505(b)(2) only to the extent that they inform the safety and tolerability profile of our product candidates. Any efficacy data from such trials may provide evidence of anti-cancer activity in a general sense; however, these results are not material to understanding the basis for our current development programs. Rather, our decision to advance new biomarker-driven clinical trials is grounded in a combination of the specific scientific rationale underlying our product candidates, including in some cases a new understanding of their biological mechanism of action, and the targeted patient populations we aim to serve, rather than in historical efficacy findings generated in unrelated clinical settings.

Discontinued Development

Development of EO3001 was suspended following the failure of the above discussed Phase 3 trial in chemotherapy-naïve patients with metastatic melanoma. The study did not achieve its primary endpoint of improved progression-free survival or its secondary endpoint of overall survival. Although EO3001 was generally well tolerated, the absence of statistically significant clinical benefit in the overall trial population led to termination of further development of EO3001 in melanoma and other cancers

Our Pre-Clinical Development of EO3001

Anti-Cancer Mechanism In ARID1A Mutant Cancers

EO3001 is a small-molecule drug candidate shown in preclinical studies conducted by us and third parties to exploit synthetic lethality in cancers harboring ARID1A mutations by targeting their metabolic vulnerabilities. ARID1A mutations are associated with treatment resistance and poor outcomes and are commonly found in cancers such as ovarian clear cell carcinoma or OCCC, breast, gastric, colorectal, liver, and pancreatic cancers.4 While these mutations are more prevalent in certain subtypes, they also occur in smaller proportions across a variety of other cancers. Overall, ARID1A-mutant tumors are estimated to be prevalent in approximately 6-10% of all solid tumors,13 positioning them as a key target in oncology.

In vitro screening identified EO3001 as having the highest differentiation in activity between ARID1A-deficient (mutant) and ARID1A-proficient (wild-type) cells. In a panel of 14 gynecologic cancers, ARID1-A mutant cell lines exhibited higher sensitivity and enhanced cancer cell death rates compared to wild-type when treated with EO3001.14

In a PUMA (Patient-Derived Xenograft Model Utilizing ARID1A Mutations) model of OCCC, EO3001 demonstrated robust anti-tumor activity with marked tumor growth inhibition and, in some cases, regression, specifically in ARID1A-mutant tumors vs. wild-type. Based on these data and published literature, we believe EO3001 has the potential to exploit such synthetic lethality by targeting the metabolic dependencies created by ARID1A mutations and thereby forms the rationale for its clinical development. We have filed new patent applications based on this research, which are owned by us in accordance with a sponsored research agreement with the BC Cancer Agency.

11 Hedley etal Leukemia & Lymphoma 2016 57(10): 2437-2440

12 Berkinblit etal Clin Can Res 2007 15(13) 584-590

13 Onoprienko et al. Int J Gynecol Cancer 2024 34(6):840-846

14 Kwan etal. Oncotarget 2016 7(35):56933-56943

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Figure [x]:

EO3001 treatment of ARID1A-mutant OCCC in a PUMA model demonstrates statistically significant (p<0.05) tumor response vs. untreated wild-type control (NCT-Ct); treated wild-type (NCT-EO3001) or untreated ARID1A-mutant control (ARID1A-Mut-Ct)

Presented at AACR Special Conference in Cancer Research: Ovarian Cancer (2023)

ARID1A encodes a critical component of the SWI/SNF (Switch/Sucrose Non-Fermentable) chromatin remodeling complex, which regulates DNA accessibility, transcription, and replication.15 In normal cells, the SWI/SNF complex is involved in maintaining proper cellular function, including DNA damage repair and energy metabolism. Mutations in ARID1A disrupt this complex, leading to genomic instability, loss of cell cycle checkpoint control, and widespread epigenetic changes that promote tumorigenesis.16

One consequence of ARID1A mutations is the inability of cancer cells to effectively utilize certain metabolic pathways, such as glycolysis, to meet their energy demands. Instead, ARID1A-deficient cancer cells become heavily dependent on OXPHOS within the mitochondria for Adenosine Triphosphate or ATP production.17 This reliance on OXPHOS creates a metabolic vulnerability, as the cells are unable to adapt effectively to disruptions in mitochondrial function.

In our preclinical studies, EO3001 appears to capitalize on this vulnerability by specifically targeting a key protein within the mitochondrial electron transport chain (“ETC”), a critical component of OXPHOS. Upon binding to its protein target, EO3001 induces a conformational change that inhibits the function of the ETC, thereby halting OXPHOS and depleting cellular energy reserves. Without sufficient ATP, ARID1A-mutant cells are unable to survive, triggering apoptotic cell death.18 This mechanism of action demonstrates the principle of synthetic lethality, where the combination of an ARID1A mutation and EO3001’s inhibition of OXPHOS results in cancer cell death, while sparing normal cells and ARID1A wild-type cells. We believe the unique biology of ARID1A-deficient cancers, including their dependence on OXPHOS, makes EO3001 a highly selective and promising therapeutic candidate for tumors with this mutation.

Initial Target Market for EO3001: Ovarian Clear Cell Carcinoma (OCCC)

ARID1A mutations are a significant driver of cancer progression and treatment resistance, presenting a substantial unmet medical need across multiple tumor types. These mutations are associated with poor patient outcomes and are prevalent in a range of cancers, including OCCC, breast, gastric, colorectal, liver, and pancreatic cancers.19 Genome-wide studies and Surveillance, Epidemiology and End Results (“SEER”) data suggest that over 120,000 cancer patients annually in the United States may harbor ARID1A mutations.20 Additionally, the prevalence of gastric and other ARID1A-mutant cancers in East Asian populations underscores a significant global market opportunity.21

15 Helming et al. Nat Rev Cancer, 14(7), 467–472

16 Shain et al. PLOS ONE 8(1): e55119

17 Tsai etal. (2021) PLOS Gen 17(4): 1-19

18 El-Naggar et al. Cancer Res 2023 83 (7_Supplement): 4967

19 Bitler et al. Nat Med 2015 21(3):231-8

20 Seigel et al Can J for Clin 2025 (75)1 : 10-45

21 The Cancer Genome Atlas Research Network Nature 2011 (474) 609–615

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ARID1A mutations have been observed in up to 57% of OCCC cases, a subtype with limited treatment options and a median survival of less than 18 months for patients with advanced-stage disease.22

In addition to OCCC, ARID1A mutations are observed in several other cancers, including gastric cancer (29%), uterine endometrioid carcinoma (47–60%), ovarian endometrioid carcinoma (29–45%), colorectal cancer (5–10%), and pancreatic cancer (3–5%).23 These cancers often exhibit resistance to standard therapies, such as radiation, platinum-based chemotherapy or PARP inhibitors underscoring the need for innovative treatment strategies.

The prevalence of ARID1A mutations in treatment-resistant cancers and their association with poor patient outcomes highlight a significant opportunity for targeted therapies. We believe the unique biological mechanism of EO3001 offers an opportunity to exploit synthetic lethality as a novel treatment strategy for cancers harboring ARID1A mutations, with the potential to deliver meaningful clinical benefits for patients and significantly impact treatment outcomes and market demand.

Competitive Landscape

Currently, there are no FDA-approved therapies specifically targeting ARID1A-mutant cancers, despite growing evidence of the critical role ARID1A mutations play in cancer biology. Research efforts across the field, including by multinational corporations such as Schering AG, underscore the commercial and therapeutic potential of targeting ARID1A mutations.

Emerging therapeutic strategies being studied in ARID1A-mutant cancers include a range of therapeutic mechanisms being studied as single-agents and combination regimens in clinical studies.

Therapeutic Class	Clinical trial stage reported by clinicaltrials.gov at December 31, 2024
Epigenetic Regulators	● tazemetostat (EZH2 inhibitor - Phase 2 ● PLX2853 (BET inhibitor – Phase 1b/2a)

Synthetic lethality	● tuvuserib (ATR inhibitor - Phase 1b) ● niraparib (PARP inhibitor – Phase 2) ● olaparib (PARP inhibitor – Phase 2) ● senaparib (PARP inhibitor – Phase 2a)

immunotherapy	● nivolumab (PDL1 inhibitor – Phase 2) ● pembrolizumab (PDL1 inhibitor – Phase 2)

HDAC inhibitors	● belinostat (HDAC inhibitor – Phase 1) ● parthenolide (HDAC inhibitor – Phase 1)

Cytotoxic agents	● temozlomoide (alkylating agent – Phase 2)

We believe EO3001, a mitochondrial-targeted small molecule, with a unique synthetic lethality mechanism that has been shown to be highly potent against ARID1A mutant phenotypes in preclinical studies represents a promising candidate. We believe the established tolerability data from prior clinical studies provides a strong foundation to support further development and potentially to seek marketing approval for ARID1A-mutant cancers.

22 Jones et al. Science. 2010 330(6001):228–231

23 BitlerExpert Opin Ther Targets. 2015 19(11):1419–1422

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Advancement of EO3001 Clinical Development

We are currently preparing to initiate our first company sponsored clinical trial of EO3001 in Australia. The trial will be a bridging study and we intend to use the data to support an IND filing with FDA to conduct a pivotal Phase 2b study to position ourselves for accelerated approval in the United States. We will also seek regulatory approval in international jurisdictions, as we deem appropriate. We have completed cGMP manufacturing of EO3001 drug substance and drug product in quantities sufficient to support our clinical development program through a Phase 1-2A clinical trial and a pivotal single-arm Phase 2b clinical trial. We plan to progress the clinical development of EO3001 by initiating a new biomarker-driven clinical study, leveraging established safety and pharmacokinetic data from prior investigations, potentially under the FDA’s 505(b)(2) regulatory pathway and based further upon recent new understanding of the anti-cancer mechanism of EO3001. The 505(b)(2) pathway, however, may not be appropriate for our product candidates or increase the likelihood that our product candidate will be approved and may not provide a faster pathway to regulatory approval.

EO3001 is a clinical stage asset. To progress the clinical development of EO3001, once sufficiently funded, we will initiate a bridging Phase 1-2a trial consisting of approximately 20 patients with recurrent solid tumors, stratified based on ARID1A mutational status. We plan to file documentation to conduct this trial at multiple clinical trial sites in Australia under the TGA Clinical Trial Notification or CTN process in the first half of 2026. The CTN scheme offers the opportunity to streamline timelines for early-stage clinical trials and financial incentives, including a refund of up to 43.5% of qualified R&D expenditures. The trial’s objectives include evaluating the safety, tolerability, pharmacokinetics, and preliminary anti-tumor activity of EO3001. The study is also designed to demonstrate the consistency of our current cGMP product with that used in prior clinical results.

We plan to use the results of the Phase 1-2a clinical trial to support an IND application in the United States to advance EO3001 into pivotal trials targeting ARID1A-mutant cancers, designed to support regulatory approval under the FDA’s accelerated approval pathway (21 CFR Part 314, Subpart H). Our planned pivotal Phase 2b clinical trial will evaluate tumor response (ORR) and duration of ORR in a single-arm Phase 2b clinical trial. The exact studies required for approval, however, will be subject to discussions with FDA. FDA may disagree that a single Phase 2b trial or the design of the trial is sufficient for accelerated approval.

To the extent available, we plan to pursue regulatory approval of EO3001 under the FDA’s 505(b)(2) pathway, which allows applicants to reference prior published literature for which the applicant does not have a right of reference or FDA’s prior findings of safety and effectiveness for an approved drug, along with other data, to demonstrate that a product is safe and efficacious. This pathway may potentially reduce development time and costs by avoiding duplication of certain studies, while still requiring bridging data to address product differences, as well as other data to support product safety and efficacy. Notwithstanding, the regulatory pathway provided by a 505(b)(2) NDA may not be appropriate, may not be more efficient or faster, and may not increase the likelihood that our product candidate will be approved.

By leveraging the existing clinical data under the 505(b)(2) pathway, to the extent possible, we will attempt to streamline EO3001’s development, reducing the time and resources required for regulatory approval. If available, this approach uses the prior clinical experience with EO3001 while incorporating new biological data regarding the drug’s anti-cancer mechanism to support clinical advancement. Cancers having ARID1A-mutations represent a rare and life-threatening subset of malignancies, also creating opportunities for orphan drug designation and separately, expedited regulatory pathways in the United States and other jurisdictions. Notwithstanding, orphan drug designation neither shortens the development time nor regulatory review time of a product candidate, nor does it provide any guarantee of approval in the regulatory review or approval process.

The Company intends to conduct a pivotal single-arm Phase 2b clinical trial of EO3001 designed to meet the requirements for Accelerated Approval under 21 CFR Part 314, Subpart H. This approach would enable us to pursue initial marketing approval based on surrogate or intermediate clinical endpoints and, potentially, earlier than we would otherwise be able to. Although our strategy is to seek out accelerated approval for any applicable product candidate, none of our current clinical trials should be considered registration studies for accelerated approval. Notwithstanding, pursuing an accelerated approval pathway does not increase the probability of our product candidate achieving regulatory or clinical success, and does not alter the FDA’s rigorous standards for safety and efficacy nor guarantee approval. Accelerated approval is not granted to a product candidate until FDA approves an NDA, authorizing the product to be commercially marketed in the United States. Thus, even though we are currently pursuing this pathway, there is no guaranty that we will ultimate be able to obtain accelerated approval or use the pathway. For instance, FDA may disagree that a single Phase 2b trial or the design of any particular trial is sufficient for accelerated approval.

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Proposed Pivotal Trial Design for EO3001 in Ovarian Clear Cell Carcinoma

Subject to successful completion of the bridging study of EO3001, we will seek to open a U.S. IND and initiate a potentially pivotal clinical trial targeting OCCC as the initial indication. OCCC is a rare and aggressive subtype of ovarian cancer, frequently characterized by ARID1A mutations, which represent a significant unmet medical need due to limited treatment options and poor outcomes with existing therapies.

The proposed trial will be a single-arm, open-label study designed to evaluate the efficacy, tolerability, and safety of EO3001 in patients with ARID1A-mutant OCCC. Key features of the study will include:

●	Primary Endpoint: Objective response rate (ORR) as assessed by independent central review, with responses defined according to RECIST criteria.

●	Secondary Endpoints: Duration of response (DOR), progression-free survival (PFS), overall survival (OS), and safety/tolerability assessments.

●	Patient Population: The trial will enroll approximately 80 patients with recurrent or refractory OCCC confirmed to harbor ARID1A mutations, as identified by validated molecular testing.

We estimate that the pivotal trial will enroll approximately 100 patients. We intend to seek formal guidance from the FDA on the pivotal trial design. The pivotal trial will be conducted at clinical sites located both in the United States and in international jurisdictions.

Parallel Pediatric Development

In addition to the above trial in OCCC, we are exploring the feasibility of conducting a parallel pivotal trial in pediatric cancers that harbor ARID1A mutations. Pediatric cancers represent another high-unmet-need population where EO3001’s mechanism of action may be particularly effective.

Broader Market Implications

While the planned registration directed trial will focus on OCCC as the lead indication, ARID1A mutations are observed in approximately 1-in-10 solid tumor patients across various cancer types, including endometrial, gastric, bladder, and hepatobiliary cancers. We believe that an initial approval in the OCCC could provide opportunities in additional ARID1A-mutant malignancies, significantly expanding its potential market.

We believe our overall approach may offer a number of strategic advantages, including:

●	Leveraging the FDA’s 505(b)(2) pathway, to the extent available, may enable the incorporation of prior tolerability and pharmacokinetic data from earlier EO3001 studies, reducing the need for redundant investigations.

●	Capitalizing on regulatory designations such as orphan drug status, fast track, breakthrough therapy, and accelerated approval, to the extent available. Notwithstanding, orphan drug designation does not, and other designations may not shorten the development time or regulatory review time of a product candidate, or otherwise provide any guarantee of approval in the regulatory review or approval process.

●	The inclusion of international sites alongside U.S. sites is intended to facilitate trial enrollment.

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EO4426: a dual-function Polα-RNR inhibitor

EO4426 (tezacitabine) is an orally bioavailable, brain penetrating, small molecule inhibitor of polymerase alpha or Polα and ribonucleotide reductase or RNR that was previously studied as a treatment for solid tumors as a single agent or in combination with chemotherapy in multiple indications in multiple clinical trials.

EO4426 was first discovered at Hoechst Marion Roussel (HMR) in the mid-1990s24 as a novel deoxycytidine analogue and was subsequently licensed to Matrix Pharmaceuticals (ex-Japan), a company founded by Edison Oncology chairman Dr. Dennis Brown, and Kyowa Hakko (Japan) for clinical development. We believe the developers ceased development efforts as a result of a change in strategic focusing resulting in a greater emphasis on biologics instead of small molecule drugs.

We believe that new scientific understanding of mechanisms of resistance to FDA-approved therapies provides an opportunity to design and conduct new clinical trials of EO4426 in underserved patient populations whose cancers are not adequately treated by current standards of care. We plan to conduct new clinical trials in solid tumors. If these trials are successful, we plan to exercise our exclusive option to acquire worldwide rights to EO4426 pursuant to our evaluation and option agreement with Valent. For a further description of the evaluation and option agreement, see the section of this prospectus entitled “License, Collaboration, and other Material Agreements”.

Polα is a novel target of interest in the cancer field. Polα is part of the primase complex, responsible for initiating DNA synthesis during replication. Cancer cells, characterized by rapid and uncontrolled proliferation, rely heavily on efficient DNA replication, making Pol α an essential and broadly applicable target across various cancer types. Currently, there are no specific inhibitors targeting DNA Polα or dual RNR+Polα targeting drug candidates in clinical trials.

Multiple RNR inhibitors have received FDA approval for use in the treatment of cancer, including hydroxyurea, gemcitabine and clofarabine. FDA-approved RNR inhibitors—such as hydroxyurea and gemcitabine—reduce the intracellular pool of deoxyribonucleotide triphosphates (dNTPs), thereby limiting the building blocks required for DNA replication.25 Because these agents act downstream of replication initiation, cancer cells may employ compensatory mechanisms such as nucleotide salvage pathways or replication checkpoint activation to become resistant to RNR-inhibitor therapy.26

We believe the combination of inhibiting DNA polymerase α and ribonucleotide reductase (RNR) may provide a therapeutic advantage over traditional RNR inhibitors alone. Whereas RNR inhibition limits the supply of dNTPs required for DNA replication,27 Pol α inhibition directly prevents initiation of new DNA synthesis.28 Together, these mechanisms may act synergistically to increase replicative stress—targeting both the initiation and elongation phases of DNA synthesis—thus overwhelming tumor cells that are highly dependent on continuous replication, reducing the likelihood of resistance through compensatory pathways, and potentially improving selectivity for cancer cells with heightened replication demands.29

For example, third-party preclinical studies have shown that impairing both nucleotide supply and replication initiation can lead to replication fork collapse, accumulation of DNA damage, and selective death of rapidly proliferating tumor cells, while sparing normal cells with lower replication demands.30 By targeting both DNA polymerase α and RNR, this dual mechanism may also help overcome resistance observed with traditional RNR inhibitors, which can arise through reliance on nucleotide salvage pathways or activation of cell cycle checkpoints.31

Separately, third-party preclinical studies have demonstrated that elevated cytidine deaminase (CDA) expression drives resistance to FDA-approved RNR inhibitors by accelerating their metabolic inactivation and reducing intracellular dNTP depletion thereby significantly limiting their anti-tumor activity. For example, gemcitabine-resistant pancreatic and lung cancer xenograft models with high CDA activity exhibit markedly reduced sensitivity to treatment and rapid tumor regrowth compared to low-CDA models.32 We believe that combining DNA Pol α inhibition with RNR blockade has the potential to overcome CDA-mediated resistance by simultaneously preventing the initiation of DNA replication and depleting the nucleotide pools required for elongation, thereby enabling EO4426 to maintain antitumor activity in settings where traditional RNR inhibitors alone have proven insufficient.

24 Seley Curr Opin Investig Drugs 2000 Sep;1(1):135-40

25 Kapor et al Ox Med and Cell 2021 Article ID 7753857

26 Chen-Chun etal Genes 2017 8(2):1-14

27 D’Urso etal. J.Cell Sci 1995 108(9):3109-3118

28 Perera et al. eLife 2013 (2):e00482

29 Gu etal. Genes 2023 14(7):1346-1355

30 Peterman et al. Mol Cell. 2010 Feb 26;37(4):492–502

31 Gu etal. Genes 2023 14(7):1346-1355

32 Buhagiar-Labarchède etal Sci Rep 2022 (12): 14062

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We recently presented preclinical and translational data describing the development of EO4426 at the 2025 Society for Neuro-Oncology (“SNO”) Annual Meeting and the AACR-NCI-EORTC International Conference. The data summarized prior third-party clinical experience with EO4426 in more than 400 patients across multiple Phase 1 and Phase 2 studies conducted by third parties in solid tumors and hematologic malignancies, which demonstrated clinical activity and a generally manageable safety profile, with reversible neutropenia reported as the primary dose-limiting toxicity reported. These historical studies were conducted prior to the routine incorporation of predictive biomarkers and did not include cytidine deaminase (“CDA”)–based patient selection as a diagnostic biomarker.

The preclinical data presented summarized prior third-party findings that appear to demonstrate that EO4426 is more resistant to CDA-mediated metabolic inactivation than gemcitabine, while retaining intracellular activation by deoxycytidine kinase. Mechanistic studies showed that EO4426 maintains dual inhibition of RNR and DNA polymerase-α, resulting in depletion of deoxynucleotide pools, replication-fork collapse, and accumulation of DNA damage in replication-stress–driven tumor models. In multiple intracranial and systemic tumor models, including glioblastoma and neuroblastoma, EO4426 achieved meaningful tumor control and survival benefit, supporting its ability to penetrate the central nervous system and retain activity in CDA-high tumor environments.

EO4426 was previously covered by composition of matter and other patent claims that have since expired. Building on a new understanding of the drug’s biological mechanism of action, Valent has filed a U.S. provisional patent application that includes claims covering the newly identified mechanism of action, novel chemical compositions, and methods of use in defined patient populations and disease settings. If granted, these patents have the potential to provide meaningful new intellectual property protection and extend the commercial exclusivity of the drug candidate well beyond the expiration of the original composition of matter patent. See the section entitled “Intellectual Property” below for additional information regarding this patent filing.

We have entered into an exclusive evaluation and option agreement with Valent pursuant to which we hold an exclusive option to acquire worldwide rights to EO4426. We plan to conduct new clinical trials in solid tumors, and if these trials are successful, we intend to exercise our option under the agreement. For a further description of the evaluation and option agreement, see the section of this prospectus entitled “License, Collaboration, and other Material Agreements.”

Prior Third Party Development of EO4426

EO4426 was evaluated in multiple third-party Phase 1 and Phase 2 clinical trials involving more than 400 patients across tumor types—including metastatic colorectal cancer, advanced gastrointestinal cancers and hematologic malignancies—conducted by Matrix Pharmaceuticals, MD Anderson Cancer Center and Kyowa Hakko Kogyo between 1995 and 2005. These trials were early-generation Phase I/II studies and did not include evaluations of predictive biomarkers, as such targeted biomarker incorporation was not standard practice at that time.33

CT.gov Ref.	Indication	Phase	Sponsor
	Advanced solid tumors	Phase 1	Matrix Pharmaceuticals
	Advanced Solid Tumors	Phase 1	Kyowa Hakko Kogyo
NCT00051688	Metastatic colorectal cancer	Phase 2	Matrix Pharmaceuticals
NCT00054873	Advanced esophageal or gastric adenocarcinoma	Phase 2	Matrix Pharmaceuticals
NCT00061620	Hematologic malignancies	Phase 1	MD Anderson

We intend to rely on prior third-party clinical trials of EO4426 only to the extent that they inform the tolerability profile of the compound. Any efficacy data from such studies may provide evidence of anti-cancer activity in a general sense; however, those results are not material to the rationale for our current development efforts. Our decision to advance EO4426 into new biomarker-driven clinical trials is based on a specific scientific rationale that reflects a new understanding of the compound’s biological mechanism of action and its potential activity cancers that have become resistant to treatment due to CDA deactivation-related resistance. This mechanistic insight, together with the identification of targeted patient populations most likely to benefit, forms the basis of our development strategy, rather than historical efficacy observations generated in broader or unrelated clinical contexts.

EO4426 prior human clinical trial experience: Safety Results

EO4426 was evaluated in a Phase 1, open-label, dose-escalation study conducted by Matrix Pharmaceutical in the United States in patients with advanced refractory solid tumors between approximately 1997 and 1999.34 A total of approximately 70 patients were enrolled across multiple dose cohorts. EO4426 was administered by intravenous infusion on a twice-weekly schedule for three consecutive weeks followed by a two-week rest period. The primary endpoints of the study were to evaluate safety, tolerability, pharmacokinetics, and to determine a recommended Phase 2 dose for further study, while the secondary endpoints included a preliminary assessment of antitumor activity.

33 Hu etal JCO Precision Oncol 2019 23(3): 1-12

34 Rodriguez etal Clin Can Res 2002 8(9): 2828-2834

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Dose-limiting toxicities were predominantly hematologic, with neutropenia identified as the principal adverse event leading to dose modifications. Grede 3-4 neutropenia occurred in approximately 53% of patients, which was transient and resolved upon dose interruption. Other adverse events included anemia, thrombocytopenia, and fatigue, which were generally manageable and reversible upon treatment interruption. The maximum tolerated dose was determined to be 16 mg/m² administered twice weekly, although subsequent experience suggested that a lower dose of 12 mg/m² was required in some patients due to myelosuppression. Pharmacokinetics were linear; based on neutrophil recovery, the recommended Phase 2 regimen was 270 mg/m² IV every 2 weeks. While the study was not designed to assess efficacy, one heavily pretreated patient with rectal carcinoma achieved a partial response lasting approximately seven months, and additional patients demonstrated evidence of stable disease.

EO4426 was also evaluated in an open-label, single-arm Phase I trial, sponsored by The University of Texas M.D. Anderson Cancer Center in the United States between 2001 and 2004 to evaluate a bolus dosing regimen of tezacitabine in patients with advanced hematologic malignancies (NCT00061620). The primary endpoints were to evaluate safety, tolerability, dose-limiting toxicities, maximum tolerated dose, and pharmacokinetics of tezacitabine, while the secondary endpoints included preliminary assessment of antitumor activity. Initial dosing of 7.5 mg/m² administered once daily over five consecutive days identified dose-limiting toxicities, including grade 3 central nervous system-related events and mucositis in 3 of 6 enrolled patients. These findings informed the exploration of continuous infusion schedules aimed at optimizing therapeutic exposure while mitigating hematologic toxicity. The study was not designed or powered for efficacy assessment, and efficacy outcomes were not disclosed. No unexpected safety signals beyond those noted were reported.

In addition to studies conducted in the United States, EO4426 was evaluated as an oral therapy in a Phase 1, open-label, dose-escalation trial sponsored by Kyowa Hakko Kogyo (now Kyowa Kirin) in Japan between approximately 1995 and 1997.35 The primary endpoints were to evaluate safety, tolerability, dose-limiting toxicities, maximum tolerated dose, and pharmacokinetics of tezacitabine given orally, while the secondary endpoints included preliminary assessment of antitumor activity. This study enrolled patients with advanced solid tumors approximately 20 patients including 14 patients in escalating dose cohorts, An oral formulation of EO4426 was administered once daily in tablet form. The objectives of the study were to assess safety, tolerability, and pharmacokinetics.

Published results from the Japanese Phase 1 clinical trial indicate that orally administered EO4426 achieved systemic exposure; however, the dose-limiting toxicity was myelosuppression, most notably neutropenia, consistent with the findings observed in intravenous studies conducted in the United States. Other adverse events included gastrointestinal effects such as nausea and diarrhea, as well as fatigue, which were generally reversible following treatment interruption. The study was not designed or powered for efficacy assessment, and efficacy outcomes were not disclosed. No unexpected safety signals beyond those noted were reported.

EO4426 prior human clinical trial experience: anti-cancer Activity and pharmacokinetics

In early-phase clinical trials conducted by Matrix Pharmaceutical—a company founded by our Chairman, Dr. Dennis Brown—tezacitabine demonstrated evidence of biologic activity, including one partial response and seven instances of stable disease among heavily pretreated patients with advanced solid tumors.36

A Phase 2, open-label, single-arm clinical trial (Cinicaltrials.gov identifier NCT00051688) was conducted by Matrix Pharmaceuticals in the United States to evaluate EO4426 in combination with oxaliplatin in patients with metastatic colorectal adenocarcinoma who had received at least one prior line of therapy beginning in 2003. The study was designed to enroll approximately 40 patients. The primary objective was to identify an optimal dose for the combination regimen, with secondary objectives including assessment of tumor response and overall tolerability. The trial was not designed or powered to demonstrate statistically significant efficacy outcomes. Detailed efficacy and statistical outcomes have not been publicly disclosed. No unexpected safety signals attributable to EO4426 were reported.

A Phase 2, open-label, single-arm clinical trial (Cinicaltrials.gov identifier NCT00054873) was conducted by Matrix Pharmaceuticals in the United States to evaluate EO4426 administered alone or in combination with 5-fluorouracil in patients with advanced or metastatic adenocarcinoma of the esophagus, gastroesophageal junction, or stomach beginning in 2003. The study was designed to enroll approximately 40 to 50 patients. The primary objective was to assess safety, tolerability, and preliminary efficacy, with secondary objectives including tumor response rate and duration of response. The trial was not designed or powered to demonstrate statistically significant efficacy outcomes. Detailed efficacy and statistical outcomes have not been publicly disclosed. No unexpected safety signals attributable to EO4426 were reported.

Our Pre-Clinical Development of EO4426

In non-clinical tumor models conducted by third parties, EO4426 exhibited broad anti-tumor activity against a range of solid and hematologic malignancies, including colorectal, gastric, lung, and hematologic cancer cell lines. The agent was also shown to enhance the anti-tumor activity of fluoropyrimidines in preclinical colon cancer models, suggesting potential utility in combination regimens.

35 Masuda etal. Invest New Drugs 1998 16(3): 245-254

36 Rodriguez etal Clin Can Res 2002 8(9): 2828-2834

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In vitro, EO4426 exhibited cytotoxicity across both solid tumor and hematologic cancer cell lines, including colorectal cancer models, and in vivo studies confirmed dose-dependent antitumor activity. Additional experiments demonstrated that EO4426 potentiated the effects of fluoropyrimidines such as 5-fluorodeoxyuridine and capecitabine in colon cancer xenografts, producing additive or synergistic activity and enhanced apoptotic effects.37

In preclinical studies, EO4426 demonstrated broad in-vivo antitumor activity across multiple xenograft models.

Preclinical Tumor Models	Regimen	Outcome
Solid Tumors
Colon Cancer	2-20 mg/kg/d x10-12d	Dose-dependent tumor growth inhibition
MDA-MB-231 breast cancer	2-20 mg/kg/d x5d	90-100% cure (CR)
Lewis lung carcinoma	15mg/kg ip d x2weeks	80% cure (CR)
Cervical Carcinoma	10-20mg/kg q.d. x 5	>OS vs control (p<0.05)

Primary Brain Tumors
D45 glioblastoma	100mg/kg ip 2x week	Median Survival: EO4426: 46.5d control: 20d
SK-N-C neuroblastoma	200mg/kg 2x week	90d Survival: EO4426: 90% Controls: carmustine: 26%; untreated: 23%
U87 MG glioblastoma	10-20mg/kg q.d. x 5	>OS vs control ((p<0.01)
L1210 leukemia	0.3mg/kg ip d x9d	80% cure (CR)

●	In nude mice bearing human colon cancer xenografts, once-daily oral or intraperitoneal dosing for 10–12 consecutive days produced dose-dependent tumor growth inhibition, whereas less frequent dosing was less effective.[38] In a separate study of HCT-116 colon cancer xenografts, EO4426 potentiated the antitumor effects of fluoropyrimidines (FUdR, capecitabine), with combination regimens producing additive or synergistic tumor regression compared to single agents.[39] Collectively, these data provided the rationale for evaluating EO4426 both as monotherapy and in combination with DNA-directed agents in clinical development.[40]
●	In breast cancer xenografts (MDA-MB-231), daily treatment at 2–20 mg/kg achieved high rates of complete tumor regression,[41] while in PC-3 prostate cancer xenografts EO4426 induced significant apoptosis and regression, accompanied by upregulation of apoptotic markers such as TRPM-2.[42]
●	In nude mice bearing subcutaneous Lewis Lung Carcinoma (NSCLC) tumors, daily administration for 10–12 consecutive days at doses of 2–20 mg/kg resulted in marked suppression of tumor growth, with some animals showing tumor regression at the higher dose levels.[43]
●	In glioblastoma (U-87MG) and cervical carcinoma (C33-A) xenografts, EO4426 inhibited tumor growth and functioned as a radiosensitizer, enhancing radiation-induced tumor regression.[44]
●	In preclinical studies, EO4426 demonstrated significant tumor growth inhibition in SK-N-C neuroblastoma brain tumor xenografts when administered on consecutive daily dosing schedules, with myelosuppression identified as the principal dose-limiting toxicity.[45]
●	In murine L1210 leukemia models, EO4426 produced dose-dependent survival benefits, including long-term survivors when administered on consecutive-day schedules, with myelosuppression as the primary observed toxicity.[46]

Rapidly proliferating cancer cells, especially those driven by oncogenic mutations or impaired DNA repair, depend on both efficient replication initiation and a continuous supply of deoxyribonucleotides.47 EO4426’s simultaneous inhibition of DNA polymerase α and ribonucleotide reductase disrupts these two essential processes.48 We believe this may offer a promising therapeutic strategy to target tumors characterized by high replication stress and resistance to agents such as gemcitabine.

Overexpression of Cytidine Deaminase or CDA contributes to resistance to gemcitabine and other RNR inhibitors through the enhanced metabolic inactivation of the drugs.49,50 Published preclinical evidence suggests that EO4426 retains activity in tumor models with high CDA expression, owing to its increased resistance to deamination compared to gemcitabine.51 EO4426 is approximately 30-fold more resistant to CDA-mediated deamination than gemcitabine, offering a potential mechanistic advantage in CDA-overexpressing tumors.52 We believe such evidence makes EO4426 a potential candidate for overcoming resistance to gemcitabine and other RNR inhibitors mediated by CDA overexpression.

Aggressive, rapidly proliferating cancers such as acute myeloid leukemia or AML, high-grade gliomas and triple-negative breast cancer or (TNBC and cancers with high genomic instability such as ovarian or colorectal cancer may be ideal targets for therapy with EO4426.

37 Taverna etal. Biochem Pharmacol 2007 73(1): 44-55

38 Sun etal Cancer Res 1997 57(18): 4023-4028

39 Taverna etal. Biochem Pharmacol 2007 73(1): 44-55

40 Taverna etal. Biochem Pharmacol 2007 73(1): 44-55

41 Greib et al. Acta Biochim Pol 2000 47(1):165-71

42 Wright etal Exp Cell Res 1996 222(1): 54-60

43 Seley. Curr Opin Investig Drugs 2000 (1):135-40

44 Piepmeier etal Canc Res 1996 56(2): 359-361

45 Piepmeier et al. Cancer Res 1996 56(2): 359-361

46 Skierski et al. Cytometry 1999 37:302-307

47 Peterman et al. Mol Cell. 2010 Feb 26;37(4):492–502

48 Taverna etal BiochemPharmacol 2007 (1):44-55

49 Mini, E., Annals of Oncology (2006)(17/5)

50 Neff et al. Exp Hematol 1996 24(11):1340-6

51 Takahashi et al. Can Chemother Pharm. 1998;41:268–274

52 Shao etal Current Cancer Drug Targets 2006 6: 409-431

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We are currently working to initiate our first company sponsored clinical trial for EO4426 in Australia. The trial will be a bridging study and we intend to use the data to open an IND with FDA to conduct a pivotal Phase 2b study to position ourselves for accelerated approval in the United States. We will also seek regulatory approval in international jurisdictions, as we deem appropriate. Prior to initiating this trial, we plan to initiate cGMP manufacturing of EO4426 in the first half of 2026 and initiate a Phase 1-2a trial to further explore the safety and anti-cancer activity of the EO4426 oral dosage form in solid tumors and hematologic malignancies in 2026. We plan to conduct this Phase 1-2a trial under the CTN scheme in Australia as administered by the Therapeutic Goods Administration (TGA). Under this process, we will prepare necessary documentation and must obtain approval of the study protocol from a Human Research Ethics Committee (HREC) and the relevant clinical institution. Once approval is granted, we will be required to submit a notification to the TGA, which acknowledges but does not independently review or authorize the trial If we are unable to obtain timely HREC approval, our planned clinical trials under the CTN scheme may be delayed or may not proceed. This planned trial will consist of approximately 20 patients with recurrent solid tumors, including in patients whose tumors have recurred following treatment with FDA-approved RNR inhibitors. The CTN scheme offers the opportunity to streamline timelines for early-stage clinical trials and financial incentives, including a refund of up to 43.5% of qualified R&D expenditures. The trial’s objectives will include evaluating the safety, tolerability, pharmacokinetics, and preliminary anti-tumor activity of EO4426. The study is also designed to demonstrate the consistency of our current cGMP product with that used in prior clinical results.

To the extent available, the Company plans to pursue regulatory approval of EO4426 under the FDA’s 505(b)(2) pathway, which allows applicants to reference prior published literature for which the applicant does not have a right of reference or FDA’s prior findings of safety and effectiveness for an approved drug, along with other data, to demonstrate that a product is safe and efficacious. This pathway may potentially reduce development time and costs by avoiding duplication of certain studies, while still requiring bridging data to address product differences, as well as other data to support product safety and efficacy. Notwithstanding, the regulatory pathway provided by a 505(b)(2) NDA may not be appropriate, may not be more efficient or faster, and may not increase the likelihood that our product candidate will be approved.

The Company intends to conduct a pivotal single-arm Phase 2b clinical trial of EO4426 designed to meet the requirements for Accelerated Approval under 21 CFR Part 314, Subpart H. This approach would enable us to pursue initial marketing approval based on surrogate or intermediate clinical endpoints and, potentially, earlier than we would otherwise be able to. Although our strategy is to seek out accelerated approval for any applicable product candidate, none of our current clinical trials should be considered registration studies for accelerated approval. Notwithstanding, pursuing an accelerated approval pathway does not increase the probability of our product candidate achieving regulatory or clinical success, and does not alter the FDA’s rigorous standards for safety and efficacy nor guarantee approval. Accelerated approval is not granted to a product candidate until FDA approves an NDA, authorizing the product to be commercially marketed in the United States. Thus, even though we are currently pursuing this pathway, there is no guaranty that we will ultimately be able to obtain accelerated approval or use the pathway. For instance, FDA may disagree that a single Phase 2b trial or the design of any particular trial is sufficient for accelerated approval.

Our planned and potentially pivotal Phase 2b clinical trial will evaluate tumor response (ORR) and duration of ORR in a single-arm clinical trial. The FDA may, however, disagree that a single Phase2b trial or the design of the trial is sufficient for accelerated approval.

We plan to assess patients for CDA overexpression as a biomarker for resistance to RNR inhibitors. We also plan to assess patients for microsatellite instability (MSI) and ribonucleotide reductase regulatory subunit M2 or RRM2 over-expression as potential biomarkers for EO4426 activity. CDA and MSI testing are well-established in clinical practice. RRM2 is emerging as a promising biomarker in oncology, with growing evidence supporting its role in cancer prognosis and therapy response.53 Immunohistochemistry (IHC) is used to detect the presence of proteins associated with RRM2 over-expression.

MSI-high tumors are characterized by defects in DNA mismatch repair leading to genomic instability. This instability may increase tumor reliance on Polα and RNR for survival, making MSI status a potential predictive biomarker for responsiveness to dual inhibition strategies.54

Elevated expression of the RRM2 subunit of RNR has been associated with increased tumor aggressiveness and resistance to certain chemotherapies. Overexpression of RRM2 may indicate heightened dependence on RNR activity, suggesting that tumors with this characteristic could be responsive to EO4426.

We believe EO4426 has the potential to deliver beneficial outcomes for patients across a broad spectrum of cancers, particularly those that have become resistant to standard of care FDA-approved therapies. Prior third party clinical data demonstrating activity in multiple cancers provides a strong rationale for further development. We further believe the integration of biomarkers such as MSI and RRM2 overexpression will guide patient selection, optimizing the therapeutic potential of EO4426 as a potential precision oncology product.

We anticipate initiating GMP manufacturing of EO4426 in the first half of 2026 and filing documentation to support new clinical studies with EO4426, which clinical studies are anticipated to begin in 2026 in Australia. We plan to conduct this trial at multiple clinical trial sites in Australia under the TGA Clinical Trial Notification or CTN process. The CTN scheme offers the opportunity to streamline timelines for early-stage clinical trials and financial incentives, including a refund of up to 43.5% of qualified R&D expenditures. The trial’s objectives include evaluating the safety, tolerability, pharmacokinetics, and preliminary anti-tumor activity of EO4426. The study is also designed to demonstrate the consistency of our current cGMP product with that used in prior clinical results.

Orotecan

Intravenous irinotecan is FDA approved for the treatment of colorectal cancer. The FDA approved formulation of irinotecan given orally, was previously studied in prior third party clinical trials in our target pediatric indications: Ewing sarcoma, neuroblastoma, rhabdomyosarcoma, medulloblastoma, and hepatoblastoma. According to published study results, poor palatability has limited widespread use of the FDA approved formulation given orally55. The Orotecan formulation, which we hold exclusive rights to, was developed by Valent to address the limitations of clinical adoption related to the poor palatability and tolerability associated with orally administered unformulated irinotecan, which is discussed further below.

Orotecan (oral irinotecan HCl, VAL-413) is a proprietary oral formulation of intravenous (i.v.) irinotecan hydrochloride, a topoisomerase inhibitor. Intravenous irinotecan was first granted accelerated FDA approval in 1996 for the second line treatment of recurrent or progressive metastatic carcinoma of the colon or rectum. In April 2000, its label was expanded to include first-line therapy for metastatic colorectal cancer when combined with 5-fluorouracil (5-FU) and leucovorin. In October 2015, the FDA approved a liposomal formulation of irinotecan (Onivyde™) in combination with fluorouracil and leucovorin for the treatment of metastatic adenocarcinoma of the pancreas after disease progression following gemcitabine-based therapy. In February 2024, FDA also approved this formulation in combination with oxaliplatin, fluorouracil, and leucovorin for the first-line treatment of metastatic pancreatic adenocarcinoma.

In addition to its FDA approved indications, i.v. irinotecan is widely used off-label in accordance with National Comprehensive Cancer Network or NCCN guidelines for the treatment of neuroendocrine, pancreatic, small-cell lung, cervical, ovarian, esophageal, soft tissue sarcomas, bone cancers and pediatric cancers.56 NCCN guidelines recommend the use of irinotecan, particularly in combination with temozolomide, for relapsed or refractory Ewing sarcoma and other pediatric sarcoma subtypes. Annually, approximately 1.8 million i.v. irinotecan doses are prescribed in the United States.57

Standard i.v. irinotecan regimens for childhood cancers require daily infusions on a schedule of 5-10 consecutive days every two weeks. This regimen is inconvenient, costly, and burdensome for patients and the healthcare systems. To address this, academic pediatric oncologists developed an oral administration method for i.v. irinotecan, treating over 200 patients and demonstrating promising results.58 However, extremely poor palatability limits widespread clinical adoption and this formulation is not FDA approved.59

There are currently no FDA-approved oral formulations of irinotecan, the active ingredient in our Orotecan product candidate. All marketed formulations are available only as injectable dosage forms, including intravenous irinotecan (Camptosar® and generic equivalents) and liposomal irinotecan (ONIVYDE®). While the concept of oral delivery has been studied in academic settings, such efforts have been limited by the unacceptable taste profile of irinotecan.50 In these studies, injectable formulations were often mixed with cranberry or grape juice in an attempt to improve palatability; however, such improvised approaches introduce variability in drug delivery, lack reproducibility, and may alter pharmacokinetics due to uncontrolled differences between juice preparations. Our proprietary pharmaceutical taste-masking technology incorporated into the Orotecan formulation is designed to overcome these limitations by providing a palatable oral dosage form with consistent drug release and a reproducible pharmacokinetic profile, thereby differentiating Orotecan from prior academic approaches and enabling development of a clinically and commercially viable oral irinotecan therapy.

We believe Orotecan’s oral formulation will result in improved tolerability and patient compliance, initially in the treatment of pediatric cancers tumors, with potential for broader applications in adult cancers. Irinotecan, a prodrug, is converted in the body to its active form, SN-38, which is 1,000 times more cytotoxic against cancer cells than irinotecan itself.60 Evidence suggests oral irinotecan delivery enhances the conversion to its active metabolites SN-38.61

Pursuant to an agreement entered into with Valent, we were granted certain exclusive rights to patent applications owned by Valent related to Val-413 (Orotecan, oral irinotecan HCl), a proprietary oral formulation of irinotecan and a cancer therapy approved by the FDA. Valent has filed these patents claiming compositions, formulation and use of Orotecan, with claims anticipated to provide patent protection through 2042 in the United States and international jurisdictions. In addition, we plan to seek an orphan drug designation for Orotecan in the treatment of pediatric cancers in jurisdictions where it is available. If granted, an orphan drug designation will provide seven years of market exclusivity in the United States and ten years in Europe.

53 Wang etal PLOS-One PLOS ONE. 2024 19(4):e0299949

54 Pavloff etal. DNA seq (1992)

55 Wagner, L. Clin. Sarcoma Res (2015) 5(20)

56 NCCN Guidelines

57 Part B National Summary Data File (CMS.gov)

58 Wagner, L. Clin. Sarcoma Res (2015) 5(20)

59 Kumler etal Can Chemo Pharmacol 2019 83(3):169-178

60 NCI Drug Dictonary - Irinotecan

61 Soepenberg et al. Clin Cancer Res (2005) 11(4):1504-1511

69

We are conducting a Phase 1-2 clinical trial (NCT04337177) in the United States in collaboration with Valent to assess the safety and tolerability of Orotecan in treating recurrent pediatric cancers.

Valent is the sponsor of the Phase 1-2a clinical trial.  We are providing funding for the trial and, subject to positive results of this trial, we intend to acquire exclusive rights to Orotecan and pursue further clinical development and commercialization of Orotecan under the terms of our Evaluation Agreement with Valent. See the section of this prospectus entitled “License, Collaboration, and other Material Agreements” below for a further description of the Evaluation Agreement with Valent.

Clinical Development Progress

In October 2019, the FDA granted Valent an IND for Orotecan. This trial is a Phase 1-2a multi-center clinical trial of up to 20 patients to examine the safety and tolerability of this proprietary formulation and assess pharmacokinetics compared to the already established oral regimen. The Orotecan used in the study is comprised of commercially available intravenous irinotecan, which the clinical trial sites combine with our proprietary flavoring agent. Subjects received Orotecan as an oral liquid formulation (20 mL to 60 mL, dose-adjusted based on body surface area or BSA) administered once daily for 5 consecutive days in 21-day treatment cycles.

During the first cycle of treatment, each patient will receive four daily doses of VAL-413 and one daily dose of the intravenous preparation of irinotecan taken orally (IRN IV/PO) to allow comparative intra-patient pharmacokinetics of irinotecan and its metabolites. During all subsequent cycles, only VAL-413 will be given with temozolomide in 5-day courses administered every 21 days, as tolerated. Toxicity is assessed by NCI CCTCAEv5. A taste survey instrument is used to assess palatability of VAL-413 vs. IRN IV/PO

The trial is ongoing and is continuing enrollment. To date, nine patients with recurrent pediatric cancers have been enrolled at two dose levels. Initial pharmacokinetic observations presented at the 2025 annual meetings of the American Association of Cancer Research (AACR) demonstrate similarity for the Orotecan formulation and i.v. irinotecan given orally for both the parent compound and its active metabolites with no dose-limiting toxicities reported.62

To the extent available, the Company plans to pursue regulatory approval of Orotecan under the FDA’s 505(b)(2) pathway, which allows applicants to reference prior published literature for which the applicant does not have a right of reference or FDA’s prior findings of safety and effectiveness for an approved drug, along with other data, to demonstrate that a product is safe and efficacious. This pathway would potentially reduce development time and costs by avoiding duplication of certain studies, while still requiring bridging data to address product differences, as well as other data to support product safety and efficacy. Notwithstanding, the regulatory pathway provided by a 505(b)(2) NDA may not be appropriate, may not be more efficient or faster, and may not increase the likelihood that our product candidate will be approved.

The Company intends to conduct a pivotal single-arm Phase 2b clinical trial of Orotecan designed to meet the requirements for Accelerated Approval under 21 CFR Part 314, Subpart H. This approach would enable us to pursue initial marketing approval based on surrogate or intermediate clinical endpoints and, potentially, earlier than we would otherwise be able to. Although our strategy is to seek out accelerated approval for any applicable product candidate, none of our current clinical trials should be considered registration studies for accelerated approval. Notwithstanding, pursuing an accelerated approval pathway does not increase the probability of our product candidate achieving regulatory or clinical success, and does not alter the FDA’s rigorous standards for safety and efficacy nor guarantee approval. Accelerated approval is not granted to a product candidate until FDA approves an NDA, authorizing the product to be commercially marketed in the United States. Thus, even though we are currently pursuing this pathway, there is no guaranty that we will ultimate be able to obtain accelerated approval or use the pathway. For instance, FDA may disagree that a single Phase 2b trial or the design of any particular trial is sufficient for accelerated approval.

Safety & Tolerability Results (to date):

●	Palatability was assessed using a 7-point hedonic scale. The median score was 4 (range: 3–5), indicating acceptable tolerability. This was notably higher compared to the oral administration of the intravenous formulation of irinotecan, which consistently received a score of 1.

●	A majority of participants (66%) completed multiple treatment cycles in a home-based setting. The longest duration of therapy was 13 cycles (approximately 9 months).

●	To date, no serious adverse events related to the treatment with Orotecan have been observed in the Orotecan Phase 1-2a clinical trial. Treatment-emergent adverse events assessed as possibly or probably related to Orotecan were primarily Grade 1 (mild) or Grade 2(moderate), occurring in 55% of subjects. The most frequently reported adverse events included nausea and vomiting (55%), fatigue (22%), and dermatologic reactions (rash, 11%), consistent with the known safety profile of orally administered intravenous irinotecan.

Pharmacokinetic Observations:

➢	In each subject, the single-dose pharmacokinetic profile of Orotecan was evaluated in comparison to oral administration of the intravenous formulation of irinotecan (IRN IV/PO).

➢	Preliminary pharmacokinetic analyses indicate that systemic exposure (AUC) and time-dependent concentration profiles for irinotecan and its active metabolites, including SN-38, are not statistically different between Orotecan and IRN IV/PO formulations, nor between the 90 mg/m² (n=4) and 110 mg/m² (n=5) dose cohorts.

As irinotecan delivered orally has previously demonstrated promising results in pediatric cancers across several third party clinical trials63, we believe these observations from the trial support Orotecan’s advancement into separate registration-directed clinical trials. Assuming favorable topline data from the ongoing trial, we anticipate exercising our option and conducting a potentially pivotal FDA approval clinical trial under the accelerated approval program (§21 CFR, part 314, subpart H) with the goal of seeking marketing approval for Orotecan under a 505(b)(2) NDA. Notwithstanding, the regulatory pathway provided by Sec. 505(b)(2) may not increase the likelihood that our product candidate will be approved and may not provide a faster pathway to regulatory approval. Additionally, the FDA may disagree that the planned trial or the design of the trial is sufficient for accelerated approval.

Proposed Registration Trial Design

We have received feedback from the FDA in the form of a Type C guidance meeting indicating that a single-arm study using tumor response (objective response rate) as the primary endpoint could be sufficient to support the accelerated approval of Orotecan when combined with adequate characterization of durability of response.

The planned registration-directed clinical trial will employ a master protocol design to evaluate the efficacy and safety of Orotecan across multiple pediatric cancers where irinotecan is employed in standard-of-care treatment regimens. The trial will consist of single-arm cohorts targeting distinct tumor types, with each cohort enrolling a patient population of 25-40 participants. The primary objective of the trial is to support accelerated FDA approval under 21 CFR, Part 314, Subpart H, based on objective response rates or ORR as determined by RECIST criteria. Secondary objectives include assessments of duration of response or DoR, progression-free survival (PFS), and safety.

62 Bacha etal. Cancer Res (2025) 85 (8_Supplement_2): LB266

63 Wagner, L. Clin. Sarcoma Res (2015) 5(20)

70

Key features of the trial design:

Master Protocol:	A unified framework enabling simultaneous evaluation across several indications, optimizing efficiency and consistency in data collection.

Single-Arm Cohorts:	Each cohort will independently evaluate the Orotecan’s activity in a specific pediatric cancer indication, such as, but not limited to Ewing sarcoma, neuroblastoma, rhabdomyosarcoma and medulloblastoma.

Cohort-Level Endpoints:	Each cohort will be powered to detect clinically meaningful response rates sufficient to support accelerated approval if the primary endpoint is achieved.

Anticipated Patient Enrollment:	Based on a review of prior FDA approvals for small molecule therapies, the company anticipates that enrolling 80-100 patients across all cohorts will provide sufficient safety data to support accelerated approval.

Patients will be treated with Orotecan using a standardized dosing regimen optimized for each cancer type. Response assessments will be conducted using RECIST which is a standard method used in clinical trials to assess the effectiveness of cancer treatments.

The master protocol design allows for adaptive modifications, such as cohort expansion or closure, based on interim analyses. We plan to submit interim data for FDA review to ensure alignment with regulatory requirements.

Prior to initiation of this trial, we will be required to have our product candidate produced at a GMP facility in sufficient quantities with such formulation in finished dosage form and we may be required to conduct additional preclinical studies.

Initial Target Markets: Recurrent Pediatric Cancers

Treatment of pediatric cancers with i.v. irinotecan has demonstrated promising response rates. However, the burdensome standard regimen of i.v. irinotecan for the treatment of childhood tumors involves daily infusions for five consecutive days every two to three weeks leading to significant patient inconvenience, diminished quality of life and high cost to the healthcare system.64 The recurrence of disease is associated with poor survival outcomes and represents a significant unmet medical need. The off-label use of irinotecan in these settings underscores its clinical relevance, but the lack of an approved oral formulation limits its potential to improve patient quality of life and compliance.

We believe that Orotecan, as a novel oral formulation of irinotecan, is uniquely positioned to address these gaps while potentially improving outcomes for patients with recurrent or refractory pediatric cancers.

Ewing Sarcoma

●	Annual Incidence (USA): Approximately 200-300 cases per year.[65]

●	Recurrence Rate: Approximately 30% of patients experience recurrence within five years of initial treatment.[66]

●	Current Standard of Care with Irinotecan: Intravenous irinotecan is used off-label in combination with temozolomide for recurrent or metastatic disease.[67]

●	Outcomes for Recurrent Disease: Survival following recurrence is poor, with average survival of 14 months and 1- and 5-year survival rates of 40% and 15-30%, respectively.[68]

64 Wagner, L. Clin.Sarcoma Res (2015)5(20)

65 Esiashvili et al., J Pediatr Hematol Oncol (2008) 30(6):425-30

66 Valdes et al., Case Rep Oncol (2017) 10(2):462-472

67 Casey et al., Pediatr Blood Cancer (2009) 53:1029-34

68 Valdes et al., Case Rep Oncol (2017) 10(2):462-472

71

Neuroblastoma

●	Annual Incidence (USA): Approximately 700 cases per year, predominantly affecting children under five years old.[69]

●	Recurrence Rate: Up to 50% of patients with high-risk neuroblastoma relapse after initial treatment.[70]

●	Current Standard of Care with Irinotecan: Irinotecan is used off-label in combination with temozolomide or vincristine for recurrent or refractory neuroblastoma.[71]

●	Outcomes for Recurrent Disease: Prognosis is poor, with long-term survival rates of less than 10% for high-risk relapsed disease.[72]

Rhabdomyosarcoma

●	Annual Incidence (USA): Approximately 350 cases per year, primarily affecting children and adolescents.[73]

●	Recurrence Rate: Recurrence occurs in 30-40% of patients, depending on the risk stratification at diagnosis.[74]

●	Current Standard of Care with Irinotecan: Irinotecan, often combined with vincristine temozolomide and radiation, is used off-label for recurrent or refractory rhabdomyosarcoma.[75]

●	Outcomes for Recurrent Disease: For recurrent disease, 5-year survival rates are less than 20%, particularly for metastatic recurrences.[76]

Medulloblastoma

●	Annual Incidence (USA): Approximately 250-500 cases per year, with the majority in children under 10 years old.[77]

●	Recurrence Rate: Around 30% of patients experience relapse, typically within two years of initial treatment.[78]

●	Current Standard of Care with Irinotecan: Irinotecan, in combination with temozolomide, is used off-label for recurrent medulloblastoma, particularly in the context of salvage chemotherapy.[79]

●	Outcomes for Recurrent Disease: Prognosis for recurrent medulloblastoma is poor, with survival ranging from 6-12 months on average following relapse.[80]

69 Park et al., Lancet Oncol (2010) 11(5):449-61

70 London WB et al., J Clin Oncol (2005) 23(27):6459-65

71 Wagner LM et al., C Clin Oncol 2009 Mar 10;27(8):1290-6

72 Kushner etal J Clin Oncol 2006 Nov 20;24(33):5271-6

73 Masi et al., Ann Surg 2009 249(3):420-5

74 Malempati S et al., Cancer (2011) 117(3):604-11

75 Wagner LM et al., J Pediatr Hematol Oncol (2004) 26(8):517-23

76 Breneman JC et al., J Clin Oncol (2003) 21(13):2457-64

77 Ostrom QT et al., Neuro Oncol (2015) 17(Suppl 4):iv1-iv62

78 Rutkowski S et al., J Clin Oncol. 2010;28(33):4961-68

79 Levy et al. Pediatr Blood Cancer 2021 68(8):e29031

80 Huybrecths etal. Cancers 2020 13(1):53

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Market Expansion Opportunities

We believe that Orotecan, as a novel oral irinotecan formulation initially approved for pediatric cancers, would serve as a robust proof-of-concept for its broader utility in oncology and thus has substantial potential for expansion into adult oncology markets. This opportunity is driven by several key factors:

1.	Unmet Needs in Current Treatment Paradigms — Intravenous (i.v.) irinotecan is widely used in adult cancers, including colorectal, pancreatic, gastric, and small cell lung cancers, either as part of FDA-approved regimens or off-label treatments. However, i.v. administration is associated with significant patient burden, including frequent clinic visits, infusion-related toxicities, and high healthcare costs. Orotecan would address these issues by offering improved convenience and reduced treatment costs, potentially enhancing patient compliance and quality of life.

2.	Established Market Potential — Irinotecan is a cornerstone therapy for metastatic colorectal cancer and other malignancies, with approximately 1.8 million doses prescribed annually in the United States according to published Medicare data. Based on Medicare data and National Comprehensive Cancer Network (NCCN) guidelines, we believe Orotecan could penetrate existing treatment paradigms as a direct substitute for i.v. formulations taken orally. Additionally, oral regimens are more easily combined with other oral agents, streamlining therapy and making it more appealing for both patients and oncologists.

3.	Efficacy and Safety Results — In a prior third party Phase 1-2 trial of oral irinotecan in 46 children with relapsed solid tumors, an oral 90 mg/m²/day for 5 days produced mean SN-38 AUC values (~63 ng·h/mL) similar to those observed with protracted IV irinotecan, confirming bioequivalent systemic exposure.[81] The regimen was well-tolerated, with diarrhea and neutropenia as primary toxicities, but no unexpected tolerability concerns; dose-limiting toxicities were uncommon at therapeutic exposures, and clinical activity, including partial responses and prolonged stable disease, was observed in multiple pediatric tumor types.[82] In a Phase 1 pharmacokinetic study, the metabolic ratio (SN-38 AUC / irinotecan AUC) was approximately six- to seven fold higher following oral dosing than with intravenous dosing.[83] These data support the rationale for oral dosing in pediatric patients and the broader application in adult cancers where irinotecan already has an established role.

4.	Potential for Combination Therapies — In adult cancers, irinotecan is often combined with other chemotherapeutic agents (e.g., 5-fluorouracil, leucovorin) or newer targeted therapies. An oral formulation could integrate seamlessly into existing combination regimens, providing flexibility in dosing and improved tolerability.

Further study of Orotecan for these additional opportunities would be necessary.

Based on these factors, we believe Orotecan has the potential to transform cancer care for both pediatric and adult patients. With approximately 1.8 million doses of irinotecan prescribed annually in the United States, even a conservative market penetration of 5-10% in adult indications such as colorectal, pancreatic, gastric, and small cell lung cancers could result in 90,000-180,000 doses annually. Coupled with its initial adoption in pediatric oncology, we believe Orotecan will be well-positioned for significant commercial success addressing critical unmet needs in cancer treatment.

An estimated price of $2,000 per dose for Orotecan reflects established pricing benchmarks within the oncology market. Intravenous irinotecan costs approximately $19 per milligram, with typical doses ranging from $1,500 to $3,000 per treatment. Liposomal irinotecan (Onivyde) is priced at over $10,000 per month, illustrating the premium for innovative formulations. Similarly, oral oncology drugs often exceed $10,000 monthly due to the value associated with improved convenience, compliance, and quality of life. A $2,000 per dose projected pricing Orotecan represents a competitive option, offering significant advantages such as reducing infusion-related costs, minimizing clinic visits, and improving outpatient management. Such pricing supports a potential annual revenue opportunity of $360 million to $720 million, reflecting both the substantial market potential and the broader impact Orotecan could have in improving cancer care. Notwithstanding, clinical trial results may not support further developing Orotecan and we may never receive marketing approval or may never successfully commercialize Orotecan.

Competitive Landscape

We believe that Orotecan’s potential differentiation lies in its unique formulation and therapeutic profile, which may offer advantages in efficacy, safety, or patient convenience over existing options.

Orotecan will compete with both approved and investigational intravenous therapies for solid tumors, including colorectal, pancreatic, and lung cancers. Currently marketed topoisomerase I inhibitors, such as irinotecan (Camptosar®) and topotecan (Hycamtin®), serve as established standards of care in certain settings. Additionally, antibody-drug conjugates (ADCs) utilizing topoisomerase I payloads, including Enhertu® (trastuzumab deruxtecan) and Trodelvy® (sacituzumab govitecan), have gained regulatory approvals in various indications.

Several biotechnology and pharmaceutical companies are also advancing novel camptothecin derivatives and next-generation topoisomerase inhibitors through clinical development. These include improved formulations designed to enhance efficacy, reduce toxicity, or offer differentiated mechanisms of action.

Recent Patent Filings

Orotecan was previously covered by a composition of matter and other patent claims that have since expired. Valent and the Company have filed a new suite of patent applications claiming its novel oral formulation, chemical compositions and uses. If granted, these patents have the potential to provide meaningful new intellectual property protection and extend the commercial exclusivity of the drug candidate well beyond the expiration of the original composition of matter patent. Valent has patented the Orotecan formulation. Edison Oncology holds an exclusive option to acquire global rights following the ongoing Phase 1-2a clinical trial. See the Section entitled “Intellectual Property” below for a list of patents related to Orotecan.

81 Wagner etal Pediatr Blood Cancer. 2010 54(4):538–545

82 Wagner etal Pediatr Blood Cancer. 2010 54(4):538–545

83 Kümler etal CancerChemo Pharm. 2018 83(1):169–17

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EO1001

EO1001 is a novel, patented, oral, brain-penetrating, irreversible pan-ErbB tyrosine kinase inhibitor or TKI targeting EGFR (ErbB1), HER2 (ErbB2), and HER4 (ErbB4). Preclinical studies indicate EO1001’s potent anti-tumor activity against ErbB-driven cancers, including brain tumors. We believe EO1001 has the potential to address treatment resistance, improve patient outcomes, and be an effective treatment for ErbB-driven cancers. We have filed patents covering composition of matter, formulations and methods of use – see the section of this prospectus entitled “Intellectual Property” below for a further description of the patents related to EO1001.

In preclinical studies, EO1001 demonstrated potent, balanced inhibition of EGFR (ErbB1), HER2 (ErbB2), and HER4 (ErbB4) with low nanomolar activity, including efficacy against clinically relevant EGFR mutations such as T790M, L858R, and d746-750 that are associated with resistance to first- and second-generation EGFR tyrosine kinase inhibitors. EO1001 exhibited significant anti-tumor activity in both systemic and intracranial tumor models, including glioblastoma and NSCLC xenografts, with superior activity compared to erlotinib, lapatinib, and afatinib. Notably, EO1001 achieved high and sustained concentrations in brain and brain tumor tissue, reaching levels four- to eight-fold higher than in plasma, supporting its potential as a treatment for patients with CNS metastases or primary brain tumors.

The compound was well tolerated in animal models at doses shown to be efficacious, with gastrointestinal toxicity identified as the primary dose-limiting effect at higher exposures—consistent with the safety profile of other FDA-approved drugs in this class. Repeated-dose toxicity studies established a no-observed-adverse-effect level (NOAEL) of 5 mg/kg/day in rats and 1 mg/kg/day in dogs, with observed toxicities being reversible following treatment cessation. These data support a favorable therapeutic index and informed the proposed starting dose of 2.5 mg/day in ongoing clinical trials. Based on its differentiated pharmacology, potent brain penetration, and activity in treatment-resistant tumor models, we believe EO1001 has the potential to provide therapeutic benefit in a range of ErbB-driven malignancies, including those with CNS involvement.

EO1001 has demonstrated antitumor activity in preclinical in vivo models of EGFR-and HER-2 driven cancers, including glioblastoma, gastric cancer, and non-small cell lung cancer. In EGFR-altered glioblastoma xenografts, EO1001 produced statistically significant tumor growth inhibition and survival benefits, including in EGFRvIII+ tumors. In HER2+ gastric cancer and EGFR-mutant NSCLC models, EO1001 achieved tumor growth inhibition comparable to or exceeding that observed with FDA-approved EGFR and HER2 tyrosine kinase inhibitors, with treatment generally well tolerated across dosing regimens.

Summary of in vivo mouse studies

	ErbB Mutation Status	EO1001 Dose (mg/kg)	Controls	Results
GBM39 intracranial	EGFRvIII	20	Untreated	p>.001 survival vs control
GBM12 intracranial	EGFR+ amplified	10	Untreated; lapatinib	p>.001 survival EO1001 vs lapatinib
GBM12 intracranial	EGFR+amplified	10	Untreated; erlotinib	p>.05 survival E01001 vs. erlotinib
U87 intracranial	EGFRvIII transfected	10	Untreated erlotinib	P<0.01 survival EO1001 vs erlotinib (p<0.01)
N87 Gastric flank	HER2+	15 & 30	Untreated lapatinib	Equivalent to lapatinib
H1975 NCSLC flank	EGFR (T790M)+	10 & 20	Untreated erlotinib lapatinib	Equivalent to afatinib and lapatinib

●	GBM39 intracranial mouse xenograft EGFRvIII: Animals were implanted with GBM39 human tumor (EGFRvIII), which was allowed to establish for 14 days prior to randomization. Implanted animals were randomized to untreated control (n=8) or treatment with oral EO1001 (20mg/kg) for 14 days. Treated animals exhibited relatively stable body weight with no observed GI or CNS-related side effects. During the treatment period, control animals were observed to have a median tumor growth of 1400% vs. tumor shrinkage of approximately 78% for animals treated with EO1001. EO1001 treated animals exhibited a statistically significant overall survival compared to untreated control (p<0.001).

●	GBM12 intracranial mouse xenograft EGFR+ Primary Brain Tumor: Animals were implanted with GBM12 human tumor (EGFR+) and allowed to establish for 7 days prior to randomization to three groups: untreated control, lapatinib (150mg/kg) or EO1001 (10 mg/kg). A statistically significant difference in tumor growth delay was observed in the EO1001 treated group vs. both control and lapatinib treated animals. Overall survival in the lapatinib group (mOS=34.5d) and the EO1001 groups (mOS=63.0d) were statistically different compared to untreated control (p<0.001, both) and EO1001 was statistically significant vs. lapatinib (p<0.001).

●	GBM12 intracranial mouse xenograft EGFR+ Primary Brain Tumor: Animals were implanted with GBM12 human tumor (EGFR+), which was allowed to establish for 7 days prior to randomization. Animals were randomized into three groups: untreated control, erlotinib (100mg/kg) or EO1001 (10 mg/kg). A statistically significant difference in tumor growth delay was observed in the EO1001 treated group vs. both control and erlotinib treated animals. Overall survival in the lapatinib group (mOS=48d) and the EO-1001 group (mOS=62.5d) were statistically different than control (mOS=34d; p<0.01, p=0.004) and for EO1001 vs. erlotinib (p=0.05).

●	U87 intracranial mouse xenograft EGFRvIII Primary Brain Tumor: This was a comparison of E01001 response for intracranial tumors established from parental U87 cells and the derivative cell line U87vIII. Intracranial U87vIII tumors showed reduced growth after 11 days EO1001 treatment, with EO1001-treated mice surviving signiﬁcantly longer than untreated control mice (p < 0.001).

●	N87 HER2+ gastric cancer xenograft model: mice were randomized into groups of 7–8 animals per arm and treated orally with vehicle, EO1001 (15 mg/kg once daily), EO1001 (30 mg/kg once daily), or lapatinib (130 mg/kg twice daily) for up to 14 days. Treatment with EO1001 was generally well tolerated and not associated with gastrointestinal adverse effects at the 15 mg/kg dose. At 30 mg/kg, treatment was stopped after 11 days due to weight loss; however, body weight recovered after treatment cessation without evidence of tumor regrowth. Across both EO1001 dose groups, antitumor activity was observed that was equal to or greater than that achieved with lapatinib throughout the treatment and follow-up period (not statistically significant).

●	H1975 NSCLC (T790M+) xenograft model: Six- to 8-week-old female mice were inoculated subcutaneously at the right flank with H1975 (T790M+) tumors and allowed to establish. Once tumors had reached a volume of ~200 mm3, the mice were randomized into 7–8 mice per oral treatment group to receive vehicle alone (untreated control); erlotinib (100mg/kg/po,qd) EO1001 (10mg/kg/qd), EO1001 (20mg/kg/qd) or afatinib (20mg/kg/bid). All mice were treated orally for 28 consecutive days. Treatment with EO1001 was generally well-tolerated with no GI side effects observed. EO1001 in both treatment groups was equal or superior to afatinib or lapatinib throughout the treatment and observation period (not statistically significant).

Clinical Development

We are conducting a Phase 1-2a ascending single and multiple dose study designed to assess EO1001 in patients with advanced solid tumors in collaboration with Senz Oncology Pty Ltd. (See section of this prospectus entitled “License, Collaboration, and other Material Agreements” below). The trial is sponsored by Senz Oncology and registered in the Australian New Zealand Clinical Trials Registry or ANZCTR (ACTRN12620000583943). Key trial details include:

●	Objectives: Assess safety, tolerability, pharmacokinetics, and anti-tumor activity.

●	Design: Single and multiple ascending dose study with biomarker and central nervous system or CNS penetration evaluations (via CSF sampling in select patients).

●	Dose Escalation: Employs accelerated dose escalation to minimize exposure to subtherapeutic doses, transitioning to a 3+3 design when dose-limiting toxicity is observed.

●	Endpoints: Determine the recommended Phase 2 dose (RP2D) based on the maximum tolerated dose (MTD), tumor response (RECIST and RANO criteria), and CNS exposure.

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In 2021, Senz Oncology received regulatory approval to initiate a Phase 1-2a clinical trial of EO1001 in Australia pursuant to the CTN scheme. Currently, the trial is being conducted at three centers in the greater Melbourne area. To date, 42 patients have been screened, and 27 patients have been enrolled across 8 escalating dose cohorts ranging from 2.5mg once per day to 90mg once per day. The study remains ongoing.

We utilize the Common Terminology Criteria for Adverse Events or CTCAE version 5.0 to classify and evaluate adverse events or AEs observed during the trial. Safety data collected to date are consistent with the profiles of FDA-approved EGFR and HER2-targeted therapies. Pharmacokinetics or PK data for both single and multiple doses are assessed in each patient, with observed PK parameters aligning with preclinical predictions.

Tumor responses to EO1001 are evaluated using RECIST, which categorizes responses as complete response or CR, partial response or PR, stable disease or SD, and progressive disease or PD. Based on preclinical orthotopic models and pharmacokinetic data, we have estimated therapeutic dose levels. At or above these projected therapeutic dose levels, partial response and stable diseases has been observed in 10 of 14 (71%) patients receiving a minimum of two cycles of treatment, including sustained stable disease and partial tumor responses as per RECIST criteria.

Treatment-related adverse events are consistent with the pre-clinical safety results of EO1001. The primary DLT considered a treatment-related serious adverse event was gastrointestinal, including diarrhea, which is consistent with FDA-approved therapies in the class. Other treatment-related adverse events observed to date have been generally mild to moderate (grade 1-2).

In 23 patients treated at a dose of 50mg per day or above, common treatment-related adverse events included rash / peritus [G1 n=11 (47%); G2 n=8 (34%)], Nausea [(G1 n=7 (30%); G2 n=2 (8%)), diarrhea [(G1 n=12 (52%); G2 n=7 (30%); G3 n=3 (13%)), fatigue [(G1 n=3 (13%), G2 n=1 (4%)) and mucositis [(G1 n=5 (21%); G2 n=3 (13%); G3 n=1 (4%)]. Serious adverse events of G3 diarrhea was observed in one of 18 patients treated at a dose of 70mg/day and two of three patients treated at a doses of 90 mg/day and was determined to be dose limiting at the 90mg/day cohort.

We are now expanding enrollment at the 50mg/day and 70 mg/day dose levels to further assess the safety, tolerability, and anti-tumor activity of EO1001 in patients with ErbB-driven cancers. To accelerate enrollment, we may open additional clinical trial sites in Australia. We presented a summary of the Phase 1 dose-escalation results at the Society for NeuroOncology annual meeting in November 2025 and expect to complete enrollment in the Phase 1/2a clinical trial during the first quarter of 2026.

The data presented provide preliminary evidence that EO1001 demonstrates a manageable tolerability profile, predictable pharmacokinetics, and early signs of clinical activity across multiple ErbB-driven cancers. In addition, observations of disease control in patients with GBM harboring EGFR extracellular-domain (ECD) mutations, including ECD missense variants that have been associated with resistance to currently approved EGFR-targeted therapies, suggest a potentially differentiated therapeutic opportunity in a genetically defined patient population with significant unmet medical need. However, these findings are based on a limited number of patients and may not be predictive of future clinical outcomes.

To our knowledge, there are currently no FDA-approved therapies, and no active clinical trials specifically designed to target EGFR ECD missense mutations. As a result, patients with these alterations represent a population with limited effective treatment options, positioning EO1001 as a potentially novel therapeutic approach addressing a significant unmet medical need.

Across 19 heavily pretreated patients enrolled in seven dose cohorts (2.5–90 mg once daily), EO1001 was generally well tolerated, with predominantly Grade 1–2 gastrointestinal and dermatologic adverse events consistent with the known side-effects of the ErbB inhibitor class. Dose-limiting toxicities (primarily diarrhea) were observed at higher dose levels (70–90 mg). Pharmacokinetic analyses demonstrated linear, dose-proportional exposure, with systemic exposures at 50 mg once daily aligning with preclinical efficacy thresholds, supporting this dose as biologically active and informing ongoing Phase 2 expansion of the trial.

Among patients treated at doses ≥50 mg daily, 10 of 14 evaluable patients achieved stable disease (SD) or partial response (PR), including three confirmed partial responses across multiple ErbB-driven tumor types. Several patients experienced durable clinical benefit, with five continuing EO1001 beyond the dose-escalation phase under an extension protocol due to sustained disease control, despite extensive prior therapy.

A notable and differentiated finding presented at SNO was the observation of prolonged stable disease in patients with recurrent GBM harboring EGFR extracellular-domain (“ECD”) mutations, including both EGFRvIII and non-EGFRvIII ECD missense hotspot variants such as A289D/T/V. These patients represent a molecularly defined cancer subset associated with aggressive biology and poor outcomes and are historically insensitive to currently approved EGFR tyrosine kinase inhibitors.

We believe the observed disease control in this population is consistent with EO1001’s preclinical CNS penetration profile, including rapid brain uptake, brain-to-plasma ratios exceeding 4:1, and durable tumor exposure, and supports the conclusion that EO1001 is achieving biologically relevant intracranial exposure and target engagement across a spectrum of EGFR ECD subtypes.

EGFR extracellular-domain (“ECD”) missense mutations most often involve a single amino-acid substitution in the external portion of the EGFR protein, which can change the receptor’s structure or how it interacts with activating molecules or therapeutic antibodies, while preserving overall receptor expression and signaling capability.

ECD missense variants are biologically distinct from EGFR deletion variants, such as EGFRvIII. Acquired resistance to currently approved EGFR-targeted therapies have been associated with the emergence of secondary EGFR missense mutations across multiple tumor types.84 In patients treated with the third-generation EGFR tyrosine kinase inhibitor osimertinib, multiple studies have reported on-target EGFR missense substitutions—most notably alterations at C797 (e.g., C797S)—that interfere with covalent inhibitor binding and have been observed at disease progression in a subset of patients with EGFR-mutant non–small cell lung cancer (“NSCLC”), with additional kinase-domain or adjacent structural substitutions (including, among others, L718Q and G724S) reported in the scientific literature.85 EGFR in GBM is frequently altered by amplification and extracellular-domain (“ECD”) variants, and adaptive or acquired EGFR sequence evolution under EGFR-directed therapy has been described in preclinical and limited clinical studies, suggesting that secondary EGFR alterations may contribute to resistance.86 87 Similarly, in RAS/RAF-wildtype metastatic colorectal cancer treated with anti-EGFR monoclonal antibodies such as cetuximab or panitumumab, acquired resistance has been associated with the emergence of EGFR ECD missense mutations.88 89

Based on the preliminary clinical observations reported at SNO we initiated additional nonclinical studies to further characterize EO1001 activity in EGFR ECD-mutant cancers. These studies include in vitro evaluations of EO1001 across multiple patient-derived tumor models representing common EGFR ECD missense variants, including A289 and R108 alterations, as well as EGFR wild-type controls. These studies are designed to assess relative sensitivity, dose–response relationships, and biological activity in biomarker-defined defined tumor phenotypes.

We believe these nonclinical efforts may help to inform our understanding of EO1001’s activity across distinct EGFR ECD subtypes and support ongoing and future clinical development. Subject to data maturity and scientific review, we anticipate presenting the results of these studies at a peer-reviewed scientific meeting in 2026.

84 Parseghian CM et al., Clinical Cancer Research (2019)

85 Thress KS et al., Nat Med (2015)

86 Brennan CW et al., Cell (2013)

87 Nathanson DA et al., Cancer Discov (2014)

88 Arena S et al., Clin Can Res (2015)

89 Van Emburgh et al., Nat Comm (2016)

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We anticipate pursuing an NDA under the FDA’s 505(b)(1) regulatory pathway for EO1001. This pathway requires the sponsor to submit a complete data package with full reports of safety, efficacy, pharmacology, toxicology, and manufacturing, among other, data. All data must be derived from studies conducted by or for the sponsor, including original preclinical and clinical investigations. The pathway and necessary data will be subject to FDA agreement.

Strategic Collaborations for EO1001

We have engaged Senz Oncology to conduct the Phase 1-2a clinical trial of EO1001 in Australia. We are providing funding to Senz Oncology in the form of loans to support the trial, and Senz Oncology is eligible to claim refundable tax credits under Australia’s R&D Tax Incentive program, which are then reinvested in the trial to partially offset the costs of conducting the trial. Senz Oncology is the sponsor of the clinical trial and will own the data developed during the trial. We have been granted a license to use the data for any purpose, including but not limited to global regulatory filings, publications and licensing activities. Provided the trial data is positive, we anticipate conducting additional trials and to seek regulatory approval in the United States and / or other jurisdictions (except as limited by the License, Transfer and Development Agreement with Jiangsu Kanion Pharmaceutical Co. Ltd., as described below).

On January 31 2021, we entered into an exclusive development and license with Apollomics (“Apollomics Agreement”), granting them worldwide rights—excluding China, Hong Kong, and Taiwan—to develop and commercialize EO1001. This Agreement was terminated by the parties in December 2025 and all rights previously granted to Apollomics, including development rights worldwide (excluding China, Hong Kong, and Taiwan) reverted to Edison.

Pursuant to a License, Transfer, and Development Agreement Jiangsu Kanion Pharmaceutical Co. Ltd., a publicly traded company located in China (Jiangsu-Kanion), through an affiliated entity, owns commercial rights to our EO1000 series and EO1001 in China, Hong Kong and Taiwan. In April 2019, we signed a memorandum of understanding (MoU) with Jiangsu Kanion. Pursuant to the terms of the MoU Jiangsu Kanion has provided certain manufacturing services to support our current Phase 1-2a clinical trial and we have agreed to provide certain preclinical and clinical data related to our EO1000 series to Jiangsu Kanion to support its own research activities in its own commercial territories.

See the section of this prospectus entitled “License, Collaboration, and other Material Agreements” below for a further description of the agreements related to EO1001.

Target Markets and Opportunities

ErbB receptor tyrosine kinases ErbB receptor tyrosine kinases play a critical role in cancer progression, with mutations driving up to 12% of all cancers. Several major cancers including lung, breast, colorectal, and head and neck cancers frequently involve ErbB mutations. Mutations or overexpression of ErbB receptors drive tumor growth, progression, and resistance to therapy. Up to 12% of all cancers are driven by ErbB mutations.90, Brain metastases, which are common in advanced ErbB-driven cancers, remain a significant challenge due to limited CNS penetration by most therapies.91 Currently, no pan-ErbB inhibitors with significant CNS availability are FDA-approved. We believe that EO1001’s unique mechanism of pan-ErbB inhibition and brain-penetrating properties may offer a competitive advantage in the treatment of ErbB-driven cancers, particularly in ErbB driven cancers with a high prevalence of CNS-metastases.

90 Mishra etal Oncotarget 2017 (8):114371-92

91 American Cancer Society. “Cancer Facts & Figures 2024.”

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An estimated 150,000 patients annually in the United Stated are diagnosed with ErbB mutant cancers including lung, breast, and other ErbB-altered cancers.92 Patients with EGFR-mutant non-small cell lung cancer or NSCLC have a notably high incidence of CNS metastases. Studies indicate that up to 60% of these patients develop brain metastases during their disease course.

Breast cancer subtypes characterized by ErbB receptor mutations or overexpression, such as HER2-positive and certain triple-negative cancers or TNBC, exhibit a higher prevalence of CNS metastases, with reported rates reaching up to 40%.93 In HER2-positive breast cancer patients and TNBC, which often exhibits alterations in the EGFR pathway, studies have reported that the incidence of brain metastases can be as high as 30–40%.94

The market for ErbB-targeted therapies has demonstrated significant growth, driven by the clinical success of EGFR and HER2 inhibitors in oncology. The commercial performance of these agents underscores the demand for effective treatments in ErbB-driven cancers, particularly those with CNS involvement.

Competitive Landscape

EGFR Inhibitors — Osimertinib (Tagrisso) is currently the leading EGFR-targeted therapy, approved for the treatment of EGFR-mutated NSCLC, including patients with CNS metastases. Osimertinib has become standard of care for EGFR-mutated NSCLC with CNS involvement; however, its selectivity for EGFR limits its ability to target broader ErbB-driven malignancies. In 2023, global sales of osimertinib exceeded $5.4 billion, reflecting its widespread adoption in both first-line and adjuvant treatment settings.95 Despite its success, resistance mechanisms such as the C797S mutation and its limited activity beyond EGFR mutations present ongoing challenges in clinical management.96 Earlier-generation EGFR inhibitors, such as gefitinib and erlotinib, have been largely supplanted by osimertinib due to its superior CNS penetration and broader resistance coverage.97 These historical trends highlight the evolving treatment landscape and the need for next-generation therapies with enhanced efficacy and durability.

HER2 Inhibitors — Trastuzumab deruxtecan (Enhertu) has emerged as a leading HER2-targeted therapy, particularly in metastatic breast cancer, including cases with CNS metastases. Sales of trastuzumab deruxtecan reached approximately $2 billion in 2024, underscoring the strong demand for HER2-directed treatments.98 However, its efficacy is primarily limited to HER2-positive cancers, with reduced activity in HER2-low and HER4-driven malignancies, creating an opportunity for broader-spectrum ErbB inhibitors.99 Lapatinib, an older-generation HER2 inhibitor, demonstrated some CNS penetration but has been largely replaced by newer agents with improved efficacy and tolerability profiles.100 The continued evolution of HER2-targeted therapies highlights the need for next-generation solutions capable of addressing resistance and expanding patient eligibility.

Pan-ErbB Inhibitors and EO1001 — The market for pan-ErbB inhibitors remains relatively undeveloped, with existing therapies primarily targeting individual ErbB family receptors. We believe the potential for broad-spectrum inhibition, particularly with CNS penetration, represents a significant opportunity for novel therapeutic candidates such as EO1001. Current FDA-approved ErbB-targeted therapies have limited CNS efficacy and face resistance over time. We believe that EO1001’s unique pan-ErbB inhibition and brain-penetrating properties position it as a promising therapy for recurrent or treatment-resistant ErbB-driven cancers. Its potential to address unmet needs in CNS-involved malignancies could transform treatment paradigms. We also believe that, in select patient populations, EO1001 may complement or replace current standards such as osimertinib.

92 National Cancer Institute: Surveillance, Epidemiology and End Results (SEER) Program

93 Nguyen et al. Cancers. 2023 15(6):1728

94 Witzel et al. Breast Cancer Res. 2016 18(8)

95 AstraZeneca Annual Report, 2023.

96 Zalaquet et al. Cancer Tret Rev. 2023 116:102557

97 Ballard et al. Clin Cancer Res (2016) 22(20): 5130-5140

98 Pavloff et al. DNA Sequence. 1992 (4):227–234

99 Shirman et al. Breast Cancer 2023(15):605-616

100 Lin et al. J Clin Oncol 2008 26(12): 1993-1999

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License, Collaboration and other Material Agreements

Evaluation and Option Agreement with Valent Technologies LLC

In December 2018, we entered into an agreement with Valent, a company substantially controlled by our Chairman and Chief Scientific Officer. Under the terms of the agreement, we were granted an exclusive option to acquire patents and intellectual property related Orotecan. On April 1, 2020, we amended the agreement with Valent. Under the terms of the amended agreement, Edison Oncology is funding and conducting certain research activities, including clinical trials in order that we may evaluate the clinical and commercial potential of Orotecan.

Pursuant to our agreement with Valent, we incurred expenses of approximately $101,000 in the year ended December 31, 2024 and $122,000 in the year ended December 31, 2023.

Agreement with Senz Oncology Pty. Ltd.

In February 2020, we entered into a contractual arrangement with Senz Oncology Pty. Ltd. (“Senz”), an Australia-based oncology pharmaceutical development company (the “Senz Agreement”). Pursuant to the terms of the Senz Agreement, Senz is responsible for certain activities related to our EO1001 Phase 1-2 clinical trial.

In accordance with the terms of the Senz Agreement, Edison Oncology provides funding to support clinical trial activities under the terms of an interest-bearing loan agreement. During the years ended December 31, 2024 and December 31, 2023 we loaned approximately $96,000 and $140,000 to Senz, respectively. We reduce the loan principal for Senz by the R&D revenue services payments received from Apollomics. During the years ended December 31, 2024 and December 31, 2023 we recorded an expense of approximately $246,000 and $337,000, respectively. Senz Oncology is obligated to repay any outstanding principal and accrued interest to us at the completion of the clinical trial and such payment may be made to us in cash or securities of Senz Oncology.

Certain Senz research and development expenditures are eligible for the Australian Government’s R&D tax incentive scheme, which provides a refundable tax credit on eligible expenditures. Under the terms of the Senz Agreement, Senz is obligated to spend any such tax refunds to benefit of the development of EO1001. In the year ended December 31, 2023, Senz reported to us that they had received cash refunds of approximately $140,000.

Development and License Agreement with Apollomics, Inc.

In January 2021, we entered into the Apollomics Agreement with Apollomics, an international pharmaceutical development company. Pursuant to the terms of the Apollomics Agreement, we granted Apollomics exclusive rights to develop and commercialize EO1001 globally, except in China, Hong Kong, and Taiwan.

In December 2025, the Apollomics Agreement was terminated and all rights previously granted to Apollomics, including the right to develop and commercialize EO1001 globally, except for China, Hong Kong, and Taiwan, reverted back to the Company.

Pursuant to the Apollomics Agreement, we received an upfront cash payment of $1,500,000 upon execution and we had the right to receive milestone payments upon the achievement of certain delineated regulatory milestones and other fixed royalty percentages with a sliding scale depending on net sales.

Under the terms of the Apollomics Agreement, certain costs and expenses incurred under the Senz Agreement were recognized as R&D expense and were invoiced to Apollomics for reimbursement. Reimbursement payments from Apollomics are recognized as gross R&D revenue. During the years ended December 31, 2024 and December 31, 2023 we recorded total R&D expense of approximately $1.1 million and $1.0 million, respectively. During the years ended December 31, 2024 and December 31, 2023, we recorded R&D revenue of approximately $0.4 million and $0.5 million, respectively, for services provided to, and costs reimbursed by, Apollomics. As of September 30, 2025, we have received a total of $1,128,398 in payments from Apollomics relating to R&D revenue.

License, Transfer, and Development Agreement with Kanion USA Inc.

On October 19, 2011, Newgen (who we acquired as our wholly owned subsidiary) entered into a License, Transfer, and Development Agreement with Kanion USA Inc., an affiliated entity of Jiangsu Kanion Pharmaceutical Co. Ltd, a China based public company. Pursuant to the agreement, Kanion assigned to Newgen, all of its full right, title and interest to and under certain patents, patent applications, and related technology for EO1001 in every country in the world except for China, Hong Kong, and Taiwan, which Kanion retains commercial rights to. Newgen additionally received an exclusive, royalty-free license to any additional know-how thereunder. In consideration, Newgen issued certain equity interests of Newgen (which were exchanged for capital stock of Edison upon the acquisition of Newgen).

Additionally, in April of 2019, we entered into a memorandum of understanding with Jiangsu Kanion. Pursuant to the terms of the memorandum, Jiangsu Kanion has provided certain manufacturing services to support our current Phase 1-2a clinical trial and we have agreed to provide certain preclinical and clinical data related to our EO1000 series to Jiangsu Kanion to support its own research activities in China, Hong Kong, and Taiwan.

Research & Services Agreement with ORP Oncology Research Partners (Canada) Ltd.

In December 2019, we entered into a Research & Services Agreement with ORP Oncology Research Partners (Canada) Ltd. (“ORP”), a company substantially controlled by our Chief Executive Officer. During the year ended December 31, 2021, ORP provided services related to the sale of our PARP-inhibitor program to Rakovina Therapeutics Inc. During the year ended December 31, 2022, ORP provided services related to the certain EO3001 research activities conducted in Canada. Pursuant to the Research & Services Agreement, the Company incurred research and development expenses of $25,000 in the year ended December 31, 2024, and $30,000 in the year ended December 31, 2023, of which the Company had paid $5,000 as of the date hereof for such years.

Certain ORP research and development expenditures are eligible for the Canadian Government’s Scientific Research & Experimental Development (SR&ED) tax incentive program, which provides a refundable tax credit on eligible expenditures. Under the terms of the Research & Services Agreement, ORP is obligated to spend any SR&ED tax refunds to benefit of the development of projects conducted under the Research & Services Agreement.

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Evaluation Agreement with Valent Technologies, LLC

On January 31, 2025, we entered into an evaluation agreement with Valent, a company substantially controlled by our Chairman and Chief Scientific Officer, Dennis Brown. Pursuant to the agreement, we and Valent will jointly develop an evaluation program to review certain intellectual property of Valent related to EO4426, in order to determine commercial feasibility. The term of the agreement will end upon the completion of the evaluation program. We have the unilateral right to terminate the agreement at any time upon 30 days’ notice to Valent (subject to Valent fulfilling its contractual obligations to third parties contracted to undertake activities under the evaluation program). Pursuant to the agreement, we would be responsible for funding the activities related to such evaluation in an amount not to exceed $2,500,000. Within sixty (60) days after the completion of the evaluation program, we will have the exclusive right to acquire all of the applicable technology for an aggregate of (i) $3,000,000 USD, payable in our securities (if we are publicly traded at such time, it will be payable in Common Stock based on the 5-day volume weighted average pricing preceding such payment date, but not to less than 80% of the price that our Common Stock first sells in its initial public offering), and (ii) a royalty payment between 1% and 10% on all net sales of products derived from such technologies. Upon such exercise of the option to acquire the applicable technology, we and Valent are required to enter into a definitive agreement within a commercially reasonable timeframe to formalize the acquisition of such technology pursuant to the foregoing terms.

Agreements with STA Pharmaceutical Hong Kong Limited

On May 25, 2022, we entered into a standard manufacturing agreement and stability testing agreement, with STA Pharmaceutical Hong Kong Limited (the wholly owned subsidiary of WuXi AppTec China) for the manufacturing of our EO3001 drug substance and product to be used in our upcoming initial clinical trials in Australia. The agreement terminates upon the completion of all services. In addition, either party may terminate the agreement (i) at any time with three (3) months advance notice or (ii) immediately upon notice to the other party if (a) a material breach by the other party remains uncured after 30 days’ notice and (b) the material breach was not caused by the party terminating the agreement.

On December 26, 2022, we entered into a standard services agreement with STA Pharmaceutical Hong Kong Limited to conduct stability testing on our EO1001 drug product.

Competition

The biotechnology and pharmaceutical industries are characterized by the rapid evolution of technologies and understanding of disease etiology, intense competition, and a strong emphasis on intellectual property. We believe that our approach, strategy, scientific capabilities, know-how and experience provide us with competitive advantages. However, we expect substantial competition from multiple sources, including major pharmaceutical, specialty pharmaceutical, and existing or emerging biotechnology companies, academic research institutions and governmental agencies and public and private research institutions worldwide. Many of our competitors, either alone or with their collaborations, have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals, and marketing approved products than we do. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient enrollment in clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs. As a result, our competitors may discover, develop, license, or commercialize products before or more successfully than we do.

We face competition from segments of the pharmaceutical, biotechnology and other related markets that pursue the development of precision oncology therapies for patients with genetically-defined cancers. Several biopharmaceutical companies, including Loxo Oncology, Inc. (part of Eli Lilly and Company), Blueprint Medicines Corporation, SpringWorks Therapeutics, Inc., Black Diamond Therapeutics, Inc., Deciphera Pharmaceuticals, Inc., Tango Therapeutics, Inc., Zentalis Pharmaceuticals, Inc., Turning Point Therapeutics, Inc. (acquired by Bristol-Myers Squibb), and Exelixis, Inc. are developing oncology treatments.

Furthermore, we also face competition more broadly across the oncology market for cost-effective and reimbursable cancer treatments. The most common methods of treating patients with cancer are surgery, radiation, and drug therapy, including chemotherapy, hormone therapy, biologic therapy, such as monoclonal and bispecific antibodies, immunotherapy, cell-based therapy and targeted therapy, or a combination of any such methods. There are a variety of available drug therapies marketed for cancer. In many cases, these drugs are administered in combination to enhance efficacy. While our product candidates, if any are approved, may compete with these existing drugs and other therapies, to the extent they are ultimately used in combination with or as an adjunct to these therapies, our product candidates may not be competitive with them. Some of these drugs are branded and subject to patent protection, and others are available on a generic basis. Insurers and other third-party payors may also encourage the use of generic products or specific branded products. As a result, obtaining market acceptance of, and gaining significant share of the market for, any of our product candidates that we successfully introduce to the market may pose challenges. In addition, many companies are developing new oncology therapeutics, and we cannot predict what the standard of care will be as our product candidates progress through clinical development.

We could see a reduction or elimination in our commercial opportunity if our competitors develop and commercialize drugs that are safer, more effective, have fewer or less severe side effects, are more convenient to administer, are less expensive or with a more favorable label than our product candidates. Our competitors also may compete for available patient pool, slowing our accrual in trials, obtain FDA or other regulatory approval for their drugs more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. The key competitive factors affecting the success of all of our product candidates, if approved, are likely to be their efficacy, safety, convenience, price, the level of generic competition and the availability of reimbursement from government and other third-party payors.

Sales and Marketing

Given our stage of development, we have not yet established a commercial organization or distribution capabilities. We intend to evaluate whether to build a commercial infrastructure to support sales of any approved product candidates or opportunities to work with partners that enhance our capabilities with respect to the development and commercialization of product candidates, if approved. In addition, we intend to commercialize our product candidates, if approved, in key global markets, either alone or with partners in order to maximize the worldwide commercial potential of our programs.

Manufacturing

We do not own nor operate, and currently have no plans to establish any manufacturing facilities. We currently rely, and expect to continue to rely, on third parties for the manufacture of our product candidates for clinical testing, as well as for the manufacture of any products that we may commercialize, if approved. For all our product candidates, we intend to identify and qualify redundant manufacturers, including entering into long-term agreements, to provide the active pharmaceutical ingredients and drug product and prior to submission of a new drug application, or NDA, or biologics license application, to the FDA, and/or other comparable foreign regulatory authorities.

Intellectual Property

Our success depends in part on our ability to protect our proprietary technologies and to operate without infringing the intellectual property rights of others. While we actively pursue patent protection where appropriate, we may also rely on proprietary know-how and trade secrets that are not patentable or that we elect to maintain as confidential. To safeguard this information, we use confidentiality and invention assignment agreements with employees, consultants, scientific collaborators, and sponsored researchers. These agreements typically require that all inventions and intellectual property developed in the course of providing services to us are assigned to the company.

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We solely own all patents and patent applications related to EO3001 and EO1001. In addition, we own or hold exclusive rights to patents and patent applications covering EO4426 and Orotecan. These intellectual property assets are critical components of our development strategy and support the competitive positioning of our pipeline.

PRODUCT CANDIDATE	COUNTRY	STATUS	APPLICATION #	SUBJECT OF CLAIM PROTECTION	DATE FILED	PATENT #	DATE GRANTED
EO1001	United States of America	Issued	14/002,983	composition of matter, pharmaceutical compositions, methods of use	02-Mar-22	9,090,588	28-Jul-15
EO1001	United States of America	Pending	14/745,308	Methods of use
EO1001	Taiwan	Pending	101107247	composition of matter, pharmaceutical compositions, methods of use
EO1001	Brazil	Pending	BR112013022552-1	composition of matter, pharmaceutical compositions, methods of use	02-Mar-12
EO1001	Canada	Pending	2,828,713	composition of matter, pharmaceutical compositions, methods of use
EO1001	European Patent Office	Issued	12754325.4A	composition of matter, pharmaceutical compositions, methods of use	02-Mar-12	2680850	23-May-18
EO1001	Isreal	Issued	228072A	composition of matter, pharmaceutical compositions, methods of use	22-Aug-13	228072	31-Aug-16
EO1001	Japan	Issued	2013556664A	composition of matter, pharmaceutical compositions, methods of use	02-Mar-12	6006242	12-Oct-16
EO1001	Republic of Korea	Issued	1020227006071A	composition of matter, pharmaceutical compositions, methods of use	02-Mar-12	10-2061743	03-Jan-23
EO1001	Mexico	Issued	MX2013010016A	composition of matter, pharmaceutical compositions, methods of use	02-Mar-12	344302	13-Dec-16
EO1001	Singapore	Pending	10201601711S	composition of matter, pharmaceutical compositions, methods of use	02-Mar-12
EO1001	France	Issued	12754325.4A	composition of matter, pharmaceutical compositions, methods of use	02-Mar-12	2680850	23-May-18
EO1001	Germany	Issued	12754325.4A	composition of matter, pharmaceutical compositions, methods of use	02-Mar-12	60 2012 046 624.3	23-May-18
EO1001	United Kingdom	Issued	12754325.4A	composition of matter, pharmaceutical compositions, methods of use	02-Mar-12	2680850	23-May-18
EO1001	Switzerland	Issued	12754325.4A	composition of matter, pharmaceutical compositions, methods of use	02-Mar-12	2680850	23-May-18
EO1001	Australia	Issued		composition of matter, pharmaceutical compositions, methods of use		2018267622	14-May-20
EO1001	Singapore	Pending	10201913982W	composition of matter, pharmaceutical compositions, methods of use
EO1001	United States of America	Issued	16/833,020	Methods of use`	27-Mar-20	11,524,956	13-Dec-22
EO4426	United States of America	Provisional US Patent Filing	US63/746,992	Chemical compositions, methods of use	18-Jan-25
EO3001	PCT	Pending	PCT/US2022/047447	Chemical compositions, method of manufacture, methods of use	10-Oct-21
EO3001	Canada	Pending	3235940	Chemical compositions, method of manufacture, methods of use	10-Oct-22
EO3001	Isreal	Pending	312343	Chemical compositions, method of manufacture, methods of use	21-Apr-24
EO3001	United States of America	Pending	18/703,651	Chemical compositions, method of manufacture, methods of use	21-Oct-22
EO3001	European Patent Office	Pending	22884534.3	Chemical compositions, method of manufacture, methods of use	21-Oct-22
EO3001	Australia	Pending	2022370861	Chemical compositions, method of manufacture, methods of use	21-Oct-22
EO3001	PCT	Pending	PCT/US2024/049622	Method of manufacture	02-Oct-24
Orotecan	PCT	Pending	PCT/US2022/017308	Chemical compositions, formulations methods of use	22-Feb-22
Orotecan	United States of America	Pending	18/278,474	Chemical compositions, formulations methods of use	22-Feb-22
Orotecan	Canada	Pending	3,209,512	Chemical compositions, formulations methods of use	22-Feb-22
Orotecan	Isreal	Pending	305417	Chemical compositions, formulations methods of use	23-Apr-23
Orotecan	Australia	Pending	2022226605	Chemical compositions, methods of use	22-Feb-22
Orotecan	European Patent Office	Pending	22760277.8	Chemical compositions, methods of use	22-Feb-22
EO1001	United States of America	Provisional US Patent Filing	63/922,803	Chemical compositions, methods of use	21-Nov-25

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We intend to continue building and strengthening our intellectual property portfolio by seeking patent protection for innovations that arise from our core technologies, as well as for complementary technologies that may enhance or support our strategic objectives. To achieve this, we plan to file and maintain patent applications in the United States and select international markets, either independently or in collaboration with scientific and strategic partners. In addition to pursuing our own filings, we also expect to obtain licenses or options to license intellectual property from third parties when such rights are aligned with our research, development, and commercialization goals or are otherwise important to advancing our long-term competitive position.

Government Regulation

Government authorities in the United States, at the federal, state and local level, and other countries extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, sale, pricing, reimbursement, distribution, post-approval monitoring and reporting, marketing, and export and import of drug products. We, along with any third-party contractors on whom we rely, will be required to navigate the various preclinical, clinical and commercial approval and marketing requirements of the governing regulatory agencies of the countries in which we wish to conduct studies, clinical trials or seek approval of and market our, product candidates. The process of obtaining regulatory approvals and the subsequent compliance with applicable federal, state, local, and foreign statutes and regulations require the expenditure of substantial time and financial resources. These requirements are continually evolving.

U.S. drug product development

In the United States, the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act, or FDCA, and its implementing regulations and guidance. Drug products are also subject to other federal, state, local and foreign statutes and regulations.

Regulatory requirements governing our business are also evolving. The FDA continually issues guidance documents that provide the FDA’s interpretation of its laws and regulations, as well as the FDA’s approach to scientific issues and questions. While the FDA’s guidance is not binding, it does provide the FDA’s current interpretation and approach.

Our investigational medicines and any future investigational medicines must be approved by the FDA through a process before they may be legally marketed in the United States. The process generally involves the following:

●	completion of extensive preclinical studies in accordance with applicable regulations, including studies conducted in accordance with the FDA’s current Good Laboratory Practice, or GLP, regulations;

●	submission to the FDA of an IND application, which must become effective before human clinical trials may begin;

●	approval by an institutional review board (IRB) or independent ethics committee at each clinical trial site before each trial may be initiated;

●	performance of adequate and well-controlled human clinical trials in accordance with applicable IND regulations, good clinical practice, or GCP, requirements and other clinical trial-related regulations to establish the safety and efficacy of the investigational product for each proposed indication;

●	development of manufacturing processes to ensure the product candidate’s identity, strength, quality, purity, and potency;

●	submission to the FDA of an NDA and payment of the applicable user fees;

●	a determination by the FDA within 60 days of its receipt of an NDA to accept the filing for review;

●	satisfactory completion of one or more FDA pre-approval inspections of the manufacturing facility or facilities where the drug will be produced to assess compliance with current Good Manufacturing Process, or cGMP requirements to assure that the facilities, methods and controls are adequate to preserve the drug’s identity, strength, quality and purity;

●	potential FDA audit of the clinical trial sites that generated the data in support of the NDA;

●	FDA review and approval of the NDA, including consideration of the views of any FDA advisory committee, prior to any commercial marketing or sale of the drug in the United States.

The preclinical and clinical testing and approval process requires substantial time, effort and financial resources, and we cannot be certain that any approvals for our investigational medicines and any future investigational medicines will be granted on a timely basis, or at all.

Preclinical studies

Before testing any drug candidate, including our product candidates, in humans, the product candidate must undergo rigorous preclinical testing. Preclinical studies include laboratory evaluation of product chemistry and formulation, as well as in vitro, animal, and other nonclinical studies to assess potential safety and efficacy. Recently, FDA announced plans to phase out animal testing, which will be implemented over a number of years. The conduct of preclinical studies is subject to federal regulations and requirements, including GLP regulations for safety/toxicology studies. An IND sponsor must submit the results of the preclinical tests, together with manufacturing information, analytical data, any available clinical data or literature and plans for clinical studies, among other things, to the FDA as part of an IND. Some preclinical testing may continue after the IND is submitted. An IND automatically becomes effective 30 days after receipt by the FDA, unless before that time the FDA raises concerns or questions related to one or more proposed clinical trials and places the trial on clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. Clinical holds also may be imposed by the FDA at any time before or during trials due to safety concerns or non-compliance. As a result, submission of an IND may not result in the FDA allowing clinical trials to commence.

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Clinical trials

The clinical stage of development involves the administration of the investigational product to healthy volunteers or patients under the supervision of qualified investigators, generally physicians not employed by or under the trial sponsor’s control, in accordance with GCP requirements, which include the requirement that all patients provide their informed consent for their participation in any clinical trial. Clinical trials are conducted under protocols detailing, among other things, the objectives of the clinical trial, dosing procedures, subject selection and exclusion criteria and the parameters to be used to monitor subject safety and assess efficacy. Each protocol, and any subsequent amendments to the protocol, must be submitted to the FDA as part of the IND. If the product candidate is being investigated for multiple intended indications, separate INDs may also be required. Sponsors will also be required to provide FDA with diversity action plans. Furthermore, each clinical trial must be reviewed and approved by an IRB for each institution at which the clinical trial will be conducted to ensure that the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits. The IRB must continue to oversee the clinical trial while it is being conducted. Special clinical trial ethical considerations also must be taken into account if a study involves children. The IRB also approves the informed consent form that must be provided to each clinical trial subject or his or her legal representative and must monitor the clinical trial until completed. There also are requirements governing the reporting of ongoing clinical trials and completed clinical trial results to public registries.

Information about certain clinical trials, including clinical trial results, must be submitted within specific timeframes for publication on the www.clinicaltrials.gov website. Sponsors or distributors of investigational products for the diagnosis, monitoring, or treatment of one or more serious disease or conditions must also have a publicly available policy on evaluating and responding to requests for expanded access. Investigators must also provide certain information to clinical trial sponsors to allow the sponsors to make certain financial disclosures to the FDA.

The manufacture of investigational drugs for the conduct of human clinical trials is subject to cGMP requirements. Investigational drugs and active ingredients imported into the United States are also subject to regulation by the FDA. Further, the export of investigational products outside the United States is subject to regulatory requirements of the receiving country as well as U.S. export requirements under the FDCA.

A sponsor who wishes to conduct a clinical trial entirely outside of the United States may, but need not, obtain FDA authorization to conduct the clinical trial under an IND. If a foreign clinical trial is not conducted under an IND, the sponsor may submit data from the clinical trial to the FDA in support of an NDA. The FDA will accept a well-designed and well-conducted foreign clinical study not conducted under an IND if the study was conducted in accordance with GCP requirements, and the FDA is able to validate the data through an onsite inspection if deemed necessary.

Clinical trials generally are conducted in three sequential phases, known as Phase 1, Phase 2 and Phase 3, and may overlap.

●	Phase 1 clinical trials generally involve a small number of healthy volunteers or disease-affected patients who are initially exposed to a single dose and then multiple doses of the product candidate. The primary purpose of these clinical trials is to evaluate the product’s safety, dosage tolerance, structure-activity relationships, mechanism of action, absorption, metabolism distribution, excretion, and pharmacokinetics and, if possible, seek to gain an early indication of its effectiveness.

●	Phase 2 clinical trials generally are controlled trials in a larger but still relatively small number of disease-affected patients to evaluate proof of concept and/or determine the dosing regimen(s) for subsequent investigations. At the same time, safety and further pharmacokinetic and pharmacodynamic information is collected, possible adverse effects and safety risks are identified, and a preliminary evaluation of efficacy is conducted.

●	Phase 3 clinical trials generally involve a large number of patients at multiple geographically dispersed clinical trial sites and are designed to provide the data necessary to demonstrate the effectiveness of the product for its intended use, its safety in use and to establish the overall benefit/risk relationship of the product and provide an adequate basis for product labeling.

The FDA typically requires that an NDA include data from two adequate and well-controlled clinical trials, but, in certain circumstances, approval may be based upon a single adequate and well-controlled clinical trial plus confirmatory evidence or a single large multi-center trial without confirmatory evidence. In some cases, the FDA may condition approval of an NDA on the applicant’s agreement to conduct additional clinical trials to further assess the product’s safety and effectiveness after NDA approval. Such post-approval trials are typically referred to as Phase 4 studies. The results of Phase 4 studies can confirm or refute the effectiveness of a product candidate, and can provide important safety information.

Progress reports detailing the results of the clinical trials, among other information, must be submitted at least annually to the FDA and IND safety reports must be submitted to the FDA and the investigators 15 calendar days after the trial sponsor determines the information qualifies for reporting for serious and unexpected suspected adverse events, findings from other studies or animal or in vitro testing that suggest a significant risk for human subjects and any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigator brochure. The sponsor also must notify the FDA of any unexpected fatal or life-threatening suspected adverse reaction as soon as possible but in no case later than seven calendar days after the sponsor’s initial receipt of the information. Safety and other reports must also be submitted to the IRBs.

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Phase 1, Phase 2, Phase 3, and other types of clinical trials may not be completed successfully within any specified period, if at all. The FDA or the sponsor may suspend or terminate a clinical trial at any time on various grounds, including a finding that the patients are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the drug has been associated with unexpected serious harm to patients. Additionally, some clinical trials are overseen by an independent group of qualified experts organized by the clinical trial sponsor, known as a data safety monitoring board or committee. This group provides recommendations to the sponsor on whether a trial should move forward or be modified at designated check points based on access to certain data from the trial and may also review accumulated data regarding continuing study safety, validity, and merit. Concurrent with clinical trials, companies usually complete additional animal studies and also must develop additional information about the chemistry and physical characteristics of the drug as well as finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product and, among other things, companies must develop methods for testing the identity, strength, quality, and purity of the final product. Additionally, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the investigational medicines do not undergo unacceptable deterioration over their shelf life.

Additional FDA Expedited Review and Approval Programs

The FDA has various programs that are intended to expedite or simplify the process for the development and FDA review of certain products that are intended for the treatment of serious or life-threatening diseases or conditions, and demonstrate the potential to address unmet medical needs or present a significant improvement over existing therapy. The purpose of these programs is to provide important new therapeutics to patients earlier than under standard FDA review procedures.

To be eligible for a Fast Track designation, the FDA must determine, based on the request of a sponsor, that a product candidate is intended to treat a serious or life-threatening disease or condition and demonstrates the potential to address an unmet medical need. If Fast Track designation is obtained, sponsors may be eligible for more frequent development meetings and correspondence with the FDA. In addition, the FDA may potentially initiate a rolling review of sections of an application before the application is complete. This ‘‘rolling review’’ is available if the applicant provides and the FDA approves a schedule for the remaining information. Applicable user fees must also be paid before the FDA will commence its review. In some cases, a Fast Track product may be eligible for accelerated approval or priority review.

The FDA may give a priority review designation to product candidates that are intended to treat serious conditions and, if approved, would provide significant improvements in the safety or effectiveness of the treatment, diagnosis, or prevention of the serious condition. A priority review means that the goal for the FDA is to review an application within six months, rather than the standard review of ten months under current PDUFA guidelines.

The FDA’s accelerated approval process allows for potentially faster development and approval of certain drug products intended to treat serious or life-threatening illnesses that provide meaningful therapeutic benefit to patients over existing treatments. Under the accelerated approval process, the adequate and well-controlled clinical trials conducted with the drug product establish that the drug product has an effect on a “surrogate” endpoint that is reasonably likely to predict clinical benefit or on the basis of an effect on a clinical endpoint other than survival or irreversible morbidity, that is reasonably likely to predict an effect on irreversible morbidity or mortality, taking into account the severity, rarity, or prevalence of the condition and availability or lack of alternative treatments. Drug products approved through the accelerated approval process are subject to certain post-approval requirements, including completion of Phase 4 clinical trials to demonstrate clinical benefit. By the date of approval of an accelerated approval product, FDA must specify the conditions for the required post approval studies, including enrollment targets, the study protocol, milestones, and target completion dates. The FDA may also, and frequently does, require that the confirmatory Phase 4 studies be commenced prior to the FDA granting a product accelerated approval. Reports on the progress of the required Phase 4 confirmatory studies must be submitted to the FDA every 180 days after approval. If the trials fail to verify the clinical benefit of the drug product, the FDA may withdraw approval of the application through a statutorily defined streamlined process. Failure to conduct the required Phase 4 confirmatory studies or to conduct such studies with due diligence, as well as failure to submit the required update reports can subject a sponsor to penalties. Promotional materials for a drug approved under the accelerated approval pathway are subject to the FDA prior review.

Sponsors can also request designation of a product candidate as a “breakthrough therapy.” A breakthrough therapy is defined as a product that is intended, alone or in combination with one or more other products, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the product may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. Products designated as breakthrough therapies are eligible for intensive guidance on an efficient development program beginning as early as Phase 1 trials, a commitment from the FDA to involve senior managers and experienced review staff in a proactive collaborative and cross-disciplinary review, rolling review, and the facilitation of cross-disciplinary review.

FDA Approval Process

Assuming successful completion of the required clinical testing, the results of the preclinical studies and of the clinical trials, together with other detailed information, including proposed labeling and information on the chemistry, manufacture and composition of the product, are submitted to the FDA in the form of an NDA requesting approval to market the product for one or more indications. In most cases, the NDA must be accompanied by a substantial user fee, though a waiver of such fees may be obtained under certain limited circumstances. Product candidates that are designated as orphan products are not subject to application user fees unless the application includes an indication other than the orphan indication. The user fees must be paid at the time of the first submission of the application, even if the application is being submitted on a rolling basis. The FDA has 60 days from its receipt of an NDA to determine whether the application will be accepted for filing based on the FDA’s threshold determination that it is sufficiently complete to permit a substantive review.

If the FDA determines that the NDA is incomplete, the FDA may refuse to file the application. If the FDA refuses to file an NDA, the applicant may refile the application with information addressing the FDA identified deficiencies, which refiling would be subject to FDA review before it is accepted for filing. After the NDA submission is accepted for filing, the FDA reviews the NDA to determine, among other things, whether a product meets FDA’s approval standard and whether the product is being manufactured in accordance with cGMP to assure and preserve the product’s identity, strength, quality and purity. Under the goals and policies agreed to by the FDA under the PDUFA, the FDA has set the review goal of completing its review of 90% of all standard applications for new molecular entities within ten months of the 60 day filing date. For non-new molecular entity products, FDA has set the goal of completing its review of 90% of standard applications within ten months of receipt of the NDA. Under the FDA’s priority review program, however, the FDA set a review goal of completing its review of 90% of all applications within 6 months of the 60 day filing date for new molecular entities and within 6 months of receipt of the NDA for non-new molecular entities. The FDA does not always meet its PDUFA goal dates. The review process and the PDUFA goal date may be extended if the FDA requests or the NDA sponsor otherwise provides additional information or clarification regarding information already provided in the submission at any time during the review cycle.

NDAs or supplements to NDAs for a new active ingredient, dosage form, dosage regimen, or route of administration must generally contain data to assess the safety and effectiveness of the product for the claimed indications in all relevant pediatric subpopulations and to support dosing and administration for each pediatric subpopulation for which the product is safe and effective. The FDA may, on its own initiative or at the request of the applicant, grant deferrals for submission of data or full or partial waivers. This requirement does not generally apply to products for an indication for which orphan designation has been granted. However, compliance may be required if approval is sought for other indications for which the product has not received orphan designation.

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Product candidates intended for the treatment of adult cancer which are directed at molecular targets that the FDA determines to be substantially relevant to the growth or progression of pediatric cancer, must submit, with the marketing application, reports from molecularly targeted pediatric cancer investigations designed to yield clinically meaningful pediatric study data, gathered using appropriate formulations for each applicable age group, to inform potential pediatric labeling. The FDA may, on its own initiative or at the request of the applicant, grant deferrals or waivers of some or all of this data, as above. Orphan products are not exempt from this requirement.

The FDA will typically inspect or conduct an inspection or remote regulatory assessment of one or more clinical sites to assure compliance with GCP before approving an NDA. The FDA also will inspect or conduct a remote regulatory assessment of the facility or the facilities at which the product is manufactured before the NDA is approved. The FDA will not approve the product unless cGMP compliance is satisfactory.

The FDA may refer applications for novel drug products to an advisory committee for recommendation as to whether the application should be approved and under what conditions. Specifically, for a product candidate for which no active ingredient (including any ester or salt of active ingredients) has previously been approved by the FDA, the FDA must either refer that product candidate to an advisory committee or provide in an action letter, a summary of the reasons why the FDA did not refer the product candidate to an advisory committee. The FDA may also refer other product candidates to an advisory committee if FDA believes that the advisory committee’s expertise would be beneficial. The FDA is not bound by the recommendation of an advisory committee, but it considers such recommendations carefully, particularly any negative recommendations or limitations, when making drug product approval decisions.

After evaluating the marketing application and all related information, including the advisory committee recommendation, if any, and inspection or remote regulatory assessment reports regarding the manufacturing facilities and clinical trial sites, the FDA may issue an approval letter, or, in some cases, a CRL. An approval letter authorizes commercial marketing of the product with specific prescribing information for specific indications. A CRL indicates that the review cycle of the application is complete and the application is not ready for approval and describes all of the specific deficiencies that the FDA identified. A CRL generally contains a statement of specific conditions that must be met in order to secure final approval of the marketing application, and may require additional clinical or preclinical testing or manufacturing development in order for the FDA to reconsider the application. The deficiencies identified may be minor, for example, requiring labeling changes; or major, for example, requiring additional clinical trials. If a CRL is issued, the applicant may either: resubmit the marketing application, addressing all of the deficiencies identified in the letter; withdraw the application; or request an opportunity for a hearing. The FDA has the goal of reviewing 90% of application resubmissions in either two or six months of the resubmission date, depending on the kind of resubmission. Even with submission of additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

U.S. Post-Approval Requirements

Products manufactured or distributed pursuant to FDA approvals are subject to pervasive and continuing regulation by the FDA, including, among other things, requirements relating to establishment registration and product listing, record-keeping, reporting of adverse experiences, periodic reporting, product sampling and distribution, and advertising and promotion of the product, which include restrictions on promoting products for unapproved uses or patient populations (known as “off-label use”) and limitations on industry-sponsored scientific and educational activities. After approval, changes to the approved product, manufacturing locations or processes, or labeling, including the addition of new indications, require submissions of application supplements to FDA, many of which require prior FDA review and approval. This may require the development and submission of additional data. As a condition of approval of an NDA, the FDA may also require the applicant to conduct additional clinical trials or other post market testing and surveillance to further monitor and assess the product’s safety and efficacy. There also are continuing, annual user fees due to FDA for any marketed products.

The FDA also has the authority to require a specific REMS to ensure that a product’s benefits outweigh its risks. A REMS may be required to include various elements, such as a medication guide or patient package insert, a communication plan to educate healthcare providers of the product’s risks, limitations on who may prescribe or dispense the product, or other measures that the FDA deems necessary to assure the safe use of the drug. The FDA may also impose a REMS requirement on an approved product if the FDA determines, based on new safety information, that a REMS is necessary to ensure that the product’s benefits outweigh its risks.

Drug manufacturers and their subcontractors involved in the manufacture and distribution of approved drugs and are required to register their establishments with the FDA and certain state agencies, and provide information regarding the products that they manufacture. The information that must be submitted to the FDA regarding manufactured products was expanded through the Coronavirus Aid, Relief, and Economic Security, or CARES, Act to include the volume of drugs produced during the prior year.

Establishments are subject to periodic unannounced inspections or remote regulatory assessments by the FDA and certain state agencies for compliance with cGMPs, which impose certain procedural and documentation requirements upon us and our third-party manufacturers. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain compliance with cGMP and other aspects of regulatory compliance. Changes to the manufacturing process are also strictly regulated, and, depending on the significance of the change, may require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from cGMPs and impose reporting requirements in the event of a deviation affecting a marketed product.

The distribution of prescription pharmaceutical product samples is subject to the Prescription Drug Marketing Act, or PDMA, in addition to state requirements.  Reports must also be submitted to the FDA on sample distribution. The Drug Supply Chain Security Act, or DSCSA, added sections in the FDCA that require manufacturers, repackagers, wholesale distributors, dispensers, and third-party logistics providers to take steps to identify and trace certain prescription drugs to protect against the threats of counterfeit, diverted, stolen, contaminated, or otherwise harmful products in the supply chain. The DSCSA regulates the distribution of prescription pharmaceutical drugs, requiring passage of documentation to track and trace each prescription product at the saleable unit level through the distribution system. This documentation must be transferred electronically. The FDA is also phasing in requirements with respect to the interoperable exchange of electronic product tracing at the package level. Products subject to the DSCSA must only be transferred to appropriately licensed purchasers. The DSCSA also requires manufacturers and repackagers to affix or imprint a unique product identifier on product packages in both a human-readable and on a machine-readable data carrier. The DSCSA also establishes several requirements relating to the verification of product identifiers. Further, under this legislation, sponsors have product investigation, quarantine, disposition, and notification responsibilities related to counterfeit, diverted, stolen, and intentionally adulterated products that would result in serious adverse health consequences or death to humans, as well as products that are the subject of fraudulent transactions or which are otherwise unfit for distribution such that they would be reasonably likely to result in serious health consequences or death.

Sponsors are further subject to various requirements related to FDA drug shortage and manufacturing volume reporting, supply chain security, such as risk management plan requirements, and the promotion of supply chain redundancy. Legislation and executive actions have also been issued to encourage domestic manufacturing.

The FDA may withdraw approval of an NDA for various reasons, including based on new concerns related to safety or effectiveness or if compliance with regulatory requirements and standards is not maintained. Later discovery of previously unknown problems with a product, including AEs of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may also result in revisions to the approved labeling to add new safety information; imposition of post-market trials or clinical trials to assess new safety risks; or imposition of distribution restrictions or other restrictions under a REMS program. Other potential consequences for the failure to meet applicable requirements include, among other things:

●	restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market or product recalls;

●	fines, warning letters or untitled letters;

●	clinical holds on clinical trials;

●	refusal of the FDA to approve pending applications or supplements to approved applications or suspension or revocation of product approvals;

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●	product seizure or detention or refusal to permit the import or export of products;

●	consent decrees, corporate integrity agreements, debarment or exclusion from federal healthcare programs;

●	mandated modification of promotional materials and labeling and the issuance of corrective information;

●	the issuance of safety alerts, Dear Healthcare Provider letters, press releases, and other communications containing warnings or other safety information about the product; or

●	injunctions or the imposition of civil or criminal penalties.

The FDA closely regulates the marketing, labeling, advertising, and promotion of drugs. A company may make only those claims relating to safety, efficacy, purity and potency that are consistent with the provisions of the approved labeling. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses and misleading promotion. Failure to comply with these requirements may result in, among other things, adverse publicity, warning or other enforcement letters, corrective advertising, and potential civil and criminal penalties. Physicians may prescribe, in their independent professional medical judgment, legally available products for uses that are not described in the product’s labeling and that differ from those tested by us and approved by the FDA. Physicians may believe that such off-label uses are the best treatment for many patients in varied circumstances. The FDA does not regulate the behavior of physicians in their choice of treatments. The FDA does, however, restrict manufacturer’s communications on the subject of off-label use of their products. However, companies may share truthful and not misleading information that is otherwise consistent with a product’s FDA-approved labeling.

Orphan Drug Designation

The FDA may grant orphan drug designation to drugs intended to treat a disease or condition that affects fewer than 200,000 individuals in the United States, or more than 200,000 individuals in the United States and for which there is no reasonable expectation that the cost of developing and making the drug available in the United States for the orphan indication will be recovered from United States sales. Additionally, sponsors must present a plausible hypothesis for clinical superiority to obtain orphan designation if there is a product already approved by the FDA that that is considered by the FDA to be the same as the already approved product and is intended for the same indication. This hypothesis must be demonstrated to obtain orphan exclusivity. Orphan drug designation must be requested before submitting an application for marketing approval. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process. Orphan drug designation can provide opportunities for grant funding towards clinical trial costs, tax advantages and FDA user-fee benefits.

If a product which has an orphan drug designation subsequently receives the first FDA approval for the indication for which it has such designation, the product is entitled to orphan drug exclusivity, which means the FDA may not approve any other application to market the same drug for the same indication for a period of seven years, except in limited circumstances, such as when there is a showing of clinical superiority to the product with orphan exclusivity. Competitors may receive approval of different drugs for the indications for which the orphan product has exclusivity or drugs that are considered the same as the orphan drug for different indications.

The exact scope of orphan drug exclusivity may be an evolving space. A 2021 judicial decision, Catalyst Pharms., Inc. v. Becerra, challenged and reversed an FDA decision on the scope of orphan product exclusivity for the drug, Firdapse. Under this decision, orphan drug exclusivity for Firdapse blocked approval of another company’s application for the same drug for the entire disease or condition for which orphan drug designation was granted, not just the disease or condition for which approval was received.  In a January 2023 Federal Register notice, however, the FDA stated that it intends to continue to apply its regulations tying the scope of orphan-drug exclusivity to the uses or indications for which a drug is approved.  The exact scope of orphan drug exclusivity will likely be an evolving area.

Hatch-Waxman Act for Drugs.

Section 505 of the FDCA describes three types of drug marketing applications that may be submitted to the FDA to request marketing authorization for a new drug. A Section 505(b)(1) NDA is an application that contains full reports of investigations of safety and efficacy. A 505(b)(2) NDA is an application that contains full reports of investigations of safety and efficacy but where at least some of the information required for approval comes from investigations that were not conducted by or for the applicant and for which the applicant has not obtained the right of reference or use from the person by or for whom the investigations were conducted. This regulatory pathway enables the applicant to rely, in part, on the FDA’s prior findings of safety and efficacy for an existing product, or published literature, in support of its application. Section 505(j) establishes an abbreviated approval process for a generic version of approved drug products through the submission of an Abbreviated New Drug Application, or ANDA. An ANDA provides for marketing of a generic drug product that generally has the same active ingredients, dosage form, strength, route of administration, labeling, performance characteristics and intended use to a previously approved product, called the reference listed drug. Certain differences, however, between the reference listed drug and ANDA product may be permitted pursuant to a suitability petition. Certain labeling differences may also be permitted if information in the reference listed drug’s label is protected by patent or exclusivities. ANDAs are termed “abbreviated” because they are generally not required to include nonclinical and clinical data to establish safety and efficacy. Instead, generic applications must scientifically demonstrate that their product is bioequivalent to, or performs in the same manner as, the innovator drug through in vitro, in vivo, or other testing. The generic version must deliver the same amount of active ingredients to the site of action in the same amount of time as the innovator drug and can often be substituted by pharmacists under prescriptions written for the reference listed drug.

In seeking approval for a drug through an NDA, applicants are required to list with the FDA each patent with claims that cover the applicant’s drug or a method of using the drug. Upon approval of a drug, each of the patents listed in the application for the drug is then published in the FDA’s list of Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Orange Book. Drugs listed in the Orange Book can, in turn, be cited by potential competitors in support of approval of an ANDA or 505(b)(2) NDA. In an effort to clarify which patents must be listed in the Orange Book, in January 2021, Congress passed the Orange Book Transparency Act of 2020, which largely codifies FDA’s existing practices into the FDCA. Listing patents in the Orange Book that do not qualify for listing can be considered to be anticompetitive conduct and, the Federal Trade Commission has sent letters to a number of companies with respect to certain patents that the agency asserted were improperly listed or inaccurate and improper listings have been the subject of recent court cases.

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Upon submission of an ANDA or 505(b)(2) NDA, an applicant must certify to the FDA that (1) no patent information has been submitted to the FDA; (2) such patent has expired; (3) the date on which such patent expires; or (4) such patent is invalid or will not be infringed by the manufacturer, use or sale of the drug product for which the application is submitted. The applicant may also elect to submit a “section viii” statement certifying that its proposed label does not contain (or carves out) any language regarding the patented method-of-use rather than certify to a listed method-of-use patent. Generally, the ANDA or 505(b)(2) NDA approval cannot be made effective until all listed patents have expired, except where the ANDA or 505(b)(2) NDA applicant challenges a listed patent through the last type of certification, also known as a paragraph IV certification.

If the ANDA or 505(b)(2) NDA applicant has provided a paragraph IV certification to the FDA, the applicant must send notice of the certification to the NDA and patent holders. The NDA and patent holders may then initiate a patent infringement lawsuit in response to the notice of the paragraph IV certification, in which case the FDA may not make an approval effective until the earlier of 30 months from the patent or application owner’s receipt of the notice of the paragraph IV certification, the expiration of the patent, when the infringement case concerning each such patent is favorably decided in the applicant’s favor or settled, or such shorter or longer period as may be ordered by a court. This prohibition is generally referred to as the 30 month stay. In instances where an ANDA or 505(b)(2) NDA applicant files a paragraph IV certification, the NDA holder or patent owner(s) regularly take action to trigger the 30 month stay. Thus, approval of an ANDA or 505(b)(2) NDA could be delayed for a significant period of time depending on the patent certification the applicant makes and the reference drug sponsor’s decision to initiate patent litigation.

Exclusivity provisions under the FDCA can delay the submission or the approval of certain applications for competing products. The FDCA provides a five-year period of non-patent exclusivity within the United States to the first applicant to gain approval of an NDA for a new chemical entity. A drug is a new chemical entity if the FDA has not previously approved any other new drug containing the same active moiety, which is the molecule or ion responsible for the therapeutic activity of the drug substance. During the exclusivity period, the FDA generally may not accept for review an ANDA or a 505(b)(2) NDA submitted by another company that contains the new chemical entity. However, an ANDA or 505(b)(2) NDA may be submitted after four years if it contains a certification of patent invalidity or non-infringement.

The FDCA also provides a shorter three-year period of exclusivity for an NDA, 505(b)(2) NDA, or supplement to an existing NDA or 505(b)(2) NDA if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed by the FDA to be essential to the approval of the application. Three-year exclusivity may be granted for example, for new indications, dosages, strengths or dosage forms of an existing drug. This three-year exclusivity covers only the conditions of use associated with the new clinical investigations and, as a general matter, does not prohibit the FDA from approving ANDAs or 505(b)(2) NDAs for generic versions of the original, unmodified drug product. Five-year and three-year exclusivity will not delay the submission or approval of a full NDA; however, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to all of the preclinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness.

Other Regulatory Matters

Manufacturing, sales, promotion and other activities following product approval are also subject to regulation by numerous regulatory authorities in addition to the FDA, including, in the United States, the Centers for Medicare & Medicaid Services, or CMS, other divisions of the Department of Health and Human Services, or HHS, (e.g., the Office of Inspector General and Office for Civil Rights), the Drug Enforcement Administration, the Consumer Product Safety Commission, the Federal Trade Commission, the Occupational Safety & Health Administration, the Environmental Protection Agency and state and local governments. In the United States, sales, marketing and scientific/educational programs must also comply with federal and state fraud and abuse laws, data privacy and security laws, transparency laws and pricing and reimbursement requirements in connection with governmental payor programs, among others. The handling of any controlled substances must comply with the U.S. Controlled Substances Act and Controlled Substances Import and Export Act, as well as applicable state laws. Products must meet applicable child-resistant packaging requirements under the U.S. Poison Prevention Packaging Act. Manufacturing, sales, promotion and other activities are also potentially subject to federal and state consumer protection and unfair competition laws.

The distribution of pharmaceutical products is subject to additional requirements and regulations, including extensive record keeping, licensing, storage and security requirements intended to prevent the unauthorized sale of pharmaceutical products.

The failure to comply with regulatory requirements subjects companies to possible legal or regulatory action. Depending on the circumstances, failure to meet applicable regulatory requirements can result in criminal prosecution, fines or other penalties, injunctions, recall or seizure of products, total or partial suspension of production, denial or withdrawal of product approvals or refusal to allow a company to enter into supply contracts, including government contracts. In addition, even if a company complies with FDA and other requirements, new information regarding the safety or efficacy of a product could lead the FDA to modify or withdraw product approval. Prohibitions or restrictions on sales or withdrawal of future products marketed by us could materially affect our business in an adverse way.

Changes in regulations, statutes or the interpretation of existing regulations could impact our business in the future by requiring, for example: (i) changes to our manufacturing arrangements; (ii) additions or modifications to product labeling; (iii) the recall or discontinuation of our products; or (iv) additional record-keeping requirements. If any such changes were to be imposed, they could adversely affect the operation of our business.

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U.S. Patent Term Restoration and Marketing Exclusivity

Depending upon the timing, duration and specifics of the FDA approval of our product candidates, some of our future U.S. patents may be eligible for limited patent term extension under the Hatch-Waxman Act. The Hatch-Waxman Act permits a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. Only those claims reading on the approved drug may be extended. However, patent term restoration cannot extend the remaining term of a patent beyond a total of 14 years from the product’s approval date. The patent term restoration period is generally one-half the time between the effective date of an IND and the submission date of an NDA plus the time between the submission date of an NDA and the approval of that application, except that the review period is reduced by any time during which the applicant failed to exercise due diligence. Only one patent applicable to an approved product is eligible for the extension and, among other requirements, the application for the extension must be submitted prior to the expiration of the patent. The USPTO, in consultation with the FDA, reviews and approves the application for any patent term extension or restoration. In the future, we may apply for restoration of patent term for our then owned or licensed patents to add patent life beyond its current expiration date, depending on the expected length of the clinical trials and other factors involved in the filing of the relevant NDA.

Pricing and Reimbursement

Sales of any pharmaceutical product depend, in part, on the extent to which such product will be covered by third-party payors, such as federal, state and foreign government healthcare programs, commercial insurance and managed healthcare organizations, and the level of reimbursement for such product by third-party payors. In the United States, no uniform policy exists for coverage and reimbursement for pharmaceutical products among third-party payors. Therefore, decisions regarding the extent of coverage and amount of reimbursement to be provided are made on a plan-by-plan basis and can be a time-consuming process, with no assurance that coverage and adequate reimbursement will be applied consistently or obtained in the first instance or at all. These third-party payors are increasingly reducing reimbursements for medical products and services. The process for determining whether a third-party payor will provide coverage for a product typically is separate from the process for setting the price of such product or for establishing the reimbursement rate that the payor will pay for the product once coverage is approved.

Third-party payors may limit coverage to specific products on an approved list, also known as a formulary, which might not include all of the FDA-approved products for a particular indication, or place products at certain formulary levels that result in lower reimbursement levels and higher cost-sharing obligation imposed on patients. One third-party payor’s decision to cover a particular medical product or service does not ensure that other payors will also provide coverage for the medical product or service. In order to secure coverage and reimbursement for any product candidate that might be approved for sale, we may need to conduct expensive pharmacoeconomic studies to demonstrate the medical necessity and cost-effectiveness of the product candidate, in addition to the costs required to obtain FDA or other comparable regulatory approvals. Whether or not we conduct such studies, our product candidates may not be considered medically necessary or cost-effective. A third-party payor’s decision to provide coverage for a product does not imply that an adequate reimbursement rate will be approved. Third-party reimbursement may not be sufficient to enable us to maintain price levels high enough to realize an appropriate return on our investment in product development. In the United States, the principal decisions about reimbursement for new products are typically made by CMS, an agency within HHS. CMS decides whether and to what extent a new product will be covered and reimbursed under Medicare, and private payors tend to follow CMS to a substantial degree. However, no uniform policy of coverage and reimbursement for products exists among third-party payors and coverage and reimbursement levels for products can differ significantly from payor to payor. Moreover, as a condition of participating in, and having products covered under, certain federal healthcare programs, such as Medicare and Medicaid, we will be subject to federal laws and regulations that require pharmaceutical manufacturers to calculate and report certain price reporting metrics to the government, such as Medicaid Average Manufacturer Price, or AMP, and Best Price, Medicare Average Sales Price, the 340B Ceiling Price and Non-Federal AMP reported to the Department of Veteran Affairs, and with respect to Medicaid, pay statutory rebates on utilization of manufacturers’ products by Medicaid beneficiaries. Compliance with such laws and regulations require significant resources and any findings of non-compliance may have a material adverse effect on our revenues if any of our product candidates are approved.

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The Inflation Reduction Act of 2022, or the IRA, includes several provisions that may impact our business to varying degrees, including provisions that reduce the out-of-pocket spending cap for Medicare Part D beneficiaries from $7,050 to $2,000 starting in 2025, thereby effectively eliminating the coverage gap; impose new manufacturer financial liability on certain drugs under Medicare Part D; allow the U.S. government to negotiate Medicare Part B and Part D price caps for certain high-cost drugs and biologics without generic or biosimilar competition; require companies to pay rebates to Medicare for certain drug prices that increase faster than inflation; and delay until January 1, 2032 the implementation of the HHS rebate rule that would have limited the fees that pharmacy benefit managers can charge. Specifically, with respect to price negotiations, CMS has negotiated prices for the first ten high-cost drugs paid for by Medicare Part D starting in 2026, which will be followed by 15 Part D drugs in 2027, 15 Part B or Part D drugs in 2028, and 20 Part B or Part D drugs in 2029 and beyond. This provision applies to drug products that have been approved for at least nine years and biologics that have been licensed for 13 years, but it does not apply to drugs and biologics that have been approved for a single rare disease or condition. Nonetheless, since CMS has established and will continue to establish maximum prices for these products in price negotiations, we would be fully at risk of government action if our products become the subject of Medicare price negotiations. Moreover, given the risk that could be the case, these provisions of the IRA may further heighten the risk that we would not be able to achieve the expected return on our drug products or full value of our patents protecting our products if prices are set after such products have been on the market for nine years. Various industry stakeholders, including certain pharmaceutical companies and industry groups have initiated lawsuits against the federal government asserting that the price negotiation provisions of the IRA are unconstitutional. The effects of the IRA on our business and the healthcare industry in general is not yet known. In addition, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other healthcare programs.

The containment of healthcare costs has become a priority of federal and state governments, and the prices of drugs and biologics, have been a focus in this effort. The U.S. government, state legislatures and foreign governments have shown significant interest in implementing cost-containment programs, including by passing legislation and regulations designed to control pharmaceutical and biological product pricing, including government price controls, price or patient reimbursement constraints, discounts, restrictions on certain drug access, marketing cost disclosure, transparency measures, requirements for substitution of generic products and other measures designed to encourage importation from other countries and bulk purchasing. In January 2024, the FDA authorized Florida’s Agency for Health Care Administration’s drug importation program, which is the first step toward Florida facilitating importation of certain prescription drugs from Canada. Authorization of other state programs may follow. In many countries, the prices of products are subject to varying price control mechanisms as part of national health systems. For example, in the European Union, or the EU, pricing and reimbursement schemes vary widely from country to country. Some countries provide that products may be marketed only after a reimbursement price has been approved. Some countries may require the completion of additional studies that compare the cost effectiveness of a particular therapy to currently available therapies, or so-called health technology assessments, in order to obtain reimbursement or pricing approval. Other countries may allow companies to fix their own prices for products, but monitor and control product volumes and issue guidance to physicians to limit prescriptions. Efforts to control prices and utilization of pharmaceutical products will likely continue as countries attempt to manage healthcare expenditures. Historically, products launched in the EU do not follow price structures of the United States and generally prices tend to be significantly lower. In general, the prices of products under such systems are substantially lower than in the United States. Accordingly, in markets outside the United States, the reimbursement for products may be reduced compared with the United States. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit our future net revenue and results if our product candidates are approved in these jurisdictions. Decreases in third-party reimbursement for any of our product candidates or a decision by a third-party payor to not cover our product candidates could reduce physician usage of the product candidates, if approved, and have a material adverse effect on our sales, financial condition and results of operations.

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Other Healthcare Laws and Compliance Requirements

In the United States, drug manufacturers and sponsors are subject to a number of federal and state healthcare regulatory laws that restrict business practices in the healthcare industry. These laws include, but are not limited to, federal and state anti-kickback, false claims and other healthcare fraud and abuse laws, as described below.

The U.S. federal Anti-Kickback Statute, which regulates, among other things, marketing practices, educational programs, pricing policies, and relationships with healthcare providers or other entities, prohibits, among other things, any person or entity from knowingly and willfully offering, paying, soliciting, receiving or providing any remuneration, directly or indirectly, overtly or covertly, to induce or in return for purchasing, leasing, ordering, or arranging for, or recommending the purchase, lease, or order of any good, facility, item or service reimbursable, in whole or in part, under Medicare, Medicaid or other federal healthcare programs. The term “remuneration” has been interpreted broadly to include anything of value. The Anti-Kickback Statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on the one hand and prescribers, purchasers and formulary managers, on the other, as well as to free trial and starter prescriptions provided through pharmacies. There are certain statutory exceptions and regulatory safe harbors protecting some common activities from prosecution. HHS recently promulgated a regulation that is effective in two phases. First, the regulation excludes from the definition of “remuneration” limited categories of (a) PBM rebates or other reductions in price to a plan sponsor under Medicare Part D or a Medicaid Managed Care Organization plan reflected in point-of sale reductions in price and (b) PBM service fees. Second, the regulation expressly provides that rebates to plan sponsors under Medicare Part D either directly to the plan sponsor under Medicare Part D, or indirectly through a pharmacy benefit manager will not be protected under the anti-kickback discount safe harbor. Recent legislation has delayed implementation of the aforementioned regulation until January 1, 2032. The exceptions and safe harbors are drawn narrowly, and practices that involve remuneration that may be alleged to be intended to induce prescribing, purchases or recommendations may be subject to scrutiny if they do not qualify for an exception or safe harbor. Failure to meet all of the requirements of a particular applicable statutory exception or regulatory safe harbor does not make the conduct per se illegal under the Anti-Kickback Statute. Instead, the legality of the arrangement will be evaluated on a case-by-case basis based on a cumulative review of all of the facts and circumstances. Several courts have interpreted the statute’s intent requirement to mean that if any one purpose of an arrangement involving remuneration is to induce referrals of federal healthcare program business, including purchases of products paid by federal healthcare programs, the statute has been violated. The ACA modified the intent requirement under the Anti-Kickback Statute to a stricter standard, such that a person or entity no longer needs to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. In addition, the ACA also provided that a violation of the federal Anti-Kickback Statute is grounds for the government or a whistleblower to assert that a claim for payment of items or services resulting from such violation constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act.

The federal false claims laws, including the federal civil False Claims Act, or the FCA, prohibit, among other things, any person or entity from knowingly presenting, or causing to be presented, a false or fraudulent claim for payment to, or approval by, the federal government, knowingly making, using or causing to be made or used a false record or statement material to a false or fraudulent claim to the federal government or knowingly avoiding, decreasing, or concealing an obligation to pay money to the U.S. federal government. A claim includes “any request or demand” for money or property presented to the U.S. government. The civil False Claims Act has been used to assert liability on the basis of kickbacks and other improper referrals, improperly reported government pricing metrics such as Best Price or Average Manufacturer Price, improper use of Medicare provider or supplier numbers when detailing a provider of services, improper promotion of off-label uses not expressly approved by the FDA in a product’s label and allegations as to misrepresentations with respect to products, contract requirements and services rendered. In addition, private payers have filed follow-on lawsuits alleging fraudulent misrepresentation. Intent to deceive is not required to establish liability under the civil False Claims Act. Civil False Claims Act actions may be brought by the government or may be brought by private individuals on behalf of the government, called “qui tam” actions. If the government decides to intervene in a qui tam action and prevails in the lawsuit, the individual will share in the proceeds from any fines or settlement funds. If the government declines to intervene, the individual may pursue the case alone. The civil False Claims Act provides for treble damages and a civil penalty for each false claim, such as an invoice or pharmacy claim for reimbursement, which can aggregate into hundreds of millions of dollars. For these reasons, since 2004, civil False Claims Act lawsuits against pharmaceutical companies have increased significantly in volume and breadth, leading to several substantial civil and criminal settlements, as much as $3.0 billion, regarding certain sales practices and promoting off label uses. Civil False Claims Act liability may further be imposed for known Medicare or Medicaid overpayments that are not refunded within 60 days of discovering the overpayment, even if the overpayment was not caused by a false or fraudulent act. In addition, judgment for violating the civil False Claims Act may result in exclusion from participation in federal health care programs, suspension and debarment from government contracts and refusal of orders under existing government contracts.

The government may further prosecute conduct constituting a false claim under the criminal False Claims Act. The criminal False Claims Act prohibits the making or presenting of a claim to the government knowing such claim to be false, fictitious or fraudulent. Unlike the civil False Claims Act, the criminal False Claims Act requires proof of intent to submit a false claim.

 The civil monetary penalties statute is another potential statute under which pharmaceutical companies may be subject to enforcement. Among other things, the civil monetary penalties statute imposes fines against any person who is determined to have knowingly presented, or caused to be presented, claims to a federal healthcare program that the person knows, or should know, is for an item or service that was not provided as claimed or is false or fraudulent.

In addition, the civil monetary penalties statute, subject to certain exceptions, prohibits, among other things, the offer or transfer of remuneration, including waivers of copayments and deductible amounts (or any part thereof), to a Medicare or state healthcare program beneficiary if the person knows or should know it is likely to influence the beneficiary’s selection of a particular provider, practitioner or supplier of services reimbursable by Medicare or a state healthcare program.

The federal Health Insurance Portability and Accountability Act of 1996, as amended, or HIPAA, created additional federal criminal statutes that prohibit, among other actions, knowingly and willfully executing, or attempting to execute, a scheme to defraud or to obtain, by means of false or fraudulent pretenses, representations or promises, any of the money or property owned by, or under the custody or control of, a healthcare benefit program, regardless of whether the payor is public or private, in connection with the delivery of or payment for healthcare benefits, knowingly and willfully embezzling or stealing from a healthcare benefit program, willfully obstructing a criminal investigation of a healthcare offense, and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact, or making any materially false statements in connection with the delivery of or payment for healthcare benefits, items or services relating to healthcare matters. Additionally, the ACA amended the intent requirement of certain of these criminal statutes under HIPAA so that a person or entity no longer needs to have actual knowledge of the statute, or the specific intent to violate it, to have committed a violation.

HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, and their respective implementing regulations, imposes obligations on “covered entities,” including certain healthcare providers, health plans, and healthcare clearinghouses, as well as their respective “business associates” and their respective subcontractors that create, receive, maintain or transmit individually identifiable health information for or on behalf of a covered entity, with respect to safeguarding the privacy, security and transmission of individually identifiable health information.

The federal Physician Payments Sunshine Act and its implementing regulations require certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program, with specific exceptions, to report annually to CMS, information related to payments or other transfers of value made to or at the request of physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), certain other healthcare professionals including physician assistants and nurse practitioners and teaching hospitals, and applicable manufacturers and applicable group purchasing organizations to report annually to CMS ownership and investment interests held by physicians and their immediate family members. Certain payments for clinical trials are included within the scope of this law. CMS makes the reported information publicly available.

There are federal price reporting laws, which require manufacturers to calculate and report complex pricing metrics to government programs, and such reported prices may be used in the calculation of reimbursement and/or discounts on approved products.

There are also federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers.

Similar state and local laws and regulations may also restrict business practices in the pharmaceutical industry, such as state anti-kickback and false claims laws, which may apply to business practices, including but not limited to, research, distribution, sales and marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers, or by patients themselves; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, or otherwise restrict payments that may be made to healthcare professionals and other potential referral sources; state laws and regulations that require drug manufacturers to file reports relating to pricing information and marketing expenditures, impose restrictions on marketing practices, or require tracking gifts and other remuneration and items of value provided to physicians, other healthcare professionals and entities; state laws and regulations that restrict a manufacturers’ use of prescriber-identifiable data; and state and local laws that require the registration of pharmaceutical sales representatives. Recently, states have enacted or are considering legislation intended to make drug prices more transparent and deter significant price increases. These laws may affect our future sales, marketing and other promotional activities by imposing administrative and compliance burdens.

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Violations of any of these laws and other applicable healthcare fraud and abuse laws may be punishable by criminal and civil sanctions, including criminal fines, civil monetary penalties and damages, exclusion from federal healthcare programs (including Medicare and Medicaid), suspension and debarment from government contracts, and refusal of orders under existing government contracts, disgorgement, corporate integrity agreements, which impose, among other things, rigorous operational and monitoring requirements on companies, reputational harm, diminished profits and future earnings, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations. Similar sanctions and penalties, as well as imprisonment, also can be imposed upon directors, officers, managers and employees of such companies.

To the extent that any of our products are at some point sold in a foreign country, we may be subject to similar foreign laws and regulations, which may include, for instance, applicable post-marketing requirements, including safety surveillance, anti-fraud and abuse laws, and implementation of corporate compliance programs and reporting of payments or transfers of value to healthcare professionals. In the European Union, the data privacy laws are generally perceived to be stricter than those that apply in the United States and include specific requirements for the transfer of personal data outside the European Union to the United States to ensure that European Union standards of data privacy will be applied to such data.

Healthcare Reform

In the United States and certain foreign jurisdictions, there have been, and we expect there will continue to be, a number of legislative and regulatory changes to the healthcare system. For example, implementation of the ACA substantially changed the way healthcare is financed by both governmental and private insurers in the United States and significantly affected the pharmaceutical industry. The ACA, among other things, increased the minimum level of Medicaid rebates payable by manufacturers of brand name drugs; required collection of rebates for drugs paid by Medicaid managed care organizations; required manufacturers to participate in a coverage gap discount program, under which they must agree to offer point-of-sale discounts (increased to 70 percent, effective as of January 1, 2019) off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D; imposed a non-deductible annual fee on pharmaceutical manufacturers or importers who sell certain “branded prescription drugs” to specified federal government programs, implemented a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted, or injected expanded the types of entities eligible for the 340B drug discount program; and established a Center for Medicare Innovation at CMS to test innovative payment and service delivery models to lower Medicare and Medicaid spending, potentially including prescription drug spending, among other actions.

Since its enactment, there have been executive, judicial and Congressional challenges to certain aspects of the ACA. For example, in June 2021 the U.S. Supreme Court held that Texas and other challengers had no legal standing to challenge the ACA, dismissing the case on procedural grounds without specifically ruling on the constitutionality of the ACA. Thus, the ACA will remain in effect in its current form. It is possible that the ACA will be subject to judicial or Congressional challenges in the future.

Other legislative changes have been proposed and adopted in the United States since the ACA was enacted. For example, the Budget Control Act of 2011 and subsequent legislation, among other things, created measures for spending reductions by Congress. Failure of the Joint Select Committee on Deficit Reduction to reach required deficit reduction goals triggered the legislation’s automatic reduction to several government programs. This includes aggregate reductions of Medicare payments to providers up to 2% per fiscal year. While President Biden previously signed legislation to eliminate this reduction through the end of 2021, a 1% payment adjustment was implemented from April 1 – June 30, 2022, and a 2% payment adjustment took effect beginning July 1, 2022. Aggregate reductions of Medicare payments to providers of 2% per fiscal year remain in effect through the first half of 2032. Due to the Statutory Pay-As-You-Go Act of 2010, estimated budget deficit increases resulting from the American Rescue Plan Act of 2021 and subsequent legislation, Medicare payments to providers are subject to further reductions in 2025.

In addition, there has been increasing legislative and enforcement interest in the United States with respect to specialty drug pricing practices. Specifically, there have been several recent U.S. Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to drug pricing, review the relationship between pricing and manufacturer patient assistance programs and reform government program reimbursement methodologies for drugs. Although a number of these and other proposed measures may require authorization through additional legislation to become effective, and the current or future presidential administrations may reverse or otherwise change these measures, both the executive branch and Congress have at times indicated that they will continue to seek new legislative measures to control drug costs.

We cannot predict what healthcare reform initiatives may be adopted in the future. Further federal, state and foreign legislative and regulatory developments are likely, and we expect ongoing initiatives to increase pressure on drug pricing.

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Additional Regulation

In addition to the foregoing, state and federal laws regarding environmental protection and hazardous substances, including the Occupational Safety and Health Act, the Resource Conservancy and Recovery Act and the Toxic Substances Control Act, affect our business. These and other laws govern our use, handling and disposal of various biological, chemical and radioactive substances used in, and wastes generated by, our operations. If our operations result in contamination of the environment or expose individuals to hazardous substances, we could be liable for damages and governmental fines. We believe that we are in material compliance with applicable environmental laws and that continued compliance therewith will not have a material adverse effect on our business. We cannot predict, however, how changes in these laws may affect our future operations.

Europe and Rest of World Government Regulation

A portion of our regulatory strategy involves filing CTAs for our early-stage clinical trials in jurisdictions outside of the United States to support enrollment in our clinical trials, which may include Australia and other countries. As a result, in addition to regulations in the United States, we expect to be subject to a variety of regulations in other jurisdictions that we may in the future select to test or commercialize our product candidates, which may govern, among other things, clinical trials and any commercial sales and distribution of our products. Whether or not we obtain FDA approval of a product, we would need to obtain the requisite approvals from regulatory authorities in foreign countries prior to the commencement of clinical trials or marketing of the product in those countries. Certain countries outside of the United States have a similar process that requires the submission of a clinical trial application much like the IND prior to the commencement of human clinical trials. In the EU, for example, a CTA must be submitted to each country’s national health authority and an independent ethics committee, much like the FDA and IRB, respectively. Once the CTA is approved in accordance with a country’s requirements, clinical trial development may proceed.

The requirements and process governing the conduct of clinical trials, product licensing, pricing and reimbursement vary from country to country. In all cases, the clinical trials must be conducted in accordance with GCPs and the applicable regulatory requirements and the ethical principles that have their origin in the Declaration of Helsinki.

To obtain regulatory approval of an investigational drug or biological product under EU regulatory systems, we must submit a MAA, either under a centralized procedure administered by the EMA or one of the procedures administered by competent authorities in the EU member states. The application used to file the NDA in the United States is similar to that required in the EU, with the exception of, among other things, country-specific document requirements.

For other countries outside of the EU, such as Australia, countries in Eastern Europe, Latin America or Asia, the requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary from country to country. In all cases, again, the clinical trials must be conducted in accordance with GCPs and the applicable regulatory requirements and the ethical principles that have their origin in the Declaration of Helsinki.

If we or our potential collaborators fail to comply with applicable foreign regulatory requirements, we may be subject to, among other things, fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

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Data Privacy and Information Security Laws

In the ordinary course of business, we process personal data, and other sensitive information, including proprietary and confidential business data, trade secrets, intellectual property, sensitive third-party data, business plans, transactions, financial information and data we collect about trial participants in connection with clinical trials, or collectively, sensitive data. Accordingly, we may be subject to numerous data privacy and security obligations, including federal, state, and local laws, regulations, guidance, industry standards, external and internal privacy and security policies, contractual requirements and other obligations related to data privacy and security.

These data privacy and security laws are evolving and may impose potentially conflicting obligations. Such obligations may include, without limitation, the Federal Trade Commission Act, the European Union’s General Data Protection Regulation 2016/679, or EU GDPR, the EU GDPR as it forms part of United Kingdom, or UK, law by virtue of section 3 of the European Union (Withdrawal) Act 2018, or UK GDPR, and HIPAA, as amended by HITECH. In addition, in the past few years, numerous U.S. states—including California, Virginia, Colorado, Connecticut and Utah—have enacted comprehensive privacy laws that impose certain obligations on covered businesses, and similar laws are being considered in several other states, as well as at the federal and state levels. These new laws are examples of the increasingly stringent and evolving regulatory frameworks related to personal data processing that may increase our compliance obligations and exposure for any noncompliance.

Additionally, because we collect personal data from individuals outside of the United States, through clinical trials or otherwise, we are, or may become, subject to foreign data privacy and security laws, such as the EU GDPR. Foreign data privacy and security laws impose significant and complex compliance obligations on entities that are subject to those laws. For example, the EU GDPR applies to any company established in the European Economic Area, or EEA, and to companies established outside the EEA that process personal data in connection with the offering of goods or services to data subjects in the EEA or the monitoring of the behavior of data subjects in the EEA. These obligations may include limiting personal data processing to only what is necessary for specified, explicit, and legitimate purposes; requiring a legal basis for personal data processing; requiring the appointment of a data protection officer in certain circumstances; increasing transparency obligations to data subjects; requiring data protection impact assessments in certain circumstances; limiting the collection and retention of personal data; increasing rights for data subjects; formalizing a heightened and codified standard of data subject consents; requiring the implementation and maintenance of technical and organizational safeguards for personal data; mandating notice of certain personal data breaches to the relevant supervisory authority(ies) and affected individuals; and mandating the appointment of representatives in the EU in certain circumstances.

Facilities

Our principal executive office is located in Menlo Park, California under a no-cost arrangement with Valent, a company controlled by our chairman and chief scientific officer. Valent leases approximately 2,400 square feet of office and laboratory space that we use for our administrative, research and development and other activities. We believe that our facilities are sufficient to meet our current needs and that suitable additional space will be available as and when needed. In the future, we intend to lease our own office and laboratory space at then-market rental rates.

Employees and Human Capital Resources

As of September 30, 2025, we do not have any employees, but we retain the services of 12 contractors, 5 of which serve in executive positions, including our CEO, CFO, COO, CMO and CSO. We plan on engaging some or all of these consultants as employees if and when we are adequately funded. Additionally, our ability to execute our business plan will depend in significant part on the continued service of these consultants and our future ability to recruit and retain qualified personnel. As a virtually distributed company, we maintain a small number of contract employees that oversee the outside contractors and consultants responsible for specific projects and services. We currently have outside CRO’s, CMO’s, KOL’s, accountants, and legal personnel performing services under the supervision of our employees. While the Company intends to hire and retain additional employees as needed if and when we are able to grow as an organization, it anticipates continuing to use the services of outside consultants and contractors and to maintain its near virtual structure.

Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our employees. We believe our success depends on our ability to attract, retain, develop and motivate diverse highly skilled personnel. In particular, we depend upon the personal efforts and abilities of the principal members of our senior management to partner effectively as a team, and to provide strategic direction, develop our business, manage our operations and maintain a cohesive and stable work environment. We also rely on qualified managers and skilled employees, such as scientists, engineers and laboratory technicians, with technical expertise in operations, scientific knowledge, engineering skills and quality management experience in order to operate our business successfully.

Our compensation program is designed to retain, motivate and, as needed, attract highly qualified employees. Accordingly, we use a mix of competitive base salary, cash-based annual incentive compensation, performance-based equity compensation awards and other employee benefits.

Legal Proceedings

From time to time, we may become involved in legal proceedings arising in the ordinary course of our business. We are currently not subject to any material legal proceedings.

Corporate Information

The Company’s principal executive offices are located at 3475 Edison Way, Suite R, Menlo Park, CA. 94025; our telephone number is (650) 690-1927; our corporate website is located at www.edisononcology.com. No information found on our company’s website is part of this prospectus.

Edison Oncology Holding Corp. was formed on August 16, 2018 as a Nevada corporation. On October 5, 2018, we entered into an agreement with NewGen to acquire its assets, consisting substantially of four pharmaceutical patents. To facilitate the transaction, a wholly-owned subsidiary of the Company, Edison Oncology Acquisition Corp., was formed and subsequently acquired NewGen. NewGen was the surviving company subsequent to the completion of the merger, pursuant to which NewGen became a wholly owned subsidiary of the Company.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 200,000,000 shares of Common Stock, $0.0001 par value per share, and 50,000,000 shares of preferred stock, $0.0001 par value per share. As of October 31, 2025, there were (i) 4,080,348 shares of our Common Stock issued and outstanding, (ii) options to purchase 605,975 shares of Common Stock issued and outstanding, and (iii) warrants to purchase 254,493 shares of Common Stock issued and outstanding.

In addition, we have the following convertible securities outstanding: (i) $565,000 in principal of Series B Notes, (ii) $2,295,000 in principal of Series C Notes, and (iii) $2,606,600 in principal of Series D Notes. The Series B Notes are convertible into an aggregate of 651,901 shares of Common Stock as of October 31, 2025 (assuming conversion price of approximately $1.416, calculated based off of $8,000,000 divided by fully diluted capitalization of Company as described in the Series B Notes). The Series C Notes are convertible into an aggregate of 378,279 shares of Common Stock as of October 31, 2025 (assuming conversion price of $7.68 as described in the Series C Notes). The Series D Notes are convertible into an aggregate of 393,732 shares of Common Stock as of October 31, 2025 (assuming conversion price of $7.20, or 80% of the assumed $9.00 initial public offering price of the Common Stock as described in the Series D Notes). Upon the closing of the offering contemplated by this Registration Statement, the Series B Notes, Series C Notes, and Series D Notes will automatically convert into Common Stock. See Sections below entitled “Series B Convertible Notes”, “Series C Convertible Notes”, and “Series D Convertible Notes” for a further description.

Set forth below is a summary description of all of the material terms of our securities, including those being registered hereunder. These descriptions are qualified their entirety by reference to our amended and restated articles of incorporation, bylaws, forms of warrants, option grants, Series B Notes, Series C Notes, and Series D Notes, each of which is filed as an exhibit to this Registration Statement, of which this prospectus forms a part.

Classification of Board

Pursuant to our Articles of Incorporation, as amended, and our amended and restated bylaws, we have a classified Board which is divided into three classes with staggered three-year terms. Only one class may be elected each year, while the directors in the other classes continue to hold office for the remainder of their three-year terms. The Board may, on its own, determine the size of the exact number of directors on the Board and may fill vacancies on the Board. The procedure for electing and removing directors on a classified board of directors generally makes it more difficult for stockholders to change management control by replacing a majority of the board at any one time, and the classified board structure may discourage a third-party tender offer or other attempt to gain control of the Company and may maintain the incumbency of directors. In addition, under our bylaws, directors may only be removed from office by a vote of the majority of the shares then outstanding and eligible to vote. The current classes of our Board are as follows:

●	Class I director (term expiring at the 2026 annual meeting of shareholders) – John Bell;
●	Class II director (term expiring at the 2027 annual meeting of shareholders) – Dennis Brown; and
●	Class III director (term expiring at the 2028 annual meeting of shareholders) – Jeffrey Bacha.

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Shares in this Offering

Common Stock

Voting — Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in their name on the books of the Company on all matters submitted to a vote of shareholders except as the right to exercise such vote may be limited by the provisions of the Company’s Articles of Incorporation.

Dividends — The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on the Preferred Stock have been paid or provided for.

Liquidation Preference — In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary of the Corporation, the assets and funds of the Corporation available for distribution to shareholders and remaining after the payment to holders of Preferred Stock of the amounts (if any) to which they are entitled, shall be divided and paid to the holders of the Common Stock according to their respective shares.

Underwriter Warrants

At the closing of the offerings contemplated by this Registration Statement, we agree to issue Underwriter Warrants to purchase such number of shares of Common Stock equal to six percent (6%) of the shares of Common Stock sold in this offering, including any over-allotment. The Underwriter Warrants will have a term of five (5) years from issuance, an exercise price equal to the price per share paid in the offering by investors, contain cashless exercise provisions in the event that the shares underlying the Underwriter Warrants are not registered. The Underwriter Warrants will also have piggyback registration rights. The Underwriter Warrants will be subject to a 180 day lock-up period following the closing of the offering.

Common Stock Purchase Warrants

As of September 30, 2025, the Company had an aggregate of 254,493 Common Stock purchase warrants (“Common Stock Purchase Warrants”) issued and outstanding with a range of exercise prices from $1.00 to $7.68 per share and an average weighted exercise price of $3.70 per share, consisting of:

Description of Securities	Exercise Price	Expiration Date	Price Adjustment	Additional Features of Warrant
Consultant / Service Provider / Employee Warrants
137,500 Warrants	$1.00	12/31/2026	Stock Splits / Dividends / Reclassifications	Contains Cashless Exercise Provision at any time; Piggy Back Registration Rights; Right to Receive Same Consideration in Fundamental Transactions
20,000 Warrants	$3.04	12/31/2027	Stock Splits / Dividends / Reclassifications	Contains Cashless Exercise Provision at any time
20,000 Warrants	$7.68	9/30/2027	Stock Splits / Dividends / Reclassifications	Contains Cashless Exercise Provision at any time
Offering Warrants
44,766 Warrants (Series A Notes)	$7.68	12/31/2025	Stock Splits / Dividends / Reclassifications	Company may redeem for $0.001 per Warrant share on Liquidation Event (IPO, merger or sale of assets, or dissolution)
32,227 Warrants (Series B Notes)	$7.65 (85% of initial public offering price) of $9.00)	12/31/2025	Stock Splits / Dividends / Reclassifications	Company may redeem for $0.001 per Warrant share on Liquidation Event (IPO, merger or sale of assets, or dissolution)

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Common Stock Purchase Options

On June 29, 2023, the Company’s Board approved our amended and restated 2021 Omnibus Equity Incentive Plan (“2021 Plan”). The 2021 Plan, as amended, has not been approved by our shareholders. The 2021 Plan is described below under the heading “Securities authorized for issuance under equity compensation plans”.

As of October 31, 2025, the Company has issued options to purchase 605,975 shares of Common Stock under our 2021 Plan. All outstanding options have an exercise price of $3.04. Of the outstanding options, (i) 320,975 are fully vested as of October 31, 2025, and have terms expiring in 2031 and (ii) 285,000 were issued on April 1, 2025 and vest 50% on the one year anniversary of the grant date and 50% over monthly installments over the subsequent two year period. Effective as of September 30, 2025, pursuant to the adoption of the 2025 Plan (as defined below), the Company will no longer issue any awards or grants under the 2021 Plan.

The Company’s Board and stockholders approved the 2025 Edison Oncology Holding Corp. 2025 Omnibus Incentive Compensation Plan on September 26, 2025 and September 30, 2025, respectively. Pursuant to the 2025 Plan, the Company has initially reserved up to 1,230,506 shares of Common Stock for issuance pursuant to the 2025 Plan.

Series A Convertible Notes

Between October 2018 and March 2020, the Company issued $917,500 in principal of Series A Convertible Notes (“Series A Notes”). The Series A Notes had an annual interest rate of 10.00% per annum and were convertible into shares of Common Stock at a price per share of $1.00. The Series A notes were subject to a Mandatory Conversion upon the Company receiving gross proceeds of at least $2,000,000 from a private placement of the Company’s securities. The Series A Notes had an initial maturity date of October 5, 2020. In October 2020, the Company extended the maturity date of the Series A Notes until December 31, 2020, in exchange for two percent (2%) added on the principal of each Series A Note. In exchange for the further extension of the Series A Notes until December 31, 2022, the Company issued an aggregate of 44,766 warrants to purchase Common Stock ratably amongst the Series A Note holders. On February 28, 2022, in accordance with the terms of the Series A notes the outstanding principal and accrued interest of the Series A Notes were converted into 1,219,434 shares of Common Stock and the Series A Notes were extinguished and of no further force or consequence.

Series B Convertible Notes

Between December 2020 and March 2021, the Company issued $565,000 in principal of Series B Notes. The Series B Notes have an annual interest rate of 10.00% per annum. The Series B Notes had an initial maturity date of December 31, 2021. In December 2021, the Company extended the terms of the Series B Notes until December 31, 2022, in exchange for the issuance of an aggregate of 32,227 warrants to purchase Common Stock ratably amongst the Series B Note holders. In December 2022, the Company extended the terms of the Series B Notes until June 30, 2023 (or such later time as this Registration Statement becomes effective), in exchange for an increase of the principal to 110% of the initial principal. Upon any financing of the Company, the Series B Note holders will be able to convert the Series B Note into shares of Common Stock at a price per share equal to the lesser of (a) 80% of the price paid in such offering, and (b) the price per share (applying such 80% calculation per the beginning of this sentence) that results when $8,000,000 is divided by the fully diluted capitalization of the Company. Further, upon a Liquidity Event (as defined in the Series B Notes, including an initial public offering as described in this Registration Statement), all outstanding principal and all accrued interest automatically converts into Common Stock at the lesser of (a) 85% of the price paid in such public offering, and (b) the price per share that results when $8,000,000 is divided by the fully diluted capitalization of the Company. Assuming, the closing of the initial public offering at a price per share of Common Stock of $9.00, which is the midpoint of the price range set forth on the cover page of this prospectus, the Series B Notes are convertible into an aggregate of 651,901 shares of Common Stock as of October 31, 2025 (assuming conversion price of approximately $1.416, calculated based off of $8,000,000 divided by fully diluted capitalization of Company as described in the Series B Notes).

The Series B Notes additionally have a most favored nation provision and can be exchanged for securities issued in future offerings of the Company.

Series C Convertible Notes

Between February 2022 and March 2024, the Company issued $2,495,000 in principal of Series C Notes, of which $2,295,000 in principal remain outstanding as of October 31, 2025. The Series C Notes have an annual interest rate of 7.50% per annum. The Series C Notes have maturity dates from 2024 through 2026, except that if the Company has filed a registration statement covering the offer and sale of the Company’s Common Stock on or before the maturity date, then the maturity date shall be extended to the earlier of (i) the date on which the registration statement has been declared effective and (ii) 180 days from the initial filing of the registration statement, whichever occurs first. Upon (i) any financing of the Company, the Series C Note holders will be able to convert the Series C Note into shares of Common Stock at a price per share equal to the lesser of (a) 90% of the price paid in such offering or (b) the conversion price then in effect. Additionally, upon a Liquidity Event (as defined in the Series C Notes, including an initial public offering as described in this prospectus), all outstanding principal and all accrued interest automatically converts into Common Stock at the lesser of (a) 90% of the price paid in such public offering, (b) 90% of the implied per sha revalued received by holders of Common Stock with respect to such a Liquidity Event, or (c) the conversion price then in effect. Assuming, the closing of the initial public offering at a price per share of Common Stock of $9.00, which is the midpoint of the price range set forth on the cover page of this prospectus, the Series C Notes are convertible into an aggregate of 378,279 shares of Common Stock as of October 31, 2025 (assuming conversion price of $7.68 as described in the Series C Notes).

The Series C Notes additionally contain protective provisions whereby the Company will not, without the written consent of a majority in interest (in principal amount): (i) amend or alter any of its charter documents in an adverse manner to the Series C Notes, (ii) redeem or purchase any capital stock prior to the Series C Notes, or (iii) except as allowed by the charter documents, increase or decrease the authorized number of directors or change the number of votes entitled to be cast by the directors.

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Series D Convertible Notes

Between August 30, 2024 and October 31, 2025, the Company issued $2,606,600 in principal of Series D Notes. The Series D Notes have an annual interest rate of 10.00% per annum.

The Series D Note holders may voluntarily convert their Series D Notes into Common Stock at a $50 million pre-money valuation on a fully diluted basis. Additionally, upon an Exit Event (as defined in the Series D Notes, including certain fundamental transactions and an initial public offering as described in this Registration Statement), all outstanding principal and accrued interest automatically converts into Common Stock at the lesser of (i) a $50 million pre-money valuation on a fully diluted basis, (ii) 80% of the price per share paid by investors in the initial public offering, and (iii) 80% of the proposed price or implied equity value (if not cash) per share in any takeover bid. In addition, at maturity, 105% of the principal and all accrued interest of the Series D Notes will convert into shares based on a $50 million pre-money valuation on a fully diluted basis.

The Series D Notes may be redeemed at any time by the Company on 10 business days’ notice by paying to the applicable Series D Note holders ratably: (i) 110% of the principal amount of each Series D Note, (ii) all accrued but unpaid interest under such Series D Notes, and (iii) any other unpaid amounts due and payable to the Series D Note holders.

The Series D Notes additionally have a most favored nation provision and can be exchanged for securities issued in future offerings of the Company.

Assuming, the closing of the initial public offering at a price per share of Common Stock of $9.00, which is the midpoint of the price range set forth on the cover page of this prospectus, the Series D Notes are convertible into an aggregate of 393,732 shares of Common Stock as of October 31, 2025 (assuming conversion price of $7.20 as described in the Series D Notes).

Registration Rights

The holders of the Series C Notes and 137,500 of the Common Stock Purchase Warrants (the tranche expiring on December 31, 2026) have limited piggyback registration rights with respect to the shares of Common Stock underlying the Series C notes and such warrant for registration statements filed by the Company (excluding Forms S-4 and S-8). If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, and the managing underwriters advise the Company and the Holder that in their reasonable opinion the number of shares of Common Stock proposed to be included exceeds the number of shares of Common Stock that can be sold in such underwritten offering without materially delaying or jeopardizing the success of the offering (including the offering price per share), the Company shall include in such registration: (i) first, the number of shares of Common Stock that the Company proposes to sell; and (ii) second, on a pro rata basis, the number of shares of Common Stock and other Registrable Securities requested to be included therein by the holder and the holders of other securities eligible to be included in such registration.

The Underwriters have piggy-back registration rights with respect to the Underwriter Warrants to be issued pursuant to this offering. See “Underwriting—Underwriter Warrants” for additional information on the Underwriter’s piggy-back registration rights.

Choice of Forum

Our Bylaws, as amended, provide that, unless we consent in writing to the selection of an alternative forum, the State of Nevada is the exclusive forum for:

●	any derivative action or proceeding brought on our behalf;
●	any action asserting a claim of breach of a fiduciary duty;
●	any action asserting a claim against us arising pursuant to any provision of the Nevada Revised Statutes, our amended and restated articles of incorporation or our bylaws; or
●	any action asserting a claim against us that is governed by the internal affairs doctrine.

The enforceability of similar choice of forum provisions in other companies’ articles of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our Bylaws to be inapplicable or unenforceable in such action. These provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act, Securities Act or any other claim for which the federal courts have exclusive or concurrent jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. Our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

The provisions of the Nevada Revised Statutes and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent

The Company has retained Odyssey Transfer and Trust Company located at 2155 Woodlane Drive, Suite 100, Woodbury, MN 5512.

96

MANAGEMENT

Directors, Executive Officers and Significant Employees

The names of our directors and executive officers and their ages, positions, and biographies as of the date of this prospectus are set forth below. Our executive officers are appointed by and serve at the discretion of the Board. There are no family relationships among any of our directors or executive officers. For a description of any employment arrangements and other ancillary agreements entered into between our officers and directors and the Company, please refer to the section entitled Executive Compensation below.

Executive Officers and Directors

Name	Age	Positions	Officer / Director Since
Dennis M. Brown, PhD	76	Chairman, Chief Scientific Officer and Director	2018
Jeffrey Bacha BSc, MBA	57	Chief Executive Officer (Principal Executive Officer) and Director	2018
John Bell	78	Director	2021
Neil Sankar, MD	57	Chief Medical Officer	2018
Anthony Scott Praill	59	Chief Financial Officer (Principal Accounting Officer)	2025
Richard Daniels	57	Chief Operating Officer	2025

Jeffrey Bacha. Mr. Bacha has been involved in pharmaceutical research and corporate development for more than 25 years as a member of the executive leadership team for multiple companies. Mr. Bacha has served as our Chief Executive Officer, Chief Financial Officer, and as a Director since founding Edison Oncology in August 2018. Mr. Bacha ceased serving as our Chief Financial Officer upon Mr. Praill’s appointment in February 2025. Mr. Bacha co-founded Kintara Pharmaceuticals, Inc. (which changed its name to TuHura Biosciences, Inc. following a merger in 2024 (Nasdaq: HURA, formerly DelMar Pharmaceuticals, Inc.) with Dr. Dennis Brown and served as Chairman and CEO from 2010 through October 2018, during the company’s growth including the advancement of its lead product candidate to pivotal Phase III clinical trials and Nasdaq listing. Prior to founding DelMar, Mr. Bacha was served as president and founding CFO of xBiotech, Inc. (Nasdaq: XBIT), founding CEO of Inimex Pharmaceuticals and as of Vice President, Corporate Development at Inflazyme Corp. (TSX: IZP) Programs advanced by Inimex and Inflazyme have become foundational in Soligenix, Inc. (Nasdaq: SNGX) and Aquinox Pharmaceuticals (Nasdaq: AQXP), respectively. He is a member of the National Brain Tumor Society Research Roundtable and the Board of the Leukemia Lymphoma Society of Canada. Mr. Bacha currently serves as a consultant to Valent Technologies LLC, and served as a member of the Board of Directors, and a member of the Audit Committee and Compensation Committee of Sernova Corp. (TSX-V: SVA) from October 2008 to April 2023. Since April 2021, Mr. Bacha has also served as a director and member of the Audit Committee of Rakovina Therapeutics, Inc. (TXS-V: RKV). Since June 2021, Mr. Bacha also has served as a director and member of the Audit Committee of AD4 Capital Corp. (TSX-V: ADJ-P). Since September 2022, Mr. Bacha has served as a member of the Board of Directors and acting chief executive of Sera Biopharma, Inc. Prior to taking on his operating roles, Mr. Bacha served Senior Manager and Director of KPMG Health Ventures, acting as an advisor to numerous public and private life sciences companies. Mr. Bacha holds an MBA (Hons) from the Goizueta Business School at Emory University (1995) and a degree in BioPhysics from the UC San Diego (1991). Mr. Bacha is the inventor or co-inventor on multiple issued U.S. patents and applications, many with foreign counterparts). We believe that Mr. Bacha’s broad pharmaceutical and drug development experience qualifies him to serve as a member of our board of directors.

Dennis Brown. Dr. Brown has been involved in cancer drug discovery and development for more than 40 years. Dr. Brown has served as our chairman and Chief Scientific Officer since October 2018. Dr. Brown has served as Chief Scientific Officer of Kintara Therapeutics, Inc. since 2012 (which changed its name to TuHura Biosciences, Inc. following a merger in 2024 (Nasdaq: HURA, formerly DelMar Pharmaceuticals, Inc.). Between 1979 and 1985 Dr. Brown worked at Stanford University in collaboration with SRI International, where he was involved in drug-screening activities sponsored by the US National Cancer Institute. Dr. Brown has founded or co-founded multiple companies including Matrix Pharmaceutical, Inc. (NASDAQ: MTRX, acquired by Chiron Corp. in 2002), ChemGenex Pharmaceuticals, Inc. (NASDAQ: CXSP, acquired by Cephalon/Teva in 2011) and Kintara Therapeutics, Inc. (Nasdaq: KTRA, formerly DelMar Pharmaceuticals, Inc.). Mr. Brown also serves as the chairman of the Board of Directors of Cell Source (OTC: CLCS), a position he has held for the last ten years.  During his career, Dr. Brown has been involved in the discovery and development of multiple FDA-approved cancer therapies. He currently serves as a member of the National Brain Tumor Society Research Roundtable, as a consultant to DelMar Pharmaceuticals, as Chairman of Mountain View Pharmaceutical’s Board of Directors and is the President of Valent Technologies LLC, which supported the discovery and development of Edison Oncology’s drug candidates. Dr. Brown served as an Assistant Professor of Radiology at Harvard University Medical School and as a Research Associate in Radiology at Stanford University Medical School. He received his B.A. in Biology and Chemistry (1971), M.S. in Cell Biology (1975) and Ph.D. in Radiation and Cancer Biology (1979), all from New York University. Dr. Brown is an inventor of more than 40 issued U.S. patents and applications, many with foreign counterparts. We believe that Dr. Brown’s broad pharmaceutical and drug development experience qualifies him to serve as a member of our board of directors.

97

Neil Sankar. Dr. Sankar has served as a consultant and acting Chief Medical Officer since November 2018. Dr. Sankar received his training in clinical research and tumor biology from NCI Bethesda Maryland and since has held Clinical development positions within leading Biotech/Pharma including Genentech, Medimmune, Pharmacyclis, Fiveprime, Otsuka, Portola, CBT Pharmaceuticals, LSK biopharma and Rhizen Pharmaceuticals. Dr Sankar has acted as clinical lead in numerous phase I, II and III clinical trials. He is and was instrumental in filing the New Drug Applications for the antibody-drug conjugate Kadcyla and the B cell receptor signaling kinase inhibitor Ibrutinib. He has extensive experience in the application of US Food and Drug Administration regulations and the Good Clinical Practice guidelines set forth by the International Council on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use. Between 2009 and 2013, Dr. Sankar held the position of Clinical Scientist at Genentech and between 2013 and 2014 he was Clinical Medical Director at Pharmacyclics, an AbbVie, Inc. company. In 2014, Dr. Sankar founded SwanBio LLC a consulting firm providing strategic and medical support focused on the development of innovative therapies in oncology. Dr. Sankar currently serves as a consultant to Teon Therapeutics (since March 2022), Escend Pharmaceuticals (since February 2022, Jasper Therapeutics (since November 2021) and Seneca Therapeutics (since January 2021), Rakovina Therapeutics (since October 2020) and Temple Therapeutics BV (since January 2017). Dr. Sankar is an active member of the American Society of Clinical Oncology (ASCO), the American Society of Hematology (ASH), the European Hematology Association (EHA), Drug information association (DIA), European society of clinical oncology (ESMO), American association for cancer research (AACR), Enterprising Pharmaceutical Professionals from the Indian Sub-Continent (EPPIC GLOBAL), Connective Tissue Oncology Society (CTOS), and TiE Silicon Valley. Neil Sankar received his MD degree from Bangalore university and internal medicine residency from University of West indies, Kingston, Jamaica and trained in the United Kingdom and the Caribbean. He also holds a postgraduate degree in public health from Queensland University in Australia. We believe that Dr. Sankar’s clinical research and drug development experience qualifies him to serve as a member of our board of directors.

John Bell. Mr. Bell has served as member of our board of directors since October 2021. Since 1995, Mr. Bell has served as president, managing director, and as a member of the board of Onbelay Capital Inc., a Canada based private equity group. Since June 2021, Mr. Bell has served as the chairman of Stack Capital Group, a Canada based investment management firm (TSX: STCK). Mr. Bell also currently serves as Chairman of the Board of Directors of Nevis Brands Inc., a beverage company (CSE: NEVI). Mr. Bell also previously served as (i) a board member and audit committee chair of Cure Pharmaceutical, a publicly traded pharmaceutical company (OTC: CURR) from November 2019 through July 2022, (ii) a board member of Canopy Growth Corporation, a public Canadian Cannabis company from October 2014 through March 2020 (Nasdaq: CGC), (iii) a board member and chair of the audit and compensation committees of Canopy Rivers (now known as RIV Capital, Inc.), a Canadian venture capital firm (OTC: CNPOF), (iv) a board member and audit committee chair of Delmar Pharmaceuticals, a Canada public pharmaceutical company from February 2013 through June 2020 (Nasdaq: DMPI). Mr. Bell also served on various boards of private equity and investment management groups in the last 20 years. Mr. Bell received a B.B.A. from Western University Ivey School of Business, is a Fellow of the Institute of Chartered Professional Accountants of Ontario, and a graduate of the Institute of Directors Program of Canada. We believe that Mr. Bell’s financial experience, accounting experience, investment knowledge, and experience in capital markets qualifies him to serve as a member of our board of directors.

Anthony Scott  Praill. Mr. Praill has served as our chief financial officer since February 2025. Mr. Praill has over 15 years of experience in the biotech and pharmaceutical industry, serving in various financial roles from Director of Finance to Chief Financial Officer. From January 2013 through May 2023, Mr. Praill served as chief financial officer of Kintara Therapeutics, Inc. (which changed its name to TuHura Biosciences, Inc. following a merger in 2024 (Nasdaq: HURA, formerly DelMar Pharmaceuticals, Inc.). Beginning in June 2023 through December 2024, Mr. Praill served as a consultant to Kintara. Mr. Praill completed his articling at Price Waterhouse (now PricewaterhouseCoopers LLP) and obtained his Chartered Professional Accountant designation in 1996. Mr. Praill obtained his Certified Public Accountant (Illinois) designation in 2001. Mr. Praill received a Financial Management Diploma (Honors), from British Columbia Institute of Technology in 1993, and a Bachelor of Science from Simon Fraser University in 1989.

Richard Daniels. Richard Daniels has served as our chief operating officer since April 2025. Mr. Daniels brings more than 25 years of experience in the pharmaceutical and biotech industry covering all stages of product development and commercialization in multiple therapeutic areas. From 2020 through 2024, Mr. Daniels was Chief Operating Officer of Primmune Therapeutics, Inc., a private biotech company focused on oncology and viral diseases. From 2018 through 2020 he was Senior Vice President of Clinical Operations and R&D Planning at Intercept Pharmaceuticals, a public biotech company (acquired by Alfasigma S.p.A) where he was responsible for managing a ~$180M annual R&D budget across multiple development and in-market programs supporting the company’s liver-disease focus. Prior to Intercept Pharmaceuticals, Mr. Daniels spent 15 years at Amgen [Nasdaq: AMGN] in increasing roles of responsibility, including the last 5 years as Executive Director and Oncology Therapeutic Area Lead where he was responsible for managing development and life-cycle activities for a portfolio of 20+ pipeline and marketed assets. Earlier in Mr. Daniels’ career, he held various scientific positions at Genicon Sciences (acquired by Life Technologies) and Agouron Pharmaceuticals (acquired by Pfizer). Mr. Daniels earned a B.S. in microbiology from the University of California, San Diego.

Scientific Advisory Board

We have recruited and will continue to recruit leading researchers and physicians in our fields of interest to serve as members of our Scientific Advisory Board for each of our products under development. The scientific advisory board advises our management on strategic issues related to our scientific development program. In return for their services, these advisors may receive compensation in the form of cash and/or option grants for the purchase of Common Stock.

The Company’s Scientific Advisory Board currently consists of Priscilla Brastianos, MD PhD, Howard Burris III, MD, and Wang Shen, PhD.

98

CORPORATE GOVERNANCE

Independent Directors

For purposes of determining independence, the Company has adopted the definition of independence as contained in the NYSE American Market Section 803(A). Pursuant to the definition, the Company has determined that as of the date hereof, that Mr. Bell qualifies as independent. Under the NYSE American Market rules, we are required to have a majority of our directors be independent, or in the event that we qualify as a Smaller Reporting Company, at least 50% of our directors must be independent. Notwithstanding the foregoing, pursuant to NYSE American Market Rule 809, we will have a one (1) year grace period to comply with the foregoing independent director requirements.

Committees

Upon consummation of the offering contemplated by this prospectus, the Board of Directors plans to establish three standing committees: (1) an Audit Committee, (2) a Governance and Nominating Committee, and (3) a Compensation Committee. Each of the committees will operate under a written charter to be adopted by the Board of Directors. A copy of each respective committee’s charter will be added as exhibits to this Registration Statement prior to the effectiveness of this Registration Statement.

(1)	Denotes Chairperson of the applicable committee.

Only John Bell is considered independent under the NYSE American Market rules pursuant to the Board’s determination.

The Board has determined that subject to NYSE American Market rule 809, for each applicable committee that the company establishes, it will have (i) a majority of independent members within 90 days of listing and (ii) all members of the committees will be independent within one (1) year of listing. Additionally, the Company will meet the required majority independent Board requirement (or 50% independent in the case of a Smaller Reporting Company) within one year of listing.

Audit Committee

We intend, prior to the effectiveness of this Registration Statement, to have a designated an audit committee in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.

Pursuant to NYSE American Market rules, the Audit Committee is required to have three (3) members (two (2) for a smaller reporting company), all of whom are independent and financially sophisticated. Pursuant to NYSE American Market rule 809 there is a phase-in period whereby the Audit Committee will have (i) a majority of independent members within 90 days of listing and (ii) all independent members within one (1) year of listing.

Compensation Committee

Pursuant to NYSE American Market rule 809, the Compensation Committee will have (i) a majority of independent members within 90 days of listing and (ii) all independent members within one (1) year of listing.

Corporate Governance and Nominating Committee

Pursuant to NYSE American Market rule 809, the Compensation Committee will have (i) a majority of independent members within 90 days of listing and (ii) all independent members within one (1) year of listing.

Section 16(a) Beneficial Ownership Reporting Compliance

N/A

Stockholder Recommendation of Board Nominees

We currently do not have a formal policy on the submission of recommendations for candidates to the Board from stockholders. While the Board has not adopted a formal diversity policy or specific standards with regard to the selection of director nominees, due to the nature of our business, the Board believes it is important to consider diversity of race, ethnicity, gender, age, education, cultural background, and professional experiences in evaluating board candidates. Additionally, although the Board has not formally established any specific, minimum qualifications that must be met by each candidate for the Board or specific qualities or skills that are necessary for one or more of the members of the Board to possess, when considering a potential non-incumbent candidate, the Board will factor into its determination the following qualities of a candidate: educational background, diversity of professional experience, including whether the person is a current or former chief executive officer or chief financial officer of a public company or the head of a division of a large international organization, knowledge of our business, integrity, professional reputation, independence, and ability to represent the best interests of our stockholders.

Code of Ethics

We are committed to maintaining the highest standards of honest and ethical conduct in running our business efficiently, serving our stockholders interests and maintaining our integrity in the marketplace. To further this commitment, we have adopted our Code of Ethics and Business Conduct, which applies to all our directors, officers and employees. A copy of our Code of Ethics and Business Conduct is attached to this Registration Statement as Exhibit 14.01. If you would like to receive a copy of our Code of Ethics and Business Conduct, we will provide you a copy free of charge. Please see the section of the Registration Statement entitled “Where to Find More Information” for directions on how to request such information.

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Limitation on Liability and Indemnification of Directors and Officers

We are a Nevada corporation and generally governed by the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our articles of incorporation provide the personal liability of our directors is eliminated to the fullest extent permitted under the NRS.

Section 78.7502 of the NRS permits a Nevada corporation to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses.

Discretionary indemnification pursuant to Section 78.7502 may be made as authorized upon determination that the indemnification is proper under the circumstances. Such determination may be made by (i) the stockholders; (ii) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; or (iii) independent legal counsel if ordered by a majority of the quorum consisting of directors who were not parties to the action, suit, or proceeding or if a quorum of directors who were not parties to the action, suit, or proceeding cannot be obtained.

Section 78.751 of the NRS requires a Nevada corporation to indemnify its officers and directors to the extent such person is successful on the merits or otherwise in defense of any actual or threatened civil, criminal, administrative, or investigative action, suit, or proceeding or any claim, issue, or matter therein, including an action by or in the right of the corporation, if such person is or was serving as an officer or director of the corporation or, at the request of the corporation, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification shall be for expenses actually and reasonably incurred by the person, including attorney’s fees, in connection with defending any such action, suit, or proceeding.

Unless otherwise restricted by the articles of incorporation, bylaws, or an agreement made by the corporation, Section 78.751 of the NRS provides that a corporation may pay expenses as incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement, including the requirement of mandatory advance payment of expenses.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our bylaws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that we shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director. Our bylaws require the payment of costs and expenses incurred with respect to any proceeding to which a person is made a party as a result of being a director or officer in advance of final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides disclosure concerning all compensation paid for services to us in all capacities for our fiscal years ended December 31, 2024 and 2023 provided by (i) each person serving as our principal executive officer, or PEO, or acting in a similar capacity during our fiscal year ended December 31, 2024 (ii) our most highly compensated executive officers other than our PEO who were serving as executive officers on December 31, 2024 and whose total compensation exceeded $100,000 (collectively with the PEO referred to as the “named executive officers” in this Executive Compensation section); and (iii) our Principal Financial Officer.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Jeffrey Bacha	2024	120,000	-	-	-	-	-	-	120,000
CEO (1)	2023	120,000	-	-	-	-	-	-	120,000

Dennis Brown	2024	10,000	-	-	-	-	-	-	10,000
CSO (2)	2023	10,000	-	-	-	-	-	-	10,000

Neil Sankar	2024	18,625	-	-	-	-	-	-	18,625
Executive Medical Director (3)	2023	16,170	-	-	-	-	-	-	16,170

Anthony Scott Praill	2024	-	-	-	-	-	-	-	-
CFO (4)	2023	-	-	-	-	-	-	-	-

Richard Daniels	2024	-	-	-	-	-	-	-	-
COO (5)	2023	-	-	-	-	-	-	-	-

(1)	Mr. Bacha is paid pursuant to a consulting agreement with the Company and not as a W-2 employee. Amounts paid do not include any compensation paid pursuant to a Consulting Research and Services agreement with ORP Oncology Research Partners (Canada) Ltd., a company substantially controlled by Mr. Bacha, which provides us with contract research and development consulting services. We are required to pay ORP Oncology Research $30,000 for the years ended December 31, 2024 and 2023, respectively, of which we have currently only paid $5,000 for 2023 and none for 2024.
(2)	Mr. Brown is paid pursuant to a consulting agreement with CoValence, Inc. a company wholly owned by Dr. Brown. Amounts contained herein do not include amounts paid to Valent pursuant to (i) the first negotiation / refusal agreement the Company entered into with Valent and (ii) the evaluation agreement entered into with Valent. Valent is controlled by Mr. Brown.
(3)	Dr. Sankar is paid pursuant to a consulting agreement with SwanBIO LLC, a company wholly owned by Dr. Sankar.
(4)	Mr. Praill is paid pursuant to a consulting agreement with the Company and not as a W-2 employee. Mr. Praill began serving as CFO effective February 1, 2025.
(5)	Mr. Daniels is paid pursuant to a consulting agreement with the Company and not as a W-2 employee. Mr. Daniels began serving as COO effective April 10, 2025.

Executive Compensation Restrictions

We have agreed that for a period of two (2) years beginning from the date of the initial closing of our initial public offering (the “Compensation Period”), no named executive officer of the Company will be entitled to an annual base salary in excess of $175,000 (“Base Salary Restriction”). During the Compensation Period, total compensation for any named executive of the Company will not, inclusive of their base salary, exceed the total compensation equal to the fiftieth (50th) percentile of the Company’s peer group (the “Aggregate Compensation Restriction”), which peer group will be selected by the Company, in consultation with the Company’s independent third party compensation consultant that is appointed by the independent members of the Board of Directors, or the compensation committee thereof. The Base Salary Restriction and Aggregate Compensation Restriction will terminate upon the earlier of (i) the end of the Compensation Period or (ii) subsequent to the initial public offering, the Company completing sales of its equity or debt securities resulting in aggregate gross proceeds of at least $20 million.

Consulting Agreement with Jeffrey Bacha

On September 1, 2018, the Company entered into a consulting agreement with Jeffrey Bacha (the “Bacha Agreement”) to provide consulting services for the Company for a term ending on December 31, 2019, which has been mutually extended by the parties on a month-to-month basis. Pursuant to the Bacha Agreement, Mr. Bacha began receiving monthly compensation of $10,000 per month.

The Company may terminate the Bacha Agreement at any time without notice at any time. Additionally, Mr. Bacha may terminate the Bacha Agreement on thirty (30) days’ notice to the Company.

The Bacha Agreement further stipulates that during the term and for six (6) months thereafter, Mr. Bacha will not directly or indirectly, solicit, divert or appropriate to any competitive business, any information learned by Mr. Bacha through his consulting relationship with the Company.

There are no family relationships between Mr. Bacha and any of the directors or officers of the Company.

There is no severance or required payments upon the cessation of Mr. Bacha’s consulting relationship with the Company for any reason.

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Consulting Agreement with CoValence, inc. (Dennis Brown)

On January 1, 2020, the Company entered into a consulting agreement with CoValence, Inc. (the “Brown Agreement”) for Dr. Brown to provide consulting services for the Company for a term that continues until terminated by one of the parties. Pursuant to the Brown Agreement, CoValence, an entity owned by Dr. Brown, receives compensation of $2,500 per calendar quarter.

The Company may terminate the Brown Agreement at any time without notice at any time. Additionally, CoValence / Dr. Brown may terminate the Brown Agreement on thirty (30) days’ notice to the Company.

The Brown Agreement further stipulates that during the term and for six (6) months thereafter, CoValence / Dr. Brown will not directly or indirectly, solicit, divert or appropriate to any competitive business, any information learned by CoValence / Dr. Brown through the consulting relationship with the Company

There are no family relationships between Dr. Brown and any of the directors or officers of the Company.

There is no severance or required payments upon the cessation of CoValence / Dr. Brown’s consulting relationship with the Company for any reason.

Consulting Agreement with SwanBIO LLC (Neil Sankar)

On November 1, 2018, the Company entered into a consulting agreement with SwanBIO LLC (the “Sankar Agreement”) for Dr. Sankar to provide consulting services for the Company for a term ending on December 31, 2019, which has been mutually extended by the parties. Pursuant to the Sankar Agreement, SwanBIO, an entity owned by Dr. Sankar, receives compensation of $220.00 per hour of service on a monthly basis, provided that any more than 32 hours of monthly services will require preapproval from the Company.

The Company may terminate the Sankar Agreement at any time without notice at any time. Additionally, SwanBIO / Dr. Sankar may terminate the Sankar Agreement on thirty (30) days’ notice to the Company.

The Sankar Agreement further stipulates that during the term and for six (6) months thereafter, SwanBIO / Dr. Sankar will not directly or indirectly, solicit, divert or appropriate to any competitive business, any information learned by SwanBIO / Dr. Sankar through the consulting relationship with the Company.

There are no family relationships between Dr. Sankar and any of the directors or officers of the Company.

There is no severance or required payments upon the cessation of SwanBIO / Dr. Sankar’s consulting relationship with the Company for any reason.

Consulting Agreement with Anthony Scott Praill

On February 1, 2025, the Company entered into a consulting agreement with Anthony Scott Praill (the “Praill Agreement”) for Mr. Praill to provide consulting services as Chief Financial Officer for the Company until the Praill Agreement is terminated by the Company or Mr. Praill. Pursuant to the Praill Agreement, Mr. Praill receives compensation of $7,500 per month. All amounts due under the Praill Agreement shall accrue until such time as the Company secures a minimum of $1 million in new financing following the effective date of the Praill Agreement.

The Company may terminate the Praill Agreement at any time without notice at any time. Additionally, Mr. Praill may terminate the Praill Agreement on thirty (30) days’ notice to the Company.

The Praill Agreement further stipulates that during the term and for six (6) months thereafter, Mr. Praill will not directly or indirectly, solicit, divert or appropriate to any competitive business, any information learned by Mr. Praill through the consulting relationship with the Company.

There are no family relationships between Mr. Praill and any of the directors or officers of the Company.

There is no severance or required payments upon the cessation of Mr. Praill’s consulting relationship with the Company for any reason.

Consulting Agreement with Prime 8 Group, LLC (Richard Daniels)

On April 10, 2025, the Company entered into a consulting agreement with Prime 8 Group, LLC (the “Daniels Agreement”) for Mr. Daniels to provide consulting services as Chief Operating Officer for the Company until the Daniels Agreement is terminated by the Company or Mr. Daniels. Pursuant to the Daniels Agreement, Mr. Daniels receives compensation of $7,500 per month. All amounts due under the Daniels Agreement shall accrue until such time as the Company secures a minimum of $1 million in new financing following the effective date of the Daniels Agreement.

The Company may terminate the Daniels Agreement at any time without notice at any time. Additionally, Mr. Daniels may terminate the Daniels Agreement on thirty (30) days’ notice to the Company.

The Daniels Agreement further stipulates that during the term and for six (6) months thereafter, Mr. Daniels will not directly or indirectly, solicit, divert or appropriate to any competitive business, any information learned by Mr. Daniels through the consulting relationship with the Company.

There are no family relationships between Mr. Daniels and any of the directors or officers of the Company.

There is no severance or required payments upon the cessation of Mr. Daniel’s consulting relationship with the Company for any reason.

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Outstanding Equity Awards Value at Fiscal Year-End

The following table sets forth information concerning stock options held on December 31, 2024, the last day of our 2024 fiscal year, for each named executive officer.

	Number of Securities Underlying		Option	Option
	Unexercised Options (#)		Exercise	Expiration
Name and Principal Position	Exercisable	Unexercisable	Price ($)	Date

Jeffrey Bacha,	118,125	-	3.04	6/30/31
Chief Executive Officer

Dennis Brown.	30,000	-	3.04	6/30/31
Chairman and Chief Scientific Officer

Neil Sankar	35,175	-	3.04	6/30/31
Executive Medical Director

Anthony Scott Praill	-	-	-	-
Chief Financial Officer

Richard Daniels	-	-	-	-
Chief Operating Officer

Our Equity Compensation Plans

The principal features of our equity plans are summarized below.

2025 Omnibus Incentive Compensation Plan

The 2025 Omnibus Incentive Compensation Plan (the “2025 Plan”) was adopted by the Board on September 26, 2025 and was approved by our stockholders on September 30, 2025 (the “Plan Effective Date”).

The 2025 Plan is the successor to the Company’s 2021 Plan, and no further awards may be made under the 2021 Plan on or after the Plan Effective Date.

The following description of the 2025 Plan is qualified by reference to the full text of the 2025 Plan, which is attached to this Prospectus as Exhibit 4.14 hereto.

Purpose and Types of Awards

The purpose of the 2025 Plan is to provide participants with the opportunity to acquire a proprietary interest in the Company, or receive cash payments based on the value of our common stock, as an incentive for them to continue in service and to align their interests with those of our stockholders.

The 2025 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock awards, restricted stock units, dividend equivalent rights, stock appreciation rights, cash awards, and other stock-based awards.

Administration

The Compensation Committee, when established, will have the exclusive authority to administer the 2025 Plan with respect to awards made to our executive officers and non-employee directors and has the authority to make awards under the 2025 Plan to all other eligible individuals. However, the Board may at any time appoint a secondary committee of one (1) or more members of the Board to have separate but concurrent authority with the Compensation Committee to make awards under the 2025 Plan to individuals other than executive officers and non-employee directors. Subject to compliance with applicable law and stock exchange requirements, the Board or the Compensation Committee may also delegate authority to administer the 2025 Plan with respect to such individuals to one or more of our officers.

The term “plan administrator,” as used in this summary, will mean our Compensation Committee, the Board, any secondary committee, and any delegates thereof, to the extent each such entity or person is acting within the scope of its administrative authority under the 2025 Plan.

The plan administrator has complete discretion to determine (a) which eligible individuals are to receive awards, (b) the type, size, terms and conditions of the awards to be made, (c) the time or times when those awards are to be granted, (d) the number of shares or amount of payment subject to each such award, (e) the time when the award is to become exercisable, (f) the status of any granted option as either an incentive stock option or a non-statutory option under the U.S. Internal Revenue Code (the “Code”), (g) the maximum term for which the award is to remain outstanding, (h) the vesting and issuance schedules applicable to the shares that are the subject of the award, (i) the cash consideration (if any) payable per share subject to the award and the form (cash or shares) in which the award is to be settled and (j) with respect to performance-based awards, the performance objectives, the amounts payable at one or more levels of attained performance, any applicable service vesting requirements, and the payout schedule.

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Eligibility

Employees, non-employee directors, as well as consultants and other independent advisors, in our employ or service or in the employ or service of any parent or subsidiary are eligible to participate in the 2025 Plan.

Shares Subject to the Plan

Subject to adjustment, the number of shares reserved for issuance over the term of the 2025 Plan is limited to 1,230,506 shares. In addition, subject to adjustment, the share reserve will automatically increase on the first trading day in January of each calendar year, beginning on January 1, 2026 and ending on (and including) January 1, 2035, by an amount equal to 5% of the total number of outstanding shares of Common Stock on December 31 of the immediately prior calendar year, or such lesser amount as determined by the Board. Shares issuable under the 2025 Plan may be made available from our authorized but unissued shares or from shares that we reacquire, including shares purchased on the open market.

If any awards granted under the Plan expire, are forfeited, or are canceled or terminated for any reason prior to the issuance or vesting of the shares subject to the award, the shares of our Common Stock subject to such awards will again be available for issuance under the 2025 Plan. In addition, if any shares of our Common Stock are surrendered in payment of the exercise price of an option, the number of shares available for issuance under the 2025 Plan will be reduced only by the net number of shares actually issued upon exercise and not by the total number of shares under which such option is exercised. Upon the exercise of any stock appreciation right granted under the 2025 Plan, the share reserve will be reduced by the net number of shares actually issued upon such exercise. If shares of our Common Stock are withheld in satisfaction of the withholding taxes incurred in connection with the issuance, vesting, or exercise of any award, or the issuance of our common stock thereunder, then the number of shares of our common stock available for issuance under the 2025 Plan shall be reduced by the net number of shares issued under such award. If any awards are paid in cash, and not in shares of our Common Stock, any shares of our Common Stock subject to such awards will also be available for future awards under the 2025 Plan.

To the extent any shares subject to outstanding awards under the 2021 Plan as of the Plan Effective Date (“Predecessor Plan Awards”) expire, are forfeited, or cancelled or terminate for any reason prior to the issuance of the shares of common stock subject to those Predecessor Plan Awards or are settled in cash, or are surrendered in payment of the exercise price of an option, or are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any Predecessor Plan Award or the issuance of common stock thereunder, such shares shall be added to the share reserve under this 2025 Plan and shall accordingly be available for issuance hereunder.

In addition, shares of our Common Stock issued under awards made pursuant to assumption or substitution of previously granted awards of a company that we acquire or with which we combine will not reduce the number of shares of our Common Stock available under the 2025 Plan, but will reduce the number of shares available for issuance under the 2025 Plan as incentive stock options. Available shares under a stockholder approved plan of an acquired company may be used for awards under the 2025 Plan and will not reduce (or be added back to) the share reserve, subject to compliance with the applicable stock exchange rules.

Non-Employee Director Award Limits

The maximum aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial reporting rules) of all awards made to a non-employee director under the 2025 Plan in a single calendar year, taken together with any cash retainer paid to such non-employee director in respect of such calendar year, shall not exceed $700,000 in total value. However, this limit shall be equal to $1,000,000 for the calendar year in which a non-employee director is first appointed to the Board.

Adjustments

In connection with stock dividends, spin-offs, recapitalizations, stock splits and certain other events affecting our Common Stock, the plan administrator will make adjustments as it deems appropriate, including (without limitation) in: the maximum number and kind of shares of Common Stock reserved for issuance as awards; the number and kind of shares covered by outstanding awards; the exercise, purchase or base price per share of any outstanding awards; and such other terms and conditions for outstanding awards as the plan administrator deems appropriate.

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Options

The plan administrator may grant options that are intended to qualify as incentive stock options under Section 422 of the Code, or non-statutory stock options that are not intended to so qualify. Incentive stock options may only be granted to our employees. Non-statutory stock options may be granted to anyone eligible to participate in the 2025 Plan.

The exercise price of a stock option granted under the 2025 Plan generally cannot be less than the fair market value of a share of our common stock on the date the option is granted. If an incentive stock option is granted to a 10% stockholder, the exercise price cannot be less than 110% of the fair market value of a share of our common stock on the date the option is granted.

The aggregate number of shares of Common Stock that may be issued or transferred under the 2025 Plan pursuant to incentive stock options under Section 422 of the Code may not exceed 6,500,000 shares.

Payment of the exercise price may be paid in one or more of the following forms as determined by the plan administrator: cash, check, shares of Common Stock, through a cashless exercise procedure pursuant to which the optionee effects a same-day exercise of the option and sale of the purchased shares through a broker in order to cover the exercise price for the purchased shares and the applicable withholding taxes, and/or through a net exercise procedure pursuant to which we withhold a number of shares of Common Stock otherwise issuable upon exercise of the option having a value equal to the exercise price.

The term of an option cannot exceed ten (10) years from the date of grant, except that if an incentive stock option is granted to a 10% stockholder, the term cannot exceed five (5) years from the date of grant.

Upon cessation of service, the optionee will have a limited period in which to exercise the optionee’s outstanding options to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee’s cessation of service during which the optionee’s outstanding options may be exercised and/or provide for vesting during the applicable post-service exercise period. Such discretion may be exercised at any time while the options remain outstanding.

Stock Awards

Under the 2025 Plan, the plan administrator may grant stock awards to anyone eligible to participate in the 2025 Plan. A stock award is an award of our Common Stock that may be subject to restrictions as the plan administrator determines. The restrictions, if any, may lapse over a specified period of employment or based on the satisfaction of pre-established performance objectives, in installments or otherwise, as the plan administrator may determine. Except to the extent restricted under the award agreement relating to the stock award, a participant will have all of the rights of a stockholder as to those shares, including the right to vote and the right to receive dividends or distributions on the shares. All unvested stock awards are forfeited if the participant’s employment or service is terminated for any reason, or if other specified conditions are not met, unless the plan administrator determines otherwise.

Restricted Stock Units

Under the 2025 Plan, the plan administrator may grant restricted stock units to anyone eligible to participate in the 2025 Plan. Restricted stock units are phantom units that represent shares of our Common Stock. Stock units become payable on terms and conditions determined by the plan administrator and will be payable in cash, shares of common stock, or a combination thereof, as determined by the plan administrator. All unvested restricted stock units are forfeited if the participant’s employment or service is terminated for any reason, or if other specified conditions are not met, unless the plan administrator determines otherwise.

Dividend Equivalent Rights

Under the 2025 Plan, the plan administrator may grant dividend equivalent rights as stand-alone awards or in connection with other awards made under the 2025 Plan other than options and stock appreciation rights. Dividend equivalent rights entitle the participant to receive the economic equivalent of each dividend (whether cash or securities) that is made on the shares underlying an award while the award is outstanding. No dividend equivalents shall vest or become payable until the underlying award vests and becomes payable. Dividend equivalents may be paid in cash, shares of our Common Stock or a combination thereof. The plan administrator will determine the terms and conditions of the dividend equivalent rights, including whether the awards are payable upon the achievement of specific performance goals.

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Stock Appreciation Rights

Under the 2025 Plan, the plan administrator may grant stock appreciation rights, which may be granted separately or in tandem with any option. The plan administrator will establish the base amount of the stock appreciation right at the time the stock appreciation right is granted, which will be equal to or greater than the fair market value of a share of our Common Stock as of the date of grant.

If a stock appreciation right is granted in tandem with an option, the number of stock appreciation rights that are exercisable during a specified period will not exceed the number of shares of our Common Stock that the participant may purchase upon exercising the related option during such period. Upon exercising the related option, the related stock appreciation rights will terminate, and upon the exercise of a stock appreciation right, the related option will terminate to the extent of an equal number of shares of our common stock.

When a participant exercises a stock appreciation right, the participant will receive the excess of the fair market value of the underlying Common Stock over the base amount of the stock appreciation right. The appreciation of a stock appreciation right will be paid in shares of our Common Stock, cash or both. Generally, stock appreciation rights may only be exercised while the participant is employed by, or providing services to, us. The plan administrator will determine in the award agreement under what circumstances and during what time periods a participant may exercise a stock appreciation right after termination of employment or service.

The term of a stock appreciation right cannot exceed ten (10) years from the date of grant. In the event that on the last day of the term of a stock appreciation right, the exercise is prohibited by applicable law, including a prohibition on purchases or sales of our Common Stock under our insider trading policy, the term of the stock appreciation right will be extended for a period of 30 days following the end of the legal prohibition, unless the plan administrator determines otherwise.

Cash Awards

Under the 2025 Plan, the plan administrator may grant cash awards to anyone eligible to participate in the 2025 Plan. The plan administrator will determine which eligible individuals will receive cash awards and the terms and conditions applicable to each cash award, including the criteria for vesting and payment. Cash awards may be payable in cash, shares of our Common Stock, or a combination of the two.

Other Stock-Based Awards

Under the 2025 Plan, the plan administrator may grant other types of awards that are based on, or measured by, our Common Stock, or that are cash payments based on criteria determined by the plan administrator that are unrelated to the value of our Common Stock. The plan administrator may grant such awards to anyone eligible to participate in the 2025 Plan and will determine the terms and conditions of such awards. Other stock-based awards may be payable in cash, shares of our Common Stock, or a combination of the two.

Change in Control

In the event we should experience a Change in Control (as defined in the 2025 Plan), the following provisions are in effect (as set forth in more detail in the 2025 Plan) for all outstanding awards under the 2025 Plan, unless provided otherwise in an award agreement entered into with the participant:

●	Each outstanding award, as determined by the plan administrator, may, in whole or in part, be assumed, cancelled, substituted, vested in full or in part, cancelled in exchange for a cash payment, replaced with a cash retention program that preserves the intrinsic value of the award and provides for subsequent payout in accordance with the same vesting schedule applicable to the award, or otherwise continued in effect by the successor corporation.
●	To the extent an award is not so assumed, substituted, cancelled, or replaced, the award will automatically accelerate in full, unless the acceleration of such award is precluded by other limitations imposed in the applicable award agreement.
●	Each outstanding award may be cancelled and terminated, without a cash payment, to the extent the per share fair market value as of the change in control is less than the per share exercise price or purchase price in effect for such award.
●	The plan administrator shall have the authority to provide that any escrow, holdback, earn-out, or similar provisions in the agreement effecting the change in control shall apply to any cash payment made for an award to the same extent as such provisions apply to the stockholders.
●	The plan administrator has complete discretion to grant one or more awards which will on a change in control or which will vest in the event the individual’s service with us or the successor entity is terminated within a designated period following a change in control in which those awards are assumed or otherwise continued in effect.

Unless the plan administrator establishes a different definition for one or more awards, a Change in Control will be deemed to occur for purposes of the 2025 Plan in the event of:

●	a merger, consolidation, or other reorganization unless the holders of our voting shares immediately prior to the merger have 50% or more of the combined voting power of the securities in the surviving corporation;
●	a sale, transfer, or other disposition of all or substantially all of our assets;
●	a liquidation or dissolution;
●	a person or affiliated group, with certain exceptions, acquires 50% or more of our then outstanding voting securities; or
●	a majority of the members of our Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the incumbent directors.

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Deferrals

The plan administrator may permit or require participants to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the participant in connection with an award under the 2025 Plan. The plan administrator will establish the rules and procedures applicable to any such deferrals, consistent with the requirements of Section 409A of the Code.

Withholding

All awards under the 2025 Plan are subject to applicable U.S. and foreign income, employment, and other tax withholding requirements. We may require participants or other persons receiving awards or exercising awards to pay an amount sufficient to satisfy such tax withholding requirements with respect to such awards, or we may withhold from any cash, shares of common stock, other securities, or other compensation paid by us the amount of any withholding taxes due with respect to such award. The plan administrator may also take such other action as may be necessary to satisfy all obligations with respect to withholding taxes.

The plan administrator may permit or require that our tax withholding obligation with respect to awards paid in our common stock be paid by having shares withheld up to an amount that does not exceed the participant’s maximum applicable statutory rate, or as otherwise determined by the plan administrator.

Transferability

Only a participant may exercise rights under an award during the participant’s lifetime. A participant cannot transfer those rights except by will or by the laws of inheritance following the participants death. Upon death, the personal representative or other person entitled to succeed to the rights of the participant may exercise such rights.

The plan administrator may provide in an award agreement that a participant may transfer awards (other than incentive stock options) to family members, or one or more trusts for the benefit of or owned by family members, in connection with the participant’s estate plan or pursuant to a domestic relations order, consistent with applicable securities laws and such terms as the plan administrator determines.

Amendment; Termination

The Board may amend or terminate the 2025 Plan at any time, except that our stockholders must approve an amendment if such approval is required in order to comply with applicable laws or applicable stock exchange requirements. Unless terminated sooner by the Board or extended with stockholder approval, the 2025 Plan will terminate on the day immediately preceding the tenth (10th) year anniversary of the Plan Effective Date.

Repricing

The plan administrator has the authority to (i) reduce the exercise price or base price of outstanding stock options or stock appreciation rights, (ii) cancel outstanding stock options or stock appreciation rights in exchange for the same type of award with a lower exercise price or base price, and (iii) cancel outstanding stock options or stock appreciation rights that have an exercise price or base price above the current price of a share of common stock, in exchange for cash or other securities.

Establishment of Sub-Plans

The plan administrator may establish one or more sub-plans under the 2025 Plan to satisfy the requirements of local law or to obtain more favorable tax treatment with respect to awards to participants who reside or work outside of the United States.

Clawback

All awards shall be subject to any clawback, recoupment, or other similar policy adopted by the Board, and any cash, shares of common stock, or other property or amounts due, paid, or issued to a participant shall be subject to the terms of such policy, as may be modified from time to time.

Amended and Restated 2021 Omnibus Equity Incentive Plan

The amended and restated 2021 Omnibus Equity Incentive Plan was initially adopted on June 25, 2021 by the Board. On June 29, 2023, the Board amended and restated the 2021 Omnibus Equity Incentive Plan (“2021 Plan”). The shareholders have not approved the 2021 Plan, as amended by the board on June 29, 2023. Pursuant to the amended and restated 2021 Plan, we initially reserved 596,153 shares, or 15% of our then outstanding shares of Common Stock on the date the Board approved the amended and restated 2021 Plan. Additionally, on January 1 of each calendar year, the number of shares of Common Stock authorized under the 2021 Plan increases by an amount equal to (i) 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding year, or (ii) a lesser number of shares of Common Stock determined by the Board prior to the date of the increase. As of December 31, 2024, we have issued awards or grants under the plan in the aggregate of 320,975 awards underlying shares.

Notwithstanding, pursuant to the adoption of our 2025 Plan as described above, we will no longer grant awards under the 2021 Plan or reserve further shares of Common Stock for awards not previously granted. Any grants previously outstanding under the 2021 Plan will remain outstanding, including any exercise rights thereunder, pursuant to the terms of such grants.

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Our 2021 Plan provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates. Our compensation committee has the authority, concurrent with our Board, to administer our 2021 Plan. The Board may also delegate to one or more of our officers certain authority under the terms of the 2021 Plan.

Stock options under the 2021 Plan are generally granted with an exercise price equal to the fair market value of our Common Stock on the date of grant. Options granted under the 2021 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator. Options may have a term up to a maximum of 10 years. Unless the terms of an optionee’s stock option agreement provides otherwise, if an optionee’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionee may generally exercise any vested options for a period of three months following the cessation of service. If an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionee dies within a certain period following cessation of service, the optionee or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual. In no event may an option be exercised beyond the expiration of its term.

Our 2021 Plan provides that in the event of certain specified significant corporate transactions (or a change in control, as defined below), unless otherwise provided in an award agreement or other written agreement between us and the award holder, the administrator may take one or more of the following actions with respect to such stock awards:

●	arrange for the assumption, continuation, or substitution of a stock award by a successor corporation;

●	arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;

●	accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;

●	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;

●	cancel or arrange for the cancellation of the stock award, without the approval of stockholders but with the consent of any materially adversely affected participant, in exchange for other awards, cash, or other consideration, if any, as determined by the board; or

●	make a payment, in the form determined by our Board, equal to the excess, if any, of (i) the per share amount payable to holders of Common Stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder, if applicable.

Under the 2021 Plan, a corporate transaction is generally the consummation of: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction, or (4) a merger or consolidation where we do survive the transaction but the shares of our Common Stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction. In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, our Board may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of Common Stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder, if applicable.

Director Compensation

Current Board Compensation Policy

The Board does not have a formal compensation policy regarding its non-employee directors. The Board has previously awarded its non-employee directors with ad hoc cash and / or equity based awards upon joining the Board and for continued service. The Board anticipates continuing this policy until such time that it implements a formal compensation policy for its non-employee Board members.

The following table provides information concerning the compensation paid to our non-executive directors for their services as members of our board of directors for the year ended December 31, 2024.

Name	Fees earned or paid in cash ($)		Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
John Bell (1)	35,000	(2)	—	—	—	—	—	35,000

(1)	Mr. Bell joined the Board on October 1, 2021. On such date, Mr. Bell entered into an agreement to receive $35,000 per annum for Board services.
(2)	The Company currently has not paid Mr. Bell’s $35,000 for both the years ended December 31, 2023 and 2024 and such amounts remain outstanding as of October 31, 2025.

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PRINCIPAL AND SELLING STOCKHOLDERS

Security ownership of certain beneficial owners.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or have the right to acquire such powers within 60 days. Accordingly, the following tables do not include options or warrants to purchase our Common Stock that are not exercisable within the next 60 days. We have included the following separate tables below: (i) the beneficial ownership of our Common Stock as of October 31, 2025 as adjusted to reflect the sale of Common Stock offered by us and the selling stockholder in our initial public offering without over-allotments and (ii) the beneficial ownership of our Common Stock as of October 31, 2025 as adjusted to reflect the sale of Common Stock offered by us and the selling stockholder in our initial public offering, including the maximum over-allotments.

Beneficial Ownership Prior and Subsequent to Initial Public Offering (Assuming no over-allotment)

	Common Shares Owned Before Sale (2)					Common Shares Owned After Sale (3)
	Shares	Shares Underlying Convertible Securities	Total	% of class	Shares being Offered	Total Shares Beneficially Owned	% of Class
Directors and named executive officers (1)
Jeffrey Bacha (4)	377,799	150,072	527,871	12.48%	—	527,871	6.28%
Dennis Brown (5)	1,002,362	63,128	1,065,490	25.71%	—	1,065,490	12.81%
Neil Sankar (6)	—	35,175	35,175	*	—	35,175	*
John Bell (7)	46,222	32,072	78,294	1.90%	—	78,294	*
Anthony Scott Praill (8)	—	—	—	*	—	—	*
Richard Daniels (9)	—	—	—	*	—	—	*
All directors and named executive officers as a group (6 individuals)	1,426,383	280,447	1,706,830	39.14%	—	1,706,830	20.06%

Five percent (5%) owners
CoValence, Inc. (10)	—	—	—	*	—	—	*
The Joan Jacobus and Harry Pederson Living Trust (11)	326,449	—	—	8.00%	—	326,449	3.94%
Wang Shen (12)	262,465	—	—	6.43%	—	262,465	3.17%
Jiangsu Kanion Pharmaceutical Co., Ltd. (13)	259,854	—	—	6.37%	—	259,854	3.14%

Selling Stockholders
Brett Nesland (14)	518,545	8,538	527,083	12.89%	50,000	477,083	5.75%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is c/o Edison Oncology Holding Corp., 3475 Edison Way, Suite R, Menlo Park, CA 94025.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common share purchase options or warrants. There are 4,080,348 shares of Common Stock issued and outstanding as of October 31, 2025. For all calculations described in the footnotes with respect to convertible notes, it is assumed that shares in the initial public offering are sold at $9.00 per share, which is the midpoint of the range set forth on the cover page of this prospectus and further: (i) for shares underlying Series B Notes for an applicable holder, a conversion price of approximately $1.416 is used (based off of $8,000,000 divided by the fully diluted capitalization of the Company as of October 31, 2025, as described in the Series B Notes), (ii) for shares underlying Series C Notes for an applicable holder, a conversion price of $7.68 is used (as described in the Series C Notes), and (iii) for shares underlying Series D Notes for an applicable holder, a conversion price of $7.20 is used (as described in the Series D Notes. All share amounts and percentages contained in this table do not include any sales anticipated to be made in the initial public offering pursuant to this prospectus. Unless otherwise indicated in the footnotes below, based on the information provided to us by or on behalf of the selling stockholder listed below is not a broker-dealer or an affiliate of a broker-dealer.

(3)	“Common Shares Owned After Sale” includes the sale of 2,777,777 shares of Common Stock by us, but assumes no exercise of the over-allotment option of the underwriter.

(4)	Includes 377,799 shares of Common Stock held by Mr. Bacha. Convertible Securities are comprised of (i) 17,190 shares of Common Stock underlying a Series B Note, (ii) 4,013 shares of Common Stock underlying a Series C Note, (iii) 118,125 shares of Common Stock underlying Common Stock purchase options, (iv) 9,757 shares of Common Stock underlying warrants issued with a Series A Note, and (v) 987 shares of Common Stock underlying warrants issued with a Series B Note.

(5)	Includes (i) 644,845 shares of Common Stock held by CoValence, Inc. (see footnote 9 below), (ii) 319,752 Shares held by Dr. Brown as an individual, and (iii) 37,765 shares held by Valent. Convertible Securities are comprised of (i) 22,920 shares of Common Stock underlying a Series B Note, (ii) 4,013 shares of Common Stock underlying a Series C Note, (iii) 30,000 shares of Common Stock underlying Common Stock purchase options, (iv) 4,879 shares of Common Stock underlying warrants issued with a Series A Note, and (v) 1,316 shares of Common Stock underlying warrants issued with a Series B Note. The address of CoValence Inc and Valent is 3475 Edison Way, Suite R, Menlo Park, CA 94025. Dennis Brown has is an affiliated person with both CoValence Inc. and Valent. Such securities are included in his personal ownership and excluded from CoValence, Inc., which would otherwise be a greater than 5% owner below (see footnote 9 below).

(6)	Convertible securities are comprised of 35,175 shares of Common Stock underlying Common Stock purchase options.

(7)	Includes 46,222 shares of Common Stock held by Onbelay Capital Inc. Convertible securities are comprised of (i) 25,000 shares of Common Stock underlying Common Stock purchase options, (ii) 1,708 shares of Common Stock underlying warrants issued with a Series A Note, and (iii) 5,364 shares of Common Stock underlying a Series D Note. Address of beneficial owner is 150 Water Street S. Cambridge, Ontario N1R 3E2 Canada. John Bell is an affiliated person of Onbelay Capital Inc.

(8)	Mr. Praill became the Company’s Chief Financial Officer effective February 1, 2025.

(9)	Mr. Daniels became the Company’s Chief Operating Officer effective April 10, 2025.

(10)	Shares of Common Stock owned by CoValence, Inc. are described in Footnote 4 and relate to the securities owned by director Dennis Brown, who is an affiliated person and has voting and dispositive control with respect to securities owned by CoValence, Inc.

(11)	Address of beneficial owner is 3833 La Donna Ave., Palo Alto, CA 94036.

(12)	Shares of Common Stock include 262,465 shares held by Wang Shen. Address of beneficial owner is 715 Tulane Court, San Mateo, CA 94402.

(13)	Address of beneficial owner is Jianging Industrial Park 58, Kangyyuan Road, Lianyugang Economic development Zone, Jiangsu Province, PRC.

(14)	Includes (i) 396,312 shares of Common Stock held by Mr. Nesland, (ii) 122,233 shares of Common Stock held by the Donavon W Stangle Living Trust, which Mr. Nesland serves as trustee and has voting and dispositive control with respect to such shares, and (iii) 4,879 shares of Common Stock underlying warrants held by Mr. Nesland and 3,659 shares of stock underlying warrants held by the Donovan W Stangle Living Trust issued with a Series A Note. The “Shares Being Offered” includes 50,000 shares of Common Stock held personally by the selling stockholder and being offered pursuant to the initial public offering, excluding the over-allotment option.

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Beneficial Ownership Prior and Subsequent to Initial Public Offering (Assuming full subscription of the over-allotment)

	Common Shares Owned Before Sale (2)					Common Shares Owned After Sale (3)
	Shares	Shares Underlying Convertible Securities	Total	% of class	Shares being Offered	Total Shares Beneficially Owned	% of Class
Directors and named executive officers (1)
Jeffrey Bacha (4)	377,799	150,072	527,871	12.48%	—	527,871	5.98%
Dennis Brown (5)	1,002,362	63,128	1,065,490	25.71%	—	1,065,490	12.20%
Neil Sankar (6)	—	35,175	35,175	*	—	35,175	*
John Bell (7)	46,222	32,072	78,294	1.90%	—	78,294	*
Anthony Scott Praill (8)	—	—	—	*	—	—	*
Richard Daniels (9)	—	—	—	*	—	—	*
All directors and named executive officers as a group (6 individuals)	1,426,383	280,447	1,706,830	39.14%	—	1,706,830	19.12%

Five percent (5%) owners
CoValence, Inc. (10)	—	—	—	*	—	—	*
The Joan Jacobus and Harry Pederson Living Trust (11)	326,449	—	—	8.00%	—	326,449	3.75%
Wang Shen (12)	262,465	—	—	6.43%	—	262,465	3.02%
Jiangsu Kanion Pharmaceutical Co., Ltd. (13)	259,854	—	—	6.37%	—	259,854	2.99%

Selling Stockholders
Brett Nesland (14)	518,545	8,538	527,083	12.89%	57,500	469,583	5.39%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is c/o Edison Oncology Holding Corp., 3475 Edison Way, Suite R, Menlo Park, CA 94025.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common share purchase options or warrants. There are 4,080,348 shares of Common Stock issued and outstanding as of October 31, 2025. For all calculations described in the footnotes with respect to convertible notes, it is assumed that shares in the initial public offering are sold at $9.00 per share, which is the midpoint of the range set forth on the cover page of this prospectus and further: (i) for shares underlying Series B Notes for an applicable holder, a conversion price of approximately $1.416 is used (based off of $8,000,000 divided by the fully diluted capitalization of the Company as of October 31, 2025, as described in the Series B Notes), (ii) for shares underlying Series C Notes for an applicable holder, a conversion price of $7.68 is used (as described in the Series C Notes), and (iii) for shares underlying Series D Notes for an applicable holder, a conversion price of $7.20 is used (as described in the Series D Notes. All share amounts and percentages contained in this table do not include any sales anticipated to be made in the initial public offering pursuant to this prospectus. Unless otherwise indicated in the footnotes below, based on the information provided to us by or on behalf of the selling stockholder listed below is not a broker-dealer or an affiliate of a broker-dealer.

(3)	“Common Shares Owned After Sale” includes the sale of (i) 3,194,444 shares of Common Stock by us (which includes 416,667 shares pursuant the assumed full exercise of the over-allotment option.

(4)	Includes 377,799 shares of Common Stock held by Mr. Bacha. Convertible Securities are comprised of (i) 17,190 shares of Common Stock underlying a Series B Note, (ii) 4,013 shares of Common Stock underlying a Series C Note, (iii) 118,125 shares of Common Stock underlying Common Stock purchase options, (iv) 9,757 shares of Common Stock underlying warrants issued with a Series A Note, and (v) 987 shares of Common Stock underlying warrants issued with a Series B Note.

(5)	Includes (i) 644,845 shares of Common Stock held by CoValence, Inc. (see footnote 9 below), (ii) 319,752 Shares held by Dr. Brown as an individual, and (iii) 37,765 shares held by Valent. Convertible Securities are comprised of (i) 22,920 shares of Common Stock underlying a Series B Note, (ii) 4,013 shares of Common Stock underlying a Series C Note, (iii) 30,000 shares of Common Stock underlying Common Stock purchase options, (iv) 4,879 shares of Common Stock underlying warrants issued with a Series A Note, and (v) 1,316 shares of Common Stock underlying warrants issued with a Series B Note. The address of CoValence Inc and Valent is 3475 Edison Way, Suite R, Menlo Park, CA 94025. Dennis Brown has is an affiliated person with both CoValence Inc. and Valent. Such securities are included in his personal ownership and excluded from CoValence, Inc., which would otherwise be a greater than 5% owner below (see footnote 9 below).

(6)	Convertible securities are comprised of 35,175 shares of Common Stock underlying Common Stock purchase options.

(7)	Includes 46,222 shares of Common Stock held by Onbelay Capital Inc. Convertible securities are comprised of (i) 25,000 shares of Common Stock underlying Common Stock purchase options, (ii) 1,708 shares of Common Stock underlying warrants issued with a Series A Note, and (iii) 5,364 shares of Common Stock underlying a Series D Note. Address of beneficial owner is 150 Water Street S. Cambridge, Ontario N1R 3E2 Canada. John Bell is an affiliated person of Onbelay Capital Inc.

(8)	Mr. Praill became the Company’s Chief Financial Officer effective February 1, 2025.

(9)	Mr. Daniels became the Company’s Chief Operating Officer effective April 10, 2025.

(10)	Shares of Common Stock owned by CoValence, Inc. are described in Footnote 4 and relate to the securities owned by director Dennis Brown, who is an affiliated person and has voting and dispositive control with respect to securities owned by CoValence, Inc.

(11)	Address of beneficial owner is 3833 La Donna Ave., Palo Alto, CA 94036.

(12)	Shares of Common Stock include 262,465 shares held by Wang Shen. Address of beneficial owner is 715 Tulane Court, San Mateo, CA 94402.

(13)	Address of beneficial owner is Jianging Industrial Park 58, Kangyyuan Road, Lianyugang Economic development Zone, Jiangsu Province, PRC.

(14)	Includes (i) 396,312 shares of Common Stock held by Mr. Nesland, (ii) 122,233 shares of Common Stock held by the Donavon W Stangle Living Trust, which Mr. Nesland serves as trustee and has voting and dispositive control with respect to such shares, and (iii) 4,879 shares of Common Stock underlying warrants held by Mr. Nesland and 3,659 shares of stock underlying warrants held by the Donovan W Stangle Living Trust issued with Series A Notes. The “Shares Being Offered” includes 57,500 shares of Common Stock held personally by the selling stockholder and being offered pursuant to the initial public offering, which such amount includes 7,500 shares pursuant to the full exercise of the over-allotment option.

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CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Information regarding disclosure of an employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction is incorporated by reference from the section of this prospectus entitled “Executive Compensation.”

Information regarding disclosure of compensation to a director is incorporated by reference from the section of this prospectus entitled “Director Compensation.”

Summarized below are certain transactions and business relationships between the Company and persons who are or were an executive officer, director or holder of more than five percent of any class of our securities (at the time of the transaction) since January 1, 2022:

Related Party Transactions

Summarized below are certain transactions and business relationships between Edison and persons who are or were an executive officer, director or holder of more than five percent of any class of our securities since January 1, 2022.

Information regarding disclosure of an employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction is included in the Section of this Registration Statement entitled “Executive Compensation.”

Information regarding disclosure of compensation to a director for the year ended December 31, 2024 is included in the Section of this Registration Statement entitled “Director Compensation.”

●	For the years ended December 31, 2022, 2023, and 2024, we agreed to pay John Bell, our sole independent director, a fee of $35,000 per annum. As of October 31, 2025, we have accrued $70,000 for the most recent two fiscal years, which are due and owed to Mr. Bell, but remain unpaid.

●	In October 2018 and March 30, 2020, we issued $917,500 in principal of Series A Notes. The Series A Notes had an annual interest rate of 10.00% per annum and were convertible into shares of Common Stock at a price per share of $0.50. The Series A notes were subject to a mandatory conversion upon the us receiving gross proceeds of at least $2,000,000 from a private placement of our securities. The Series A Notes had an initial maturity date of October 5, 2020. In October 2020, the Company extended the maturity date of the Series A notes until December 31, 2020, in exchange for two percent (2%) added on the principal of each Series A Note. In exchange for the further extension of the Series A Notes until December 31, 2022, the Company issued an aggregate of 44,766 warrants to purchase Common Stock ratably amongst the Series A Note holders. On February 28, 2022, in accordance with the terms of the Series A notes the outstanding principal and accrued interest of the Series A Notes were converted into 1,219,434 shares of Common Stock and the Series A Notes were extinguished and of no further force or consequence. Of these amounts, (i) a Series A Note held by Jeffrey Bacha, our CEO, in principal of $204,000 plus accrued interest, was converted into 252,799 shares of Common Stock, (ii) a Series A Note held by Dennis Brown, our Chief Scientific Officer, in principal of $102,000 plus accrued interest, was converted into 130,119 shares of Common Stock, and (iii) a Series A Note held by Onbelay Capital, Inc., an entity controlled by John Bell, a member of our Board, in principal of $35,700 plus accrued interest, was converted into 46,222 shares of Common Stock.

●	On December 28, 2018 we entered a Right of First Negotiation/Refusal Agreement with Valent, a company substantially controlled by our Chairman and Chief Scientific Officer, Dr. Brown. On April 4, 2020, we extended and amended the agreement. In accordance with the terms of the amended agreement, we are funding certain research and clinical trials activities and costs associate with Orotecan patent filings, up to $1,000,000, in return for an exclusive rights to negotiate a license to Orotecan-related intellectual property and know-how owned by Valent. Pursuant to these agreements, the Company incurred expenses of approximately $193,000 in the year ended December 31, 2022, $122,000 in the year ended December 31, 2023, and $101,000 in the year ended December 31, 2024.

111

●	On December 17, 2019, we entered into a Consulting and Research Services Agreement with ORP Oncology Research Partners (Canada) Ltd., a company substantially controlled by our Chief Executive Officer, Mr. Bacha. The agreement was extended on December 10, 2020 and again on December 15, 2022 and currently expires on December 31, 2023. In accordance with the agreement, ORP Canada conducts certain contract research and development activities on our behalf in Canada and, in return, seeks grant funding and refundable tax credits that the Company believes are of benefit to its research. Pursuant to this agreement, the Company incurred expenses of approximately $63,000 in the year ended December 31, 2022, $30,000 in the year ended December 31, 2023, and $25,000 in the year ended December 31, 2024.

●	Both Mr. Bacha, our Chief executive officer and Mr. Brown, our Chief Scientific Officer hold Series B Notes issued by the Company on March 31, 2021, in the amounts of $15,000 and $20,000 in principal, respectively. In December 2021, the Company extended the terms of the Series B Notes until December 31, 2022, in exchange for the issuance of an aggregate of warrants to purchase Common Stock. Of such warrants, Mr. Bacha received 987 and Mr. Brown received 1,316. The Series B Notes will convert into Common Stock contemporaneous with the completion of the offering contemplated by this prospectus.

●	Both Mr. Bacha, our Chief executive officer and Mr. Brown, our Chief Scientific Officer hold Series C Notes issued by the Company on September 25, 2022, each in the amount of $25,000 in principal. Each of their Series C Notes are convertible into 4,013 shares of Common Stock as of October 31, 2025, based on the conversion price of $7.68, which is calculated based off the assumption of the initial public offering being sold at $9.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus.

●	On January 31, 2025, we entered into an evaluation agreement with Valent, a company substantially controlled by our Chairman and Chief Scientific Officer, Dr. Brown. Pursuant to the agreement, we and Valent will jointly develop an evaluation program to review certain intellectual property of Valent related to EO4426, in order to determine commercial feasibility. Pursuant to the agreement, we would be responsible for funding the activities related to such evaluation in an amount not to exceed $2,500,000. Within sixty (60) days after the completion of the evaluation program, we will have the exclusive right to acquire all of the applicable technology for an aggregate of (i) $3,000,000 USD, payable in our securities and (ii) a royalty payment on all net sales of products derived from such technologies. As of the date of this Registration Statement, no amounts have been paid under this agreement.

●	Pursuant to a consulting agreement entered into on February 1, 2025 by and between the Company and Scott Praill, our chief financial officer, we have agreed to pay Mr. Praill $7,500 per month, which such amount accrues but is only due and payable upon the completion of a financing by the Company in excess of $1,000,000 in gross proceeds. As of October 31, 2025, we have accrued $67,500 in outstanding amounts owed that will be repaid upon completion of the offering contemplated by this Registration Statement.

●	Pursuant to a consulting agreement entered into on April 10, 2025 by and between the Company and Prime 8 Group, LLC, an entity owned Richard Daniels, our chief operating officer, we have agreed to pay Mr. Daniels $7,500 per month, which such amount accrues but is only due and payable upon the completion of a financing by the Company in excess of $1,000,000 in gross proceeds. As of October 31, 2025, we have accrued $57,500 in outstanding amounts owed that will be repaid upon completion of the offering contemplated by this Registration Statement.

●	On April 1, 2025, we issued the following options to purchase Common Stock to related parties: (i) 75,000 options to Jeffrey Bacha, our CEO, valued at $145,624, (ii) 42,500 options to Dennis Brown, our CSO, valued at $82,520, (iii) 50,000 options to Scott Praill, our CFO, valued at $97,082, (iv) 50,000 options to Jeffrey Daniels, our COO, valued at $97,082, (v) 5,000 options to Neil Sankar, our CMO, valued at $9,708, and (vi) 12,500 options to John Bell, our board member, valued at $24,271. The options all vest (i) 50% on the one year anniversary of the grant date and (ii) 50% on a monthly basis over the subsequent two year period. The options have an exercise price of $3.04 per share and expire on the 10 year anniversary of the grant date.

●	On July 14, 2025, Onbelay Capital, Inc., an entity controlled by John Bell, a member of our Board, purchased $37,500 in principal of a Series D Note. As of October 31, 2025, principal and interest accrued under the Series D Note is convertible into 5,364 shares of Common Stock.

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MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES FOR HOLDERS OF COMMON STOCK

The following are the material U.S. federal income and estate tax consequences of the ownership and disposition of our Common Stock acquired in this offering. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed or subject to differing interpretations, possibly with retroactive effect, in a manner that may result in U.S. federal income tax consequences different from those set forth below. We have not sought and will not seek any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction, gift tax, the 3.8% Medicare tax on net investment income or any alternative minimum tax consequences. In addition, this discussion does not address tax considerations applicable to a holder’s particular circumstances or to a holder that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;
●	tax-exempt or government organizations;
●	brokers or dealers in securities or currencies;
●	persons whose functional currency is not the U.S. dollar;
●	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code;
●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
●	persons that own, or are deemed to own, more than five percent of our capital stock;
●	certain U.S. expatriates, citizens or former long-term residents of the United States;
●	persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction,” synthetic security, other integrated investment, or other risk reduction transaction;
●	persons who do not hold our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);
●	persons deemed to sell our Common Stock under the constructive sale provisions of the Code;
●	pension plans;
●	pass-through entities such as partnerships, S corporations, disregarded entities for federal income tax purposes and limited liability companies that are treated as a pass-through entity for U.S. federal income tax purposes (and investors therein);
●	integral parts or controlled entities of foreign sovereigns;
●	controlled foreign corporations (including “specified foreign corporations”);
●	tax-qualified retirement plans;
●	passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax; or
●	persons that acquire our Common Stock as compensation for services.

For purposes of the discussion below, you are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of our Common Stock and are neither an entity or arrangement treated as a partnership for U.S. federal income tax purposes, nor any of:

●	an individual who is a citizen or resident of the United States;
●	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

You are a “Non-U.S. Holder” of our Common Stock if you are neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. If you are an entity or arrangement treated as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and your activities.

You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Tax Consequences to U.S. Holders

Distributions on Common Stock

As discussed above under “Dividend Policy,” we have never declared or paid, and do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. In the event that we do make distributions of cash or other property on our Common Stock, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles and will be includible in income by the U.S. Holder and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s tax basis in the Common Stock. Any remaining excess will be treated as a capital gain. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore may be taxable at rates applicable to long-term capital gains. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received by a corporate U.S. Holder will be eligible for the dividends-received deduction if the U.S. Holder meets certain holding period and other applicable requirements.

Sale or Other Disposition of Common Stock

Subject to the discussion under “—Section 1202 Considerations,” below, for U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of Common Stock will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the Common Stock for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the Common Stock disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Section 1202 Considerations

We believe that upon the close of this offering (i) we will be an “eligible corporation” as defined in Section 1202(e)(4) of the Internal Revenue Code of 1986, as amended, or Code, (ii) we will not have made any purchases of our own stock during the one-year period preceding the closing having an aggregate value exceeding 5% of the aggregate value of all our stock as of the beginning of such period and (iii) our aggregate gross assets, as defined by Code Section 1202(d)(2), at no time and through the closing will have exceeded or will exceed $75 million, taking into account the assets of any corporations required to be aggregated with us in accordance with Code Section 1202(d)(3). As such, it is possible that the Common Stock offered hereby would be “qualified small business stock” pursuant to Code Section 1202(c). Certain prospective purchasers may be eligible for an exemption from U.S. federal income tax on capital gains with respect to “qualified small business stock” equal to 50% of gain if the shares are held for more than three years, 75% of gain if the shares are held for more than four years, and 100% of gain if the shares are held for more than five years, up to a maximum gain of the greater of (i) 10x a taxpayer’s cost basis in the shares or (ii) $15 million. For such exemption to apply to such purchaser, we will have to meet certain active business tests during substantially all of the prospective purchaser’s holding period, which tests may be impacted by our past, current or future operations and our utilization of the proceeds of this offering. We cannot assure that we will meet all or any of such tests during substantially all of a prospective purchaser’s holding period. Prospective purchasers should consult their own tax advisors with regard to the applicability or interpretation of Section 1202 of the Code.

Tax Consequences to Non-U.S. Holders

Dividends

As discussed under the heading “Dividend Policy” elsewhere in this prospectus, we have never declared or paid, and do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. In the event that we do make distributions of cash or other property on our Common Stock, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital, which will first reduce your basis in our Common Stock, but not below zero, and then will be treated as gain from the sale of our Common Stock, as described below under “—Gain on Disposition of Our Common Stock.”

Dividends paid to you generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, you will be required to provide a properly executed applicable Internal Revenue Service (“IRS”) Form W-8 certifying your entitlement to benefits under a treaty.

If dividends paid to you are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on the dividends in the same manner as a U.S. person. In this case, you will be exempt from the withholding tax discussed in the preceding paragraph, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. You should consult your tax adviser with respect to other U.S. federal income tax consequences of the ownership and disposition of our Common Stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

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Gain on Disposition of Our Common Stock

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” you generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other taxable disposition of our Common Stock unless:

●	the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), or

●	we are or have been a “United States real property holding corporation,” as defined in the Code, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and our Common Stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs

We believe that we are not, and do not anticipate becoming, a United States real property holding corporation.

If you recognize gain on a sale or other disposition of our Common Stock that is effectively connected with your conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on such gain in the same manner as a U.S. person. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of our Common Stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with payments of dividends on our Common Stock. Unless you comply with certification procedures to establish that you are not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our Common Stock. You may be subject to backup withholding on payments on our Common Stock or on the proceeds from a sale or other disposition of our Common Stock unless you comply with certification procedures to establish that you are not a U.S. person or otherwise establish an exemption. Your provision of a properly executed applicable IRS Form W-8 certifying your non-U.S. status will permit you to avoid backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Provisions of the Code commonly referred to as “FATCA” require withholding of 30% on payments of dividends on our Common Stock, as well as of gross proceeds of dispositions of our Common Stock, to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under proposed regulations, the preamble to which states that taxpayers may rely on the proposed regulations until final regulations are issued, this withholding tax will not apply to the gross proceeds from the sale, exchange, redemption or other taxable disposition of our Common Stock. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). You should consult your tax adviser regarding the effects of FATCA on your investment in our Common Stock.

Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, our Common Stock will be treated as U.S.-situs property subject to U.S. federal estate tax.

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UNDERWRITING

Konik Capital Partners, LLC, a division of T.R. Winston and Company (“Representative” or “Konik”) is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement with the Representative, dated          , 2025, with Konik. Subject to the terms and conditions of the underwriting agreement, we and the selling stockholder, as applicable, have agreed to sell to the underwriter named below and the underwriter named below have agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the following number of shares of our Common Stock:

Underwriter	Number of Shares
Konik Capital Partners, LLC
Total

The underwriters are committed to purchase all the shares of Common Stock offered by us other than those covered by the option to purchase additional shares described below, if they purchase any shares. The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions.

We and the selling stockholder have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriters are offering the Common Stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriter proposes to offer the Common Stock offered by us to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the Common Stock to other securities dealers at such price less a concession of $            per share. After the initial offering, the public offering price and concession to dealers may be changed.

Discounts and Commissions. The following table shows the public offering price, underwriting discount, and proceeds, before expenses, to us and the selling stockholder. The information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

Total
	Per Share	Without Over- Allotment	With Over- Allotment
Public offering price	$	$	$
Underwriting discount (7%) to be paid by:
Us (1)	$	$	$
The selling stockholder	$	$	$
Proceeds, before expenses, to us	$	$	$
Proceeds, before expenses, to the selling stockholder	$	$	$

(1)	The Representative agrees to reimburse us up to $400,000 related to any investor relations or other marketing activities undertaken by us in connection with this offering.

In addition, we have also agreed to pay all expenses relating to the offering, including (1) all filing fees and communication expenses relating to the registration of the shares of Common Stock to be sold in the Offering (including the Over-allotment Shares) with the Commission; (2) all FINRA Public Offering filing fees; (3) all fees and expenses relating to the listing of the securities on an Exchange, (4) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as the Company and Representative together determine; (5) the costs of all mailing and printing of the placement documents (including, without limitation, the Underwriting Agreement, and, if appropriate, any agreement among underwriters, selected dealers’ agreement, underwriter’s questionnaire and power of attorney), registration Statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as Representative may reasonably deem necessary; (6) the costs of preparing, printing and delivering certificates representing the securities; (7) fees and expenses of the transfer agent for the securities; (8) stock transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to Representative; and (9) any accountable costs incurred by the Representative to satisfy its net capital requirements under applicable SEC and FINRA rules in connection with facilitating the Offering, not to exceed $50,000.

Additionally, we will reimburse Representative for a certain amount of its accountable expenses including actual accountable road show expenses for the offering; the cost associated with the Representative’s use of book-building and compliance software for the offering, and reasonable fees of the Representative’s counsel up to an amount of $150,000.

We have paid a $10,000 expense advance to the Representative to be credited against the accountable expenses actually incurred by the Representative, which will be returned to us to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

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We estimate that the total expenses of the offering, excluding underwriting discount, will be approximately $        . Upon closing, we have also agreed to reimburse $          of the underwriter’s expenses relating to the offering, including for road show, diligence, and legal expenses.

Over-Allotment Option

We and the selling stockholder have granted the underwriter an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriter to purchase additional shares of Common Stock, representing 15% of the Common Stock sold in the offering, solely to cover over-allotments, if any. If the underwriter exercises all or part of this option, they will purchase shares of Common Stock covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount.

Lock-Up Agreements

We and all of our directors and executive officers and holders of five percent (5%) (except for the shares being specifically sold on behalf of the selling stockholder in this offering) or more of the issued and outstanding Common Stock post-offering, have agreed that, for a period of one hundred eighty (180) days, respectively, after the date of the offering, subject to certain limited exceptions, not to directly or indirectly, without the prior written consent of the Representative, (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

The prior sentence will not apply to (i) the shares to be sold pursuant to the Underwriting Agreement, (ii) any shares of Common Stock issued upon the exercise of an option or other security outstanding on the date of the Offering, (iii) such issuances of options or grants of restricted stock or other equity-based awards under the Company’s amended and restated 2021 Omnibus Equity Incentive Plan and the issuance of shares issuable upon exercise of any such equity-based awards, (iv) the filing of registration statements on Form S-8, (v) the issuance of securities to affiliates and subsidiaries of the Company, and, (vi) the issuance of securities in connection with mergers, acquisitions, joint ventures, licensing arrangements or any other similar non-capital raising transactions.

The Representative, in its sole discretion, may release the Common Stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release Common Stock and other securities from lock-up agreements, the Representative will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of Common Stock and other securities for which the release is being requested and market conditions at the time.

Underwriter Warrants

We have agreed to issue to the Representative or its designees warrants to purchase up to a total of 6% of the shares of Common Stock sold in this offering (including the shares sold through the exercise of the over-allotment option). Such warrants and underlying shares of Common Stock are included in this prospectus. The warrants are exercisable at $                per share (100% of the public offering price per ordinary share) commencing on a date which is six (6) months from the commencement of sales of the offering under this prospectus and expiring on a date which is no more than five (5) years from the commencement of sales of the offering in compliance with FINRA Rule 5110. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e) of FINRA. The underwriter (or its permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the shares of Common Stock underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the commencement of sales of the offering. The warrants may be exercised as to all, or a lesser number of shares of Common Stock and will provide for cashless exercise for the underlying shares. Such warrants will provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(D). The warrants will have anti-dilution terms that are consistent with FINRA Rule 5110(g)(8)(E) and (F). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of Common Stock at a price below the warrant exercise price.

Tail Financing

We have agreed to pay the above cash compensation with respect to any public or private offering or other financing or capital raising transaction of kind to the extent that such financing or capital is provided to the Company by investors whom the Representative introduced to us during the term of our engagement agreement with the underwriter during the 12-month period following expiration or termination of our engagement letter with the Representative.

Right of First Refusal

We have granted the Representative the right to act as sole book-running manager, sole underwriter or sole placement agent, for any of our future public and private equity and debt offerings, including all equity linked financings and debt securities using an underwriter or placement agent, during the twelve (12) month period following the completion of this initial public offering, if and when completed.

Securities Issuance Standstill

We have agreed, subject to certain exceptions, for a period of             months after the closing date of this offering, that we will not, without the prior written consent of the underwriter, offer, sell, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock, shares or share equivalents.

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Stabilization

In accordance with Regulation M under the Exchange Act, the underwriter may engage in activities that stabilize, maintain or otherwise affect the price of our Common Stock, including short sales and purchases to cover positions created by short positions, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making.

●	Short positions involve sales by the underwriter of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriter may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

●	Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specific maximum price.

●	Syndicate covering transactions involve purchases of our Common Stock in the open market after the distribution has been completed to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriter’s option to purchase additional shares. If the underwriter sells more shares than could be covered by the underwriter’s option to purchase additional shares, thereby creating a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the Common Stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

●	In passive market making, market makers in our Common Stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchase shares of our Common Stock until the time, if any, at which a stabilizing bid is made.

These activities may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result of these activities, the price of our Common Stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the             or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Offering Price Determination

The public offering price was negotiated between the underwriter, selling stockholder, and us. In determining the public offering price of our Common Stock, the underwriter considered:

●	the history and prospects for the industry in which we compete;

●	our financial information;

●	the ability of our management and our business potential and earning prospects;

●	the prevailing securities markets at the time of this offering; and

●	the recent market prices of, and the demand for, publicly traded shares of generally comparable companies, as well as the recent market price of our Common Stock.

Indemnification

We have agreed to indemnify the Representative, its affiliates and each person controlling the Representative against any losses, claims, damages, judgments, assessments, costs, and other liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the offering, undertaken in good faith.

Discretionary Accounts

The underwriter has informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the shares of our Common Stock being offered in this offering.

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Passive Market Making

In connection with this offering, underwriter, and selling group members may engage in passive market making transactions in our securities on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

Konik may in the future provide us and our affiliates with investment banking and financial advisory services for which Konik may in the future receive customary fees. Konik may release, or authorize us to release, as the case may be, the Common Stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in the offering. The underwriter may allocate a number of shares to the underwriter and selling group members, if any, for sale to their online brokerage account holders. Any such allocations for online distributions will be made by the underwriter on the same basis as other allocations.

Listing

We intend to apply to list our Common Stock on the NYSE American under the symbol “EOHC”. No assurance can be given that our application will be approved. The offering of our Common Stock pursuant to this Registration Statement is contingent upon the approval of the application for the listing of our Common Stock on the NYSE American. If NYSE American does not approve the application for the listing of our Common Stock, we will not proceed with this offering.

Transfer Agent and Registrar

We will retain a transfer agent and registrar for our Common Stock prior to the effectiveness of this Registration Statement.

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SELLING RESTRICTIONS

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this prospectus may not be made to the public in that relevant member state other than:

●       to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●       to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

●       in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the securities have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of the sellers or the underwriters.

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United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (the “FINMA”), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such securities, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

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Where our securities are subscribed or purchased under Section 275 by a relevant person which is a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired our securities under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, (b) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (c) where no consideration is or will be given for the transfer; (d) where such transfer is by operation of law; or (e) as specified in Section 276(7) of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, or (5) as specified in Section 276(7) of the SFA.

Hong Kong

Our securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”), pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

People’s Republic of China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our Common Stock. Future sales of substantial amounts of our Common Stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, because only a limited number of shares of Common Stock will be available for sale shortly after this offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our Common Stock in the public market after the restrictions lapse. This may adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering by us and the selling stockholder, we will have 8,282,037 shares of Common Stock outstanding (or 8,698,704 shares of Common Stock if the underwriters exercise their option to purchase additional shares in full). All shares sold in this offering will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act. Except for the shares being sold by the selling stockholder hereunder, the remaining outstanding shares will be “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 or 701 of the Securities Act. After the expiration of the contractual lock-up period described below, to the extent applicable, these shares may be sold in the public market only if registered or pursuant to an exemption under Rule 144 or 701, each of which is summarized below.

Rule 144

In general, a person who has beneficially owned shares of Common Stock that are restricted securities for at least six (6) months would be entitled to sell such shares, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the ninety (90) days preceding, the sale and (ii) we are subject to, and in compliance with certain of, the Exchange Act periodic reporting requirements for at least ninety (90) days before the sale, but this clause (ii) will not apply to the sale if such person has beneficially owned such shares for at least one year. Persons who have beneficially owned shares of Common Stock that are restricted securities for at least six (6) months but who are our affiliates at the time of, or any time during the ninety (90) days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares of Common Stock that does not exceed the greater of either of the following:

●	1% of the number of shares of Common Stock then outstanding; or
●	the average weekly trading volume of shares of Common Stock on the NYSE American during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to, and in compliance with certain of, the Exchange Act periodic reporting requirements for at least ninety (90) days before the sale. Such sales must also comply with the manner of sale and notice provisions of Rule 144 to the extent applicable.

Rule 701

In general, under Rule 701, any of our employees, directors, officers, consultants, or advisors who purchases shares from us in connection with a compensatory stock or option plan or other written agreement before the effective date of this offering is entitled to resell such shares ninety (90) days after the effective date of this offering in reliance on Rule 144, without having to comply with the holding period requirements or other restrictions contained in Rule 701.

The SEC has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after the date of this prospectus. Securities issued in reliance on Rule 701 are restricted securities and, subject to the contractual restrictions described below, beginning 90 days after the date of this prospectus, may be sold by persons other than “affiliates,” as defined in Rule 144, subject only to the manner of sale provisions of Rule 144 and by “affiliates” under Rule 144 without compliance with the minimum holding period requirement.

Equity incentive plan

We intend to file one or more registration statements on Form S-8 under the Securities Act to register all shares of Common Stock issued or issuable pursuant to the exercise of outstanding options or vesting of outstanding restricted stock units and reserved for issuance under our stock-based compensation plans, of which only our 2025 Omnibus Incentive Compensation Plan is currently in existence. We expect to file the registration statement or statements, which will become effective immediately upon filing, upon or shortly after the date of this prospectus. Shares covered by these registration statements will then be eligible for sale in the public markets, subject to vesting restrictions and any applicable holding periods, any applicable lock-up agreements described below, and Rule 144 limitations applicable to affiliates.

Lock-up agreements

Except for shares being offered by the selling stockholder pursuant to this Prospectus, we and all of our directors and executive officers and greater than five percent (5%) holders of our outstanding Common Stock post-offering have agreed that, for a period of one hundred eighty (180) days, respectively, after the date of the offering, subject to certain limited exceptions, not to directly or indirectly, without the prior written consent of the Representative, (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

The prior sentence will not apply to (i) the shares to be sold pursuant to the Underwriting Agreement, (ii) any shares of Common Stock issued upon the exercise of an option or other security outstanding on the date of the Offering, (iii) such issuances of options or grants of restricted stock or other equity-based awards under the Company’s amended and restated 2021 Omnibus Equity Incentive Plan and the issuance of shares issuable upon exercise of any such equity-based awards, (iv) the filing of registration statements on Form S-8, (v) the issuance of securities to affiliates and subsidiaries of the Company, and, (vi) the issuance of securities in connection with mergers, acquisitions, joint ventures, licensing arrangements or any other similar non-capital raising transactions.

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The Representative, in its sole discretion, may release the Common Stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release Common Stock and other securities from lock-up agreements, the Representative will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of Common Stock and other securities for which the release is being requested and market conditions at the time.

Registration rights

Upon completion of the offering, (i) the holder of 137,500 of our Common Stock Purchase Warrants (the tranche expiring on December 31, 2026) has limited piggyback registration rights with respect to such warrant. Further, underwriters will have piggy back registration rights with respect to the Underwriter Warrants to be issued pursuant to this offering. Registration of these shares under the Securities Act would enable the holders to sell these shares without restriction under the Securities Act upon the effectiveness of the registration statement.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is effected in an “offshore transaction” and no “directed selling efforts” are made in the United States (as these terms are defined in Regulation S) and subject to certain other conditions. In general, this means that our Common Stock may be sold in some manner outside the United States without requiring registration in the United States.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Silvestre Law Group, P.C. Certain legal matters related to the offering will be passed upon for the underwriter by Lucosky Brookman LLP, Woodbridge, New Jersey.

Interests of named experts and counsel

Silvestre Law Group, P.C. or its various principals and/or affiliates own a Series D Note in principal of $50,000, issued on January 1, 2025. Except for such Series D Note, neither Silvestre Law Group, P.C., nor its various principals and affiliates own any other securities of the Company.

EXPERTS

The consolidated financial statements of Edison Oncology Holding Corp. at December 31, 2024 and 2023, and for the years then ended, included in this registration statement, which is referred to and made a part this Registration Statement on Form S-1, have been audited by BCRG Group, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Common Stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its Common Stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements we file electronically with the SEC.

We will file annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any document we file at the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov and at our website at http://www.edisononcology.com. We will furnish our stockholders with annual reports containing audited financial statements.

124

INDEX TO FINANCIAL STATEMENTS

EDISON ONCOLOGY HOLDING CORP.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 and 2023

EDISON ONCOLOGY HOLDING CORP.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025 and 2024

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Edison Oncology Holding Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Edison Oncology Holding Corp. (the “Company”) as of December 31, 2024 and 2023 the related statement of operations, stockholders’ equity (deficit), and cash flows for the years ended December 31, 2024 and 2023 the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years ended December 31, 2024 and 2023, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of Matter — Reverse Stock Split

As discussed in Note 13 to the financial statements, the Company has received stockholder approval for the Board to effect a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-1.2 and not greater than 1-for-5, at the discretion of the Board of Directors. Accordingly, all share and per-share amounts contained in the financial statements have been retroactively adjusted to reflect a ratio of 1-for-2 for the reverse stock split. Our opinion is not modified with respect to this matter.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates. The Company did not have any critical audit matters.

/s/ BCRG Group

BCRG Group (PCAOB ID 7158)

We have served as the Company’s auditor since 2024.

Irvine, CA

June 18, 2025, except for the reverse stock split discussed in Note 13, as to which the date is September 30, 2025

F-2

EDISON ONCOLOGY HOLDING CORP.

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2024	2023

ASSETS

Current assets
Cash	$544,170	$96,440
Accounts receivable	526,374	448,587
Loan agreement with Senz	20,489	19,801
Prepaid expenses and other assets	78,778	33,408
Total current assets	1,169,811	598,236

Intangible assets	1,981,032	1,981,032
Equity method investment	3,203,354	1,546,934
Total assets	$6,354,197	$4,126,202

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,341,096	$1,283,376
Accrued expenses	710,924	146,030
Accounts payable - related party	73,852	26,404
Accrued interest	713,734	435,185
Accrued interest - related party	21,883	10,243
Loans payable - related party	10,000	10,000
Convertible notes payable - current, net	3,012,785	2,698,407
Convertible notes payable - related party	87,000	87,000
Derivative liability	1,127,590	653,628
Deferred tax liability	386,219	85,175
Total current liabilities	7,485,083	5,435,448

Convertible notes payable - non-current, net	1,295,353	-

Total liabilities	8,780,436	5,435,448

Commitments and Contingencies (Note 9)

Stockholders’ deficit
Preferred Stock, par value $0.0001, 50,000,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $0.0001, 200,000,000 shares authorized; 3,984,357 shares issued and outstanding as of December 31, 2024 and 2023	398	398
Additional paid-in capital	4,416,898	4,359,684
Accumulated deficit	(6,843,535)	(5,669,328)
Total stockholders’ deficit	(2,426,239)	(1,309,246)
Total liabilities and stockholders’ deficit	$6,354,197	$4,126,202

The accompanying notes are an integral part of these consolidated financial statements.

F-3

EDISON ONCOLOGY HOLDING CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2024	2023

R&D revenue	$377,186	$481,926
Total revenue	377,186	481,926

General and administrative expenses	1,273,955	1,459,773
Research and development	971,104	842,704
Research and development – related party	126,000	152,000
Loss from operations	$(1,993,873)	$(1,972,551)

Other (expense) income
Interest (expense) income	(302,018)	(234,931)
Amortization of debt discount	(222,700)	(336,461)
Change in fair value of derivative liability	(10,992)	46,064
Change in fair value of equity method investment	1,656,420	(1,671,913)
	1,120,710	(2,197,241)

Loss income before provision for income taxes	(873,163)	(4,169,792)
Provision for income taxes	(301,044)	66,931
Net loss	$(1,174,207)	$(4,102,861)

Basic and diluted loss per share	$(0.30)	$(1.03)

Basic and diluted weighted average number of shares	3,984,357	3,984,357

The accompanying notes are an integral part of these consolidated financial statements.

F-4

EDISON ONCOLOGY HOLDING CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

			Additional	Accumulated	Total Stockholders’
	Common Stock		Paid-in	Equity	Equity
	Shares	Amount	Capital	(Deficit)	(Deficit)

Balance at December 31, 2022	3,974,357	$397	$4,222,273	$(1,566,467)	$2,656,203

Shares of common stock issued for services	10,000	$1	22,979	-	22,980
Stock-based compensation expense	-	-	114,432	-	114,432
Net loss	-	-	-	(4,102,861)	(4,102,861)
Balance at December 31, 2023	3,984,357	$398	$4,359,684	$(5,669,328)	$(1,309,246)

Stock- based compensation expense	-	-	57,214	-	57,214
Net loss	-	-	-	(1,174,207)	(1,174,207)
Balance at December 31, 2024	3,984,357	$398	$4,416,898	$(6,843,535)	$(2,426,239)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

EDISON ONCOLOGY HOLDING CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year	$(1,174,207)	$(4,102,861)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	222,700	336,461
Stock-based compensation	57,214	114,432
Change in fair value of derivative liability	10,992	(46,064)
Change in fair value of equity method investment	(1,656,420)	1,671,913
Shares issued for services and placement agents	-	22,980

Changes in operating assets and liabilities:
Prepaid expenses and other assets	(45,370)	35,738
Accounts receivable	(77,787)	95,074
Accounts payable	405,169	671,183
Accrued expenses	564,894	(44,592)
Accrued interest	290,189	228,615
Loan agreement with Senz	(688)	139,529
Deferred tax liability	301,044	(70,131)
Net cash used in operating activities	(1,102,270)	(947,723)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from convertible notes payable	1,550,000	200,000

Net cash provided by financing activities	1,550,000	200,000

INCREASE (DECREASE) IN CASH	447,730	(747,723)
Cash - Beginning of year	96,440	844,163
Cash - End of year	$544,170	$96,440

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$12,516	$10,787

Non-cash investing and financing activities:
Convertible notes payable issued to reduce accounts payable	$300,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

EDISON ONCOLOGY HOLDING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

FOR THE YEARS ENDED DECEMBER 31, 2024 and 2023

NOTE 1 – NATURE OF THE ORGANIZATION AND BUSINESS

Corporate History

Edison Oncology Holding Corp. (“Edison”, the “Company”, “we”, “our” or “us”) was formed on August 16, 2018 as a Nevada corporation. The Company’s principal offices are located at 3475 Edison Way, Suite R, Menlo Park, CA. Edison is a clinical-stage, oncology-focused pharmaceutical company. Our product development portfolio consists of multiple assets which are owned by us or to which we have obtained exclusive rights.

We plan to advance our product candidates through pre-clinical and clinical development as both standalone therapies and in combination with our other therapies, as long as their continued development is supported by clinical and nonclinical data. In addition, we may seek to establish development and marketing partnerships in order to partially offset development costs with development/commercialization strategic partners who we believe are well suited for the development, marketing, sales and distribution of our products, if approved.

On October 5, 2018, we entered into an agreement with NewGen Therapeutics, Inc. (“NewGen”) to acquire its assets, consisting substantially of four pharmaceutical patents. To facilitate the transaction, a wholly-owned subsidiary of the Company, Edison Oncology Acquisition Corp., was formed and subsequently acquired NewGen. NewGen was the surviving company subsequent to the completion of the merger, pursuant to which NewGen became a wholly owned subsidiary of the Company.

On December 27, 2018, we entered into an agreement with Valent Technologies LLC (“Valent”) under which we were granted certain exclusive rights to patent applications owned by Valent related to VAL-413 (Orotecan, oral irinotecan HCl), a proprietary oral formulation of irinotecan and a cancer therapy approved by the U.S. Food and Drug Administration (“FDA”). On April 1, 2020 we amended the agreement with Valent. We are collaborating with Valent to conduct a clinical trial with VAL-413, and we have been granted an exclusive right to acquire or license Valent’s intellectual property for the further development and commercialization of VAL-413 (See Note 8).

On January 31, 2021, we entered into a Development and License Agreement with Apollomics, Inc., a Cayman Islands corporation (“Apollomics”), pursuant to which we granted to Apollomics an exclusive, royalty-bearing, non-transferable, sublicensable right and license to develop, manufacture, use, sell, import, export, and commercialize the Company’s EO1001, our proprietary pan-ErbB inhibitor globally, except for China and Taiwan (See Note 3).

Risks and Uncertainties

Management continues to evaluate the impact of the Russia-Ukraine war on the economy and the capital markets and has concluded that, while it is reasonably possible that such events could have negative effects on the Company’s financial position and results of its operations, the specific impacts are not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The current challenging economic climate may lead to adverse changes in cash flows, working capital levels and/or debt balances, which may also have a direct impact on the Company’s operating results and financial position in the future. The ultimate duration and magnitude of the impact and the efficacy of government interventions on the economy and the financial effect on the Company is not known at this time. The extent of such impact will depend on future developments, which are highly uncertain and not in the Company’s control.

F-7

Going Concern and Management Liquidity Plans

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and assume that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

For the year ended December 31, 2024, the Company had a net loss of approximately $1,174,000. As of December 31, 2024, the Company had an accumulated deficit of approximately $6,844,000 and a working capital deficit of approximately $6,315,000. In the year ended December 31, 2024, the Company received gross proceeds of $1,550,000 from the sale of convertible notes to accredited investors with a maturity date twenty-four months from the date of the agreements. Even with the proceeds from the issuance of the convertible notes, the Company will require additional funding to maintain its clinical trials, research and development projects, and for general operations.

Accordingly, the Company has concluded that substantial doubt exists about the Company’s ability to continue as a going concern for a period of at least twelve months from the issuance date of these consolidated financial statements.

Management expects to incur substantial additional expenses over the next several years as the Company’s research, development and commercial activities increase. Our ability to continue our operations depends on our ability to complete equity or debt financings or generate cash through development and licensing agreements or generate profitable operations in the future. Such financings or development or licensing agreements may not be available or may not be available on reasonable terms. Our ability to generate profitable operations requires the advancement of our current and future product candidates through clinical trials, marketing approval and commercialization, the lengthy and expensive nature and uncertain outcomes of the clinical development process and the lengthy, time consuming and unpredictable nature of the regulatory approval process. Therefore, it is uncertain when, if ever, the Company will realize significant revenue from product sales.

If we are unable to raise sufficient capital when needed, our business, financial condition and results of operations will be materially and adversely affected, and we will need to significantly modify our operational plans to continue as a going concern. Management plans to address this uncertainty through an offering of the Company’s securities. The Company cannot provide any assurance that its plans to raise capital will be successful. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective business endeavors or opportunities which could significantly and materially restrict our operations.

These consolidated financial statements do not give effect to any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with GAAP. The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of the Company’s management.

F-8

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and our wholly-owned subsidiaries. As of the years ended December 31, 2024 and 2023, the Company has two wholly-owned subsidiaries, NewGen and Edison Oncology Acquisition Corp. All significant inter-company balances and transactions among the companies have been eliminated upon consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

The Company believes the following accounting policies affect its more significant judgments and estimates used in the preparation of the accompanying consolidated financial statements. Significant estimates include the accrual for research and development expenses, fair value of embedded conversion rights, fair value of warrants, income taxes, the estimated fair value of acquired intangibles assets and impairment review of those assets, liabilities assumed and share based compensation expense. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. Estimates are periodically reviewed in light of reasonable changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates or assumptions.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2024 and 2023, the Company did not have any cash equivalents.

The Company maintains cash balances at financial institutions with accounts that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of December 31, 2024, the Company’s cash balance exceeded FDIC coverage. The Company has not experienced any losses in such accounts and periodically evaluates the credit worthiness of the financial institutions and has determined the credit exposure to be negligible.

License and collaboration arrangements and revenue recognition

The Company’s revenues are generated primarily through license and collaboration agreements with pharmaceutical and biotechnology companies. The terms of these arrangements may include (i) the grant of intellectual property rights (IP licenses) to therapeutic drug candidates against specified targets, (ii) performing research and development services to optimize drug candidates, and (iii) the grant of options to obtain additional research and development services or licenses for additional targets, or to optimize product candidates, upon the payment of option fees.

The terms of these arrangements typically include payment to the Company of one or more of the following: non-refundable, upfront license fees; payments for research and development services; fees upon the exercise of options to obtain additional services or licenses; payments based upon the achievement of defined collaboration objectives; future regulatory and sales-based milestone payments; and royalties on net sales of future products.

The Company accounts for revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). The Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In determining the appropriate amount of revenue to be recognized under ASC 606, the Company performs the following steps:

Step 1:	Identify the promised goods or services in the contract;
Step 2:	Determine whether the promised goods or services are performance obligations including whether they are distinct in the context of the contract;
Step 3:	Measure the transaction price, including the constraint on variable consideration;
Step 4:	Allocate the transaction price to the performance obligations; and
Step 5:	Recognize revenue when (or as) the Company satisfies each performance obligation.

As part of the accounting for these arrangements, the Company must make significant judgments, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each performance obligation.

F-9

Once a contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within the contract and determines those that are performance obligations. Arrangements that include rights to additional goods or services that are exercisable at a customer’s discretion are generally considered options. The Company assesses if these options provide a material right to the customer and if so, they are considered performance obligations.

Performance obligations are promised goods or services in a contract to transfer a distinct good or service to the customer. The promised goods or services in the Company’s contracts with customers primarily consist of license rights to the Company’s intellectual property for research and development, research and development services, options to acquire additional research and development services, and options to obtain additional licenses, such as a commercialization license for a potential product candidate. Promised goods or services are considered distinct when:

(i)	the customer can benefit from the good or service on its own or together with other readily available resources; and
(ii)	the promised good or service is separately identifiable from other promises in the contract.

In assessing whether promised goods or services are distinct, the Company considers factors such as the stage of development of the underlying intellectual property, the capabilities of the customer to develop the intellectual property on their own and whether the required expertise is readily available. In addition, the Company considers whether the collaboration partner can benefit from a promise for its intended purpose without the receipt of the remaining promises, whether the value of the promise is dependent on the unsatisfied promises, whether there are other vendors that could provide the remaining promises, and whether it is separately identifiable from the remaining promises. The Company estimates the transaction price based on the amount of consideration the Company expects to receive for transferring the promised goods or services in the contract. The consideration may include both fixed consideration and variable consideration. At the inception of each arrangement that includes variable consideration, the Company evaluates whether to estimate the amount of the potential payments and the likelihood that the payments will be received or use the right to invoice practical expedient. Under ASC 606, applicable to distinct licenses of IP, the Company evaluates and recognizes the royalties and sales milestones as revenue when (or as) the customer’s sales or usage occurs, unless doing so accelerates revenue recognition ahead of the entity’s satisfaction of the performance obligation to which the royalty relates. Therefore, the variable consideration connected to the Royalties and Sales Milestones is not estimated at inception of the contract and is recognized when the sales occur, and the royalties and sales milestones are met. For the research and development services, the right to invoice practical expedient is used whereby the contract research service activities to date are invoiced which correspond directly to the value of the related performance.

Licensing Revenue

The Company’s collaboration revenue arrangement (See Note 3) includes the following:

Upfront License and Sublicensing Fees

If a license is determined to be distinct from the other performance obligations identified in the arrangement, the Company recognizes revenues from non-refundable, up-front fees allocated to the license when the license is transferred to the licensee and the licensee is able to use and benefit from the license. For licenses that are bundled with other promises, the Company utilizes judgment to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied over time or at a point in time and, if over time, the appropriate method of measuring progress for purposes of recognizing revenue from non-refundable, up-front fees. The Company evaluates the measure of progress each reporting period and, if necessary, adjusts the measure of performance and related revenue recognition.

The timing and amount of revenue that we recognize from licenses of technology, either from upfront fees or milestones where we are providing continuing services related to product development, are primarily dependent upon our estimates of the development period. We define the development period as the point from which research activities commence up to regulatory approval of either our or our partners’ submission, assuming no further research is necessary. As product candidates move through the development process, it is necessary to revise these estimates to consider changes to the product development cycle, such as changes in the clinical development plan, regulatory requirements, or various other factors, many of which may be outside of our control. Should the FDA or other regulatory agencies require additional data or information, we would adjust our development period estimates accordingly.

We did not recognize any upfront licensing or sublicensing revenue in the years ended December 31, 2024 and 2023.

F-10

Milestone Payments

Milestone payments, in the form of additional license fees, typically represent nonrefundable payments to be received in conjunction with the achievement of a specific event identified in the license or sublicense agreement, such as completion of specified development activities and/or regulatory submissions and/or approvals. We believe that a milestone represents the culmination of a distinct earnings process when it is not associated with ongoing research, development or other performance on our part. We recognize such milestones as revenue when they become due, and collection is reasonably assured. When a milestone does not represent the culmination of a distinct earnings process, we recognize revenue in a manner similar to that of an upfront license fee.

The Company’s license and collaboration agreements may include development and regulatory milestones. The Company evaluates whether the milestones are considered probable of being reached and estimates the amount to be included in the transaction price using the most likely amount method. The Company evaluates factors such as scientific, clinical, regulatory, commercial, and other risks that must be overcome to achieve the particular milestone in making this assessment. If it is probable that a significant revenue reversal would not occur, the associated milestone value is included in the transaction price. Milestone payments that are not within the Company’s control or the licensee’s control, such as regulatory approvals, are not considered probable of being achieved until those approvals are received. At the end of each reporting period, the Company re-evaluates the probability of achievement of such milestones and any related constraint, and if necessary, adjusts the estimate of the overall transaction price. Any such adjustments are recorded on a cumulative catch-up basis, which would affect collaboration revenue and net loss in the period of adjustment.

We did not recognize any milestone revenue in the years ended December 31, 2024 and 2023.

Royalties

For arrangements that include sales-based royalties, including milestone payments based on a level of sales, and the license is deemed to be the predominant item to which the royalties relate, the Company will recognize revenue at the later of (i) when the related sales occur, or (ii) when the performance obligation to which some or all of the royalty has been allocated has been satisfied (or partially satisfied). To date, the Company has not recognized any revenue related to sales-based royalties or milestone payments based on the level of sales.

We did not recognize any royalty revenue in the years ended December 31, 2024 and 2023.

Research and Development Services

The promises under the Company’s collaboration agreements may include research and development services to be performed by the Company on behalf of the partner. Payments or reimbursements resulting from the Company’s research and development efforts are recognized as the services are performed and presented on a gross basis because the Company is the principal for such efforts.

We recognized $377,186 and $481,926 for research and development services in the years ended December 31, 2024 and 2023, respectively.

F-11

Acquired In-Process Research and Development

In accordance with ASC Topic 350, Intangibles – Goodwill and Other, the Company’s acquired in process research and development (“IPR&D”) has been determined to have an indefinite life and, therefore, is not initially amortized. Instead, it is tested for impairment annually and between annual tests if the Company becomes aware of an event or a change in circumstances that would indicate the carrying value may be impaired.

On October 5, 2018, the Company entered into an agreement with NewGen to acquire its assets, consisting substantially of four pharmaceutical patents. As consideration for the purchase of the assets, the Company issued 2,000,000 shares of the Company’s Common Stock to the sellers of NewGen. The aggregate fair value of these shares at the time of the acquisition totaled to $2,000,000, and including the transaction costs and liabilities acquired, the asset acquisition was $2,201,555.

The Company has accounted for the transaction as an asset acquisition in accordance with ASC 805 “Business Combinations.” Since the purchased intellectual property was deemed to have alternative future use, the Company recorded an IPR&D asset within Intangible assets on the consolidated balance sheet.

Impairment of Long-Lived Assets

The Company reviews long-lived assets annually for impairment or whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. With respect to the impairment testing of acquired IPR&D, ASC 350, Intangibles-Goodwill and Other, provides for a two-step impairment process with the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to the determination that it is more-likely-than not (that is, a likelihood of more than 50%) that acquired IPR&D is impaired. If the Company chooses to first assess qualitative factors and it determines that it is more-likely-than not acquired IPR&D is not impaired, the Company is not required to take further action to test for impairment.

When the Company performs a quantitative assessment of acquired IPR&D, it compares its carrying value to its estimated fair value to determine whether an impairment exists. The Company evaluates potential impairment of its acquired IPR&D annually on October 1, utilizing an income approach and determining if it was more-likely-than not that the fair value was impaired.

Our determinations as to whether, and if so, the extent to which acquired IPR&D become impaired are highly judgmental and are based on significant assumptions regarding our projected future financial condition and operating results, changes in the manner of our use of the acquired assets, development of our acquired assets or our overall business strategy, and regulatory, market, and economic environment and trends.

If the associated research and development effort is abandoned, the related asset will be written-off, and the Company will record a non-cash impairment loss on its consolidated statement of operations. For those products that are brought into use through an out-license arrangement or that reach commercialization, the IPR&D asset will be reclassified into a Long lived IPR&D asset and amortized over its estimated useful life which is the lower of the expected royalty term or the remaining life of the relevant patents, whichever is shorter. The Company periodically reviews its long-lived IPR&D assets to determine whether i) events and circumstances continue to support an indefinite useful life and ii) asset impairment.

During the years ended December 31, 2024 and 2023, we did not record a loss on impairment.

Patent costs

All patent-related costs incurred in connection with preparing, filing and prosecuting patent applications are expensed as incurred due to the uncertainty about the recovery of the expenditure. Amounts incurred are classified as general and administrative expenses in the consolidated statement of operations.

Equity Method Investment

The Company accounts for investments in entities in which the Company has significant influence over the entity’s financial and operating policies, but does not control, using the equity method of accounting. As it pertains to our investment in Rakovina Therapeutics, Inc. (“Rakovina”), the Company elected under ASC 825, Fair Value Option, for the investment to be recognized at fair value. As such, the investment is remeasured at the end of each period at fair value, with the change in fair value recognized in the statement of operations.

F-12

Fair Value Measurements

The Company’s financial instruments consist of cash, equity method investment(s), accounts payable, accrued liabilities and derivative liabilities. The carrying amounts of cash, accounts payable and accrued liabilities approximate their fair value due to the short-term nature of those financial instruments. The fair value of the equity method investment, derivative liability, liability classified warrants are remeasured to fair value each reporting period.

ASC Topic 820, Fair Value Measurement (“ASC 820”) establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances.

Fair value is the exchange price that would be received for an asset, or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets and liabilities (Level 1) and lowest priority to unobservable inputs (Level 3).

Assets and liabilities recorded in the balance sheets at fair value are categorized based on a hierarchy of inputs as follows:

Level 1:	Quoted prices are available in active markets for identical assets or liabilities as of the reporting date.
Level 2:	Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies.
Level 3:	Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. The significant unobservable inputs used in the fair value measurement for nonrecurring fair value measurements of long-lived assets include pricing models, discounted cash flow methodologies and similar techniques. To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities, and operating lease liabilities in the Company’s consolidated balance sheet. The Company has not entered any operating or financing leases.

ROU assets represent the Company’s right to use and control an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. If the Company’s leases will not provide an implicit rate, the Company will use its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The ROU asset also includes lease payments made before the lease commencement date and excludes any lease incentives. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

The components of a lease shall be split into three categories, if applicable: lease components (e.g., land, building, etc.), non-lease components (e.g., common area maintenance, maintenance, consumables, etc.), and non-components (e.g., property taxes, insurance, etc.). The fixed and in-substance fixed contract consideration (including any related to non-components) must then be allocated based on fair values to the lease components and non-lease components. The Company’s operating leases may have lease and non-lease components to which the Company has elected to apply a practical expedient to account for each lease component and related non-lease component as one single component. The lease component results in a right-of-use asset being recorded on the consolidated balance sheet. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

F-13

Warrants

The Company accounts for freestanding warrants within stockholders’ equity or as liabilities based on the characteristics and provisions of each instrument. The Company evaluates outstanding warrants in accordance with ASC 480, Distinguishing Liabilities from Equity, and ASC 815, Derivatives and Hedging. If none of the criteria in the evaluation in these standards are met, the warrants are classified as a component of stockholders’ equity and initially recorded at their grant date fair value without subsequent remeasurement. Warrants that meet the criteria are classified as liabilities and remeasured to their fair value at the end of each reporting period. As of the years ended December 31, 2024 and 2023, the Company did not have any warrants required to be classified as liabilities.

Basic and Diluted Earnings/Loss per Common Share

Basic and diluted earnings or loss per share (“EPS”) amounts in the consolidated financial statements are computed in accordance with ASC 260 – 10, Earnings per Share, which establishes the requirements for presenting EPS. Basic EPS is based on the weighted average number of shares of common stock outstanding. Diluted EPS is based on the weighted average number of shares of common stock outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net income or loss available to common stockholders (numerator) by the weighted average number of shares of common stock outstanding (denominator) during the period. Potentially dilutive securities are excluded from the calculation of diluted loss per share, if their effect would be anti-dilutive. For periods in which the Company reports net losses, diluted net loss per share is the same as basic net loss per share because potentially dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.

Foreign currency and currency translation

The functional currency is the currency of the primary economic environment in which an entity’s operations are conducted. The Company and its subsidiaries operate mainly in the United States. The Company conducts certain clinical trials in foreign jurisdictions, including Australia and Canada. The Company and its subsidiaries’ functional and reporting currency is the U.S dollar.

Monetary assets and liabilities denominated in currencies other than the functional currency are remeasured into the functional currency at rates of exchange prevailing at the balance sheet dates. Non-monetary assets and liabilities denominated in foreign currencies are remeasured into the functional currency at the exchange rates prevailing at the date of the Transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective period.

Adjustments that arise from exchange rate changes on transactions denominated in a currency other than the local currency are included in other (expense) income in the consolidated statement of operations as incurred.

F-14

Research and Development

Research and development costs are expensed as incurred. The Company records the costs associated with research, nonclinical and clinical trials, and manufacturing development, expenses and external costs of outside vendors engaged to conduct preclinical development activities and clinical trials, including salaries, share-based compensation and benefits, as incurred. These costs are a significant component of the Company’s research and development expenses, with a substantial portion of the Company’s on-going research and development activities conducted by third party service providers.

Nonrefundable advance payments for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses. The prepaid amounts are expensed as the related goods are delivered or the services are performed.

The Company accrues for expenses resulting from obligations under agreements with contract research organizations (“CROs”), contract manufacturing organizations (“CMOs”), and other outside service providers for which payment flows do not match the periods over which materials or services are provided to the Company. Accruals are recorded based on estimates of services received and efforts expended pursuant to agreements established with CROs, CMOs, and other outside service providers. These estimates are typically based on contracted amounts applied to the proportion of work performed and determined through analysis with internal personnel and external service providers as to the progress or stage of completion of the services. The Company makes significant judgments and estimates in determining the accrual balance in each reporting period. In the event advance payments are made to a CRO, CMO, or outside service provider, the payments will be recorded as a prepaid asset which will be amortized or expensed as the contracted services are performed. As actual costs become known, the Company adjusts its prepaids and accruals. Inputs, such as the services performed, the number of patients enrolled, or the trial duration, may vary from the Company’s estimates, resulting in adjustments to research and development expense in future periods. Changes in these estimates that result in material changes to the Company’s accruals could materially affect the Company’s results of operations. To date, the Company has not experienced any material deviations between accrued and actual research and development expenses.

Income Taxes

The Company utilizes ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. The Company accounts for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax assets will not be realized.

Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

For uncertain tax positions that meet a “more likely than not” threshold, the Company recognizes the benefit of uncertain tax positions in the consolidated financial statements. The Company’s practice is to recognize interest and penalties, if any, related to uncertain tax positions in income tax expense in the consolidated statement of operations.

Stock-based Compensation

Stock-based compensation expense includes the estimated fair value of equity awards vested during the reporting period. The Company applies the provisions of ASC 718, Compensation - Stock Compensation (“ASC 718”), which requires the measurement and recognition of compensation expense for all stock-based awards made to employees, including grants of stock options, restricted stock units, modifications to existing stock options and equity classified warrants, in the consolidated statement of operations. Pursuant to ASC 718, the Company accounts for warrants issued to non-employees for their services in accordance with ASC 718.

The grant date fair value of stock options and equity-classified warrants are calculated using the Black-Scholes-Merton option pricing model. The use of the Black-Scholes-Merton option pricing model requires management to make assumptions with respect to the fair value of the underlying shares, the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates and expected dividend yields of the common stock. For awards subject to service-based vesting conditions, including those with a graded vesting schedule, the Company recognizes stock-based compensation expense equal to the grant date fair value of stock options on a straight-line basis over the requisite service period, which is generally the vesting term. Forfeitures are recorded as they are incurred as opposed to being estimated at the time of grant and revised.

F-15

Related Party Disclosures

The Company identifies related party transactions in accordance with ASC 855, Related Party Disclosures. Further, information regarding material related party transactions is disclosed in accordance with ASC 855 and Rule 4-08 of Regulation S-X.

Accounts Receivable

The Company adopted ASU 2016-13 beginning January 1, 2023. The adoption of the ASU, which was recognized on a cumulative basis, did not materially impact the Company’s financial statements. To that extent, the Company recognizes accounts receivable at amortized cost in accordance with the guidance in ASC 326 Financial Instruments Credit Losses. Further, the Company will establish an allowance for credit losses for any amounts that are believed to be uncollectible. Due to the high quality of the Company’s receivables, we did not establish an allowance as of December 31, 2024 and 2023.

Concentration of Credit Risks

For the year ended December 31, 2024, the Company had revenue from one customer that accounted for 100% of total R&D revenue. As of December 31, 2024, total accounts receivable from this customer was approximately $453,000.

For the year ended December 31, 2023, the Company had revenue from one customer that accounted for 100% of total R&D revenue. As of December 31, 2023, total accounts receivable from this customer was approximately $223,000.

Segment Information

The Company determines its operating segment based on how its chief operating decision maker (“CODM”) manages the business, makes operating decisions, including the allocation of resources, and assesses operating performance. The Company’s CODM is the Chief Executive Officer, who reviews the Company’s operating results on a consolidated basis. The Company has determined that it has only one operating segment. The Company manages its business activities and allocates resources on a consolidated basis, operates as a single operating segment and has one reportable segment.

Recent Accounting Pronouncements

In November 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-07, “Segment Reporting (Topic 280) Improvements to Reportable Segment Disclosures” which expands annual and interim disclosure requirements for reportable segments. The amendments require enhanced disclosure for certain segment items and required disclosure on how management uses reported measures to assess segment performance. The amendments do not change how segments are determined, aggregated, or how thresholds are applied to determine reportable segments. The updated standard is effective for annual periods beginning in fiscal 2025 and interim periods beginning in the first quarter of fiscal 2026. Early adoption is permitted. The Company is currently evaluating the effect of adopting this ASU. In December 2023, the FASB issued ASU No. 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” which requires two primary enhancements of 1) disaggregated information on a reporting entity’s effective tax rate reconciliation, and 2) information on cash income taxes paid. Additionally, specific disclosures related to unrecognized tax benefits and indefinite reinvestment assertions were removed. For public business entities, the new requirements will be effective for annual periods beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024. The guidance would be applied on a prospective basis with the option to apply the standard retrospectively. The Company adopted the new standard on January 1, 2024. The adoption of the new standard did not have a material impact on the Company’s consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40). The amendments in this update require disclosure, in the notes to financial statements, of specified information about certain costs and expenses at each interim and annual reporting period. The amendments are effective for annual periods beginning after December 15, 2026, and reporting periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact to its condensed consolidated financial statements.

All other newly issued but not yet effective accounting pronouncements have been deemed to be not applicable or immaterial to the Company.

F-16

NOTE 3 – DEVELOPMENT AND LICENSE AGREEMENT

Apollomics License Agreement

Under our Development and License Agreement (“DLA”) with Apollomics, for the years ended December 31, 2024 and 2023, we have recognized the following revenue in our consolidated statement of operations:

	Year Ended December 31, 2024	Year Ended December 31, 2023

Research and development services	$377,186	$481,926
Total revenues	$377,186	$481,926

Summary

On January 31, 2021, the Company entered into a DLA with Apollomics, pursuant to which the Company granted to Apollomics an exclusive, royalty-bearing, non-transferable, sublicensable right and license to develop, manufacture, use, sell, import, export, and commercialize the Company’s EO1001 product globally, except for China and Taiwan. The license agreement with Apollomics is set to continue in effect until the expiration of all payment obligations (milestones and royalties) noted below, or if Apollomics chooses to request an early termination of the agreement. In consideration for the license, Apollomics paid the Company a non-refundable one-time payment of $1,500,000 on February 1, 2021. Per further terms in the contract, Apollomics is required to pay the Company certain milestone and royalty payments.

The contract includes a Joint Steering Committee (“JSC”) and a Joint Development Plan (“JDP”), which oversees the development and commercialization of the licensed product candidate in the licensed territory. The Company and Apollomics have each appointed two senior executives to the JSC. The JDP falls under the guidance of ASC 808, Collaborative Arrangements. ASU 2018-18, Clarifying the Interaction Between Topic 808 and Topic 606, clarifies that collaborative arrangements are within the scope of ASC 606 if the promised good or service is distinct within the collaborative arrangement and with a customer. Apollomics is the customer per the license agreement and, per the terms in the contract, Apollomics is to solely bear all costs associated with the development of the licensed product candidate, including costs of certain of our employees performing development activities

Revenue Recognition

The Company identified performance obligations under the arrangement consisting of the license of intellectual property rights, research and development (“R&D”) services and participation on the JSC.

The Company has considered the performance obligations identified in the contract and concluded that the license of intellectual property rights is distinct from the provision of R&D services and JSC, as the R&D services and JSC are not expected to significantly modify the clinical-stage intellectual property and Apollomics can benefit from the license together with the R&D services that it could obtain from another vendor. As a result, the grant of intellectual property rights and the provision of R&D services combined with participation on the JSC is considered two separate performance obligations for this contract.

Variable consideration to be paid to the Company upon performance of R&D services and participation on the JSC were excluded from the transaction price at the onset of the agreement as the Company has elected the right-to-invoice practical expedient and revenue is recognized directly related to the performance of the R&D services.

Variable consideration to be paid to the Company upon reaching certain milestones has been excluded from the calculation, as at the inception of the contract, it is not probable that a significant reversal of revenue recognized would not occur in a subsequent reporting period.

NOTE 4 – INTANGIBLE ASSETS

Intangible assets consisted of the following:

Patent	Useful Life	December 31, 2024	December 31, 2023

Patents - E01001	Indefinite	$1,981,032	$1,981,032

Less: accumulated amortization		-	-

Total intangible assets, net		$1,981,032	$1,981,032

On October 5, 2018, the Company issued 2,000,000 shares of the Company’s common stock to the sellers of NewGen, with an aggregate asset acquisition, including the transaction costs and liabilities acquired, of $2,201,555. The intangible assets acquired represent IPR&D purchased to be used in future R&D activity, and in accordance with ASC Topic 350, Intangibles – Goodwill and Other, the IPR&D has been determined to have an indefinite life and, therefore, is not initially amortized. The amortization will not begin until our EO1001 project is commercialized.

The Company’s intangible assets relate to our EO1001 product candidate which is the subject of the Apollomics DLA (See Note 3). The compound is currently in Phase 1-2a clinical trials. We have filed patents covering composition of matter, formulation, and methods of use.

F-17

NOTE 5 – EQUITY METHOD INVESTMENT

The equity method investment consisted of the following:

	Initial				As of December 31, 2024		As of December 31, 2023
Equity Investment	Equity Ownership	Number of Shares	Share Price (Fair Value)	Valuation (Basis)	Equity Ownership	Number of Shares	Equity Ownership	Number of Shares

Rakovina Therapeutics Inc.	43%	30,000,000	$0.1983	$5,949,076	17%	24,265,625	35%	24,265,625

On August 28, 2020, our wholly-owned subsidiary, NewGen, entered into a business combination agreement with Vincero Capital Corp. (“Vincero”), a capital pool company listed on the Toronto Venture Exchange (the “Vincero Agreement”). Under the terms of the Vincero Agreement, NewGen and Vincero each formed a wholly-owned subsidiary under the laws of British Columbia to facilitate the sale of intellectual property related to novel pre-clinical DNA-damage response inhibitor technologies to Vincero and as consideration for the sale NewGen to receive 30,000,000 shares of Vincero common stock. On March 25, 2021, the business combination agreement was consummated by Vincero whereby NewGen’s wholly owned British Columbia subsidiary became a wholly-owned subsidiary of Vincero under the name Rakovina Research Ltd. (“Rakovina Research”). Vincero then changed its name to Rakovina Therapeutics Inc. (“Rakovina”), which continued as the surviving entity.

Per the terms of the business combination agreement, NewGen, or ultimately, the Company received 30,000,000 shares in consideration representing approximately 43% of Rakovina outstanding shares on the closing date on March 25, 2021, with the market value of these shares at the closing of the merger being CAD $0.25 (US $0.20) per share, for a total consideration of US $5,949,076. The exchange of shares for the Company’s patents via the transaction mechanism described above was accounted for as a sale of assets. The patents transferred had a carrying value for the Company of $220,523. Therefore, the receipt of the consideration of $5,949,076 for the carrying value of the patents results in a gain on sale of assets of $5,728,553. After the sale of the assets, there was no further relationship between the Company and Rakovina Therapeutics Inc or Rakovina Research, with the exception of the Company’s CEO and Chairman each serving on the board of Rakovina and comprising two fifths of Rakovina’s board of directors. Per ASC 325-10-05-5, the equity method investment is applicable, not only based on the percentage holding, but if the investor can influence the operating or financial decisions of the investee. Therefore, based on their positions with Rakovina, the investment will remain as equity method investment.

At the time of the exchange, the 30,000,000 shares of Rakovina issued to the Company represented approximately 43% of Rakovina’s outstanding shares of 68,558,000. In October 2021, the Company’s ownership of Rakovina was decreased to approximately 35% when the Company transferred approximately 5.7 million of the Rakovina shares to its Series A convertible note holders as a concession for agreeing to extend the maturity date of the Series A Notes. The Company recognized an extension agreement expense of $917,500, based on the average carrying value of the Rakovina equity method shares and related to the transfer of the Rakovina shares in the year ended December 31, 2021. The Company has concluded that the relationship with Rakovina does not constitute a variable interest entity (“VIE”) where the Company is the primary beneficiary, and further that it does not have voting control over Rakovina. As a result, consolidation of Rakovina into the Company’s consolidated financial statements is not required.

On December 13, 2024, Rakovina issued 50,000,000 common shares and warrants in a Private Placement, which resulted in the Company’s percentage holding of Rakovina common shares to lower to 17%. The Company still has significant influence on the Rakovina business, and there is no change in the accounting of the equity investment.

The Company accounts for this transaction as an equity method investment and elected under ASC 825 for the investment to be treated as a fair value option. It will be remeasured at the end of each period to fair value, with the change in fair value recognized in the statement of operations as Rakovina is a publicly traded company and the share price is readily available in the market.

The following table summarizes the activity of the Company’s equity method investment, which is based on the quoted market price of the Rakovina:

	December 31, 2024	December 31, 2023
Balance at beginning of year	$1,546,934	$3,218,847
Change in fair value of equity method investment	1,656,420	(1,671,913)
Balance at end of year	$3,203,354	$1,546,934

The fair value of the Rakovina share price was CAD $0.19 (US $0.13) per share at December 31, 2024, which resulted in an equity method investment fair value of $3,203,354 as of December 31, 2024.

The fair value of the Rakovina share price was CAD $0.09 (US $0.06) per share at December 31, 2023, which resulted in an equity method investment fair value of $1,546,934 as of December 31, 2023.

F-18

The summarized information as to assets, liabilities and results of operations of Rakovina were as follows as expressed in $CAD:

For the year ended December 31, 2024
Sales	-
Gross profit	-
Net loss and comprehensive loss	(4,072,618)

As of December 31, 2024
Assets	6,240,920
Liabilities	1,942,005

For the year ended December 31, 2023
Sales	-
Gross profit	-
Net loss and comprehensive loss	(2,612,925)

As of December 31, 2023
Assets	5,147,579
Liabilities	1,487,743

NOTE 6 –ACCRUED Expenses

Accrued expenses consist of the following amounts:

	December 31, 2024	December 31, 2023
Legal and professional fees	$217,489	$12,159
Research and development consultants	492,444	87,522
Other	991	46,349
Total accrued expenses	$710,924	$146,030

NOTE 7 – CONVERTIBLE NOTES

The convertible notes consisted of the following:

	December 31, 2024
	Debt Amount	Debt Increase	Debt Discount	Discount Amortized	Net Amount

Series B Convertible Notes – interest at 10% per annum, and an extended maturity date of the effective date of the Registration Statement.	$565,000	56,500	(40,373)	40,373	$621,500

Series C Convertible Notes – interest at 7.5% per annum payable at maturity with a maturity date 24 months from the date of the initial closing	2,495,000	-	(710,621)	693,906	2,478,285

Series D Convertible Notes – interest at 10% per annum payable at maturity with a maturity date 24 months from the date of the initial closing	1,650,000	-	(421,329)	66,682	1,295,353

	$4,710,000	$56,500	$(1,172,323)	$800,961	$4,395,138
Less: related party convertible notes payable					$(87,000)
Less: convertible notes payable, current, net					$(3,012,785)
Convertible notes payable - non-current, net					$1,295,353

Series B Convertible Notes

During the years ended December 31, 2020 and December 31, 2021, the Company issued convertible notes to accredited investors, for an aggregate principal amount of $565,000 (the Series B Notes). The Series B Notes accrue interest at 10% per annum, with a maturity date of December 31, 2021, with a sole option by the Company for the maturity date to be extended to December 31, 2022 by the issuance of warrants to the holders of the Series B Notes (“Series B Extension Warrants”). Additionally, if, on or before the maturity date, the Company has filed a registration statement (a “Registration”), or similar filing or corporate event which will result in a public listing of the Company’s common share (a “Liquidity Event”) on or before November 1, 2022, the maturity date shall be extended to the earlier of (i) the date on which the Registration has been declared effective or (ii) 180 days from the initial filing of the Registration. Furthermore, if the Company has not filed a Registration on or before November 1, 2022, 105% of the unpaid principal and accrued interest shall be due and payable by the Company at the maturity date. The Company may prepay any outstanding amounts owing under the notes, in whole or in part, at any time prior to the maturity date or conversion. As the Registration Statement was not filed on or before November 1, 2022 the principal of the outstanding notes were increased to 105%. On December 22, 2022 an extension was entered into, whereby the principal was increased to 110% of the original principal, and the maturity date was extended to June 30, 2023. However, per the extension agreement if the Company has filed a Registration Statement on or before June 30, 2023, so long as the Company maintains a current Registration, the Maturity Date shall be extended to the date on which the Registration has been declared effective.

F-19

The holders of the Series B Notes have a voluntary conversion feature if the Company sells shares of its capital stock pursuant to an unregistered offering (“Financing”) on or prior to the maturity date, at a conversion rate equal to the lessor of i) 80% of the share price of the Financing or ii) a price per share, applying the 80% discount, based on $8,000,000 divided by the fully diluted capitalization immediately prior to the initial closing of the Financing. The notes additionally include an automatic conversion, upon a Liquidity Event. The Liquidity Event conversion price will be the lessor of i) 85% of the price per share in the Liquidity Event, or ii) a price per share, not applying the 85% discount, based on $8,000,000 divided by the fully diluted capitalization immediately prior to the initial closing of the Liquidity Event.

On December 31, 2021, the Company exercised its option to extend the maturity date of the Series B Notes to December 31, 2022 and issued 32,227 Series B Extension Warrants to the holders, including the related party holder, of the Series B Notes. The Series B Extension Warrants have an exercise price based on 85% of price per share of common stock sold in the Company’s first public offering after the effective Registration. The Company used a third party to perform a valuation to estimate their fair value of $1.30 per warrant, for a total of $41,893, with factors which included a term of two years, volatility of 59.2% and a risk-free rate of 1.26%. Management concluded that the 2022 warrant extension did not constitute a debt extinguishment pursuant to ASC 470, and the fair value of the warrant has been recorded as a debt discount and is being amortized through interest expense using the effective interest method through the scheduled maturity date.

The Company has extended the 76,993 Series A and Series B extension warrants expiration date until the earlier of (i) December 31, 2025 or (ii) a Liquidation Event which is defined as an initial public offering of our common stock or a merger, or similar transaction, whereby all, or substantially all of our assets are transferred pursuant to which our stockholders receive shares of a publicly-traded company.

As of December 31, 2024, the fair value of the derivative was $186,238, with a change in fair value of $22,170 recognized in the year ended December 31, 2024. The fair value of the derivative liabilities of convertible notes was estimated by using the Monte Carlo method using the following inputs: the price of the Company’s common stock of $2.64; the conversion prices (as described above); risk-free interest rates of 4.24% ; and an expected volatility of the Company’s common stock of 65.0%.

As of December 31, 2023, the fair value of the derivative was $164,068, with a change in fair value of $57,747 recognized in the year ended December 31, 2023. The fair value of the derivative liabilities of convertible notes was estimated by using the Monte Carlo method using the following inputs: the price of the Company’s common stock of $1.778; the conversion prices (as described above); risk-free interest rates of 5.26% ; and an expected volatility of the Company’s common stock of 80.9%.

The Company recorded an accrued interest expense for the Series B Notes of approximately $61,000 and $57,000 for the years ended December 31, 2024 and 2023, respectively.

Series C Convertible Notes

The Company issued convertible notes to various accredited investors on February 28, 2022, June 30, 2022, September 25, 2022, July 1, 2023 and March 5, 2024 for aggregate principal balances of $2,495,000 (the Series C Notes). The Series C Notes bear interest at 7.5% per annum payable at maturity with a maturity date 24 months from the date of the initial closing, or upon the occurrence and/or during the continuance of the Event of Default. Provided, however, that if the Company has filed a Registration Statement on or before the maturity date, the maturity date shall be extended to the earlier of the date on which the Registration Statement has been declared effective or 180 days from the initial filing of the Registration Statement. The notes have a voluntary conversion at any time through the maturity date at the option of the holder, at a conversion price of $7.68. The notes also have a voluntary conversion at the option of the holder upon a financing event, at the lessor of 90% of the price paid by investors in the financing, or the conversion price. There is an automatic conversion upon a liquidity event, at a price per share equal to the lesser of 90% of the price in the liquidity event or the conversion price. In connection with the Series C Notes, the Company issued 34,917 shares of common stock to the placement agents for $79,400 based on a fair value of $2.28 per share, which has been recognized as a debt discount.

F-20

The Company analyzed the conversion features in accordance with ASC 815 and determined the conversion feature meets the definition of a derivative and, therefore, requires bifurcation and will be accounted for as a derivative liability. The Company estimated the fair value of the conversion feature derivative embedded in the convertible notes to be $359,384, $126,386, $58,827, and $44,984 at the respective issuance dates of February 28, 2022, June 29, 2022, September 25, 2022 and July 1, 2023, and $41,640 for the March 5, 2024 issuance; based on certain assumptions utilizing the Monte Carlo methodology. The key valuation assumptions used consist, in part, on the price of the Company’s common stock ranging from $1.52 to $1.778 per share at their respective issuance dates; risk-free interest rates ranging from 4.49% to 5.57% depending on the Valuation Date and the expected term to exit, and a range of expected volatility of the Company’s common stock of 84.6% to 90.1%, the various expected exit events and their respective probabilities of occurrence, and the strike prices determined in alignment with the conversion terms. The derivative fair value has been recorded as a debt discount and for the year ended December 31, 2024 and 2023, with an amortization expense of $156,018 and $336,462, respectively.

As of December 31, 2024, the fair value of the derivative was $566,784, with a change in fair value of $35,584 recognized in the year ended December 31, 2024. The fair value of the derivative liabilities of convertible notes was estimated by using the Monte Carlo methodology using the following inputs: the price of the Company’s common stock of $2.64 per share; the conversion prices (as described above); risk-free interest rates of 4.11%; and an expected volatility of the Company’s common stock of 65.7%. (See Note 10)

As of December 31, 2023, the fair value of the derivative was $489,560, with a change in fair value of $103,811 recognized in the year ended December 31, 2023. The fair value of the derivative liabilities of convertible notes was estimated by using the Monte Carlo methodology using the following inputs: the price of the Company’s common stock of $1.778; the conversion prices (as described above); risk-free interest rates of 5.07%; and an expected volatility of the Company’s common stock of 90.1%. (See Note 10)

The Company recorded an accrued interest expense for the Series C Notes of approximately $185,000 and $165,000 for the years ended December 31, 2024 and 2023, respectively.

Series D Convertible Notes

The Company issued convertible notes to various accredited investors in September 2024 and received gross proceeds of $1.35 million. In October 2024 the Company issued two additional Series D Notes for a total principal of $300,000 to reduce amounts owed in accounts payable. The Series D Notes bear interest at 10% per annum payable at maturity with a maturity date 24 months from the date of the initial closing, or upon the occurrence of the event of a trade sale or Initial Public Offering (“IPO”) (each an “Exit Event”). Upon an Exit Event, the Series D notes will mandatorily convert to common shares at the lower of a 20% discount to the IPO price; or a fully diluted pre-money company valuation of $50 million. If there is not an Exit Event that has occurred prior to the maturity date, the Series D notes are to be converted to common shares at face value plus a 5% premium. Additionally, any accrued interest will also convert into common shares at the maximum conversion price. The maximum conversation price is equivalent to a pre-money company valuation of $50 million.

The Company analyzed the conversion features in accordance with ASC 815 and determined the conversion feature meets the definition of a derivative and, therefore, requires bifurcation and will be accounted for as a derivative liability. The Company estimated the fair value of the conversion feature derivative embedded in the convertible notes to be $213,867, $125,628, and $81,834 at the respective issuance dates of September 5, 2024, September 23, 2024 and October 31, 2024; based on certain assumptions utilizing the Monte Carlo methodology. The key valuation assumptions used consist, in part, on the price of the Company’s common stock ranging from $4.14 to $4.00 per share at their respective issuance dates; risk-free interest rates ranging from 3.75% to 4.16% depending on the Valuation Date and the expected term to exit, and a range of expected volatility of the Company’s common stock of 85.4% to 81.3%, the various expected Exit Events and their respective probabilities of occurrence, and the strike prices determined in alignment with the conversion terms. The derivative fair value has been recorded as a debt discount and for the year ended December 31, 2024, with an amortization expense of $66,682.

F-21

As of December 31, 2024, the fair value of the derivative was $315,650, with a change in fair value of $(46,762) recognized in the year ended December 31, 2024. The fair value of the derivative liabilities of convertible notes was estimated by using the Monte Carlo methodology using the following inputs: the price of the Company’s common stock of $3.66 per share; the conversion prices (as described above); risk-free interest rates of 4.23%; and an expected volatility of the Company’s common stock of 80.7%.

The Company recorded an accrued interest expense for the Series D Notes of approximately $45,000 for the year ended December 31, 2024.

Note 8 - Related Party Transactions

Loans Payable – Related Party

During the year ended December 31, 2020, the Company’s Chief Scientific Officer and Chairman of the Board loaned the Company $10,000 to fund operating expenses. The loan has no interest rate or maturity date and is due on demand. As of December 31, 2024 and 2023, $10,000 was outstanding, respectively.

Convertible Note Payable – Related Party

Chief Executive Officer

On September 25, 2022, the Company issued a Series C Note to the Company’s Chief Executive Officer (“CEO”) in the principal amount of $25,000. The Series C Notes bear interest at 7.5% per annum payable at maturity with a maturity date 24 months from the date of the initial closing, or upon the occurrence and/or during the continuance of the Event of Default. Provided, however, that if the Company has filed a Registration Statement on or before the maturity date, the maturity date shall be extended to the earlier of the date on which the Registration Statement has been declared effective or 180 days from the initial filing of the Registration Statement. The notes have a voluntary conversion at any time through the maturity date at the option of the holder, at a conversion price of $7.68 per share. The notes also have a voluntary conversion at the option of the holder upon a financing event, at the lessor of 90% of the price paid by investors in the financing, or the conversion price. There is an automatic conversion upon a liquidity event, at a price per share equal to the lesser of 90% of the price in the liquidity event or the conversion price. The Company analyzed the conversion features in accordance with ASC 815 and determined the conversion feature meets the definition of a derivative and therefore requires bifurcation and will be accounted for as a derivative liability (See Note 7).

On December 23, 2023, the CEO acquired a $15,000 Series B Note from a non-related party investor.

Accrued interest expense for the CEO’s convertible notes was approximately $3,500 for each of the years ended December 31, 2024 and 2023, respectively.

F-22

Chief Scientific Officer and Chairman

On March 31, 2021 the Company entered into a $20,000 convertible note (“Series B”) that bears interest at 10% which accrues over the term and is payable at the maturity date. The maturity date is December 31, 2021, with a sole option by the Company to be extended to December 31, 2022 by the issuance of warrants (“Extension Warrants”). Additionally, if the Company has filed a registration statement (a “Registration”), on or before November 1, 2022, the maturity date shall be extended to the earlier of (i) the date on which the Registration has been declared effective or (ii) 180 days from the initial filing of the Registration. Furthermore, if the Company has not filed a Registration on or before November 1, 2022, 105% of the unpaid principal and accrued interest shall be due and payable by the Company at the maturity date. The Company may prepay any outstanding amounts owing under the note, in whole or in part, at any time prior to the maturity date or conversion.

On December 31, 2021, 2,632 Extension Warrants were issued to the Chairman for the extension of the maturity date to December 31, 2022. The Extension Warrants have an exercise price based on 85% of price per share of common stock sold in the Company’s first public offering after the effective Registration. The Company used a third party to perform a valuation to estimate their fair value of $1.30 per warrant, for a total of $1,711, with factors which included a term of two years, volatility of 59.2% and a risk-free rate of 1.26%. Management concluded that the 2022 warrant extension did not constitute a debt extinguishment pursuant to ASC 470, as the fair value of the modification is below a significant difference.

The notes have a voluntary conversion at the option of the holder if a transaction occurs in which the Company sells shares of its capital stock pursuant to an unregistered offering (“Financing”) on or prior to the maturity date, at a conversion rate equal to the lessor of i) 80% of the share price of the Financing or ii) a price per share, applying the 80% discount, based on $8,000,000 divided by the fully diluted capitalization immediately prior to the initial closing of the Financing. The notes additionally include an automatic conversion upon a Liquidity Event. The Liquidity Event conversion price will be the lessor of i) 85% of the price per share in the Liquidity Event, or ii) a price per share, not applying the 85% discount, based on $8,000,000 divided by the fully diluted capitalization immediately prior to the initial closing of the Liquidity Event. The Company analyzed the conversion features in accordance with ASC 815 and determined the conversion feature meets the definition of a derivative and therefore requires bifurcation and will be accounted for as a derivative liability (See Note 7).

On September 25, 2022, the Company issued a Series C Note to the Company’s Chief Executive Officer in the principal amount of $25,000. The Series C Notes bear interest at 7.5% per annum payable at maturity with a maturity date 24 months from the date of the initial closing, or upon the occurrence and/or during the continuance of the Event of Default. Provided, however, that if the Company has filed a Registration Statement on or before the maturity date, the maturity date shall be extended to the earlier of the date on which the Registration Statement has been declared effective or 180 days from the initial filing of the Registration Statement. The notes have a voluntary conversion at any time through the maturity date at the option of the holder, at a conversion price of $7.68 per share. The notes also have a voluntary conversion at the option of the holder upon a financing event, at the lessor of 90% of the price paid by investors in the financing, or the conversion price. There is an automatic conversion upon a liquidity event, at a price per share equal to the lesser of 90% of the price in the liquidity event or the conversion price. The Company analyzed the conversion features in accordance with ASC 815 and determined the conversion feature meets the definition of a derivative and therefore requires bifurcation and will be accounted for as a derivative liability (See Note 7).

Interest expense for the Chairman’s convertible notes was approximately $4,000 for each of the years ended December 31, 2024 and 2023, respectively.

Agreement with Valent Technologies, LLC

The Company has entered into agreements with Valent, a company substantially controlled by our Chairman and Chief Scientific Officer. In accordance with the terms of the agreements, we are conducting certain research activities at our expense in return for certain exclusive rights to Orotecan-related technologies owned by Valent. Pursuant to these agreements, the Company incurred expenses of approximately $101,000 and $122,000 in the years ended December 31, 2024 and 2023, respectively.

Valent Evaluation Agreement

On January 31, 2025 the Company entered into an Evaluation Agreement with Valent whereby Valent and Edison will conduct an evaluation program on certain technologies owned by Valent. The objective of the evaluation program will be to determine respective interest in a potential business arrangement.

Agreement with ORP Oncology Research Partners (Canada) Ltd.

The Company has entered into a Research & Services Agreement with ORP Oncology Research Partners (Canada) Ltd., (“ORP Canada”) a company substantially controlled by our Chief Executive Officer. ORP Canada is contracted to conduct certain research and development activities on our behalf in Canada. Under the terms of the agreement, ORP Canada seeks to obtain grant funding and refundable tax credits that the Company believes are of benefit to its research. Pursuant to this agreement, the Company incurred expenses of approximately $25,000 and $30,000 in the years ended December 31, 2024 and 2023, respectively.

F-23

NOTE 9 – COMMITMENTS AND CONTINGENCIES

NewGen Asset Acquisition

On October 5, 2018, the Company entered into an agreement with NewGen to acquire its assets, consisting substantially of four pharmaceutical patents. The agreement included a contingency related to future royalty payments based on percentage of net sales of products, which ranges from 4% to 6% of net sales, during the royalty measurement period. At December 31, 2024 and 2023 the Company has not incurred any sales of products and thus has not accrued any amounts related to this royalty payment. Any future royalty payments will be capitalized as part of the cost of the patents.

Senz Evaluation Agreement

On February 11, 2020, the Company entered into an Evaluation Agreement with Senz Oncology Pty Ltd (“Senz”)., an Australian company that is the owner or licensee of certain technologies and is developing certain proprietary materials related to these technologies. The evaluation program under the Evaluation Agreement relates to the two parties to evaluate the use and performance of each of their technologies and to determine their respective interest in a potential business arrangement. Per such agreement, it can be determined at the conclusion of the evaluation program for the parties to negotiate the terms of a business arrangement which may involve either for NewGen to acquire Senz or for a licensing agreement for geographic rights to each other’s technologies.

Under the evaluation program, Senz is conducting research on the Company’s EO1001 product, the development of which falls under the Apollomics DLA (Note 3) whereupon Apollomics is to solely bear all costs associated with the development of the licensed product candidate. The research and development services performed by Senz in the evaluation program are invoiced to the Company. The Company then invoices Apollomics for all expenditures related to the DLA, with the gross revenue and expenses being recognized on the Company’s consolidated statement of operations, as the Company is considered the principal in the transaction.

Loans to Senz for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses. The prepaid amounts are expensed as the related goods are delivered or the services are performed.

Leases

The Company does not have any significant leases, purchase or credit-related commitments outstanding as of December 31, 2024 and 2023.

Legal Claims

There are no material pending legal proceedings in which the Company or any subsidiary is a party to or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of its voting securities, or security holder is a party adverse to us or has a material interest adverse to the Company.

NOTE 10 – DERIVATIVE LIABILITY

The following is a summary of activity of Level 3 derivatives during the years ended December 31, 2024 and 2023:

	2024	2023
Derivative liability balance at beginning of period	$653,629	$654,708
Additions to derivatives	462,969	44,984
Change in fair value	10,992	(46,064)
Balance at end of period	$1,127,590	$653,628

As of December 31, 2024, the fair value of the derivative liabilities of convertible notes was estimated using a bi-nominal model with the following weighted-average inputs: the price of the Company’s common stock of $2.64 per share; the conversion prices (see Note 7); risk-free interest rates of 4.11%; and an expected volatility of the Company’s common stock of 65.7%.

As of December 31, 2023, the fair value of the derivative liabilities of convertible notes was estimated using a bi-nominal model with the following weighted-average inputs: the price of the Company’s common stock of $3.04 per share; the conversion prices (See Note 7); risk-free interest rates of 0.19% to 0.47% based on the term to exit; and an expected volatility of the Company’s common stock of 75%.

F-24

NOTE 11 – STOCKHOLDERS’ EQUITY

Authorized Capital

The Company has 200,000,000 shares of common stock authorized, with a par value of $0.0001. There were 625,000 founder shares issued on September 7, 2018, at $0.0002 for proceeds of $125. On October 5, 2018, the Company issued 2,000,000 shares of the Company’s common stock to the sellers of NewGen, at $1.00 fair value per share. (See Note 4)

The Company has 50,000,000 shares of preferred stock authorized, with a par value of $0.0001. There were no shares of preferred stock issued as of December 31, 2024.

2021 Equity Incentive Plan

In June 2021, the Company’s Board of Directors approved the Company’s 2021 Omnibus Equity Incentive Plan (the “2021 Plan”) and initially reserved 535,950 shares of common stock for issuance under such plan. The number of shares of common stock available for issuance under the 2021 Plan shall automatically increase (but not decrease) as needed such that the number or shares of common stock available for issuance at any time under the 2021 Plan is thirteen percent (13%) of the Company’s fully diluted number of shares, less the number of shares of common stock subject to outstanding awards granted under the 2021 Plan. On June 29, 2023, the 2021 Plan was amended and restated to adjust the number of shares available for issuance under the 2021 Plan. The number of shares available for issuance will increase by 5% of the issued and outstanding shares of common stock on the first calendar day of each year. The number of shares of common stock available for issuance underlying the 2021 Plan was increased to 596,153 shares, representing 15% of the issued and outstanding shares of common stock of the Company then outstanding. As of December 31, 2024, 275,178 shares were available for issuance under the 2021 Plan. Shares issued under the 2021 Plan may be either authorized but unissued shares or shares held in the Company’s treasury.

The 2021 Plan authorizes the Board of Directors or a committee of the Board of Directors to grant incentive stock options, non-qualified stock options, restricted stock awards and restricted stock units to eligible officers, employees, consultants and directors of the Company.

Stock Options

During the year ended December 31, 2021, under the 2021 Plan, the Company granted options to purchase an aggregate of 320,975 shares of the Company’s common stock with an exercise price of $3.04 per share to Company’s Chief Executive Officer and the Company’s Chief Scientific Officer and various other consultants. One half of the options issued will become vested on the one-year anniversary of the grant date, with the remaining options to vest monthly in equal installments to be fully vested upon the three-year anniversary of the grant date. The fair value of the options granted was $457,872, based on a fair value of $1.426 on the grant date.

The Company recorded stock-based compensation expense of $57,214 and $114,428 on vested options for the years ended December 31, 2024 and 2023, respectively. No stock options were granted during the years ended December 31, 2024 and 2023.

A summary of the stock option activity during the years ended December 31, 2024 and 2023 is presented below:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Options	Price	Life In Years	Value

Outstanding, January 1, 2023	320,975	$3.04	8.5	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Expired/Cancelled	-	-		-
Outstanding, December 31, 2023	320,975	$3.04	7.5	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Expired/Cancelled	-	-		-
Outstanding, December 31, 2024	320,975	$3.04	6.5	$-

Vested and exercisable, December 31, 2024	320,975	$3.04	6.5	$-

F-25

Warrants

As an extension of the maturity dates of Series A and Series B Notes, the Company issued 44,766 warrants in relation to the Series A convertible notes and 32,227 warrants in relation to the Series B Notes under an extension agreement, with an expiration date of December 31, 2023. On October 30, 2023, the Company extended the 76,993 Series A and Series B extension warrants expiration date until the earlier of (i) December 31, 2025 or (ii) a Liquidation Event which is defined as an initial public offering of our common stock or a merger, or similar transaction, whereby all, or substantially all of our assets are transferred pursuant to which our stockholders receive shares of a publicly-traded company.

A summary of the warrant activity during the years ended December 31, 2024 and 2023 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Warrants	Price	Life In Years	Value

Outstanding, January 1, 2023	300,618	$2.98	2.89	$320,100
Granted	-	-	-	-
Exercised	-	-	-	-
Expired	-	-	-	-
Outstanding, December 31, 2023	300,618	$2.98	1.89	$182,600
Granted	-	-	-	-
Exercised	-	-	-	-
Expired	46,125	3.04	-	-
Outstanding, December 31, 2024	254,493	$3.04	1.83	$228,314

Exercisable, December 31, 2024	254,493	$3.04	1.83	$228,314

The following table presents information related to stock warrants as of December 31, 2024:

Warrants Outstanding		Warrants Exercisable
		Weighted
	Outstanding	Average	Exercisable
Exercise	Number of	Remaining Life	Number of
Price	Warrants	In Years	Warrants
$1.00	137,500	2.00	137,500
$3.04	20,000	3.00	20,000
$7.66	44,766	1.00	44,766
$2.50	32,227	1.00	32,227
$7.68	20,000	2.75	20,000
	254,493	1.83	254,493

NOTE 12 – INCOME TAXES

The Company accounts for income taxes under ASC 740 - Income Taxes (“ASC 740”), which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes.

The income tax provision expense (benefit) for the years ended December 31, 2024 and December 31, 2023 are as follows:

	December 31,	December 31,
	2024	2023
Current:
U.S. federal	$-	$-
State and local	-	3,200
	-	3,200
Deferred:
U.S. federal	69,570	(70,131)
State and local	231,474	-
	301,044	(70,131)

Provision for income tax expense (benefit)	$301,044	$(66,931)

The income tax expense for the year ending December 31, 2024 relates to state franchise taxes and deferred income tax benefit due to changes in the value of equity investments. The income tax benefit for the year ending December 31, 2023 relates to a true up of the prior year income tax liabilities and deferred expense related to change in value of equity investments.

F-26

A reconciliation of the provision computed at the federal statutory rate to the Company’s provision for income taxes included in the accompanying statements of operations for the Company is as follows:

	2024	2023
U.S. federal tax benefit at statutory rate	21.00%	21.00%
State income taxes, net of federal benefit	(7.94)%	0.14%
Non-deductible expenses and other	(15.88)%	(2.81)%
Change in valuation allowance, net	(33.94)%	(16.63)%
Other	1.40%	(0.09)%
Effective tax rate	(35.36)%	1.61%

For the year ended December 31, 2024 the Company’s effective tax rate is below the federal statutory income tax rate of 21% primarily due to non-deductible expenses and the Company’s position to establish a full valuation allowance on its deferred tax assets that cannot otherwise offset indefinite life deferred tax liabilities. For the year ended December 31, 2023 the Company’s effective tax rate is below the federal statutory income tax rate of 21%, primarily due to nondeductible expenses and the Company’s position to establish a full valuation allowance on its deferred tax assets that cannot otherwise offset indefinite life deferred tax liabilities.

Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes as well as net operating loss and tax credit carryforwards. The components of the net deferred income tax assets and liabilities are as follows:

	2024	2023
Deferred tax assets
Net operating losses	$1,293,784	$873,490
Research and development costs	440,654	335,342
Stock based compensation	240,982	169,343
Tax credits	30,789	16,198
Accruals and other	800	879
Total deferred tax assets	2,007,009	1,415,251
Less valuation allowance	(1,362,203)	(1,073,251)
	644,806	342,000
Deferred tax liability
Investment	(476,660)	(9,886)
Intangible assets	(554,364)	(417,288)
	(1,031,024)	(427,288)
Net deferred income tax liability	$(386,218)	$(85,175)

The Company has recorded a valuation allowance for its deferred tax assets that it does not believe will be realizable at a more likely than not level based on analysis of all available sources of taxable income. The valuation allowance increased by approximately $289,000 for the year ended December 31, 2024, due to current year losses generated and capitalized research and development costs.

As of December 31, 2024 and 2023, the Company has U.S. federal net operating loss carryforward amounts of approximately $4,478,000 and $3,075,000, respectively, which do not expire. As of December 31, 2024, the Company has federal research and development tax credits of approximately $49,000, which begin to expire in 2033.

F-27

As of December 31, 2024 and 2023 the Company has state net operating loss carryforward amounts of approximately $5,062,000 and $3,261,000, respectively, which begin to expire in 2031. As of December 31, 2024, the Company has state research and development tax credits of approximately $52,000, which do not expire.

The Company’s unrecognized tax benefits at December 31, 2024 and 2023, relate entirely to research and development tax credits. The total amount of unrecognized tax benefits at December 31, 2024 and 2023, is approximately $64,000 and $49,000, respectively. If recognized, none of the unrecognized tax benefits would impact income tax expense to the extent that the Company continues to maintain a full valuation allowance against its deferred tax assets. The Company does not anticipate significant changes to its current uncertain tax positions through December 31, 2024.

Utilization of the federal and state net operating loss and federal and state research and development tax credit carry forwards may be subject to annual limitations due to the ownership percentage change provisions of the Internal Revenue Code Section 382 and 383 and similar state provisions. The annual limitations may result in the inability to fully offset future annual taxable income and could result in the expiration of the net operating loss carry forwards before utilization.

The Company is subject to U.S. federal, state and foreign income tax examinations by tax authorities for all tax years since inception due to the Company’s net carryover of unused operating losses. The Company may be subject to income tax examinations for the various taxing authorities which vary by jurisdiction. The Company is currently not under examination in any jurisdiction.

The Company recognizes any interest and/or penalties related to income tax matters as a component of income tax expense. As of December 31, 2024, there were no accrued interest and penalties related to uncertain tax positions.

NOTE 13 - SUBSEQUENT EVENTS

The Company, in accordance with ASC 855, Subsequent Events, has evaluated its subsequent events from December 31, 2024, through the date these consolidated financial statements were issued and has determined that there are no subsequent events requiring disclosure in these consolidated financial statements other than the items noted below.

Convertible Notes

Subsequent to December 31, 2024, the Company issued additional convertible notes for a net debt increase of $89,100. Included in the issuances was $112,500 for services and $50,000 for the settlement of accounts payable.

Shares Issued For Services

Subsequent to December 31, 2024, the Company issued 65,029 shares of common stock for services.

Stock Options

Subsequent to December 31, 2024, the Company granted 285,000 stock options at an exercise price of $3.04 per share. All of the stock options vest 50% on April 1, 2026 and 50% vest pro rata on a monthly basis over two years commencing May 1, 2026 such that full vesting occurs on April 1, 2028. The stock options have a term of ten years.

Reverse Stock Split

On September 30, 2025, the Company received stockholder approval to effect a reverse stock split of its common stock at a ratio of not less than 1-for-1.2 and not greater than 1-for-5, with the ratio and timing of the reverse stock split to be determined by the Board (the “Reverse Stock Split”). If and when the Board determines to effect the Reverse Stock Split by the filing of amended and restated articles of incorporation reflecting the Reverse Stock Split, neither the Company’s authorized shares of common stock, nor par value will be affected. For purposes of calculation hereunder, the financial statements hereto have been adjusted using an assumed Reverse Stock Split ratio of one (1) share of Common Stock for every two (2) shares of Common Stock issued and outstanding. Any fractional shares of common stock resulting from the implied Reverse Stock Split have been rounded up to the nearest whole post-Reverse Stock Split share. All outstanding securities entitling their holders to acquire shares of Common Stock were adjusted as a result of the implied Reverse Stock Split. All common share and per share data are retrospectively restated to give effect to the Reverse Stock Split for all periods presented herein.

F-28

EDISON ONCOLOGY HOLDING CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	September 30, 2025	December 31, 2024

ASSETS

Current assets
Cash	$96,995	$544,170
Accounts receivable	647,488	526,374
Loan agreement with Senz	45,489	20,489
Prepaid expenses and other assets	16,221	78,778
Deferred offering costs	453,621	-
Total current assets	1,259,814	1,169,811

Intangible assets	1,981,032	1,981,032
Equity method investment	636,427	3,203,354
Total assets	$3,877,273	$6,354,197

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,351,277	$1,341,096
Accounts payable - related party	407,751	73,852
Accrued expenses	760,916	710,924
Accrued interest	1,017,621	713,734
Accrued interest - related party	28,408	21,883
Loans payable - related party	10,000	10,000
Convertible notes payable - current, net	2,792,000	3,012,785
Convertible notes payable - related party	124,500	87,000
Derivative liability	1,284,453	1,127,590
Deferred tax liability	386,219	386,219
Total current liabilities	9,163,145	7,485,083

Convertible notes payable - non-current, net	1,875,876	1,295,353

Total liabilities	11,039,021	8,780,436

Commitments and Contingencies (Note 9)

Stockholders’ deficit
Preferred Stock, par value $0.0001, 50,000,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $0.0001, 200,000,000 shares authorized; 4,077,014 and 3,984,357 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively **	407	398
Additional paid-in capital	4,842,072	4,416,898
Accumulated deficit	(12,004,227)	(6,843,535)
Total stockholders’ deficit	(7,161,748)	(2,426,239)
Total liabilities and stockholders’ deficit	$3,877,273	$6,354,197

**	Giving retroactive effect to the 1 for 2 reverse stock split effected on September 30, 2025

The accompanying notes are an integral part of these condensed consolidated financial statements

F-29

EDISON ONCOLOGY HOLDING CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,
	2025	2024

R&D revenue	$373,114	$304,209
Total revenue	373,114	304,209

General and administrative expenses	1,366,777	863,719
Research and development	575,814	746,669
Research and development - related party	476,998	72,570
Loss from operations	$(2,046,475)	$(1,378,749)

Other (expense) income
Interest (expense) income	(321,958)	(225,390)
Amortization of debt discount	(226,577)	(164,547)
Change in fair value of derivative liability	1,245	(83,985)
Change in fair value of equity method investment	(2,566,927)	154,636
	(3,114,217)	(319,286)

Loss income before provision for income taxes	(5,160,692)	(1,698,035)
Provision for income taxes	-	-
Net loss	$(5,160,692)	$(1,698,035)

Basic and diluted loss per share	$(1.27)	$(0.43)

Basic and diluted weighted average number of shares	4,051,576	3,984,357

The accompanying notes are an integral part of these condensed consolidated financial statements

F-30

EDISON ONCOLOGY HOLDING CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

			Additional		Total
	Common Stock **		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Equity (Deficit)	Equity (Deficit)
Balance at December 31, 2024	3,984,357	$398	$4,416,898	$(6,843,535)	$(2,426,239)

Shares of common stock issued for services	69,195	7	179,892	-	179,899
Shares of common stock issued to placement agents	23,462	2	60,826	-	60,828
Stock-based compensation expense	-	-	184,456	-	184,456
Net loss	-	-	-	(5,160,692)	(5,160,692)
Balance at September 30, 2025	4,077,014	407	4,842,072	(12,004,227)	(7,161,748)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Equity (Deficit)	Equity (Deficit)
Balance at December 31, 2023	3,984,357	$398	$4,359,684	$(5,669,328)	$(1,309,246)

Stock-based compensation expense	-	-	57,214	-	57,214
Net loss	-	-	-	(1,698,035)	(1,698,035)
Balance at September 30, 2024	3,984,357	$398	$4,416,898	$(7,367,363)	$(2,950,067)

**	Giving retroactive effect to the 1 for 2 reverse stock split effected on September 30, 2025

The accompanying notes are an integral part of these condensed consolidated financial statements

F-31

EDISON ONCOLOGY HOLDING CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(5,160,692)	$(1,698,035)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	226,577	164,547
Stock-based compensation	184,456	57,214
Change in fair value of derivative liablity	(1,245)	83,985
Change in fair value of equity method investment	2,566,927	(154,636)
Shares issued for services	191,189	-
Prepaid expenses and other assets	62,557	(25,411)
Accounts receivable	(121,114)	(93,810)
Accounts payable	1,480,340	260,003
Accrued expenses	(370,492)	347,599
Accrued interest	310,412	217,195
Loan agreement with Senz	(25,000)	19,801
Net cash used in operating activities	(656,085)	(821,548)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from convertible notes payable - related party	37,500	-
Net proceeds from convertible notes payable	371,410	1,500,000
Payment on convertible notes payable	(200,000)	-

Net cash (used in) provided by financing activities	208,910	1,500,000

INCREASE (DECREASE) IN CASH	(447,175)	678,452
Cash - Beginning of period	544,170	96,440
Cash - End of period	$96,995	$774,892

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$11,545	$8,883

Non-cash investing and financing activities:
Convertible notes payable issued to reduce accounts payable	$168,900	$-
Deferred offering costs	$453,621	$-

The accompanying notes are an integral part of this condensed consolidated financial statement.

F-32

EDISON ONCOLOGY HOLDING CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 1 – NATURE OF THE ORGANIZATION AND BUSINESS

Corporate History

Edison Oncology Holding Corp. (“Edison”, the “Company”, “we”, “our” or “us”) was formed on August 16, 2018 as a Nevada corporation. The Company’s principal offices are located at 3475 Edison Way, Suite R, Menlo Park, CA. Edison is a clinical-stage, oncology-focused pharmaceutical company. Our product development portfolio consists of multiple assets which are owned by us or to which we have obtained exclusive rights.

We plan to advance our product candidates through pre-clinical and clinical development as both standalone therapies and in combination with our other therapies, as long as their continued development is supported by clinical and nonclinical data. In addition, we may seek to establish development and marketing partnerships in order to partially offset development costs with development/commercialization strategic partners who we believe are well suited for the development, marketing, sales and distribution of our products, if approved.

On October 5, 2018, we entered into an agreement with NewGen Therapeutics, Inc. (“NewGen”) to acquire its assets, consisting substantially of four pharmaceutical patents. To facilitate the transaction, a wholly-owned subsidiary of the Company, Edison Oncology Acquisition Corp., was formed and subsequently acquired NewGen. NewGen was the surviving company subsequent to the completion of the merger, pursuant to which NewGen became a wholly owned subsidiary of the Company.

On December 27, 2018, we entered into an agreement with Valent Technologies LLC (“Valent”) under which we were granted certain exclusive rights to patent applications owned by Valent related to VAL-413 (Orotecan, oral irinotecan HCl), a proprietary oral formulation of irinotecan and a cancer therapy approved by the U.S. Food and Drug Administration (“FDA”). On April 1, 2020 we amended the agreement with Valent. We are collaborating with Valent to conduct a clinical trial with VAL-413, and we have been granted an exclusive right to acquire or license Valent’s intellectual property for the further development and commercialization of VAL-413 (See Note 8).

On January 31, 2021, we entered into a Development and License Agreement with Apollomics, Inc., a Cayman Islands corporation (“Apollomics”), pursuant to which we granted to Apollomics an exclusive, royalty-bearing, non-transferable, sublicensable right and license to develop, manufacture, use, sell, import, export, and commercialize the Company’s EO1001, our proprietary pan-ErbB inhibitor globally, except for China and Taiwan (See Note 3).

Reverse Stock Split

On September 30, 2025, the Company received shareholder approval to effectuate a reverse stock split of its issued and outstanding common stock at a ratio of not less than 1-for-1.2 and not greater than 1-for-5 with the Board to determine the exact ratio at its discretion (the “Reverse Stock Split”). The Reverse Stock Split will be effected prior to the initial public offering of the Company’s common stock. For purposes of these financial statements and accompanying footnotes, we have assumed the completion of the Reverse Stock split such that every two (2) shares of issued and outstanding common stock were converted into one (1) share of common stock. Any fractional shares of common stock that would result from the Reverse Stock Split were rounded up to the nearest whole post-Reverse Stock Split share. The Reverse Stock Split will not change the par value of the Company’s common stock. Accordingly, all outstanding securities entitling their holders to acquire shares of common stock were adjusted as a result of the Reverse Stock Split. All common share and per share data are retrospectively restated to give effect to the Reverse Stock Split for all periods presented herein.

Risks and Uncertainties

Management continues to evaluate the impact of the Russia-Ukraine war on the economy and the capital markets and has concluded that, while it is reasonably possible that such events could have negative effects on the Company’s financial position and results of its operations, the specific impacts are not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

F-33

The current challenging economic climate may lead to adverse changes in cash flows, working capital levels and/or debt balances, which may also have a direct impact on the Company’s operating results and financial position in the future. The ultimate duration and magnitude of the impact and the efficacy of government interventions on the economy and the financial effect on the Company is not known at this time. The extent of such impact will depend on future developments, which are highly uncertain and not in the Company’s control.

Going Concern and Management Liquidity Plans

The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and assume that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

For the nine months ended September 30, 2025, the Company had a net loss of approximately $5,161,000. As of September 30, 2025, the Company had an accumulated deficit of approximately $12,004,000 and a working capital deficit of approximately $7,903,000. Even with the proceeds from the issuance of the convertible notes during, and subsequent to, the nine months ended September 30, 2025, the Company will require additional funding to maintain its clinical trials, research and development projects, and for general operations.

Accordingly, the Company has concluded that substantial doubt exists about the Company’s ability to continue as a going concern for a period of at least twelve months from the issuance date of these condensed consolidated financial statements.

Management expects to incur substantial additional expenses over the next several years as the Company’s research, development and commercial activities increase. Our ability to continue our operations depends on our ability to complete equity or debt financings or generate cash through development and licensing agreements or generate profitable operations in the future. Such financings or development or licensing agreements may not be available or may not be available on reasonable terms. Our ability to generate profitable operations requires the advancement of our current and future product candidates through clinical trials, marketing approval and commercialization, the lengthy and expensive nature and uncertain outcomes of the clinical development process and the lengthy, time consuming and unpredictable nature of the regulatory approval process. Therefore, it is uncertain when, if ever, the Company will realize significant revenue from product sales.

If we are unable to raise sufficient capital when needed, our business, financial condition and results of operations will be materially and adversely affected, and we will need to significantly modify our operational plans to continue as a going concern. Management plans to address this uncertainty through an offering of the Company’s securities. The Company cannot provide any assurance that its plans to raise capital will be successful. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective business endeavors or opportunities which could significantly and materially restrict our operations.

These condensed consolidated financial statements do not give effect to any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial information as of and for the nine months ended September 30, 2025 and 2024 has been prepared in accordance with GAAP for interim financial information and with the instructions to Article 10 of Regulation S-X. In the opinion of management, such financial information includes all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation of our condensed consolidated financial position at such date and the condensed consolidated operating results and cash flows for such periods. Operating results for the nine months ended September 30, 2025 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 2025 or for any other subsequent annual or interim period.

F-34

Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to the rules of the U.S. Securities and Exchange Commission (“SEC”). These condensed consolidated unaudited financial statements and related notes should be read in conjunction with our audited financial statements for the years ended December 31, 2024 and 2023 included in the Company’s audited financial statements for the years ended December 31, 2024 and 2023 included in Section F of this registration statement.

The condensed consolidated balance sheet at December 31, 2024 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by GAAP for complete financial statements.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and our wholly-owned subsidiaries. As of September 30, 2025 and 2024, the Company had two wholly-owned subsidiaries, NewGen and Edison Oncology Acquisition Corp. All significant inter-company balances and transactions among the companies have been eliminated upon consolidation.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

The Company believes the following accounting policies affect its more significant judgments and estimates used in the preparation of the accompanying condensed consolidated financial statements. Significant estimates include the accrual for research and development expenses, fair value of embedded conversion rights, fair value of warrants, income taxes, the estimated fair value of acquired intangibles assets and impairment review of those assets, liabilities assumed and share based compensation expense. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. Estimates are periodically reviewed in light of reasonable changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates or assumptions.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of September 30, 2025 and December 31, 2024, the Company did not have any cash equivalents.

The Company maintains cash balances at financial institutions with accounts that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of September 30, 2025, the Company’s cash balance does not exceed FDIC coverage. As of December 31, 2024, the Company’s cash balance exceeded FDIC coverage. The Company has not experienced any losses in such accounts and periodically evaluates the credit worthiness of the financial institutions and has determined the credit exposure to be negligible.

License and Collaboration Arrangements and Revenue Recognition

The Company’s revenues are generated primarily through license and collaboration agreements with pharmaceutical and biotechnology companies. The terms of these arrangements may include (i) the grant of intellectual property rights (IP licenses) to therapeutic drug candidates against specified targets, (ii) performing research and development services to optimize drug candidates, and (iii) the grant of options to obtain additional research and development services or licenses for additional targets, or to optimize product candidates, upon the payment of option fees.

The terms of these arrangements typically include payment to the Company of one or more of the following: non-refundable, upfront license fees; payments for research and development services; fees upon the exercise of options to obtain additional services or licenses; payments based upon the achievement of defined collaboration objectives; future regulatory and sales-based milestone payments; and royalties on net sales of future products.

F-35

The Company accounts for revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). The Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In determining the appropriate amount of revenue to be recognized under ASC 606, the Company performs the following steps:

Step 1:	Identify the promised goods or services in the contract;
Step 2:	Determine whether the promised goods or services are performance obligations including whether they are distinct in the context of the contract;
Step 3:	Measure the transaction price, including the constraint on variable consideration;
Step 4:	Allocate the transaction price to the performance obligations; and
Step 5:	Recognize revenue when (or as) the Company satisfies each performance obligation.

As part of the accounting for these arrangements, the Company must make significant judgments, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each performance obligation.

Once a contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within the contract and determines those that are performance obligations. Arrangements that include rights to additional goods or services that are exercisable at a customer’s discretion are generally considered options. The Company assesses if these options provide a material right to the customer and if so, they are considered performance obligations.

Performance obligations are promised goods or services in a contract to transfer a distinct good or service to the customer. The promised goods or services in the Company’s contracts with customers primarily consist of license rights to the Company’s intellectual property for research and development, research and development services, options to acquire additional research and development services, and options to obtain additional licenses, such as a commercialization license for a potential product candidate. Promised goods or services are considered distinct when:

(i)	the customer can benefit from the good or service on its own or together with other readily available resources; and
(ii)	the promised good or service is separately identifiable from other promises in the contract.

In assessing whether promised goods or services are distinct, the Company considers factors such as the stage of development of the underlying intellectual property, the capabilities of the customer to develop the intellectual property on their own and whether the required expertise is readily available. In addition, the Company considers whether the collaboration partner can benefit from a promise for its intended purpose without the receipt of the remaining promises, whether the value of the promise is dependent on the unsatisfied promises, whether there are other vendors that could provide the remaining promises, and whether it is separately identifiable from the remaining promises. The Company estimates the transaction price based on the amount of consideration the Company expects to receive for transferring the promised goods or services in the contract. The consideration may include both fixed consideration and variable consideration. At the inception of each arrangement that includes variable consideration, the Company evaluates whether to estimate the amount of the potential payments and the likelihood that the payments will be received or use the right to invoice practical expedient. Under ASC 606, applicable to distinct licenses of IP, the Company evaluates and recognizes the royalties and sales milestones as revenue when (or as) the customer’s sales or usage occurs, unless doing so accelerates revenue recognition ahead of the entity’s satisfaction of the performance obligation to which the royalty relates. Therefore, the variable consideration connected to the Royalties and Sales Milestones is not estimated at inception of the contract and is recognized when the sales occur, and the royalties and sales milestones are met. For the research and development services, the right to invoice practical expedient is used whereby the contract research service activities to date are invoiced which correspond directly to the value of the related performance.

F-36

Licensing Revenue

The Company’s collaboration revenue arrangement (See Note 3) includes the following:

Upfront License and Sublicensing Fees

If a license is determined to be distinct from the other performance obligations identified in the arrangement, the Company recognizes revenues from non-refundable, up-front fees allocated to the license when the license is transferred to the licensee and the licensee is able to use and benefit from the license. For licenses that are bundled with other promises, the Company utilizes judgment to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied over time or at a point in time and, if over time, the appropriate method of measuring progress for purposes of recognizing revenue from non-refundable, up-front fees. The Company evaluates the measure of progress each reporting period and, if necessary, adjusts the measure of performance and related revenue recognition.

The timing and amount of revenue that we recognize from licenses of technology, either from upfront fees or milestones where we are providing continuing services related to product development, are primarily dependent upon our estimates of the development period. We define the development period as the point from which research activities commence up to regulatory approval of either our or our partners’ submission, assuming no further research is necessary. As product candidates move through the development process, it is necessary to revise these estimates to consider changes to the product development cycle, such as changes in the clinical development plan, regulatory requirements, or various other factors, many of which may be outside of our control. Should the FDA or other regulatory agencies require additional data or information, we would adjust our development period estimates accordingly.

We did not recognize any upfront licensing or sublicensing revenue in the nine months ended September 30, 2025 and 2024.

Milestone Payments

Milestone payments, in the form of additional license fees, typically represent nonrefundable payments to be received in conjunction with the achievement of a specific event identified in the license or sublicense agreement, such as completion of specified development activities and/or regulatory submissions and/or approvals. We believe that a milestone represents the culmination of a distinct earnings process when it is not associated with ongoing research, development or other performance on our part. We recognize such milestones as revenue when they become due, and collection is reasonably assured. When a milestone does not represent the culmination of a distinct earnings process, we recognize revenue in a manner similar to that of an upfront license fee.

The Company’s license and collaboration agreements may include development and regulatory milestones. The Company evaluates whether the milestones are considered probable of being reached and estimates the amount to be included in the transaction price using the most likely amount method. The Company evaluates factors such as scientific, clinical, regulatory, commercial, and other risks that must be overcome to achieve the particular milestone in making this assessment. If it is probable that a significant revenue reversal would not occur, the associated milestone value is included in the transaction price. Milestone payments that are not within the Company’s control or the licensee’s control, such as regulatory approvals, are not considered probable of being achieved until those approvals are received. At the end of each reporting period, the Company re-evaluates the probability of achievement of such milestones and any related constraint, and if necessary, adjusts the estimate of the overall transaction price. Any such adjustments are recorded on a cumulative catch-up basis, which would affect collaboration revenue and net loss in the period of adjustment.

We did not recognize any milestone revenue in the nine months ended September 30, 2025 and 2024.

Royalties

For arrangements that include sales-based royalties, including milestone payments based on a level of sales, and the license is deemed to be the predominant item to which the royalties relate, the Company will recognize revenue at the later of (i) when the related sales occur, or (ii) when the performance obligation to which some or all of the royalty has been allocated has been satisfied (or partially satisfied). To date, the Company has not recognized any revenue related to sales-based royalties or milestone payments based on the level of sales.

We did not recognize any royalty revenue in the nine months ended September 30, 2025 and 2024.

Research and Development Services

The promises under the Company’s collaboration agreements may include research and development services to be performed by the Company on behalf of the partner. Payments or reimbursements resulting from the Company’s research and development efforts are recognized as the services are performed and presented on a gross basis because the Company is the principal for such efforts.

F-37

We recognized $373,114 and $304,209 for research and development services in the nine months ended September 30, 2025 and 2024, respectively.

Acquired In-Process Research and Development

In accordance with ASC Topic 350, Intangibles – Goodwill and Other, the Company’s acquired in process research and development (“IPR&D”) has been determined to have an indefinite life and, therefore, is not initially amortized. Instead, it is tested for impairment annually and between annual tests if the Company becomes aware of an event or a change in circumstances that would indicate the carrying value may be impaired.

On October 5, 2018, the Company entered into an agreement with NewGen to acquire its assets, consisting substantially of four pharmaceutical patents. As consideration for the purchase of the assets, the Company issued 2,000,000 shares of the Company’s common stock to the sellers of NewGen. The aggregate fair value of these shares at the time of the acquisition totaled to $2,000,000, and including the transaction costs and liabilities acquired, the asset acquisition was $2,201,555.

The Company has accounted for the transaction as an asset acquisition in accordance with ASC 805 “Business Combinations.” Since the purchased intellectual property was deemed to have alternative future use, the Company recorded an IPR&D asset within Intangible Assets on the consolidated balance sheet.

Impairment of Long-Lived Assets

The Company reviews long-lived assets annually for impairment or whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. With respect to the impairment testing of acquired IPR&D, ASC 350, Intangibles-Goodwill and Other, provides for a two-step impairment process with the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to the determination that it is more-likely-than not (that is, a likelihood of more than 50%) that acquired IPR&D is impaired. If the Company chooses to first assess qualitative factors and it determines that it is more-likely-than not acquired IPR&D is not impaired, the Company is not required to take further action to test for impairment.

When the Company performs a quantitative assessment of acquired IPR&D, it compares its carrying value to its estimated fair value to determine whether an impairment exists. The Company evaluates potential impairment of its acquired IPR&D annually on October 1, utilizing an income approach and determining if it was more-likely-than not that the fair value was impaired.

Our determinations as to whether, and if so, the extent to which acquired IPR&D become impaired are highly judgmental and are based on significant assumptions regarding our projected future financial condition and operating results, changes in the manner of our use of the acquired assets, development of our acquired assets or our overall business strategy, and regulatory, market, and economic environment and trends.

If the associated research and development effort is abandoned, the related asset will be written-off, and the Company will record a non-cash impairment loss on its condensed consolidated statement of operations. For those products that are brought into use through an out-license arrangement or that reach commercialization, the IPR&D asset will be reclassified into a Long lived IPR&D asset and amortized over its estimated useful life which is the lower of the expected royalty term or the remaining life of the relevant patents, whichever is shorter. The Company periodically reviews its long-lived IPR&D assets to determine whether i) events and circumstances continue to support an indefinite useful life and ii) asset impairment.

During the nine months ended September 30, 2025 and 2024, we did not record a loss on impairment.

Patent Costs

All patent-related costs incurred in connection with preparing, filing and prosecuting patent applications are expensed as incurred due to the uncertainty about the recovery of the expenditure. Amounts incurred are classified as general and administrative expenses in the condensed consolidated statement of operations.

F-38

Equity Method Investment

The Company accounts for investments in entities in which the Company has significant influence over the entity’s financial and operating policies, but does not control, using the equity method of accounting. As it pertains to our investment in Rakovina Therapeutics, Inc. (“Rakovina”), the Company elected under ASC 825, Fair Value Option, for the investment to be recognized at fair value. As such, the investment is remeasured at the end of each period to fair value, with the change in fair value recognized in the condensed consolidated statement of operations (See Note 5).

Fair Value Measurements

The Company’s financial instruments consist of cash, equity method investment(s), accounts payable, accrued liabilities and derivative liabilities. The carrying amounts of cash, accounts payable and accrued liabilities approximate their fair value due to the short-term nature of those financial instruments. The fair value of the equity method investment, derivative liability, liability classified warrants are remeasured to fair value each reporting period.

ASC Topic 820, Fair Value Measurement (“ASC 820”), establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances.

Fair value is the exchange price that would be received for an asset, or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets and liabilities (Level 1) and lowest priority to unobservable inputs (Level 3).

Assets and liabilities recorded in the balance sheets at fair value are categorized based on a hierarchy of inputs as follows:

Level 1:	Quoted prices are available in active markets for identical assets or liabilities as of the reporting date.
Level 2:	Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies.
Level 3:	Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. The significant unobservable inputs used in the fair value measurement for nonrecurring fair value measurements of long-lived assets include pricing models, discounted cash flow methodologies and similar techniques. To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities, and operating lease liabilities in the Company’s condensed consolidated balance sheet. The Company has not entered any operating or financing leases.

ROU assets represent the Company’s right to use and control an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. If the Company’s leases will not provide an implicit rate, the Company will use its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The ROU asset also includes lease payments made before the lease commencement date and excludes any lease incentives. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

F-39

The components of a lease shall be split into three categories, if applicable: lease components (e.g., land, building, etc.), non-lease components (e.g., common area maintenance, maintenance, consumables, etc.), and non-components (e.g., property taxes, insurance, etc.). The fixed and in-substance fixed contract consideration (including any related to non-components) must then be allocated based on fair values to the lease components and non-lease components. The Company’s operating leases may have lease and non-lease components to which the Company has elected to apply a practical expedient to account for each lease component and related non-lease component as one single component. The lease component results in a right-of-use asset being recorded on the condensed consolidated balance sheet. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Warrants

The Company accounts for freestanding warrants within stockholders’ equity or as liabilities based on the characteristics and provisions of each instrument. The Company evaluates outstanding warrants in accordance with ASC 480, Distinguishing Liabilities from Equity, and ASC 815, Derivatives and Hedging. If none of the criteria in the evaluation in these standards are met, the warrants are classified as a component of stockholders’ equity and initially recorded at their grant date fair value without subsequent remeasurement. Warrants that meet the criteria are classified as liabilities and remeasured to their fair value at the end of each reporting period. As of September 30, 2025 and the year ended December 31, 2024, the Company did not have any warrants required to be classified as liabilities.

Basic and Diluted Earnings/Loss per Common Share

Basic and diluted earnings or loss per share (“EPS”) amounts in the condensed consolidated financial statements are computed in accordance with ASC 260 – 10, Earnings per Share, which establishes the requirements for presenting EPS. Basic EPS is based on the weighted average number of shares of common stock outstanding. Diluted EPS is based on the weighted average number of shares of common stock outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net income or loss available to common stockholders (numerator) by the weighted average number of shares of common stock outstanding (denominator) during the period. Potentially dilutive securities are excluded from the calculation of diluted loss per share, if their effect would be anti-dilutive. For periods in which the Company reports net losses, diluted net loss per share is the same as basic net loss per share because potentially dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.

Foreign Currency and Currency Translation

The functional currency is the currency of the primary economic environment in which an entity’s operations are conducted. The Company and its subsidiaries operate mainly in the United States. The Company conducts certain clinical trials in foreign jurisdictions, including Australia and Canada. The Company and its subsidiaries’ functional and reporting currency is the U.S dollar.

Monetary assets and liabilities denominated in currencies other than the functional currency are remeasured into the functional currency at rates of exchange prevailing at the balance sheet dates. Non-monetary assets and liabilities denominated in foreign currencies are remeasured into the functional currency at the exchange rates prevailing at the date of the Transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective period.

Adjustments that arise from exchange rate changes on transactions denominated in a currency other than the local currency are included in other (expense) income in the condensed consolidated statement of operations as incurred.

Research and Development

Research and development costs are expensed as incurred. The Company records the costs associated with research, nonclinical and clinical trials, and manufacturing development, expenses and external costs of outside vendors engaged to conduct preclinical development activities and clinical trials, including salaries, share-based compensation and benefits, as incurred. These costs are a significant component of the Company’s research and development expenses, with a substantial portion of the Company’s on-going research and development activities conducted by third party service providers.

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Nonrefundable advance payments for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses. The prepaid amounts are expensed as the related goods are delivered or the services are performed.

The Company accrues for expenses resulting from obligations under agreements with contract research organizations (“CROs”), contract manufacturing organizations (“CMOs”), and other outside service providers for which payment flows do not match the periods over which materials or services are provided to the Company. Accruals are recorded based on estimates of services received and efforts expended pursuant to agreements established with CROs, CMOs, and other outside service providers. These estimates are typically based on contracted amounts applied to the proportion of work performed and determined through analysis with internal personnel and external service providers as to the progress or stage of completion of the services. The Company makes significant judgments and estimates in determining the accrual balance in each reporting period. In the event advance payments are made to a CRO, CMO, or outside service provider, the payments will be recorded as a prepaid asset which will be amortized or expensed as the contracted services are performed. As actual costs become known, the Company adjusts its prepaids and accruals. Inputs, such as the services performed, the number of patients enrolled, or the trial duration, may vary from the Company’s estimates, resulting in adjustments to research and development expense in future periods. Changes in these estimates that result in material changes to the Company’s accruals could materially affect the Company’s results of operations. To date, the Company has not experienced any material deviations between accrued and actual research and development expenses.

Stock-based Compensation

Stock-based compensation expense includes the estimated fair value of equity awards vested during the reporting period. The Company applies the provisions of ASC 718, Compensation - Stock Compensation (“ASC 718”), which requires the measurement and recognition of compensation expense for all stock-based awards made to employees, including grants of stock options, restricted stock units, modifications to existing stock options and equity classified warrants, in the condensed consolidated statement of operations. Pursuant to ASC 718, the Company accounts for warrants issued to non-employees for their services in accordance with ASC 718.

The grant date fair value of stock options and equity-classified warrants are calculated using the Black-Scholes-Merton option pricing model. The use of the Black-Scholes-Merton option pricing model requires management to make assumptions with respect to the fair value of the underlying shares, the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates and expected dividend yields of the common stock. For awards subject to service-based vesting conditions, including those with a graded vesting schedule, the Company recognizes stock-based compensation expense equal to the grant date fair value of stock options on a straight-line basis over the requisite service period, which is generally the vesting term. Forfeitures are recorded as they are incurred as opposed to being estimated at the time of grant and revised.

Related Party Disclosures

The Company identifies related party transactions in accordance with ASC 855, Related Party Disclosures. Further, information regarding material related party transactions is disclosed in accordance with ASC 855 and Rule 4-08 of Regulation S-X.

Concentration of Credit Risks

For the nine months ended September 30, 2025 and 2024, respectively, the Company had revenue from one customer that accounted for 100% of total R&D revenue. As of September 30, 2025, total accounts receivable from this customer was approximately $647,000.

Segment Information

The Company adopted Accounting Standards Update (“ASU”) No. 2023-07, “Segment Reporting (Topic 280) Improvements to Reportable Segment Disclosures” on January 1, 2024. The Company determines its operating segment based on how its chief operating decision maker (“CODM”) manages the business, makes operating decisions, including the allocation of resources, and assesses operating performance. The Company’s CODM is the Chief Executive Officer, who reviews the Company’s operating results on a consolidated basis. The Company has determined that it has only one operating segment. The Company manages its business activities and allocates resources on a consolidated basis, operates as a single operating segment and has one reportable segment.

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Recent Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40). The amendments in this update require disclosure, in the notes to financial statements, of specified information about certain costs and expenses at each interim and annual reporting period. The amendments are effective for annual periods beginning after December 15, 2026, and reporting periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact to its condensed consolidated financial statements.

All other newly issued but not yet effective accounting pronouncements have been deemed to be not applicable or immaterial to the Company.

NOTE 3 – DEVELOPMENT AND LICENSE AGREEMENT

Apollomics License Agreement

Under our Development and License Agreement (“DLA”) with Apollomics, for the nine months ended September 30, 2025 and 2024, we have recognized the following revenue in our condensed consolidated statement of operations:

	Nine months Ended September 30, 2025	Nine months Ended September 30, 2024

Research and development services	$373,114	$304,209
Total revenues	$373,114	$304,209

Summary

On January 31, 2021, the Company entered into a DLA with Apollomics, pursuant to which the Company granted to Apollomics an exclusive, royalty-bearing, non-transferable, sublicensable right and license to develop, manufacture, use, sell, import, export, and commercialize the Company’s EO1001 product globally, except for China and Taiwan. The DLA with Apollomics is set to continue in effect until the expiration of all payment obligations (milestones and royalties) noted below, or if Apollomics chooses to request an early termination of the agreement. In consideration for the license, Apollomics paid the Company a non-refundable one-time payment of $1,500,000 on February 1, 2021. Per further terms in the contract, Apollomics is required to pay the Company certain milestone and royalty payments.

The contract includes a Joint Steering Committee (“JSC”) and a Joint Development Plan (“JDP”), which oversees the development and commercialization of the licensed product candidate in the licensed territory. The Company and Apollomics have each appointed two senior executives to the JSC. The JDP falls under the guidance of ASC 808, Collaborative Arrangements. ASU 2018-18, Clarifying the Interaction Between Topic 808 and Topic 606, clarifies that collaborative arrangements are within the scope of ASC 606 if the promised good or service is distinct within the collaborative arrangement and with a customer. Apollomics is the customer per the license agreement and, per the terms in the contract, Apollomics is to solely bear all costs associated with the development of the licensed product candidate, including costs of certain of our employees performing development activities

Revenue Recognition

The Company identified performance obligations under the arrangement consisting of the license of intellectual property rights, research and development (“R&D”) services and participation on the JSC.

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The Company has considered the performance obligations identified in the contract and concluded that the license of intellectual property rights is distinct from the provision of R&D services and JSC, as the R&D services and JSC are not expected to significantly modify the clinical-stage intellectual property and Apollomics can benefit from the license together with the R&D services that it could obtain from another vendor. As a result, the grant of intellectual property rights and the provision of R&D services combined with participation on the JSC is considered two separate performance obligations for this contract.

Variable consideration to be paid to the Company upon performance of R&D services and participation on the JSC were excluded from the transaction price at the onset of the agreement as the Company has elected the right-to-invoice practical expedient and revenue is recognized directly related to the performance of the R&D services.

Variable consideration to be paid to the Company upon reaching certain milestones has been excluded from the calculation, as at the inception of the contract, it is not probable that a significant reversal of revenue recognized would not occur in a subsequent reporting period.

NOTE 4 – INTANGIBLE ASSETS

Intangible assets, which were not subject to amortization, consisted of the following:

Patent	Useful Life	September 30, 2025	December 31, 2024

Patents - E01001	Indefinite	$1,981,032	$1,981,032

Less: accumulated amortization		-	-

Total intangible assets, net		$1,981,032	$1,981,032

The Company’s intangible assets relate to our EO1001 product candidate which is the subject of the Apollomics DLA (See Note 3). The compound is currently in a Phase 2 clinical trial. We have filed patents covering composition of matter, formulation, and methods of use for EO1001.

NOTE 5 – EQUITY METHOD INVESTMENT

The equity method investment consisted of the following:

	Initial				As of September 30, 2025		As of December 31, 2024
Equity Investment	Equity Ownership	Number of Shares	Share Price (Fair Value)	Valuation (Basis)	Equity Ownership	Number of Shares	Equity Ownership	Number of Shares

Rakovina Therapeutics Inc.	43%	30,000,000	$0.1983	$5,949,076	11.5%	2,426,563	17%	24,265,625

On August 28, 2020, our wholly-owned subsidiary, NewGen, entered into a business combination agreement with Vincero Capital Corp. (“Vincero”), a capital pool company listed on the Toronto Venture Exchange (the “Vincero Agreement”). Under the terms of the Vincero Agreement, NewGen and Vincero each formed a wholly-owned subsidiary under the laws of British Columbia to facilitate the sale of intellectual property related to proprietary pre-clinical DNA-damage response inhibitor technologies to Vincero and as consideration for the sale NewGen to receive 30,000,000 shares of Vincero common stock. On March 25, 2021, the business combination agreement was consummated by Vincero whereby NewGen’s wholly owned British Columbia subsidiary became a wholly-owned subsidiary of Vincero under the name Rakovina Research Ltd. (“Rakovina Research”). Vincero then changed its name to Rakovina Therapeutics Inc. (“Rakovina”), which continued as the surviving entity.

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Per the terms of the business combination agreement, NewGen, or ultimately, the Company received 30,000,000 shares in consideration representing approximately 43% of Rakovina outstanding shares on the closing date on March 25, 2021, with the market value of these shares at the closing of the merger being CAD $0.25 (US $0.20) per share, for a total consideration of US $5,949,076. The exchange of shares for the Company’s patents via the transaction mechanism described above was accounted for as a sale of assets. The patents transferred had a carrying value for the Company of $220,523. Therefore, the receipt of the consideration of $5,949,076 for the carrying value of the patents results in a gain on sale of assets of $5,728,553. After the sale of the assets, there was no further relationship between the Company and Rakovina Therapeutics Inc or Rakovina Research, with the exception of the Company’s CEO and Chairman each serving on the board of Rakovina and comprising two fifths of Rakovina’s board of directors. Per ASC 323, Investments-Equity Method and Joint Venture the equity method investment is applicable, not only based on the percentage holding, but if the investor can influence the operating or financial decisions of the investee. Therefore, based on their positions with Rakovina, the investment will remain as equity method investment.

At the time of the exchange, the 30,000,000 shares of Rakovina issued to the Company represented approximately 43% of Rakovina’s outstanding shares of 68,558,000. In October 2021, the Company’s ownership of Rakovina was decreased to approximately 35% when the Company transferred approximately 5.7 million of the Rakovina shares to its Series A convertible note holders as a concession for agreeing to extend the maturity date of the Series A Notes. The Company recognized an extension agreement expense of $917,500, based on the average carrying value of the Rakovina equity method shares and related to the transfer of the Rakovina shares in the year ended December 31, 2021. The Company has concluded that the relationship with Rakovina does not constitute a variable interest entity (“VIE”) where the Company is the primary beneficiary, and further that it does not have voting control over Rakovina. As a result, consolidation of Rakovina into the Company’s condensed consolidated financial statements is not required.

On December 13, 2024, Rakovina issued 50,000,000 common shares and warrants in a Private Placement, which resulted in the Company’s percentage holding of Rakovina common shares to lower to approximately 17%. The Company still has significant influence on the Rakovina business, and there is no change in the accounting of the equity investment.

On June 24, 2025, Rakovina completed a 1:10 reverse stock split. As a result, the Company’s ownership of Rakovina common shares was reduced to 2,426,563 shares. In addition, on June 6, 2025 Rakovina announced the completion of a financing that resulted in a decrease in the Company’s ownership of Rakovina common shares to an estimated 11.5%. The Company still has significant influence on the Rakovina business, and there is no change in the accounting of the equity investment.

The Company accounts for this transaction as an equity method investment and elected under ASC 825 for the investment to be treated as a fair value option. It will be remeasured at the end of each period to fair value, with the change in fair value recognized in the statement of operations as Rakovina is a publicly traded company and the share price is readily available in the market.

The following table summarizes the activity of the Company’s equity method investment, which is based on the quoted market price of the Rakovina:

	September 30, 2025	December 31, 2024
Balance at beginning of period	$3,203,354	$1,546,934
Change in fair value of equity method investment	(2,566,927)	1,656,420
Balance at end of period	$636,427	$3,203,354

The fair value of the Rakovina share price was CAD $0.37 (US $0.26) per share at September 30, 2025, which resulted in an equity method investment fair value of $636,427 as of September 30, 2025.

The fair value of the Rakovina share price was CAD $0.19 (US $0.13) per share at December 31, 2024, which resulted in an equity method investment fair value of $3,203,354 as of December 31, 2024.

The summarized information as to results of operations of Rakovina were as follows as expressed in $CAD:

For the Six months ended June 30, 2025
Sales	-
Gross profit	-
Net loss and comprehensive loss	(5,078,399)

For the Six months ended June 30, 2024
Sales	-
Gross profit	-
Net loss and comprehensive loss	(1,573,440)

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NOTE 6 –ACCRUED Expenses

Accrued expenses consist of the following amounts:

	September 30, 2025	December 31, 2024
Legal and professional fees	$370,292	$217,489
Research and development consultants	389,633	492,444
Other	991	991
Total accrued expenses	$760,916	$710,924

NOTE 7 – CONVERTIBLE NOTES

The convertible notes consisted of the following:

			September 30, 2025
	Debt Amount	Debt Discount	Discount Amortized	Net Amount

Series B Convertible Notes – interest at 10% per annum, and an extended maturity date of the effective date of the Registration Statement.	$621,500	$(40,373)	$40,373	$621,500

Series C Convertible Notes – interest at 7.5% per annum payable at maturity with a maturity date 24 months from the date of the initial closing	2,295,000	(710,621)	710,621	2,295,000

Series D Convertible Notes – interest at 10% per annum payable at maturity with a maturity date 24 months from the date of the initial closing	2,276,600	(676,171)	275,447	1,875,876

	$5,193,100	$(1,427,165)	$1,026,441	$4,792,376
Less: related party convertible notes payable				$(124,500)
Less: convertible notes payable, current, net				$(2,792,000)
Convertible notes payable - non-current, net				$1,875,876

Series B Convertible Notes

During the years ended December 31, 2020 and December 31, 2021, the Company issued convertible notes to accredited investors, for an aggregate principal amount of $565,000 (the Series B Notes). The Series B Notes accrue interest at 10% per annum, with a maturity date of December 31, 2021, with a sole option by the Company for the maturity date to be extended to December 31, 2022 by the issuance of warrants to the holders of the Series B Notes (“Series B Extension Warrants”). Additionally, if, on or before the maturity date, the Company has filed a registration statement (a “Registration”), or similar filing or corporate event which will result in a public listing of the Company’s common share (a “Liquidity Event”) on or before November 1, 2022, the maturity date shall be extended to the earlier of (i) the date on which the Registration has been declared effective or (ii) 180 days from the initial filing of the Registration. Furthermore, if the Company has not filed a Registration on or before November 1, 2022, 105% of the unpaid principal and accrued interest shall be due and payable by the Company at the maturity date. The Company may prepay any outstanding amounts owing under the notes, in whole or in part, at any time prior to the maturity date or conversion. As the Registration Statement was not filed on or before November 1, 2022 the principal of the outstanding notes were increased to 105%. On December 22, 2022 an extension was entered into, whereby the principal was increased to 110% of the original principal, and the maturity date was extended to June 30, 2023. However, per the extension agreement if the Company has filed a Registration Statement on or before June 30, 2023, so long as the Company maintains a current Registration, the Maturity Date shall be extended to the date on which the Registration has been declared effective.

The holders of the Series B Notes have a voluntary conversion feature if the Company sells shares of its capital stock pursuant to an unregistered offering (“Financing”) on or prior to the maturity date, at a conversion rate equal to the lessor of i) 80% of the share price of the Financing or ii) a price per share, applying the 80% discount, based on $8,000,000 divided by the fully diluted capitalization immediately prior to the initial closing of the Financing. The notes additionally include an automatic conversion, upon a Liquidity Event. The Liquidity Event conversion price will be the lessor of i) 85% of the price per share in the Liquidity Event, or ii) a price per share, not applying the 85% discount, based on $8,000,000 divided by the fully diluted capitalization immediately prior to the initial closing of the Liquidity Event.

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On December 31, 2021, the Company exercised its option to extend the maturity date of the Series B Notes to December 31, 2022 and issued 32,227 Series B Extension Warrants to the holders, including the related party holder, of the Series B Notes. The Series B Extension Warrants have an exercise price based on 85% of price per share of common stock sold in the Company’s first public offering after the effective Registration. The Company used a third party to perform a valuation to estimate their fair value of $1.30 per warrant, for a total of $41,893, with factors which included a term of two years, volatility of 59.2% and a risk-free rate of 1.26%. Management concluded that the 2022 warrant extension did not constitute a debt extinguishment pursuant to ASC 470, and the fair value of the warrant has been recorded as a debt discount and is being amortized through interest expense using the effective interest method through the scheduled maturity date.

The Company has extended the 76,993 Series A and Series B extension warrants expiration date until the earlier of (i) December 31, 2025 or (ii) a Liquidation Event which is defined as an initial public offering of our common stock or a merger, or similar transaction, whereby all, or substantially all of our assets are transferred pursuant to which our stockholders receive shares of a publicly-traded company.

As of September 30, 2025, the fair value of the derivative was $171,177, with a change in fair value of $(15,061) recognized in the nine months ended September 30, 2025. The fair value of the derivative liabilities of convertible notes was estimated by using the Monte Carlo method using the following inputs: the price of the Company’s common stock of $2.254 per share; the conversion prices (as described above); risk-free interest rates of 3.76%; and an expected volatility of the Company’s common stock of 96.6%.

As of December 31, 2024, the fair value of the derivative was $186,238, with a change in fair value of $22,170 recognized in the year ended December 31, 2024. The fair value of the derivative liabilities of convertible notes was estimated by using the Monte Carlo method using the following inputs: the price of the Company’s common stock of $2.64; the conversion prices (as described above); risk-free interest rates of 4.24% ; and an expected volatility of the Company’s common stock of 65.0%.

The Company recorded an accrued interest expense for the Series B Notes of approximately $44,000 and $61,000 for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively.

Series C Convertible Notes

The Company issued convertible notes to various accredited investors on February 28, 2022, June 30, 2022, September 25, 2022, July 1, 2023 and March 5, 2024 for aggregate principal balances of $2,495,000 (the Series C Notes). The Series C Notes bear interest at 7.5% per annum payable at maturity with a maturity date 24 months from the date of the initial closing, or upon the occurrence and/or during the continuance of the Event of Default. Provided, however, that if the Company has filed a Registration Statement on or before the maturity date, the maturity date shall be extended to the earlier of the date on which the Registration Statement has been declared effective or 180 days from the initial filing of the Registration Statement. The notes have a voluntary conversion at any time through the maturity date at the option of the holder, at a conversion price of $7.68. The notes also have a voluntary conversion at the option of the holder upon a financing event, at the lessor of 90% of the price paid by investors in the financing, or the conversion price. There is an automatic conversion upon a liquidity event, at a price per share equal to the lesser of 90% of the price in the liquidity event or the conversion price. In connection with the Series C convertible notes, the Company issued 34,917 shares of common stock to the placement agents for $79,400 based on a fair value of $2.28 per share, which has been recognized as a debt discount.

The Company analyzed the conversion features in accordance with ASC 815 and determined the conversion feature meets the definition of a derivative and, therefore, requires bifurcation and will be accounted for as a derivative liability. The Company estimated the fair value of the conversion feature derivative embedded in the convertible notes to be $359,384, $126,386, $58,827, and $44,984 at the respective issuance dates of February 28, 2022, June 29, 2022, September 25, 2022 and July 1, 2023, and $41,640 for the March 5, 2024 issuance; based on certain assumptions utilizing the Monte Carlo methodology. The key valuation assumptions used consist, in part, on the price of the Company’s common stock ranging from $1.52 to $1.778 per share at their respective issuance dates; risk-free interest rates ranging from 4.49% to 5.57% depending on the Valuation Date and the expected term to exit, and a range of expected volatility of the Company’s common stock of 84.6% to 90.1%, the various expected exit events and their respective probabilities of occurrence, and the strike prices determined in alignment with the conversion terms. The derivative fair value has been recorded as a debt discount and for the nine months ended September 30, 2025 and 2024, with an amortization expense of $17,812 and $75,751, respectively.

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On April 25, 2025, one of the Series C convertible notes was repaid for a total of $200,000, with the derivative remaining fair value of $45,181 recognized in the change in fair value in the nine months ended September 30, 2025.

As of September 30, 2025, the fair value of the derivative was $588,130, with a change in fair value of $21,347 recognized in the nine months ended September 30, 2025. The fair value of the derivative liabilities of convertible notes was estimated by using the Monte Carlo methodology using the following inputs: the price of the Company’s common stock of $2.254 per share; the conversion prices (as described above); risk-free interest rates of 3.70%; and an expected volatility of the Company’s common stock of 65.7%.

As of December 31, 2024, the fair value of the derivative was $566,784, with a change in fair value of $35,584 recognized in the year ended December 31, 2024. The fair value of the derivative liabilities of convertible notes was estimated by using the Monte Carlo methodology using the following inputs: the price of the Company’s common stock of $2.64 per share; the conversion prices (as described above); risk-free interest rates of 4.11%; and an expected volatility of the Company’s common stock of 65.7%.

The Company recorded an accrued interest expense for the Series C Notes of approximately $114,000 and $185,000 for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively.

Series D Convertible Notes

The Company issued convertible notes to various accredited investors in September 2024 and received gross proceeds of $1.35 million. In October 2024 the Company issued two additional Series D convertible notes for a total principal of $300,000 to reduce amounts owed in accounts payable. The Series D Notes bear interest at 10% per annum payable at maturity with a maturity date 24 months from the date of the initial closing, or upon the occurrence of the event of a trade sale or Initial Public Offering (“IPO”) (each an “Exit Event”). Upon an Exit Event, the Series D notes will mandatorily convert to common shares at the lower of a 20% discount to the IPO price; or a fully diluted pre-money company valuation of $50 million. If there is not an Exit Event that has occurred prior to the maturity date, the Series D notes are to be converted to common shares at face value plus a 5% premium. Additionally, any accrued interest will also convert into common shares at the maximum conversion price. The maximum conversation price is equivalent to a pre-money company valuation of $50 million.

In January 2025 the Company issued three additional Series D convertible notes for a total principal of $168,900 to reduce amounts owed in accounts payable. The fair value of the conversion feature derivative embedded in the convertible notes recognized as a debt discount was $47,427. The fair value of the derivative liability was estimated by using the Monte Carlo methodology using the following inputs: the price of the Company’s common stock of $2.696 per share; the conversion prices; risk-free interest rates of 3.89%; and an expected volatility of the Company’s common stock of 80.7%.

On May 1, 2025, the Company issued an additional Series D convertible note to an accredited investor and received gross proceeds of $120,200. The fair value of the conversion feature derivative embedded in the convertible notes recognized as a debt discount was $30,184. The fair value of the derivative liability was estimated by using the Monte Carlo methodology using the following inputs: the price of the Company’s common stock of $2.646 per share; the conversion prices; risk-free interest rates of 3.70%; and an expected volatility of the Company’s common stock of 82.3%.

During August 2025, the Company issued three additional Series D convertible notes to accredited investors and received gross proceeds of $300,000. The fair value of the conversion feature derivative embedded in the convertible notes recognized as a debt discount was $80,497, including the related party Series D issuance (Note 8). The fair value of the derivative liability was estimated by using the Monte Carlo methodology using the following inputs: the price of the Company’s common stock ranging from $1.208 to $1.247 per share; the conversion prices; risk-free interest rates ranging from 3.61% to 3.90% depending on the Valuation Date and the expected term to exit; and a range of expected volatility of the Company’s common stock of 81.3% to 81.8%.

The Company analyzed the conversion features for the Series D convertible notes issued during the year end 2024 in accordance with ASC 815 and determined the conversion feature meets the definition of a derivative and, therefore, requires bifurcation and will be accounted for as a derivative liability. The Company estimated the fair value of the conversion feature derivative embedded in the convertible notes to be $213,867, $125,628, and $81,834 at the respective issuance dates of September 5, 2024, September 23, 2024 and October 31, 2024; based on certain assumptions utilizing the Monte Carlo methodology. The key valuation assumptions used consist, in part, on the price of the Company’s common stock ranging from $4.14 to $4.00 per share at their respective issuance dates; risk-free interest rates ranging from 3.75% to 4.16% depending on the Valuation Date and the expected term to exit, and a range of expected volatility of the Company’s common stock of 85.4% to 81.3%, the various expected Exit Events and their respective probabilities of occurrence, and the strike prices determined in alignment with the conversion terms. The derivative fair value has been recorded as a debt discount and for the year ended December 31, 2024, with an amortization expense of $66,682.

F-47

As of September 30, 2025, the fair value of the derivative was $525,144, with a change in fair value of $(7,531) recognized in the nine months ended September 30, 2025. The fair value of the derivative liabilities of convertible notes was estimated by using the Monte Carlo methodology using the following inputs: the price of the Company’s common stock of $2.254 per share; the conversion prices (as described above); risk-free interest rates of 3.60%; and an expected volatility of the Company’s common stock of 78.1 % to 82.3%.

As of December 31, 2024, the fair value of the derivative was $315,650, with a change in fair value of $(46,762) recognized in the year ended December 31, 2024. The fair value of the derivative liabilities of convertible notes was estimated by using the Monte Carlo methodology using the following inputs: the price of the Company’s common stock of $3.66 per share; the conversion prices (as described above); risk-free interest rates of 4.23%; and an expected volatility of the Company’s common stock of 80.7%.

The Company recorded an accrued interest expense for the Series D Notes of approximately $146,000 and $45,000 for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively.

The Company recognized an amortization expense of the debt discount related to the Series C and Series D Convertible Notes of approximately $227,000 and $165,000 for the nine months ended September 30, 2025 and September 30, 2024, respectively

Note 8 - Related Party Transactions

Convertible Note Payable – Related Party

Chief Executive Officer

On September 25. 2022, the Company issued a Series C convertible note to the Company’s Chief Executive Officer (“CEO”) in the principal amount of $25,000. The Series C Notes bear interest at 7.5% per annum payable at maturity with a maturity date 24 months from the date of the initial closing, or upon the occurrence and/or during the continuance of the Event of Default. Provided, however, that if the Company has filed a Registration Statement on or before the maturity date, the maturity date shall be extended to the earlier of the date on which the Registration Statement has been declared effective or 180 days from the initial filing of the Registration Statement. The notes have a voluntary conversion at any time through the maturity date at the option of the holder, at a conversion price of $7.68 per share. The notes also have a voluntary conversion at the option of the holder upon a financing event, at the lessor of 90% of the price paid by investors in the financing, or the conversion price. There is an automatic conversion upon a liquidity event, at a price per share equal to the lesser of 90% of the price in the liquidity event or the conversion price. The Company analyzed the conversion features in accordance with ASC 815 and determined the conversion feature meets the definition of a derivative and therefore requires bifurcation and will be accounted for as a derivative liability (See Note 7).

On December 23, 2023, the CEO acquired a $15,000 Series B convertible note from a non-related party investor. Pursuant to this acquisition, the CEO also acquired 1,974 underlying Series B extension warrants.

Accrued interest expense payable for the CEO’s convertible notes was approximately $12,000 as of September 30, 2025 and $10,000 as of December 31, 2024.

Chief Scientific Officer and Chairman

On June 30, 2021 the Company entered into a $20,000 convertible note (“Series B”) that bears interest at 10% which accrues over the term and is payable at the maturity date. The maturity date is December 31, 2021, with a sole option by the Company to be extended to December 31, 2022 by the issuance of warrants (“Extension Warrants”). Additionally, if the Company has filed a registration statement (a “Registration”), on or before November 1, 2022, the maturity date shall be extended to the earlier of (i) the date on which the Registration has been declared effective or (ii) 180 days from the initial filing of the Registration. Furthermore, if the Company has not filed a Registration on or before November 1, 2022, 105% of the unpaid principal and accrued interest shall be due and payable by the Company at the maturity date. The Company may prepay any outstanding amounts owing under the note, in whole or in part, at any time prior to the maturity date or conversion.

F-48

On December 31, 2021, 2,632 Extension Warrants were issued to the Chairman for the extension of the maturity date to December 31, 2022. The Extension Warrants have an exercise price based on 85% of price per share of common stock sold in the Company’s first public offering after the effective Registration. The Company used a third party to perform a valuation to estimate their fair value of $1.30 per warrant, for a total of $1,711, with factors which included a term of 2 years, volatility of 59.2% and a risk-free rate of 1.26%. Management concluded that the 2022 warrant extension did not constitute a debt extinguishment pursuant to ASC 470, as the fair value of the modification is below a significant difference.

The notes have a voluntary conversion at the option of the holder if a transaction occurs in which the Company sells shares of its capital stock pursuant to an unregistered offering (“Financing”) on or prior to the maturity date, at a conversion rate equal to the lessor of i) 80% of the share price of the Financing or ii) a price per share, applying the 80% discount, based on $8,000,000 divided by the fully diluted capitalization immediately prior to the initial closing of the Financing. The notes additionally include an automatic conversion upon a Liquidity Event. The Liquidity Event conversion price will be the lessor of i) 85% of the price per share in the Liquidity Event, or ii) a price per share, not applying the 85% discount, based on $8,000,000 divided by the fully diluted capitalization immediately prior to the initial closing of the Liquidity Event. The Company analyzed the conversion features in accordance with ASC 815 and determined the conversion feature meets the definition of a derivative and therefore requires bifurcation and will be accounted for as a derivative liability (See Note 7).

On September 25, 2022, the Company issued a Series C convertible note to the Company’s Chief Executive Officer in the principal amount of $25,000. The Series C Notes bear interest at 7.5% per annum payable at maturity with a maturity date 24 months from the date of the initial closing, or upon the occurrence and/or during the continuance of the Event of Default. Provided, however, that if the Company has filed a Registration Statement on or before the maturity date, the maturity date shall be extended to the earlier of the date on which the Registration Statement has been declared effective or 180 days from the initial filing of the Registration Statement. The notes have a voluntary conversion at any time through the maturity date at the option of the holder, at a conversion price of $7.68 per share. The notes also have a voluntary conversion at the option of the holder upon a financing event, at the lessor of 90% of the price paid by investors in the financing, or the conversion price. There is an automatic conversion upon a liquidity event, at a price per share equal to the lesser of 90% of the price in the liquidity event or the conversion price. The Company analyzed the conversion features in accordance with ASC 815 and determined the conversion feature meets the definition of a derivative and therefore requires bifurcation and will be accounted for as a derivative liability (See Note 7).

Accrued interest expense payable for the Chairman’s convertible notes was approximately $15,000 as of September 30, 2025 and $12,000 as of December 31, 2024.

Director

On July 14, 2025, the Company issued a Series D convertible note to one of the Company’s directors, in the principal amount of $37,500. The Series D Notes bear interest at 10% per annum payable at maturity with a maturity date 24 months from the date of the initial closing, or upon the occurrence of the event of a trade sale or IPO (each an “Exit Event”). Upon an Exit Event, the Series D notes will mandatorily convert to common shares at the lower of a 20% discount to the IPO price; or a fully diluted pre-money company valuation of $50 million. If there is not an Exit Event that has occurred prior to the maturity date, the Series D notes are to be converted to common shares at face value plus a 5% premium. Additionally, any accrued interest will also convert into common shares at the maximum conversion price. The maximum conversation price is equivalent to a pre-money company valuation of $50 million. The Company analyzed the conversion features in accordance with ASC 815 and determined the conversion feature meets the definition of a derivative and therefore requires bifurcation and will be accounted for as a derivative liability (See Note 7).

Accrued interest expense payable for the Chairman’s convertible notes was approximately $1,000 as of September 30, 2025.

F-49

Agreement with Valent Technologies, LLC

The Company has entered into agreements with Valent, a company substantially controlled by our Chairman and Chief Scientific Officer. In accordance with the terms of the agreements, we are conducting certain research activities at our expense in return for certain exclusive rights to Orotecan-related technologies owned by Valent. Pursuant to these agreements, the Company incurred expenses of $454,498 and $50,070 in the nine months ended September 30, 2025 and 2024, respectively.

Valent Evaluation Agreement

On January 31, 2025, we entered into an evaluation agreement with Valent. Pursuant to the agreement, we and Valent will jointly develop an evaluation program to review certain intellectual property of Valent related to EO4426, in order to determine commercial feasibility. Pursuant to the agreement, we would be responsible for funding the activities related to such evaluation in an amount not to exceed $2,500,000. Within sixty (60) days after the completion of the evaluation program, we will have the exclusive right to acquire all of the applicable technology for an aggregate of (i) $3,000,000, payable in our securities and (ii) a royalty payment on all net sales of products derived from such technologies. As of September 30, 2025, no amounts have been paid under this agreement.

Agreement with ORP Oncology Research Partners (Canada) Ltd.

The Company has entered into a Research & Services Agreement with ORP Oncology Research Partners (Canada) Ltd., (“ORP Canada”) a company substantially controlled by our Chief Executive Officer. ORP Canada is contracted to conduct certain research and development activities on our behalf in Canada. Under the terms of the agreement, ORP Canada seeks to obtain grant funding and refundable tax credits that the Company believes are of benefit to its research. Pursuant to this agreement, the Company incurred expenses of approximately $22,500 for both of the nine months ended September 30, 2025 and 2024, respectively.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Senz Evaluation Agreement

On February 11, 2020, the Company entered into an Evaluation Agreement with Senz Oncology Pty Ltd (“Senz”)., an Australian company that is the owner or licensee of certain technologies and is developing certain proprietary materials related to these technologies. The evaluation program under the Evaluation Agreement relates to the two parties to evaluate the use and performance of each of their technologies and to determine their respective interest in a potential business arrangement. Per such agreement, it can be determined at the conclusion of the evaluation program for the parties to negotiate the terms of a business arrangement which may involve either for NewGen to acquire Senz or for a licensing agreement for geographic rights to each other’s technologies.

Under the evaluation program, Senz is conducting research on the Company’s EO1001 product, the development of which falls under the Apollomics DLA (See Note 3) whereupon Apollomics is to solely bear all costs associated with the development of the licensed product candidate. The research and development services performed by Senz in the evaluation program are invoiced to the Company. The Company then invoices Apollomics for all expenditures related to the DLA, with the gross revenue and expenses being recognized on the Company’s condensed consolidated statement of operations, as the Company is considered the principal in the transaction.

Loans to Senz for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses. The prepaid amounts are expensed as the related goods are delivered or the services are performed.

Legal Claims

There are no material pending legal proceedings in which the Company or any subsidiary is a party to or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of its voting securities, or security holder is a party adverse to us or has a material interest adverse to the Company.

F-50

NOTE 10 – DERIVATIVE LIABILITY

The following is a summary of activity of Level 3 derivatives during the nine months ended September 30, 2025 and the year ended December 31, 2024:

	Nine Months Ended September 30, 2025	Year Ended December 31, 2024
Derivative liability balance at beginning of period	$1,127,590	$653,629
Additions to derivatives	155,618	462,969
Change in fair value	1,245	10,992
Balance at end of period	$1,284,453	$1,127,590

As of September 30, 2025, the fair value of the derivative liabilities of convertible notes was estimated using a bi-nominal model with the following weighted-average inputs: the price of the Company’s common stock of $2.254 per share; the conversion prices (See Note 7); risk-free interest rates of 3.60% to 3.90% based on the term to exit; and an expected volatility of the Company’s common stock of 78.1% to 82.3%.

As of December 31, 2024, the fair value of the derivative liabilities of convertible notes was estimated using a bi-nominal model with the following weighted-average inputs: the price of the Company’s common stock of $2.64 per share; the conversion prices (see Note 7); risk-free interest rates of 4.11%; and an expected volatility of the Company’s common stock of 65.7%.

NOTE 11 – STOCKHOLDERS’ EQUITY

Authorized Capital

The Company has 200,000,000 shares of common stock authorized, with a par value of $0.0001. There were 625,000 founder shares issued on September 7, 2018, at $0.0002 for proceeds of $125. On October 5, 2018, the Company issued 2,000,000 shares of the Company’s common stock to the sellers of NewGen, at $1.00 fair value per share. (See Note 4)

The Company has 50,000,000 shares of preferred stock authorized, with a par value of $0.0001. There were no shares of preferred stock issued as of September 30, 2025.

Shares Issued For Services

During the nine months ended September 30, 2025, the Company issued 92,657 shares of common stock for services and placement agents for a total of $240,727, based on a per common share fair value of $2.254 to $2.696.

Stock Options

2021 Equity Incentive Plan

In June 2021, the Company’s Board of Directors approved the Company’s 2021 Omnibus Equity Incentive Plan (the “2021 Plan”). As of September 30, 2025, there have been 605,975 stock options issued under the 2021 Plan. Due to the adoption of the 2025 Omnibus Incentive Compensation Plan (the “2025 Plan”), no new stock options will be issued under the 2021 Plan

2025 Omnibus Incentive Compensation Plan

The 2025 Plan was adopted by the Board on September 26, 2025 and was approved by our stockholders on September 30, 2025 (the “Plan Effective Date”). The 2025 Plan is the successor to the Company’s 2021 Plan, and no further awards may be made under the 2021 Plan on or after the Plan Effective Date. The 2025 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock awards, restricted stock units, dividend equivalent rights, stock appreciation rights, cash awards, and other stock-based awards.

Subject to adjustment, the number of shares reserved for issuance over the term of the 2025 Plan is limited to 1,230,506 shares. In addition, subject to adjustment, the share reserve will automatically increase on the first trading day in January of each calendar year, beginning on January 1, 2026 and ending on (and including) January 1, 2035, by an amount equal to 5% of the total number of outstanding shares of Common Stock on December 31 of the immediately prior calendar year, or such lesser amount as determined by the Board. Shares issuable under the 2025 Plan may be made available from our authorized but unissued shares or from shares that we reacquire, including shares purchased on the open market.

F-51

Stock Options

On April 1, 2025, under the 2021 Plan, the Company granted options to purchase an aggregate of 285,000 shares of the Company’s common stock with an exercise price of $3.04 per share to the Company’s Officers, members of the Board of Directors, and various consultants. One half of the options issued vest on the one-year anniversary of the grant date, with the remaining half vesting monthly in equal installments commencing May 1, 2026 such that full vesting occurs on April 1, 2028. The stock options have a term of ten years. The aggregate fair value of the options granted was $553,370, based on a fair value of $1.942 per share on the grant date.

For stock options granted on April 1, 2025, the Company recognized $184,457 in stock-based compensation expense for the nine months ended September 30, 2025. For the stock options granted in prior periods, the Company recorded stock-based compensation expense of $57,214 for the nine months ended September 30, 2024. All options granted in prior periods fully vested by September 30, 2024.

The following table summarizes the assumptions used for estimating the fair value of stock options granted on April 1, 2025:

2025
Expected volatility	89.4%
Expected term of option	6 years
Risk-free interest rate	3.91%
Dividend yield	-

Warrants

As an extension of the maturity dates of Series A and Series B convertible notes, the Company issued 44,766 warrants in relation to the Series A convertible notes and 32,227 warrants in relation to the Series B convertible notes under an extension agreement, with an expiration date of December 31, 2023. On October 30, 2023, the Company extended the 76,993 Series A and Series B extension warrants expiration date until the earlier of (i) December 31, 2025 or (ii) a Liquidation Event which is defined as an initial public offering of our common stock or a merger, or similar transaction, whereby all, or substantially all of our assets are transferred pursuant to which our stockholders receive shares of a publicly-traded company.

NOTE 12 - SUBSEQUENT EVENTS

The Company, in accordance with ASC 855, Subsequent Events, has evaluated its subsequent events from September 30, 2025, through the date these condensed consolidated financial statements were issued and has determined that there are no subsequent events requiring disclosure in these condensed consolidated financial statements other than the items noted below.

Convertible Notes

Subsequent to September 30, 2025, the Company received $330,000 in proceeds for the issuance of additional Series D convertible notes.

Shares Issued For Services

Subsequent to September 30, 2025, the Company issued 3,334 shares of common stock for services.

Apollomics Agreement

The DLA with Apollomics was terminated in December 2025 and, as such, no further revenue will be recognized from the arrangement. Apollomics is currently claiming that it is not required to settle its outstanding obligation to the Company of $647,488 as of September 30, 2025. However, at this time, the Company believes that the amount is fully collectible.

F-52

Through and including [●], 2026 (the 25th day after the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in the listing, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

EDISON ONCOLOGY HOLDING CORP.

2,827,777 Shares of Common Stock

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered, other than placement agent fees. All expenses incurred will be paid by the Company. All of the amounts shown are estimates other than the Securities and Exchange Commission, or SEC, registration fees.

To be Paid by the Registrant
SEC registration fees	$
FINRA Filing Fee	$
NYSE American Listing Fee	$
Legal fees and expenses	$
Accounting fees and expenses	$
Printing and engraving expenses	$
Transfer agent’s fees	$
Blue Sky fees and expenses	$
Miscellaneous fees and expenses	$
Total	$

Item 14. Indemnification of Directors and Officers.

Neither our Articles of Incorporation nor our Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes, as amended (“NRS”). NRS Section 78.751 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

II-1

NRS Section 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS Section 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS Section 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute or agreement, no person other than a corporation is individually liable for a debt or liability of the corporation, unless the person acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether the person acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or controlling persons of ours, pursuant to the foregoing provisions, or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Any underwriting agreement or distribution agreement that we enter into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify us, some or all of our directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

See also the undertakings set out in response to Item 17 of this Registration Statement.

Item 15. Recent Sales of Unregistered Securities.

The following information is given with regard to unregistered securities sold during the preceding three years including the dates and amounts of securities sold, the persons or class of persons to whom we sold the securities, the consideration received in connection with such sales and, if the securities were issued or sold other than for cash, the description of the transaction and the type and amount of consideration received. The descriptions contained below are a summary and qualified by the agreements, if applicable, included as Exhibits to this Registration Statement. The following securities were issued in private offerings pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, or the Securities Act and the rules promulgated thereunder.

II-2

●	In October 2018 and March 30, 2020, we issued $917,500 in principal of Series A Notes. The Series A Notes had an annual interest rate of 10.00% per annum and were convertible into shares of Common Stock at a price per share of $0.50. The Series A notes were subject to a mandatory conversion upon the us receiving gross proceeds of at least $2,000,000 from a private placement of our securities. The Series A Notes had an initial maturity date of October 5, 2020. In October 2020, the Company extended the maturity date of the Series A notes until December 31, 2020, in exchange for two percent (2%) added on the principal of each Series A Note. In exchange for the further extension of the Series A Notes until December 31, 2022, the Company issued an aggregate of 44,766 warrants to purchase Common Stock ratably amongst the Series A Note holders. In aggregate, the warrants were valued at $51,926 at issuance. On February 28, 2022, in accordance with the terms of the Series A notes the outstanding principal and accrued interest of the Series A Notes were converted into 1,219,434 shares of Common Stock and the Series A Notes were extinguished and of no further force or consequence.

●	Between December 2020 and March 2021, we issued $565,000 in principal of Series B Notes. The Series B Notes have an annual interest rate of 10.00% per annum. The Series B Notes had an initial maturity date of December 31, 2021. In December 2021, the Company extended the terms of the Series B Notes until December 31, 2022, in exchange for the issuance of an aggregate of 32,227 warrants to purchase Common Stock ratably amongst the Series B Note holders. In aggregate the warrants were valued at $41,893 at issuance. The warrants expire on December 31, 2025 and have an exercise price equal to 85% of the per share price of the following occurrences (i) the initial public offering price per share paid by investors, (ii) the price per share in any merger, reorganization or fundamental transaction, or (iii) the price per share where a third party purchases in excess of 50% of the voting securities of the Company. In December 2022, the Company extended the terms of the Series B Notes until June 30, 2023 (or such later time as this Registration Statement becomes effective), in exchange for an increase of the principal to 110% of the initial principal. Upon any financing of the Company, the Series B Note holders will be able to convert the Series B Note into shares of Common Stock at a price per share equal to the lesser of (a) 80% of the price paid in such offering, and (b) the price per share (applying such 80% calculation per the beginning of this sentence) that results when $8,000,000 is divided by the fully diluted capitalization of the Company. Further, upon a Liquidity Event (as defined in the Series B Notes, including an initial public offering as described in this Registration Statement), all outstanding principal and all accrued interest automatically converts into Common Stock at the lesser of (a) 85% of the price paid in such public offering, and (b) the price per share that results when $8,000,000 is divided by the fully diluted capitalization of the Company. Assuming, the closing of the initial public offering at a price per share of Common Stock of $9.00, which is the midpoint of the price range set forth on the cover page of this Registration Statement, the Series B Notes are convertible into an aggregate of 651,901 shares of Common Stock as of October 31, 2025 (assuming conversion price of approximately $1.416, calculated based off of $8,000,000 divided by fully diluted capitalization of Company as described in the Series B Notes).

●	Between February 2022 and March 5, 2024, we issued an aggregate of $2,495,000 in principal of Series C Notes, of which $2,295,000 in principal remain outstanding. The Series C Notes have an annual interest rate of 7.50% per annum. The Series C Notes had initial maturity dates during 2024, which were extended to the earlier of (i) the date on which a registrant statement is declared effective or (ii) 180 days from the initial filing of a registration statement. Upon (i) any financing of the Company, the Series C Note holders will be able to convert the Series C Note into shares of Common Stock at a price per share equal to the lesser of (a) 90% of the price paid in such offering or the conversion price then in effect. Additionally, upon a Liquidity Event (as defined in the Series C Notes, including an initial public offering as described in this Registration Statement), all outstanding principal and all accrued interest automatically converts into Common Stock at the lesser of (a) 90% of the price paid in such public offering, (b) 90% of the implied per share valued received by holders of Common Stock with respect to such a Liquidity Event, or (c) the conversion price then in effect. Assuming, the closing of the initial public offering at a price per share of Common Stock of $9.00, which is the midpoint of the price range set forth on the cover page of this Registration Statement, the Series C Notes are convertible into an aggregate of 378,279 shares of Common Stock as of October 31, 2025 (assuming conversion price of $7.68 as described in the Series C Notes).

●	In October 2022, pursuant to certain sales of the Series C Notes, as described in the prior bullet point, we paid compensation to Colorado Financial Services Corp. as placement agent, consisting of (i) 10% cash on proceeds received pursuant to introduced investors, 3% cash as an administrative fee on investors identified by the Company, and (ii) 34,917 common shares, which were split amongst the placement agent and its principals. The shares were valued at an aggregate of $80,238 at issuance based on a fair value of the Common Stock of $2.298 on the grant date.

II-3

●	On June 30, 2022, we issued 90,000 shares of Common Stock to consultants. The aggregate shares were valued at $212,220, based on a fair value of the Common Stock of $2.358 on the grant date.

●	On September 30, 2022, we issued a consultant 20,000 Common Stock Purchase Warrants. The warrants have a term that expires on September 30, 2027 and an exercise price of $7.68 per share. The warrants were valued at $20,061.

●	On October 31, 2022, we issued 5,000 shares of Common Stock to a consultant for services. The shares were valued at $11,490, based on a fair value of the Common Stock of $2.298 on the grant date.

●	On January 31, 2023, we issued 10,000 shares of Common Stock to consultants. The aggregate shares were valued at $22,980, based on a fair value of the Common Stock of $2.298 on the grant date.

●	Between August 30, 2024 and October 31, 2025, we issued an aggregate of $2,606,600 in principal of Series D Notes. The Series D Notes have an annual interest rate of 10.00% per annum. The Series D Note holders may voluntarily convert their Series D Notes into Common Stock at a $50 million pre-money valuation on a fully diluted basis. Additionally, upon an Exit Event (as defined in the Series D Notes, including certain fundamental transactions and an initial public offering as described in this Registration Statement), all outstanding principal and accrued interest automatically converts into Common Stock at the lesser of (i) a $50 million pre-money valuation on a fully diluted basis, (ii) 80% of the price per share paid by investors in the initial public offering, and (iii) 80% of the proposed price or implied equity value (if not cash) per share in any takeover bid. In addition, at maturity, 105% of the principal and all accrued interest of the Series D Notes will convert into shares based on a $50 million pre-money valuation on a fully diluted basis. The Series D Notes may be redeemed at any time by the Company on 10 business days’ notice by paying to the applicable Series D Note holders ratably: (i) 110% of the principal amount of each Series D Note, (ii) all accrued but unpaid interest under such Series D Notes, and (iii) any other unpaid amounts due and payable to the Series D Note holders. Assuming, the closing of the initial public offering at a price per share of Common Stock of $9.00, which is the midpoint of the price range set forth on the cover page of this Registration Statement, the Series D Notes are convertible into an aggregate of 393,732 shares of Common Stock as of October 31, 2025 (assuming conversion price of $7.20 as described in the Series D Notes).

●

On April 1, 2025, we issued certain employees and consultants options to purchase 285,000 shares of Common Stock. The options all vest (i) 50% on the one year anniversary of the grant date and (ii) 50% on a monthly basis over the subsequent two year period. The options have an exercise price of $3.04 per share and expire on the 10 year anniversary of the grant date. The options were valued at $553,370 in aggregate.

●	Subsequent to December 31, 2024, we issued 95,991 shares of Common Stock to certain service providers. The shares were fully vested on the date of issuance and valued at $244,485 in the aggregate.

Item 16. Exhibits.

See Exhibit Index beginning on page II-8 of this Registration Statement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California on December 30, 2025

Edison Oncology Holding Corp.

By:	/s/ Jeffrey Bacha
Name:	Jeffrey Bacha
Title:	Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California on December 30, 2025

Signature	Title	Date

/s/ Jeffrey Bacha	Chief Executive Officer, Director	December 30, 2025
Jeffrey Bacha	(Principal Executive Officer)

*	Chief Financial Officer	December 30, 2025
Anthony Scott Praill	(Principal Financial and Accounting Officer

*	Chief Medical Officer	December 30, 2025
Neil Sankar

*	Chief Operating Officer	December 30, 2025
Richard Daniels

*	Chief Scientific Officer, Director	December 30, 2025
Dennis Brown

*	Director	December 30, 2025
John Bell

*By:	/s/ Jeffrey Bacha
Jeffrey Bacha
Attorney-in-Fact

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INDEX TO EXHIBITS

Exhibit Number	Description of document
1.01 @	Underwriting Agreement
2.01 *&	Agreement and Plan of Merger between Edison Oncology Holding Corp., Edison Oncology Acquisition Corp., and NewGen Therapeutics, dated October 5, 2018
2.02 *&	Business Combination Agreement between Vincero Capital Corp. and Newgen Therapeutics, Inc. dated August 28, 2020
3.01(i) *	Amended and Restated Articles of Incorporation dated August 16, 2018
3.02(ii) *	Amended and Restated Bylaws adopted on June 29, 2023
4.01 *	Form of Series A Convertible Note
4.02 *	Form of Series B Convertible Note
4.03 *	Form of Series C Convertible Note
4.04 *	Form of Series A Extension Warrant issued to Series A Note Holders
4.05 *	Form of Series B Extension Warrant issued to Series B Note Holders
4.06 *	Form of Common Stock Warrant issued to Gerald Amato for consulting services dated April 4, 2020
4.07 *	Form of Common Stock Warrant issued to Gerald Amato for consulting services dated April 30, 2021
4.08 *	Form of Common Stock Warrant issued to Gerald Amato for consulting services dated September 30, 2022
4.09 *	Form of Series D Convertible Note
4.10 *	Amended and Restated 2021 Omnibus Equity Incentive Plan
4.11 *	Form of legacy stock option grants issued to employees and consultants prior to June 29, 2023
4.12 *	Form of Stock Option Grant under the Amended and Restated 2021 Omnibus Equity Incentive Plan
4.13 *	Form of Restricted Stock Unit under the Amended and Restated 2021 Omnibus Equity Incentive Plan
4.14 *+	Form of Edison Oncology Holding Corp. 2025 Omnibus Incentive Compensation Plan
4.15 *+	Form of Stock Option Agreement under the 2025 Omnibus Incentive Compensation Plan
4.16 *+	Form of Restricted Stock Unit Issuance Agreement under the 2025 Omnibus Incentive Compensation Plan
4.17 *+	Form of Restricted Stock Grant Agreement under the 2025 Omnibus Incentive Compensation Plan
5.01 @	Opinion of Silvestre Law Group, P.C.
10.01 *	Form of Series A Note Purchase Agreement
10.02 *	Form of Series C Note Purchase Agreement
10.03 *+	Form of Consulting Agreement with Jeffrey Bacha, dated September 1, 2018
10.04 *+	Form of Consulting Agreement with SwanBio LLC (Neil Sankar), dated November 1, 2018
10.05 *+	Form of Consulting Agreement with CoValence, Inc. (Dennis Brown) dated January 1, 2020
10.06 *+	Form of Consulting Agreement with John Bell, dated October 1, 2021
10.07 *	Form of Standard Consulting Agreement
10.08 *#&	Form of License Agreement between Edison Oncology Holding Corporation and Apollomics Inc. dated January 31, 2021
10.09 *&	Form of Right of First Negotiation / Refusal Agreement between Valent Technologies LLC and Edison Oncology Holding Corp. dated December 27, 2018
10.10 *	Form of Extension of Right of First Negotiation / Refusal Agreement between Valent Technologies LLC and Edison Oncology Holding Corp. dated April 1, 2020
10.11 *	Form of Edison’s Standard Mutual Confidentiality Agreement
10.12 *+	Form of Consulting Agreement with Anthony Scott Praill dated February 1, 2025
10.13 *&	Form of Evaluation Agreement between Valent Technologies LLC and Edison Oncology Holding Corp dated January 31, 2025
10.14 *#	Form of Amendment to License Agreement between Edison Oncology Holding Corp. and Apollomics Inc. dated August 2023
10.15 *	Form of Series D Convertible Note Subscription Agreement
10.16 *&	Form of Evaluation Agreement with Senz Oncology Pty Ltd.
10.17 *	Form of Research and Services Agreement with ORP Oncology Research Partners
10.18 *+	Form of Consulting Agreement with Prime 8 Group, LLC (Richard Daniels), dated April 10, 2025
10.19 *#&	Form of License, Transfer, and Development Agreement between NewGen Therapeutics, Inc. and KanionUSA Inc. dated October 19, 2011
10.20 *#	Memorandum of Understanding between Edison Oncology Holding Corp. and Jiangsu Kanion Pharmaceutical Co., Ltd dated April 21, 2019
10.21 *#	Manufacturing Agreement between STA Pharmaceutical Hong Kong Limited and Edison Oncology Holding Corp. dated May 22, 2022
10.22 *#	Services Agreement with STA Pharmaceutical Hong Kong Limited and Edison Oncology Holding Corp. dated December 26, 2022
14.01 *	Code of Ethics and Business Conduct
19.01 **	Form of Insider Trading Policy of Edison Oncology Holding Corp. to be adopted immediately prior to initial public offering
21.01 *	List of Subsidiaries
23.01 **	Consent of Independent Auditor
23.02 @	Consent of Silvestre Law Group, P.C. (Included in Exhibit 5.01)
24.01 *	Power of Attorney
107 *	Filing Fee Table

* Previously filed.

** Filed herewith.

+ Indicates management contract or compensatory plan.

@ To be added by Amendment.

# Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

& Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

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